                                  SCHEDULE 14C
                                 (RULE 14C-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                               (AMENDMENT NO. __)



     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Information Statement       [ ] Confidential, for Use of
                                                     the Commission Only (as
                                                     permitted by Rule
                                                     14c-5(d)(2))

     [X] Definitive Information Statement


                                ROSS TECHNOLOGY, INC.
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                (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Information Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
     [ ] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:
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     (5) Total fee paid:
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     [X] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
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     (2) Form, Schedule or Registration Statement No.:
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     (3) Filing Party:
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     (4) Date Filed:
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

                                  [ROSS LOGO]
                         TWO CIELO CENTER, THIRD FLOOR
                      1250 CAPITAL OF TEXAS HIGHWAY, SOUTH
                              AUSTIN, TEXAS 78746


                                                               November 23, 1998


Dear Stockholders:

     The attached Information Statement is being furnished to stockholders of ROSS Technology, Inc., a Delaware corporation (the "Company"), in connection with proposals to (i) sell the assets (the "Sale of Assets") related to the Company's manufacturing, sale, distribution and customer service (but not the design) business for the 32-bit hyperSPARC(TM) families of microprocessors and the hyperSTATION(TM) and SPARCplug(TM) families of 32-bit systems and products to BridgePoint Technical Manufacturing Corporation, a newly formed Texas corporation (the "Buyer"), pursuant to the Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of July 23, 1998, between the Company and the Buyer and (ii) approve the Plan of Complete Liquidation and Dissolution (the "Plan") of the Company. The Asset Purchase Agreement is attached to the Information Statement as Annex A and the Plan is attached as Annex B. The Sale of Assets, the Asset Purchase Agreement and the Plan have been approved by the Board of Directors of the Company, the holder of a majority of the outstanding shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Company entitled to vote and the holder of all of the outstanding shares of Series B Convertible Preferred Stock, $.001 par value per share (the "Preferred Stock"), of the Company.

     The attached Information Statement is being provided to you pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended. The Information Statement contains a more detailed description of the Asset Purchase Agreement, the Sale of Assets and the Plan. I encourage you to read the Information Statement, including Annex A and Annex B, thoroughly.

     In accordance with the Delaware General Corporation Law, the Company's Restated Certificate of Incorporation and the Certificate of Designation for the Preferred Stock, Fujitsu Limited, a Japanese corporation, as holder of a majority of the outstanding shares of Common Stock entitled to vote and holder of all of the outstanding shares of Preferred Stock, has executed a written consent approving the Asset Purchase Agreement, the Sale of Assets and the Plan. ACCORDINGLY, STOCKHOLDERS OF THE COMPANY ARE NOT BEING ASKED FOR, AND ARE REQUESTED NOT TO SEND, PROXIES TO VOTE THEIR SHARES WITH RESPECT TO THE ASSET PURCHASE AGREEMENT, THE SALE OF ASSETS OR THE PLAN. FOR THAT REASON, NO PROXY CARD HAS BEEN ENCLOSED FOR STOCKHOLDERS. NO MEETING OF STOCKHOLDERS WILL BE HELD TO CONSIDER APPROVAL OF THE ASSET PURCHASE AGREEMENT, THE SALE OF ASSETS OR THE PLAN. The Sale of Assets will not be consummated, and the Plan will not become effective, until at least twenty days after the mailing of this Information Statement.

                                                   Sincerely,

                                                      /s/ FRED T. MAY
                                                        Fred T. May
                                                   Chairman of the Board

                                                          Mailed to Stockholders

                                                   on or about November 23, 1998


                             ROSS TECHNOLOGY, INC.
                         TWO CIELO CENTER, THIRD FLOOR
                      1250 CAPITAL OF TEXAS HIGHWAY, SOUTH
                              AUSTIN, TEXAS 78746
                            ------------------------

                             INFORMATION STATEMENT
                            ------------------------

                                  INTRODUCTION

    This Information Statement is being furnished to holders of the outstanding shares of Common Stock, par value $.001 per share (the "Common Stock"), and to the holder of all of the outstanding shares of Series B Convertible Preferred Stock, par value $.001 per share (the "Preferred Stock"), of ROSS Technology, Inc., a Delaware corporation (the "Company"), in connection with the written consent of Fujitsu Limited, a Japanese corporation ("Fujitsu"), the holder of a majority of the outstanding shares of the Common Stock and the holder of all of the outstanding shares of the Preferred Stock, to (i) the sale of assets (the "Sale of Assets") related to the Company's manufacturing, sale, distribution and customer service (but not the design) business for the 32-bit hyperSPARC(TM) families of microprocessors and the hyperSTATION(TM) and SPARCplug(TM) families of 32-bit systems and products (the "Business") to BridgePoint Technical Manufacturing Corporation, a newly formed Texas corporation ("Buyer"), in which Joe D. Jones (currently Vice President of Operations of the Company) is Chief Executive Officer, President and currently sole stockholder (it is anticipated that Mr. Jones will own approximately 15% of Buyer's common stock at such time as the Sale of Assets is consummated, with incentives to ultimately own approximately 22%), pursuant to the Asset Purchase Agreement, dated as of July 23, 1998, between the Company and Buyer (the "Asset Purchase Agreement") and
(ii) the dissolution and liquidation of the Company pursuant to a Plan of Complete Liquidation and Dissolution (the "Plan"), as more fully described in this Information Statement. Copies of the Asset Purchase Agreement and the Plan are attached hereto as Annex A and Annex B, respectively. To the best of the Company's knowledge, other than Mr. Jones, no officer, director or holder of at least five percent (5%) of the Company's Common Stock or Preferred Stock has a financial interest in the Sale of Assets. This Information Statement also provides certain information regarding transactions between the Company and Fujitsu.

    The purchase price (the "Purchase Price") payable by the Buyer for the Sale of Assets is $5.66 million, which includes $250,000 to be deposited by the Buyer in an escrow account for an indemnification holdback amount to cover possible indemnification claims from Buyer pursuant to the Asset Purchase Agreement and, if applicable, an amount to be determined at or prior to the closing to be deposited by the Buyer in an escrow account for a tax holdback amount, to cover possible tax obligations to the Texas comptroller of public accounts. All sales taxes (other than sales taxes arising from the Sale of Assets), ad valorem taxes, utility charges, insurance premiums, rent, lease payments, payroll and employee benefits, and normal operating expenses (including the payment of reasonable trade payables for inventory or services received or first ordered after June 29, 1998 and that are paid in the ordinary course of business, but excluding principal, interest payments and other expenses on debt and general and administrative expenses of the Company) and other expenses reasonably allocable to the Business if the Business were to be accounted for as a separate operating division of the Company, in each case incurred in the Business, shall be prorated between Buyer and the Company as of June 29, 1998. Such proration shall be settled between Buyer and the Company as a net adjustment to the Purchase Price on the closing date of the Sale of Assets (the "Closing Date"). The Company will also pay $1.72 million to the Buyer on the Closing Date in consideration for the assumption by Buyer of certain warranty repair liabilities of the Company. See "The Asset Purchase Agreement."
                            ------------------------

                     WE ARE NOT ASKING YOU FOR A PROXY AND
                   YOU ARE REQUESTED NOT TO SEND US A PROXY.
                            ------------------------

  THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY
                                  IS UNLAWFUL.

     Pursuant to the Plan, the Company will be liquidated by (i) the sale (or sales) of substantially all of its remaining assets and, (ii) after payment of all the claims, obligations and expenses owing to the Company's creditors, by cash and in-kind distributions (if any) to the holder of the Preferred Stock (up to the $50.0 million aggregate liquidation preference of the Preferred Stock), with the remainder (if any) to holders of the Common Stock on a pro rata basis, and, if deemed necessary, appropriate or desirable by the Board of Directors, by distributions of its assets and funds from time to time to one or more liquidating trusts established for the benefit of stockholders (subject to the claims of creditors), or by a final distribution of its then remaining assets to a liquidating trust established for the benefit of stockholders (subject to the claims of creditors). BASED ON THE ANTICIPATED VALUE OF THE COMPANY'S ASSETS AND THE AMOUNTS OWED TO CREDITORS OF THE COMPANY, THE COMPANY DOES NOT BELIEVE IT WILL HAVE ANY FUNDS OR ASSETS REMAINING TO MAKE DISTRIBUTIONS TO EITHER PREFERRED OR COMMON STOCKHOLDERS. THEREFORE, IT IS HIGHLY UNLIKELY THAT ANY DISTRIBUTIONS WILL BE MADE TO STOCKHOLDERS.

     Should the Board of Directors determine that one or more liquidating trusts are necessary, appropriate or desirable, approval of the Plan constitutes stockholder approval of the appointment by the Board of Directors of one or more trustees to any such liquidating trusts and the execution of liquidating trust agreements with the trustees on such terms and conditions as the Board of Directors, in its absolute discretion, shall determine. See "The Plan of Complete Liquidation and Dissolution" for a more detailed description of the Plan. See also "Contingent Liabilities; Contingency Reserve; Liquidating Trust" for further information relating to circumstances when the establishment of a liquidating trust might be necessary, appropriate or desirable.

     If the Sale of Assets pursuant to the Asset Purchase Agreement is not consummated for any reason, approval of the Plan will also constitute approval of the sale of such assets by the Company on such terms and conditions as the Board of Directors in its absolute discretion may determine. Further, the approval of the Plan will constitute approval of the sale of all remaining assets of the Company on such terms and conditions as the Board of Directors in its absolute discretion may determine. THE COMPANY INTENDS TO PROCEED WITH LIQUIDATION AND DISSOLUTION REGARDLESS OF WHETHER THE SALE OF ASSETS IS CONSUMMATED.

     In conformance with the Delaware General Corporation Law ("DGCL"), the Company's Restated Certificate of Incorporation and the Certificate of Designation for the Preferred Stock (the "Certificate of Designation"), the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and the outstanding shares of Preferred Stock, each voting separately as a class, is required to approve the Asset Purchase Agreement, the Sale of Assets and the Plan. In accordance with the DGCL, Fujitsu, as holder of a majority of the outstanding shares of Common Stock and holder of all outstanding shares of Preferred Stock of the Company, has executed a written consent approving the Asset Purchase Agreement, the Sale of Assets and the Plan. ACCORDINGLY, THE COMPANY IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. FOR THAT REASON, NO PROXY CARD HAS BEEN ENCLOSED AND NO MEETING OF STOCKHOLDERS WILL BE HELD TO CONSIDER APPROVAL OF THE ASSET PURCHASE AGREEMENT, THE SALE OF ASSETS AND THE PLAN. The Sale of Assets will not be consummated, and the Plan will not become effective, until at least twenty days after the mailing of this Information Statement.


     THIS INFORMATION STATEMENT IS FURNISHED BY THE COMPANY FOR INFORMATION PURPOSES ONLY. This Information Statement is first being mailed on or about November 23, 1998 to holders of record of Common Stock and Preferred Stock as of the close of business on July 28, 1998 (the "Record Date"). As of the Record Date, 23,476,965 shares of Common Stock and 500,000 shares of Preferred Stock were outstanding.


     The stockholders of the Company will retain their equity interest in the Company following the consummation of the Sale of Assets. After the Sale of Assets, the Company intends to dissolve and liquidate and pay out the net proceeds of the Sale of Assets, the net proceeds of any other assets sales and any other funds or assets remaining in the Company, to satisfy the Company's obligations to its creditors, then if any funds or assets are remaining, to the holder of the Preferred Stock, to the extent of the $50.0 million aggregate liquidation preference of the Preferred Stock, and then to the holders of the Common Stock, on a pro rata basis, pursuant to the Plan. THE COMPANY DOES NOT BELIEVE IT WILL HAVE ANY FUNDS OR ASSETS REMAINING TO MAKE DISTRIBUTIONS TO EITHER PREFERRED OR COMMON STOCKHOLDERS. THEREFORE, ANY DISCUSSIONS REGARDING A DISTRIBUTION TO STOCKHOLDERS ARE THEORETICAL, AND DISTRIBUTIONS TO STOCKHOLDERS ARE HIGHLY UNLIKELY.

     THE SALE OF ASSETS IS CONDITIONED UPON, AMONG OTHER THINGS, THE RECEIPT OF FINANCING BY THE BUYER, THE SECURING OF ANY NECESSARY GOVERNMENTAL APPROVALS AND CONSENTS AND THE CONSENTS OF CERTAIN PARTIES TO AGREEMENTS WITH THE COMPANY. THERE CAN BE NO ASSURANCE THAT THE CONDITIONS TO THE SALE OF ASSETS WILL BE SATISFIED OR WAIVED AND THAT THE SALE OF ASSETS WILL BE CONSUMMATED. SEE "THE ASSET PURCHASE AGREEMENT -- CONDITIONS."


     THE INFORMATION CONTAINED HEREIN REGARDING FUJITSU AND THE BUYER, INCLUDING UNDER "SUMMARY -- THE SALE OF ASSETS -- THE PARTIES," "CERTAIN INFORMATION CONCERNING FUJITSU" AND "CERTAIN INFORMATION CONCERNING BUYER" HAS BEEN SUPPLIED BY FUJITSU AND THE BUYER, RESPECTIVELY. NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS INFORMATION STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON.


                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities at the SEC's office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at the SEC's Regional Office at Seven World Trade Center, Suite 1300, New York, New York 10048 and at the SEC's Regional Office at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information concerning the Company can also be inspected and copied at the offices of The National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. Such material may also be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Introduction................................................    1
Available Information.......................................    3
Summary.....................................................    5
The Stockholder Consent to the Sale of Assets and the
  Plan......................................................    9
Special Factors.............................................    9
The Sale of Assets..........................................   29
The Asset Purchase Agreement................................   37
The Plan of Complete Liquidation and Dissolution............   44
Unaudited Pro Forma Condensed Consolidated Balance Sheet....   51
Certain Federal Income Tax Consequences.....................   53
Business....................................................   56
Selected Consolidated Financial Data........................   66
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   68
Security Ownership of Certain Beneficial Owners and
  Management................................................   76
Certain Additional Information Concerning the Company.......   77
Certain Information Concerning Fujitsu......................   77
Certain Information Concerning Buyer........................   78
Market Price Data...........................................   79
Absence of Appraisal Rights.................................   79
Fees and Expenses...........................................   80
Miscellaneous...............................................   81
Index to Financial Statements and Schedule..................  F-1
Annex A -- Asset Purchase Agreement
Annex B -- Plan of Complete Liquidation and Dissolution
Schedule I -- Directors and Executive Officers of the
  Company
Schedule II -- Directors and Executive Officers of Fujitsu
Schedule III -- Directors and Executive Officers of the
  Buyer

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Information Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in this Information Statement and Annex A and Annex B attached hereto. References in this Information Statement to the "Company" shall be deemed to refer to the Company together with its subsidiary. Unless otherwise defined herein, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Information Statement or in the Annexes attached hereto. Stockholders are urged to read this Information Statement and the Annexes hereto in their entirety.

                           THE STOCKHOLDER CONSENT TO
                        THE SALE OF ASSETS AND THE PLAN


Consent Required and
Received...................  Pursuant to Sections 271 and 275 of the DGCL, the
                             Company's Restated Certificate of Incorporation and the Certificate of Designation, the written consent of the holders of a majority of the shares of Common Stock and Preferred Stock outstanding and entitled to vote, each voting separately as a class, is required to approve the Sale of Assets, the Asset Purchase Agreement and the Plan. Fujitsu holds approximately 60.0% of the outstanding Common Stock and 100% of the outstanding Preferred Stock and has consented in writing to the Sale of Assets, the Asset Purchase Agreement and the Plan, which consent satisfies the requirements of Sections 271 and 275. See "The Stockholder Consent to the Sale of Assets and the Plan."


                               THE SALE OF ASSETS

The Parties................  The Company was originally incorporated in Texas in
                             August 1988 and is a majority-owned subsidiary of Fujitsu. The Company designs, manufactures and markets high-performance microprocessors and associated semiconductor products and system boards, workstations and servers based upon the SPARC(TM) architecture, a reduced instruction set computing ("RISC") architecture. The principal executive offices of the Company are located at Two Cielo Center, Third Floor, 1250 Capital of Texas Highway, South, Austin, Texas 78746, and its telephone number is (512) 329-2499.

                             The Buyer is a newly formed Texas corporation which has been formed for the purpose of acquiring the assets of the Business pursuant to the Asset Purchase Agreement and operating the Business. Joe
                             D. Jones (currently Vice President of Operations of the Company) is Chief Executive Officer, President and currently sole stockholder of the Buyer (it is anticipated that Mr. Jones will own approximately 20% of Buyer's common stock (determined assuming full exercise of all outstanding warrants to purchase common stock and conversion of all securities convertible into common stock), with incentives to ultimately own approximately 23% of Buyer's common stock through options issued under Buyer's stock plan (determined assuming full exercise of all outstanding warrants to purchase common stock, conversion of all securities convertible into common stock and issuance of all shares reserved for issuance pursuant to Buyer's stock plan), and approximately 0.75% of Buyer's Series A Preferred Stock, at such time as the Sale of Assets is consummated). The principal executive offices of the Buyer are located at 4007 Commercial Center Drive, Austin, Texas 78744, and its telephone number is (512) 434-4726. See "Certain Information Concerning the Buyer."

Assets to Be Sold..........  Pursuant to the Asset Purchase Agreement, the
                             Company has agreed to sell to the Buyer
                             substantially all of its assets used in the Business. See "The Asset Purchase
                             Agreement -- Assets to Be Sold."

Purchase Price.............  The purchase price to be paid by the Buyer pursuant to the Asset Purchase Agreement is $5.66 million in cash, which includes $250,000 that will be deposited by the Buyer in an escrow account for an indemnification holdback amount and, if applicable, an amount to be determined at or prior to the Closing to be deposited by the Buyer in an escrow account for a tax holdback amount, plus the assumption by the Buyer of certain liabilities, all as more fully described in this Information Statement. There will be a net purchase price adjustment for the proration of certain operating expenses (including reasonable trade payables for inventory or services received or first ordered as part of the Business after June 29, 1998 and that are paid in the ordinary course of business, but excluding taxes associated with the Sale of Assets, debt obligations and general and administrative expenses) reasonably allocable to the Business as of June 29, 1998 through the Closing Date. In addition, the Company will pay $1.72 million to the Buyer for the assumption of certain warranty repair liabilities of the Company. See "The Asset Purchase Agreement -- Purchase Price" and "-- Assumed Liabilities."

Closing of the Sale of
Assets.....................  The consummation of the Sale of Assets (the
                             "Closing") will occur on such date as the parties may agree following the satisfaction or waiver of the conditions contained in the Asset Purchase Agreement. See "The Asset Purchase
                             Agreement -- Conditions." The parties currently anticipate that, subject to satisfaction or waiver of such conditions, the Closing will occur twenty days after the mailing of this Information Statement or as soon thereafter as practicable.

Approval by the Board of
  Directors................  The Board of Directors believes that the Sale of
                             Assets is in the best interests of the Company, its creditors and stockholders and is fair to the Company's unaffiliated stockholders and has approved the Sale of Assets and the Asset Purchase Agreement. The Board of Directors' approval of the Sale of Assets and the Asset Purchase Agreement is based upon a number of factors described in this Information Statement. See "The Sale of
                             Assets -- Approval of the Board of Directors and Reasons for the Sale of Assets; Recommendation of the Ad Hoc Committee; Fairness of the Sale of Assets."

Use of Proceeds;
Liquidation and
  Dissolution..............  Of the approximately $5.66 million in total purchase price from the Sale of Assets, $250,000 will be deposited by Buyer into an escrow account for an indemnification holdback amount; if applicable, an amount to be determined at or prior to Closing will be deposited by Buyer into an escrow account for a tax holdback amount; $1.72 million will be paid by the Company to the Buyer for the assumption of certain warranty repair liabilities of the Company that the Buyer agrees to assume completely in exchange for the $1.72 million payment; and approximately $150,000 will be used to pay expenses incurred in connection with the Sale of Assets. The Company expects to use the remainder of the proceeds from the Sale of Assets and asset sales made pursuant to the Plan or otherwise to pay its obligations to its creditors and to pay expenses incurred in connection with liquidation and dissolution, and if any funds or assets are remaining, to make distributions with respect to the Preferred Stock (up to its $50.0 million aggregate liquidation preference) and thereafter pro rata to its holders of Common Stock. THE COMPANY DOES NOT BELIEVE THERE WILL BE ANY ASSETS OR FUNDS AVAILABLE FOR DISTRIBUTION TO PREFERRED OR COMMON STOCKHOLDERS. See "The Sale of Assets -- Use of Proceeds; Liquidation and Dissolution."

Certain Tax Consequences...  The Sale of Assets will be a taxable transaction to the Company for United States Federal income tax purposes and the Company will recognize gain or loss on the Sales of Assets pursuant to the Asset Purchase Agreement. It is anticipated that there will not be any material tax payable at the corporate level because of net operating losses incurred by the Company. See "Certain Federal Income Tax Consequences."

Conditions to the Sale of
Assets.....................  The obligations of the Company and the Buyer to consummate the Sale of Assets are subject to approval by the Company's preferred and common stockholders, as well as the satisfaction or waiver of certain other conditions customary to a transaction of this nature, including, among others, (i) obtaining any necessary governmental approvals, (ii) the absence of orders of any court or governmental entity that enjoin, restrain or prohibit the Asset Purchase Agreement or the consummation of the Sale of Assets, (iii) the consummation of the Sale of Assets must not be illegal, (iv) the representations and warranties of the Company and Buyer must be true and correct, (v) the Company and the Buyer shall have performed all of their respective obligations under the Asset Purchase Agreement, (vi) no material adverse effect shall have occurred, (vii) the receipt of consents to the Sale of Assets of certain third parties who have agreements with the Company, (viii) the Buyer shall have entered into a silicon wafer and cell license rights agreement with Fujitsu, (ix) the Buyer shall have entered into an intellectual property license agreement with the Company and Fujitsu, and (x) the Buyer shall have obtained debt and equity financing of at least $9.0 million, as well as other conditions. See "The Asset Purchase Agreement -- Conditions."

Termination................  The Asset Purchase Agreement may be terminated in certain circumstances, including the following: (i) by mutual consent of the Company and the Buyer;
                             (ii) by either the Company or the Buyer if there is a breach by the other party of any representation, warranty, covenant or other agreement, a court or governmental order, decree or ruling that restrains, enjoins or otherwise prohibits the transaction, the closing does not occur by the later of August 15, 1998 or fifteen (15) days after receipt of any required consent of a governmental entity or after the date the Company is first permitted under Applicable Law to act upon the stockholder consent necessary to consummate the Sale of Assets; (iii) by the Buyer, in the event of more than $500,000 of damage to any of the Acquired Assets; and (iv) if the Company enters into a binding agreement for the acquisition, merger or combination of the Company as a whole or the sale of the Company's assets as a whole. If the Asset Purchase Agreement is terminated under the circumstance described in clause (iv), the Buyer will be entitled to receive reimbursement of its reasonable and documented costs and expenses up to $100,000. See "The Asset Purchase
                             Agreement -- Termination."

Interests of Certain
Persons in the Sale of
  Assets...................  Joe D. Jones (currently Vice President of
                             Operations of the Company) is Chief Executive Officer, President and currently sole stockholder of the Buyer (it is anticipated that Mr. Jones will own approximately 20% of Buyer's common stock (determined assuming full exercise of all outstanding warrants to purchase common stock and conversion of all securities convertible into common stock), with incentives to ultimately own approximately 23% of Buyer's common stock through options issued under Buyer's stock plan (determined assuming full exercise of all outstanding warrants to purchase common stock, conversion of all securities convertible into common stock and issuance of all shares reserved for issuance pursuant to Buyer's stock plan), and approximately 0.75% of Buyer's Series A Preferred Stock, at such time as the Sale of Assets is consummated). To the best of the Company's knowledge, other than Mr. Jones, no officer, director or holder of at least five percent (5%) of the Company's Common Stock or Preferred Stock has a financial interest in the Sale of Assets. See "The Sale of Assets -- Interests of Certain Persons in the Sale of Assets."

No Appraisal Rights........  Under the DGCL, the holders of shares of the Common
                             Stock and Preferred Stock will not be entitled to appraisal rights in connection with the Asset Purchase Agreement or the Sale of Assets.

                                    THE PLAN

Approval by the Board of
  Directors................  The Board of Directors believes that the liquidation and dissolution of the Company in accordance with the Plan (whether or not the Sale of Assets is consummated) are in the best interests of the Company, its creditors and stockholders and has approved the Plan. Regardless of whether the Sale of Assets is consummated, the Plan represents, in the Board's opinion, the most prudent way for the Company to discharge its known liabilities, to provide for contingent and unknown liabilities and to limit its exposure as a result of future business activities. Among other things, the Plan gives the Board of Directors the authority to sell all or substantially all of the assets of the Company (including the assets to be sold pursuant to the Asset Purchase Agreement, in the event that the Sale of Assets is not consummated for any reason). The Board of Directors' approval of the Plan is based upon a number of factors described in this Information Statement. See "The Plan of Complete Liquidation and Dissolution -- Approval of the Board of Directors and Reasons for Adopting the Plan."

Certain Tax Consequences...  As with the Sale of Assets, the Company will recognize gain or loss for United States federal income tax purposes on the sales of its assets pursuant to the Plan. After the approval of the Plan and until the liquidation is completed, the Company will continue to be subject to income tax on its taxable income. Upon distributions, if any, of property to stockholders pursuant to the Plan, the Company will recognize gain or loss as if such property was sold to the stockholders at its fair market value, unless certain exceptions to the recognition of gain or loss apply. It is anticipated that there will not be any material tax payable at the corporate level because of net operating losses incurred by the Company. As a result of the liquidation of the Company, stockholders will recognize gain or loss equal to the difference between the sum of the amount of cash distributed to them and the fair market value (at the time of distribution) of property distributed to them and their tax basis for their shares of the Common Stock or Preferred Stock. THE COMPANY DOES NOT BELIEVE THAT THERE WILL BE ANY FUNDS OR ASSETS AVAILABLE FOR DISTRIBUTION TO PREFERRED OR COMMON STOCKHOLDERS. See "Certain Federal Income Tax Consequences."

No Appraisal Rights........  Under the DGCL, the holders of shares of the Common
                             Stock and Preferred Stock will not be entitled to appraisal rights in connection with the Plan.

           THE STOCKHOLDER CONSENT TO THE SALE OF ASSETS AND THE PLAN

     Section 271 of the Delaware General Corporation Law ("DGCL") permits a Delaware corporation to sell all or substantially all of its assets if the sale is approved by stockholders holding a majority of the shares entitled to vote thereon. In addition, Section 275 of the DGCL permits a Delaware corporation to dissolve if the dissolution is approved by stockholders holding a majority of the shares entitled to vote thereon. Pursuant to the Company's Restated Certificate of Incorporation and the Certificate of Designation, holders of the Common Stock and Preferred Stock are entitled to separate votes on the above matters. Fujitsu owns approximately 60.0% of the outstanding Common Stock and 100% of the outstanding Preferred Stock and, on July 28, 1998, Fujitsu executed and delivered to the Company its written consent to the Sale of Assets, the Asset Purchase Agreement and the Plan. The written consent executed and delivered by Fujitsu satisfies the stockholder approval requirements of Sections 271 and 275 of the DGCL. Accordingly, no vote of any other stockholder is necessary and stockholder votes are not being solicited.

     Subject to the terms and conditions of the Asset Purchase Agreement, it is contemplated that the Sale of Assets will be consummated not earlier than twenty
(20) days after the mailing of this Information Statement and following satisfaction or waiver of the conditions contained in the Asset Purchase Agreement. See "The Asset Purchase Agreement -- Conditions." The Plan will become effective not earlier than twenty (20) days after the mailing of this Information Statement. Once the Plan is effective, the Company shall undertake the actions contemplated by the Plan, including selling all or substantially all of the Company's other remaining assets, at such times as the Board of Directors, in its absolute discretion, deems necessary, appropriate or advisable. If the Sale of Assets pursuant to the Asset Purchase Agreement is not consummated for any reason, approval of the Plan will also constitute approval of the sale of such assets by the Company on such terms and conditions as the Board of Directors in its absolute discretion may determine.


     This Information Statement is first being mailed to stockholders on or about November 23, 1998.


                                SPECIAL FACTORS

GENERAL BACKGROUND

     Over the last three years, the Company's revenues have decreased from $100.8 million in the fiscal year ended April 1, 1996 ("Fiscal 1996") to $83.1 million in the fiscal year ended March 31, 1997 ("Fiscal 1997") and $42.1 million in the fiscal year ended March 30, 1998 ("Fiscal 1998"). The reduction in sales primarily reflected the migration of the Company's primary customers away from the Company's 32-bit products to its competitors' 64-bit products. As a result, despite the Company's cost-reduction efforts and its successful negotiation of a $34.5 million development agreement with Fujitsu, the Company incurred net losses of $86.7 million and $38.3 million in Fiscal 1997 and Fiscal 1998, respectively. The continued reduction in the level of sales resulted in a continued increase in the per unit manufacturing overhead associated with parts and products assembled by the Company, keeping the Company's gross profit below expectations. Due to the Company's continued financial deterioration and its inability to provide cash flow from operations, in Fiscal 1998 the Company recorded an $11.2 million charge for the write-down of certain fixed assets as circumstances indicated that the carrying amount of such assets might not be recoverable.

     The aggregate losses incurred by the Company were primarily funded by bank loans guaranteed by Fujitsu. On September 30, 1997, the Company and Fujitsu concluded a recapitalization transaction whereby the Company issued 500,000 shares of Preferred Stock to Fujitsu in return for a payment of $50.0 million to the Company, which the Company then used to make a partial prepayment of its outstanding indebtedness to The Dai-Ichi Kangyo Bank, Ltd. ("DKB") and in satisfaction of its reimbursement obligations to Fujitsu under certain loan guaranties provided by Fujitsu to DKB. Furthermore, Fujitsu provided a guaranty for a new $20.0 million line of credit from DKB, which was originally scheduled to expire on March 31, 1998. The credit facility and the guaranty have been extended to November 30 and December 31, 1998, respectively. The total amount available under the credit facility had been borrowed by the Company as of June 15, 1998. There is no assurance that Fujitsu will agree to extend or renew the guaranty on its existing terms or otherwise. In the absence of a renewal or extension of the guaranty, the Company will default on the repayment of its indebtedness to DKB as the Company does not have the capability to repay this debt.

     In early 1998, in an attempt to bolster the Company's deteriorating financial position and take advantage of excess capacity in the Company's manufacturing operations, management of the Company directed members of the Company's operations team, including Mr. Jones, to investigate the possibility of using the Company's manufacturing facility as an outsource manufacturer or testing facility for third parties. However, potential customers were unwilling to utilize the Company's capabilities. Potential customers indicated that they perceived the Company as failing and unable to maintain relationships for the length of time necessary to make such relationships commercially feasible. Potential customers also indicated that they were reluctant to disclose their confidential intellectual property (a necessary part of any manufacturing or testing operation) to a competitor.

     Although the Company believed that it could potentially realize significant revenues from the Company's 64-bit Viper microprocessor under development if it could successfully complete that development project, the Company did not believe that the development project could be completed, if at all, until at the earliest the end of calendar 1999. However, due to the Company's deteriorating financial condition, the Company did not have sufficient financing to complete the Viper development project. In addition, the Viper development project was highly complex and sophisticated, the Company had failed to timely meet certain development milestones, and there could be no assurance that the Company could successfully complete development by the end of calendar 1999 or at all. Moreover, the Company had not achieved any "design wins" for the Viper project (that is, a decision by an OEM manufacturer that it would use the Viper microprocessor in a particular product).

     As a result of the continuing and substantial deterioration of the Company's financial position, on June 1, 1998, the Company announced that it would commence an orderly shutdown of the Company's operations. The decision was precipitated by the continuing decrease in revenues from the Company's sales of its 32-bit products. Under the shutdown plan approved by the Company's Board of Directors, it was anticipated that the Company would continue its operations at a scaled-back level through the end of calendar year 1998. Under this shutdown plan, the Company hoped to avoid undue disruption to its customers, which were given an opportunity to place final "End of Life" orders for their forecasted needs, which the Company would strive to meet. The Company also believed that, by endeavoring to keep its design and product engineers in place as well as a scaled-back manufacturing site, it would have a better chance of finding a buyer for the Company or all or part of its assets, including its intellectual property. The Company formed a business unit, named BridgePoint, out of its Austin, Texas manufacturing operation that contains its significantly scaled-back sales, service and manufacturing operations and employees, as well as the inventory related to its 32-bit products. At the time the BridgePoint business unit was formed, it was anticipated that the BridgePoint unit would serve the Company's customers until the end of 1998, unless it was sold separately. The Company currently anticipates that it will cease all operations by early 1999.

     On July 2, 1998, the Board of Directors of the Company established the Ad Hoc Committee of the Board of Directors to make recommendations to the Board of Directors with respect to asset sales by the Company and related matters in connection with the implementation of the Company's shutdown plan. The Ad Hoc Committee consists of Fred T. May, the Company's Chairman of the Board, Jack W. Simpson, Sr., the Company's Chief Executive Officer and President, and Edward F. Thompson.

     At the direction of the Company's Board of Directors, the Company has explored certain strategic alternatives for its business, including an acquisition of the entire Company by a third party and the sale of various assets, including the 64-bit "Viper" development project and associated intellectual property, the Business and the Company's Design Center in Israel. In connection with these activities, the Company had discussions with potential buyers to determine whether there was any interest in an acquisition of the Company as a whole or any of its assets. At the time these activities began, the Company's assets consisted primarily of the following: (i) the intellectual property related to its 32-bit microprocessor designs (the "32-bit Intellectual Property"); (ii) the assets related to the Business (i.e., the assets to be acquired by the Buyer pursuant to the Asset Purchase Agreement), including manufacturing operations and processes, product inventory and customer lists; (iii) the Company's intellectual property relating to the Company's 64-bit "Viper" development project (the "64-bit Intellectual Property" and, together with the 32-bit Intellectual Property, the "Intellectual Property"); (iv) the "Viper" development design team (the "Viper Design Team"); and (v) the Company's Design Center in Israel, ROSS Semiconductors (Israel) Ltd. ("RIL").


     The Company has sold RIL and certain of the Intellectual Property to Fujitsu and has entered into the Asset Purchase Agreement pursuant to which it will sell the Acquired Assets to the Buyer. See "-- Transactions with Fujitsu -- The IP Sale" and "-- Sale of RIL" and "-- Background of the Asset Purchase Agreement." No discussions or negotiations are in process for any of the Company's remaining assets (including intellectual property rights relating to the 64-bit "Viper" development project, the Colorado 5 microprocessor and the MBus chip set) and the Company believes that it is unlikely that it will be able to find buyers for any of these assets. While the Company hopes to pay all of its creditors in full, its ability to do so depends upon its ability to generate sufficient cash from the sale of its products and assets. The Company at this time is seeking to maximize its asset value for creditors.


ATTEMPTED SALE OF THE COMPANY OR ITS VARIOUS ASSETS OTHER THAN TO FUJITSU OR
BUYER

     Attempted Sale to Sun. The Company's two largest customers have historically been Fujitsu and Sun Microsystems, Inc. ("Sun"). To the Company's knowledge, Fujitsu and Sun are the two primary electronics companies that design products based on the SPARC(TM) architecture, which is the architecture utilized by the Company in its microprocessor products (SPARC(TM) is a reduced instruction set computing architecture that was originally developed by Sun). Fujitsu's and Sun's utilization of the SPARC(TM) architecture utilized by the Company in its microprocessor products made them the most likely, and perhaps only, candidates to acquire the Company as a whole. Fujitsu has not expressed an interest in acquiring the entire Company.

     Commencing in October 1997, representatives of Sun and Fujitsu held a number of discussions regarding a possible transaction whereby (i) Sun would acquire Fujitsu's shares of the Company's Common Stock and Preferred Stock and
(ii) Sun would offer to acquire the shares of the Company's Common Stock held by the Company's other stockholders. The transaction would have been subject to, among other things, the approval of the Company's Board of Directors. Although Sun and Fujitsu exchanged drafts of a share acquisition agreement and related documents, they were unable to reach agreement on the terms of the transaction, and the discussions were terminated in March 1998.

     In late 1997, Jack W. Simpson, Sr., the Company's Chief Executive Officer and President, had two meetings with senior executives of Sun and Sun's microelectronics division, Sun Microelectronics ("SME"), to determine, among other things, whether Sun had an interest in acquiring the Company as an entirety or any of its various assets, including its inventory of 32-bit products. Mr. Simpson also explored whether Sun had an interest in the Company's design capabilities and the potential for a design win for the Company's 64-bit Viper development product. Sun dispatched a team of employees to the Company in approximately September 1997 to inspect the Company's inventory of 32-bit SPARC(TM) products to determine Sun's interest in purchasing any or all of such inventory, as well as Sun's interest in the Business. In October 1997, representatives of Sun visited the Company to conduct a technical review of the Company's operations and intellectual property. In late March and early April 1998, the Company's management had discussions with Sun in an attempt to reach an agreement in which Sun would acquire the entire Company (including the assets that are the subject of the Sale of Assets), which the Company's management believed was the only possible transaction that could result in the Company's stockholders receiving value. Following a meeting at Sun's headquarters in California in late March 1998, Mr. Simpson sent approximately five letters on behalf of the Company setting forth specific proposals to the president of SME, concluding April 20, 1998. The Company and SME thereafter had numerous conversations in which the Company explored SME's interest in acquiring the Company as a whole or any of its various assets. However, SME did not at any time make a specific proposal regarding the terms under which SME would be interested in pursuing a potential acquisition of the Company or any of its assets. As the discussions between SME and the Company were progressing very slowly, by May 1998, the Company believed it unlikely that such a sale would be completed. However, due to the importance to the Company and its stockholders of a potential transaction with Sun, the Company's Board of Directors determined in

May 1998 to delay as long as practicable any decision with regard to dissolution of the Company as long as a sale of the Company in its entirety seemed at least remotely possible.

     After several months of analysis and discussion, SME informed the Company in late June 1998 (before the Company entered into a non-binding letter of intent with the Buyer with respect to the Sale of Assets) that it was not interested in acquiring the Company as a whole, the Intellectual Property or the Business (including the Company's inventory of 32-bit microprocessor products), but might still consider a purchase of the Viper Design Team. However, in late July 1998, following a meeting between the Company and SME in July 1998 at the Company's headquarters in Austin, Texas and SME's interviewing of a number of the Company's engineers, SME informed the Company that it would not make a bid for the Viper Design Team. Although the Company does not believe that it knows the reasons that SME determined not to pursue a transaction with the Company, SME executives at various times informed the Company that they were concerned about establishing another remote engineering location (the Viper Design Team was based in Austin, Texas), that the 64-bit Intellectual Property might not improve their technology roadmap, that they did not know if SME had an appropriate design mission for the Viper Design Team and that, given the Company's financial situation, they believed that a transaction to acquire the entire Company would be complex, potentially difficult to consummate and ultimately high risk to Sun.

     Attempted Sale of the Viper Design Team and 64-bit Intellectual
Property. The Company also attempted to sell the Viper Design Team and the 64-bit Intellectual Property, either together or separately, to companies other than Sun. In December 1997, Mr. Simpson visited executives of Advanced Micro Devices ("AMD") at AMD's headquarters in California to determine AMD's interest in a possible acquisition of the 64-Bit Intellectual Property and/or the Viper Design Team; AMD subsequently informed the Company in January 1998 that it was not interested in pursuing a transaction. (AMD did not indicate to the Company the reasons it was not interested in pursuing a transaction.) A detailed proposal letter and bid package (the "Bid Package") was sent on June 5, 1998 to 21 companies that the Company's management believed were most likely to be interested in these assets. These companies included Sun, Hewlett Packard, IBM, Intel, Samsung, NEC, Fujitsu, Centaur, Micron and Toshiba. Only IBM requested additional information; IBM also dispatched a team in early July 1998 to meet with the Company's engineers. In addition, in approximately April and May 1998, the Company made presentations to Intel and Cadence, respectively, regarding the 64-bit Intellectual Property and the Viper Design Team. No acquisition proposals of any kind were made, however, by IBM, Intel, Cadence or any other company besides Fujitsu for either the Viper Design Team or the 64-bit Intellectual Property. In addition, on June 26, 1998 a proposal was sent by an intermediary on behalf of the Company to several Taiwanese companies. None of these companies expressed any interest in a transaction with the Company. As a result, the Company did not believe that it would be able to find a buyer for the 64-bit Intellectual Property other than Fujitsu. Because no company expressed an interest in acquiring the Viper Design Team, the members of the Viper Design Team were laid off on July 31, 1998 as part of the Company's orderly shutdown plan.

     Attempted Sale of RIL. In December 1997, the Company's Board of Directors authorized the Company's management to attempt to sell RIL, subject to final approval of the sale transaction by the Board of Directors. The Company contacted a number of companies regarding their potential interest in acquiring RIL and in May 1998 reached an agreement in principle with Motorola regarding the terms of Motorola's acquisition of RIL. In mid-June 1998, Motorola informed the Company that it had decided not to proceed with the proposed transaction and terminated negotiations with the Company. See "-- Transactions with Fujitsu -- Sale of RIL."

     Attempted Sale of 32-bit Intellectual Property. The Bid Package also included information regarding the 32-bit Intellectual Property, although the Company did not believe there would be any interest in the 32-bit Intellectual Property because all such intellectual property was based on 32-bit SPARC(TM) architecture, for which the Company does not expect continued acceptance given the substantial decrease in the market for 32-bit products. The Company also directly informed the two most likely purchasers of such intellectual property, Fujitsu and Sun, of the Company's interest in selling such intellectual property, and only Fujitsu expressed an interest in acquiring any of such intellectual property. See "-- Attempted Sale to Sun" and "-- Transactions with Fujitsu -- The IP Sale." In addition to the specific sales efforts described above, the

Company issued a number of press releases beginning in March 1998 relating to its interest in selling the Company as an entirety or its various assets. Accordingly, the Company believes that its interest in being acquired or selling its assets was well-publicized and well-known. However, no acquisition proposals were made by any third party for the Company as a whole and no acquisition proposals were made by any third party (other than Fujitsu, the Buyer and Motorola) for any of the Company's assets.

TRANSACTIONS WITH FUJITSU

     Supply of Wafer Products. During Fiscal 1997, Fiscal 1998 and the first two quarters of the fiscal year ending March 31, 1999 ("Fiscal 1999") the Company purchased from Fujitsu 100% of the dollar amount of the Company's silicon wafer requirements for production (approximately $23.7 million, $7.3 million and $32,000, respectively). During the first two quarters of Fiscal 1999, the Company also paid Fujitsu approximately $556,000 in accrued interest on overdue payments for its wafer and die purchases in Fiscal 1997 and Fiscal 1998. On September 30, 1997, as part of the Recapitalization (as defined below), Fujitsu paid the Company approximately $2.3 million in settlement of certain claims relating to wafer performance. See "-- Credit Guarantees and the Recapitalization."

     The Company is under no contractual obligation to purchase its wafer requirements exclusively from Fujitsu and, prior to September 30, 1997, Fujitsu was under no contractual obligation to sell wafer products to the Company. Since September 30, 1997, the Company's purchases of silicon wafers from Fujitsu have been governed by the terms of a letter agreement which sets forth the parties' agreement in principle on the terms of a formal wafer supply agreement and which obligates Fujitsu, subject to the terms thereof, to satisfy any purchase orders placed by the Company for silicon wafers. Prior to and after entering into such letter agreement, the terms and conditions of all sales of silicon wafers by Fujitsu to the Company have been governed by individual purchase orders placed by the Company and negotiated by the Company and Fujitsu in the ordinary course of business. The Company believes that its purchases from Fujitsu were on terms comparable to those available from unaffiliated suppliers, except that the Company believes that Fujitsu provided more favorable payment terms to the Company than would otherwise have been commercially available to it.

     Although the Company and Fujitsu have exchanged drafts of the formal wafer supply agreement contemplated by the letter agreement referred to above, the Company and Fujitsu have not entered into the formal wafer supply agreement and do not expect to do so prior to completion of the Company's orderly shutdown of its operations.

     Purchase of OEM Products. Historically, the Company's sales have been concentrated among a limited number of large customers, including Fujitsu and its affiliates. The general decline in the Company's sales has resulted in an increasing dependence on sales to Fujitsu and its affiliates, which accounted for 23%, 40% and 56%, respectively, of the Company's net sales in Fiscal 1997, Fiscal 1998 and the first two quarters of Fiscal 1999, respectively, even as the dollar amount of these purchases declined from approximately $19.3 million to $17.0 million and to $6.8 million, respectively, in these periods. The terms and conditions of the Company's product sales to Fujitsu and its affiliates are governed by individual purchase orders negotiated by Fujitsu and its affiliates and the Company in the ordinary course of business. The Company believes that its sales to Fujitsu and its affiliates have been on terms comparable to those the Company makes available to unaffiliated third party purchasers. The Company has not provided Fujitsu and its affiliates with more favorable payment terms than those the Company has provided to unaffiliated third party purchasers.

     The Colorado-4 Development Agreement and License. On February 12, 1997, the Company and Fujitsu entered into a letter agreement (the "Letter Agreement") pursuant to which the Company granted to Fujitsu an exclusive right to negotiate terms for (a) development by the Company and RIL of a microprocessor core, based upon the Colorado 4 hyperSPARC(TM) architecture, for use as an embedded controller and (b) the possible acquisition by Fujitsu of all of the outstanding shares of RIL (See "-- The Sale of RIL"). Pursuant to the Letter Agreement, Fujitsu had the exclusive right to negotiate with the Company regarding the terms of a final agreement regarding the microprocessor core development for the period commencing February 12, 1997 and ending March 31, 1997. As consideration for such exclusivity, Fujitsu advanced the Company the sum of $3.5 million, which, under the Letter Agreement, was to be applied against the amount payable to the Company if the parties successfully negotiated a final agreement during the exclusivity period or was to be returned to Fujitsu if no final agreement had been executed by March 31, 1997.

     The Company and Fujitsu thereafter entered into a Development Agreement, effective as of March 31, 1997 (the "Colorado 4 Development Agreement"), relating to the development of a microprocessor core, code-named DANlite, based upon the Colorado 4 architecture for use as an embedded microcontroller. Under the Colorado 4 Development Agreement, Fujitsu agreed to pay the Company $4.5 million, ($3.5 million of which had already been disbursed, with the remaining balance of $1.0 million paid upon the satisfaction of various development milestones), certain costs and expenses and certain royalties. As of August 1, 1998, the Company had not earned any royalties from this license because the Fujitsu product which is to utilize the Colorado 4 microprocessor core has not been completed by Fujitsu. Fujitsu's obligations to pay potential future royalties to the Company with respect to the Colorado 4 microprocessor core were satisfied in connection with the IP Sale. See "-- The IP Sale."


     The Viper Development Agreement and License. The Company and Fujitsu entered into a development agreement (the "Viper Development Agreement"), dated June 25, 1997 and effective as of April 1, 1997, relating to the Company's Ultrasparc(TM) compatible microprocessor known as "Viper." Under the Viper Development Agreement, the Company agreed to develop a 64-bit microprocessor chip and to share with Fujitsu ownership of the resulting technology. In addition, each company acquired the right to exploit the technology in its own derivative products and to grant sublicenses on a limited basis. Pursuant to the Viper Development Agreement, Fujitsu initially agreed to pay an aggregate of $34.5 million in partial funding, to be paid in periodic installments, provided that the Company met certain milestones. The Viper Development Agreement allowed for a price reduction or cancellation in the event that the Company failed to meet such milestones.


     The Company failed to timely meet each of the milestones set forth in the Viper Development Agreement for Fiscal 1997 and Fiscal 1998. On September 29, 1997, December 26, 1997 and March 30, 1998, respectively, the Company and Fujitsu amended the Viper Development Agreement to redefine the Company's deliverables and to relieve the Company of its obligation to meet certain development milestones. As of July 31, 1998, the Company had received payments of $16.5 million from Fujitsu under the Viper Development Agreement. Due to the Company's deteriorating financial condition, the Company concluded that it would not be able to complete development of the Viper project under the Viper Development Agreement (as discussed above, the members of the Viper Design Team were laid off on July 31, 1998) and the agreement was terminated on July 31, 1998. See " -- Termination Agreement."

     Termination Agreement. In connection with the Company's planned shutdown of its operations, the Company and Fujitsu entered into a Termination Agreement (the "Termination Agreement"), dated as of August 31, 1998 and effective as of July 31, 1998, which provides for the termination of certain agreements between Fujitsu and the Company, including the Viper Development Agreement and certain license agreements and confidentiality agreements (subject to the survival of certain specified provisions of the terminated agreements). In general, the terminated agreements provided for the license of certain technology related to the SPARC(TM) architecture and technology by Fujitsu to the Company for use in its design and manufacturing operations, but no longer necessary for the operation of the Business. The Termination Agreement also provides that no further payments are due from either party under the Viper Development Agreement and for the waiver by Fujitsu of potential penalties otherwise due from the Company totaling approximately $1.2 million for the Company's inability to meet the development schedule set forth in the Viper Development Agreement. The Termination Agreement also provides that certain specified agreements necessary for the operation of the Business will survive and be assigned to Buyer in connection with the consummation of the Sale of Assets.

     Credit Guarantees and the Recapitalization. In November 1996, the Company established a "New Credit Facility" with DKB for a maximum of $25 million, guaranteed by Fujitsu; in February 1997, such New Credit Facility was increased to $50 million. In September 1997, a separate and additional $10 million credit facility was established by the Company, also guaranteed by Fujitsu. On September 29, 1997, the principal amount outstanding under these credit facilities was $56 million, of which $6 million was due on September 30, 1997 and $50 million was due on March 31, 1998.

     On June 18, 1997, the Company received a commitment (the "Assurance Letter") from Fujitsu that "In accordance with our plan for ROSS Technology, we [Fujitsu] are ready to provide the necessary funding through debt guarantees or other types of financing for ROSS Technology not to incur cash flow shortages through April 1, 1998."

     On July 14, 1997, the Company received notification from The Nasdaq Stock Market, Inc. ("Nasdaq") that the Company was not in compliance with the net tangible asset requirement for continued listing of the Common Stock on the Nasdaq National Market. In connection with such notification, Nasdaq requested that the Company provide it with plans for complying with the net tangible asset requirement ($4 million in the Company's case). Nasdaq also informed the Company that if the Company was unable to demonstrate compliance with these requirements on or before July 25, 1997, Nasdaq would immediately commence the process of delisting the Company's Common Stock.

     On July 22, 1997, in order to avoid delisting of the Common Stock by Nasdaq and to meet certain of its payment obligations under its credit facilities with DKB, Mr. Simpson and Francis S. (Kit) Webster III, the Company's Chief Financial Officer, visited Fujitsu's offices in Japan and asked Fujitsu to consider recapitalizing the Company in a transaction (the "Recapitalization") in which Fujitsu would provide the Company with additional funding and certain of the Company's existing debt would be converted into convertible preferred stock with an aggregate liquidation preference of $50 million. In a letter dated July 30, 1997, Fujitsu indicated that it was considering the Company's request for the Recapitalization.

     On August 11, 1997, Mr. Simpson sent a memorandum to Fujitsu advising Fujitsu of the status of the Company's discussions with Nasdaq concerning the potential delisting of the Company's Common Stock and reiterating the Company's need to engage in the Recapitalization. Messrs. Simpson and Webster again visited Fujitsu at its offices in Japan from August 19, 1997 to August 21, 1997 to further explain the Company's need for the Recapitalization and to discuss how the Company intended to use the proceeds of the proposed new financing. On August 25, 1997, Fujitsu's executive management committee approved the Recapitalization in principle based on the provision of additional financing to the Company and the satisfaction of $50 million of the Company's debt obligations to DKB in return for the issuance of convertible preferred stock to Fujitsu with an aggregate liquidation preference of $50 million.

     The Board of Directors of the Company thereafter directed the Special Committee of the Board (which for these purposes consisted of Mr. Fred T. May, the Company's Chairman of the Board, who was and is unaffiliated with Fujitsu) to negotiate the terms of the Recapitalization on behalf of the Company. The Special Committee thereupon retained separate legal advisors and retained Robertson, Stephens & Co., LLC ("Robertson Stephens") to provide the Special Committee with independent financial advice. The Special Committee, with the assistance of Robertson Stephens and the Special Committee's legal counsel, along with the Company and its legal counsel, thereupon engaged in negotiations with Fujitsu and its counsel regarding the terms of the Recapitalization. On September 9, 1997, the Company's Board of Directors held a meeting at which it received a report from the Special Committee of the Board of Directors on a proposed Letter of Intent (the "Recapitalization Letter of Intent") setting forth the principal terms of the Recapitalization pursuant to which Fujitsu would satisfy $50 million of the Company's principal debt obligations to DKB and the Company would issue $50 million of a new Series B Convertible Preferred Stock (the "Preferred Stock") to Fujitsu. In connection with such transaction, Fujitsu's guarantee of the Company's obligations to DKB would be reduced to $20 million. The principal terms of the Preferred Stock would include the following:

          1. The Preferred Stock would be convertible into Common Stock at any time. The number of shares of Common Stock into which the Preferred Stock would be converted, except when a "Special Conversion Condition" applies (see below) would be the liquidation preference per share ($100.00) divided by the average of the closing price of the Common Stock on the five trading days immediately prior to the date of conversion (the "Market Price"). The Common Stock issuable upon conversion would be eligible for registration at the Company's expense under the previously-existing Shareholders Agreement among the Company, Fujitsu, Sun and Roger D. Ross.

          2. There would be two Special Conversion Conditions: (1) for two years from the date of closing, the number of shares of Common Stock into which the Preferred Stock may be converted would be the liquidation preference per share ($100.00) divided by $2.50; and (2) if the Company declared bankruptcy or if the Company requested future additional funding or credit support from Fujitsu, subject to certain limited exceptions, the number of shares of Common Stock into which the Preferred Stock may be converted would be the liquidation preference per share ($100.00) divided by the lower of the Market Price or $2.00 (but in no event less than $1.00).

          3. The Preferred Stock would not carry a stated dividend but would participate pro rata in any dividends on the Common Stock on an "as converted" basis. The Preferred Stock would have no voting rights for directors but would be entitled to a class vote on certain specified matters.

     The closing of the Recapitalization described in the Recapitalization Letter of Intent was contingent upon several conditions, including (a) agreement between the Company and Fujitsu on the terms and conditions of the definitive agreements for the Recapitalization; (b) approval of the transaction and the definitive agreements by the Company's Board of Directors and the Special Committee of the Board, and receipt of any required governmental or other approvals; (c) receipt by the Special Committee of an opinion from a reputable investment banking firm that the sale of the Preferred Stock to Fujitsu is fair to the Company from a financial point of view; and (d) confirmation to the parties' reasonable satisfaction that the Company's Common Stock would continue to trade on the Nasdaq National Market after the closing.

     At the September 9, 1997 meeting, Mr. May reported on the negotiations regarding the proposed Recapitalization that he had had with Fujitsu as the sole member of the Special Committee. Mr. May also reported that the Special Committee had received an opinion from Robertson Stephens that, as of September 9, 1997, the Recapitalization was fair to the Company and the Company's stockholders (other than Fujitsu) from a financial point of view, and that the Special Committee had determined to recommend to the Board of Directors that the Board of Directors approve the Recapitalization Letter of Intent. Representatives of Robertson Stephens also made a presentation to the Board of Directors regarding the analysis they had performed regarding the terms of the Recapitalization, with particular focus on the terms of the Preferred Stock. Following discussion, the Board of Directors approved the Recapitalization Letter of Intent.

     On September 10, 1997, the Company and Fujitsu entered into the Recapitalization Letter of Intent. Between September 10 and September 29, 1997, the Company (in connection with the Special Committee) and Fujitsu negotiated the terms of a Stock Purchase Agreement (the "Stock Purchase Agreement") and a Certificate of Designation setting forth the terms of the Preferred Stock (the "Certificate of Designation") which would implement the Recapitalization described in the Recapitalization Letter of Intent. On September 28, 1997, the Special Committee held a meeting at which Mr. May reviewed the terms of the current draft of the Stock Purchase Agreement and the Certificate of Designation (which were substantially in conformance with the Recapitalization Letter of Intent) and was informed that Robertson Stephens was prepared to issue its opinion that the Recapitalization was fair to the Company and the Company's stockholders (other than Fujitsu) from a financial point of view (although formal issuance of the opinion would not occur until final negotiations on the terms of the Stock Purchase Agreement had been completed).

     On September 28, 1997, the Company's Board of Directors held a meeting at which it received a report from the Special Committee of the Board of Directors on the proposed Recapitalization as set forth in the Stock Purchase Agreement and the Certificate of Designation. Mr. May reported on the negotiations regarding the proposed Recapitalization that he had had with Fujitsu as the sole member of the Special Committee. Mr. May also reported on the proposed Robertson Stephens opinion. Following discussion, the Board of Directors approved the Stock Purchase Agreement and the Certificate of Designation, subject to final approval of the Special Committee, which would not be given until the Special Committee received an updated fairness opinion from Robertson Stephens.

     The Company and Fujitsu thereupon completed negotiation of the Stock Purchase Agreement and the Certificate of Designation and, following issuance of the updated fairness opinion from Robertson Stephens and approval of the Special Committee, on September 30, 1997 the Company and Fujitsu entered into the

Stock Purchase Agreement and implemented the Recapitalization whereby the Company issued 500,000 shares of Preferred Stock to Fujitsu and Fujitsu paid $50.0 million to the Company, which funds were used by the Company to partially pay its existing debt to DKB. The shares of Preferred Stock were issued by the Company to Fujitsu in full and complete satisfaction of the Company's obligations to reimburse Fujitsu for the payments made by Fujitsu under its guarantees of the Company's debt to DKB. In connection with the Recapitalization, Fujitsu also provided a new guaranty for a $20.0 million line of credit from DKB, which was originally scheduled to expire on March 31, 1998. Both the credit facility and the guaranty have been extended to November 30 and December 31, 1998, respectively. Pursuant to the Stock Purchase Agreement, the Company agreed that Fujitsu's obligations to the Company under the Assurance Letter were fully satisfied and extinguished as of the closing of the Recapitalization.

     On September 30, 1997, the Company filed a Current Report on Form 8-K with the SEC reporting the consummation of the Recapitalization and including as an exhibit a pro forma condensed consolidated balance sheet of the Company as of August 31, 1997 evidencing compliance with the net tangible assets requirement for continued listing of the Company's Common Stock on The Nasdaq Stock Market's National Market. On October 9, 1997, the Company received formal notification that Nasdaq had determined that the Company was in compliance with all requirements for continued listing of the Company's Common Stock on Nasdaq's National Market.

     In connection with, and as a condition to consummation of the transactions contemplated by the Stock Purchase Agreement, the Company and Fujitsu also entered into an Agreement for Reimbursement of Wafer Payments dated as of September 30, 1997 (the "Reimbursement Agreement") pursuant to which the Company and Fujitsu settled all disputes between them or their respective affiliates relating to silicon wafer and die deliveries prior to September 30, 1997 in exchange for a payment from Fujitsu to the Company of approximately $2.3 million and mutual releases of silicon-related claims for periods through June 30, 1997 (except for certain warranty claims by the Company and certain invoices rendered in the ordinary course by Fujitsu for purchases by the Company). The Reimbursement Agreement was approved by the Special Committee on September 29, 1997.

     The IP Sale. In mid-April 1998, Company representatives visited Fujitsu to, among other things, ascertain whether Fujitsu would be interested in acquiring the Company's intellectual property, including the 32-bit Intellectual Property and the 64-bit Intellectual Property, and the Viper Design Team. At that time, Fujitsu again indicated to the Company that it was not interested in acquiring the Company as a whole, the Business or the Viper Design Team, but indicated that it might be interested in acquiring certain of the Intellectual Property. Representatives of Fujitsu and the Company thereafter met on May 20 and May 21, 1998 at the Company's executive offices in Austin, Texas to discuss a possible purchase. As a result of these meetings, and after discussions with certain of the Company's engineers, Fujitsu provided the Company with a preliminary list of the Intellectual Property that it would be interested in purchasing. The preliminary list included portions of the 32-bit Intellectual Property and the 64-bit Intellectual Property, although the list did not indicate a proposed purchase price.

     On May 30, 1998, the Company proposed a $15 million purchase price for "Colorado-related" intellectual property (which comprised a portion of the 32-bit Intellectual Property) and a $10 million purchase price for all of the 64-bit Intellectual Property. After consideration of the Company's proposal on June 23, 1998 Fujitsu counter-proposed a purchase price in the range of $4 million to $5 million for the Intellectual Property that it was interested in purchasing (which did not include all of the Intellectual Property for which the Company proposed purchase prices). The Company and Fujitsu thereafter engaged in negotiations, and ultimately agreed upon an Asset Purchase and License Agreement (the "Asset Purchase and License Agreement") pursuant to which the Company would sell (the "IP Sale") certain intellectual property rights to Fujitsu for $7.6 million. The intellectual property to be acquired by Fujitsu under the Asset Purchase and License Agreement (the "Acquired IP") included (a) intellectual property relating to the Colorado 4 microprocessor core, including the DANlite1, DANlite2 and DANlite3 microprocessor core versions originally developed by RIL;
(b) certain intellectual property relating to the HyperSPARC(TM) module and test programs and photon bus; (c) certain intellectual property relating to the 64-bit Viper development project; and (d) four patents relating to the Company's 32-bit microprocessor designs. The Acquired IP included a significant portion of the 32-bit Intellectual Property (but not any of the Company's intellectual property rights relating to the Colorado 5 microprocessors or its Mbus chip set), and the 64-bit Intellectual Property (but not any of the patent rights applied for by the Company with respect thereto). The consideration to be paid by Fujitsu included consideration for the termination of Fujitsu's obligations to pay future royalties to the Company under the Colorado 4 Development Agreement for Fujitsu's use of the DANlite microprocessor core. During discussions, the Company requested from Fujitsu, and Fujitsu agreed to provide, a royalty-free license (the "License") pursuant to which the Company could continue to utilize the Acquired IP in the Company's 32-bit manufacturing operations. Fujitsu also agreed to permit the Company to assign its rights under the License to a successor to the Company's 32-bit manufacturing operations, subject to Fujitsu's reasonable consent. Fujitsu subsequently agreed to permit the Company to assign its rights under the License to the Buyer, contingent upon the closing of the Sale of Assets. Fujitsu also indicated its willingness to negotiate any additional licenses that might be requested by the Buyer.

     On July 2, 1998, the Executive Committee of the Board of Directors met to consider the IP Sale in order to make a recommendation to the Board of Directors on whether to approve the IP Sale. The members of the Executive Committee present at that meeting were Messrs. May, Simpson and Thompson; not present at the meeting were Mr. Yasushi Tajiri and Mr. Masahiro Saida, each of whom is affiliated with Fujitsu. Messrs. May and Simpson are unaffiliated with Fujitsu (other than through Mr. Simpson's employment by the Company), while Mr. Thompson is a management consultant to Fujitsu and acts as an independent board member for or management consultant to various other Fujitsu subsidiaries. In his capacity as a management consultant to Fujitsu, Mr. Thompson reviews business plans, advises executive management on management issues and U.S. market trends, provides assistance with customer relations and, in certain instances, serves on the board of directors of Fujitsu's U.S. subsidiaries. In Fiscal 1997, Fiscal 1998 and the first six months of Fiscal 1999, Mr. Thompson received compensation from Fujitsu in the amount of $113,500, $115,000 and $56,000, respectively. (Messrs. May, Simpson and Thompson also constitute all of the members of the Ad Hoc Committee established by the Board of Directors at the July 2, 1998 meeting to make recommendations to the Board of Directors with respect to asset sales by the Company and related matters in connection with the implementation of the Company's shutdown plan.) The members of the Executive Committee present at the July 2, 1998 meeting, a majority of whom are unaffiliated with Fujitsu, voted unanimously to recommend that the Board of Directors approve the IP Sale. At a meeting held later in that same day, the Board of Directors voted unanimously to approve the Asset Purchase Agreement and the IP Sale. The Company and Fujitsu thereupon entered into the Asset Purchase and License Agreement as of July 10, 1998 and consummated the IP Sale on July 27, 1998. Fujitsu financed its acquisition of the Acquired IP through its working capital reserves.

     As described above, although the Company marketed the Acquired IP to a number of potential purchasers, Fujitsu was the only party that expressed an interest in acquiring the Acquired IP. See "-- Attempted Sale of the Company or its Various Assets other than to Fujitsu or Buyer." The Company believes that the only other likely potential purchaser of the Intellectual Property sold to Fujitsu was Sun, because Sun is the only other major semiconductor manufacturer that utilizes the SPARC(TM) architecture. However, during numerous discussions with the Company, Sun did not express any firm interest in acquiring any of the Company's Intellectual Property.

     The Sale of RIL. On December 6 and December 11, 1996, Roger D. Ross, the then-President of the Company, asked Mr. Ryusuke Hoshikawa, a member of the Board of Directors of each of the Company and Fujitsu, if Fujitsu would be interested in acquiring all of the issued and outstanding shares of capital stock of RIL from the Company and indicated that the Company had made a similar offer to Sun for the sale of such shares for $7 million. In January 1997, Mr. Hoshikawa and Hirohiko Kondo, the then-Group Senior Vice President and General Manager Marketing of the LSI Products Group of Fujitsu (and the current Senior Vice President of the Semiconductor Group of Fujitsu), visited RIL. On February 12, 1997, the Company and Fujitsu entered into a memorandum of agreement regarding the development by the Company and RIL of a microprocessor based on the Company's Colorado 4 hyperSPARC(TM) architecture for use as an embedded microcontroller. In such memorandum of agreement, the Company agreed not to negotiate the sale of RIL with any third party through March 31, 1997. See
"-- The Colorado-4 Development Agreement and

License." During such period, the Company and Fujitsu continued to discuss the possible sale of RIL. However, the Company requested a $7 million purchase price and Fujitsu proposed a $2.5 million purchase price. The Company and Fujitsu were unable to reach an agreement on the purchase price and such discussions were discontinued in March 1997 without any agreement being reached, although informal discussions began again in mid-1997.

     In December 1997, the Company's Board of Directors authorized the Company's management to attempt to sell RIL, subject to final approval of the sale transaction by the Board of Directors. The Company's management, with the assistance of Yoav Talgam, the President of RIL, attempted to locate potential buyers of RIL. The Company had discussions with Sun and Motorola regarding their potential interest in acquiring RIL. In addition, on December 13, 1997, Mr. Webster sent a letter to Mr. Kondo informing Fujitsu of the Company's intention to seek prospective purchasers of RIL for $7 million and asking Fujitsu to reconsider an acquisition of RIL. On January 17, 1998, Fujitsu received a draft Preliminary Valuation Analysis of RIL from the Tokyo office of KPMG Peat Marwick LLP ("KPMG Japan"), pursuant to which KPMG Japan valued RIL, using a replacement cost approach, at between $1.6 million and $2.0 million and, using a market multiple approach, at between $2.2 million and $3.1 million. See "-- Special Factors Relating to the IP Sale and the Sale of RIL -- The KPMG Japan Valuation Analysis." On January 23, 1998, Messrs. Kondo, Simpson and Thompson visited RIL and Mr. Kondo offered, on behalf of Fujitsu, to purchase all of the shares of RIL for $2.6 million. On January 31, 1998, Mr. Simpson sent a letter to Mr. Kondo offering on behalf of the Company to sell all of the shares of RIL, and to license certain of the Company's intellectual property relating to RIL's development activities, for $8 million. On February 16, 1998, Mr. Kondo proposed on behalf of Fujitsu the acquisition of the RIL shares and certain of the Company's intellectual property for $8 million, of which approximately $1.7 million would be allocated to certain microprocessors that RIL had developed and was then developing on Fujitsu's behalf. However, due to budgetary constraints and adverse developments in the semiconductor business generally, Fujitsu withdrew this proposal on March 10, 1998 and discussions of a purchase then ended. Mr. Webster thereafter sent a letter to Fujitsu asking Fujitsu to pay for RIL's development of the microprocessors that were then under development (and for which Fujitsu had proposed to allocate approximately $1.7 million of any RIL purchase price). On April 7, 1998, Mr. Kondo sent a letter to Mr. Webster indicating Fujitsu's agreement to this proposal. Fujitsu paid approximately $1.7 million to the Company with respect to such development effort in early May 1998.

     During and after its negotiations with Fujitsu (approximately January through June 1998), the Company engaged in in-person and telephonic negotiations with Motorola regarding an acquisition of RIL by Motorola. Motorola also engaged in legal and financial due diligence of RIL in Israel. After Fujitsu withdrew its offer, the Board of Directors of the Company authorized the Company's management to proceed to negotiate the sale of RIL to Motorola for $4.5 million, which price had been proposed by Motorola based on the number of RIL's employees and the scope of its historical development activities. Following further discussions with Motorola, Motorola indicated to the Company that it would only be willing to pay $3.75 million for RIL, because three of RIL's senior engineers had quit to pursue other opportunities. This price assumed that substantially all of RIL's then-remaining 16 full-time and 12 part-time employees continued their employment with RIL and would subsequently accept employment with Motorola. The Company thereupon offered financial incentives to RIL's employees to encourage them to remain with RIL so that the transaction could be agreed upon and consummated.

     In early May 1998, Motorola provided the Company with a draft of a purchase agreement. The Company responded to this draft in late May and received a revised draft purchase agreement from Motorola on or about June 7, 1998. The Company's management continued to have discussions with Motorola regarding the terms of Motorola's proposed acquisition of RIL. On or about June 10, 1998, however, Motorola informed the Company that it had decided not to proceed with the proposed transaction and terminated discussions with the Company. Motorola indicated to the Company that it would not proceed with its proposed acquisition of RIL because only seven of RIL's employees (or approximately twenty-five percent of RIL's workforce at the time the $3.75 million price was agreed upon) were willing to be employed by Motorola.

     Following termination of discussions with Motorola regarding its proposed acquisition of RIL, the Company and RIL continued to seek potential purchasers of RIL, but were unable to obtain any offers. On or about June 15, 1998, as part of the Company's orderly shutdown plan, RIL issued termination notices, to be effective July 15, 1998, notifying its employees of the Company's intention to shutdown RIL and all of its operations. The Company did not expect to realize any significant value from RIL's assets in connection with a shutdown, because the Company believed that the liquidation value of RIL's assets was insignificant (RIL's tangible assets had a de minimis value and its intangible assets (primarily third party software licenses) were in general non-transferrable) and that substantially all of RIL's value to a third party purchaser relates to its employees. The Company believes that it would have incurred approximately $600,000 of costs and expenses in connection with a shutdown of RIL's operations. Following Motorola's termination of negotiations with the Company regarding the sale of RIL, RIL's workforce was reduced from approximately 31 employees to approximately 16 employees, both as a cost-saving measure and as a result of resignations.

     On June 14, 1998, following the request of Mr. Simpson, Mr. Talgam contacted Mr. Kondo to request that Fujitsu reconsider an acquisition of RIL by Fujitsu in order to avoid a shutdown of RIL's operations. On June 22, 1998, Messrs. Kondo and Talgam met in Israel to discuss the possibility of such an acquisition and the manner in which Fujitsu would continue to operate RIL. On July 2, 1998, Fujitsu provided the Company with a term sheet setting forth the terms and conditions under which Fujitsu would be prepared to acquire all of RIL's issued and outstanding shares of capital stock for $2.5 million.

     On or about July 6, 1998, Fujitsu provided the Company with a draft of a Share Acquisition Agreement (the "RIL Agreement") providing for the sale by the Company to Fujitsu of all of RIL's issued and outstanding capital stock on the terms set forth in the term sheet (the "Sale of RIL"). Fujitsu and the Company thereafter negotiated the terms of the RIL Agreement, as well as the retention terms for RIL's employees. The Company and Fujitsu reached agreement on all terms of the RIL Agreement by approximately July 21, 1998. The RIL Agreement provided for the sale of all of the issued and outstanding shares of capital stock of RIL to Fujitsu for $2.5 million, with Fujitsu's obligations to consummate the Sale of RIL to be conditioned upon, among other things, the receipt of confirmations of continued employment from certain of RIL's employees, the conversion of all loans from the Company to RIL into capital, RIL having cash on hand, as of July 31, 1998, of $500,000 (after paying its payroll in full through that date) and the payment by the Company of a previously-agreed sale bonus to Mr. Talgam of $185,000. (The Company did not engage in any negotiations or discussions with Motorola after Motorola terminated negotiations, primarily because most of RIL's employees had indicated that they were unwilling to work for Motorola and Motorola had indicated to the Company that it was not prepared to proceed with a transaction in which only seven of RIL's employees (only five of which were experienced engineers) would continue, and accordingly the $2.5 million purchase price agreed upon between the Company and Fujitsu was not discussed with Motorola.) Thereafter, Fujitsu and Mr. Talgam completed negotiation of the retention terms for RIL's employees, including Mr. Talgam. On July 21, 1998 and July 30, 1998, the Ad Hoc Committee of the Board met to consider the Sale of RIL in order to make a recommendation to the Board of Directors on whether to approve the Sale of RIL. The members of the Ad Hoc Committee present at those meetings were Messrs. May, Simpson and Thompson, who constitute all of the members of the committee. The members of the Ad Hoc Committee, a majority of whom are unaffiliated with Fujitsu, voted unanimously to recommend that the Board of Directors approve the Sale of RIL. At a meeting held on July 30, 1998, the Board of Directors of the Company received the recommendation of the Ad Hoc Committee and voted unanimously to approve the Sale of RIL and the RIL Agreement. The Company and Fujitsu entered into the RIL Agreement on August 6, 1998 and the Sale of RIL was consummated on August 10, 1998. Fujitsu financed its acquisition of RIL through its working capital reserves.

SPECIAL MATTERS RELATING TO THE IP SALE AND THE SALE OF RIL

     Approval of the Board of Directors; Recommendation of the Executive Committee and Ad Hoc Committee; Fairness of the IP Sale and the Sale of RIL. The Board of Directors believes that the IP Sale and the Sale of RIL were in the best interests of the Company, its creditors and stockholders and were fair to the Company's unaffiliated stockholders. Accordingly, the Board of Directors approved the IP Sale and the Sale of RIL. In reaching its determination, the Board of Directors consulted with the Company's management, as well as its legal advisors, and considered the following factors. The following discussion of the factors considered by the Board of Directors is not intended to be exhaustive but summarizes the material factors considered.

          1. The Company's prior decision to shutdown its operations after a careful analysis of the Company's financial condition, assets, liabilities, technology, operations and prospects. See "Special Factors -- General Background." The Company has borrowed the entire $20.0 million available to it under its line of credit with DKB, which line of credit is due on November 30, 1998, and believes it has no other sources for equity or debt financing. In addition, the Company has suffered decreasing revenues and substantial operating losses, is currently unable to generate cash flow from operations and has been unable to successfully market its 32-bit technology in a business environment moving towards an increased utilization of and demand for the 64-bit technology of the Company's competitors. The Company also did not have the resources to complete development of its proposed 64-bit "Viper" product. The Company does not have the alternative of continuing its operations, including the operations of the Business, and cannot at this time generate a positive return for its stockholders.

          2. The results of the Company's consideration of alternatives to the IP Sale and the Sale of RIL, including the Board of Directors' judgment that it would not be possible to dispose of the Company as a whole, the Acquired IP or RIL on terms more favorable to the Company and its stockholders. In this regard, the Company had been unable to locate a buyer for the Company as a whole. In addition, the Company has been unable to obtain any other bids for the Acquired IP and the only other bidder for RIL had terminated negotiations with the Company. Accordingly, although the Company does not believe that any funds or assets will be available for distribution to the Company's stockholders after consummation of the IP Sale, the Sale of RIL and the Sale of Assets and following dissolution and liquidation under the Plan, the Board of Directors did not believe that there were any alternatives available to the Company that would permit any such distributions.

          3. The belief of the Board of Directors that the industry in which the Company operates is highly competitive and that the Company does not have the products or resources necessary to be competitive or to continue its operations for an extended period of time.

          4. The proposed terms and structure of the IP Sale and the Sale of RIL, including the terms of the Asset Purchase and License Agreement and the RIL Agreement, and the fact that the Company's representations and warranties contained in the Asset Purchase and License Agreement and the RIL Agreement survive the respective closings for a period of only six months.

          5. In the case of the IP Sale, the Company's immediate need to raise funds in order to finance an orderly shutdown, including the costs associated with the termination of a substantial percentage of the Company's employees and the opportunity to sell the Acquired IP on terms that would permit the Company's continued use of the 32-bit Intellectual Property included in the Acquired IP in its business, pending completion of the shutdown. Given that the Company was unable to locate any other bidders for the Acquired IP, the Board of Directors believes that the $7.6 million negotiated purchase price for the Acquired IP compared favorably to the liquidation value of the Acquired IP, as the Company believes that the liquidation value of the Acquired IP was de minimis (the Company had been unable to locate any buyers for any of its Intellectual Property, including the Acquired IP), and in any event less than the price paid by Fujitsu for the Acquired IP.

          6. In the case of the Sale of RIL, the fact that RIL's operations had been scaled back (including a significant reduction in the number of employees) and the Company had otherwise determined to cause RIL to shutdown its operations at an estimated cost of approximately $600,000 prior to resumed negotiations with Fujitsu for a purchase of RIL. The Board of Directors believes that the $2.5 million negotiated purchase price for the Sale of RIL compared favorably to RIL's liquidation value, as the Company believes that RIL would have had a negative liquidation value because it did not expect that RIL would realize any significant value from its assets in connection with any shutdown. Although RIL's assets had a book value of approximately $1.6 million, most of such book value related to nontransferrable software and the Company believed that substantially all of RIL's value to a third party purchaser related to its employees (Fujitsu and Motorola both indicated to the Company that they were not interested in

     RIL's software and the prices they proposed to pay for RIL related to the number of RIL's employees). In addition, although the Company and Motorola had reached an agreement in principle on the acquisition of RIL by Motorola for a price of $3.75 million, that price reflected a greater number of RIL employees (approximately 28, including 16 full time) than were employed by RIL when the Sale of RIL was agreed to with Fujitsu and when it was subsequently consummated (approximately 16). The Board of Directors does not believe that RIL had any value as a going concern, because RIL was financially dependent upon the Company, the Company was unable to continue to finance RIL's operation and the Company had already determined to cause RIL to shutdown its operations at the time that Fujitsu reexpressed an interest in acquiring RIL. As already mentioned, at the time that the Board of Directors approved the Sale of RIL, the Board of Directors believed that its choice was between approving the Sale of RIL for $2.5 million or continuing with the shutdown of RIL's operations at a cost of approximately $600,000.

          7. The recommendation of the Executive Committee and the Ad Hoc Committee, respectively, that the Board of Directors approve and adopt the IP Sale and the Asset Purchase and License Agreement and the Sale of RIL and the RIL Agreement.

     The Board of Directors did not rely on the appraisal report prepared by Houlihan Lokey in determining that the IP Sale was fair to the Company and its stockholders unaffiliated with Fujitsu because Houlihan Lokey was not asked to review the IP Sale and because, at the time the Company entered into the Asset Purchase and License Agreement, the Company had determined to commence an orderly shutdown of its operations and the only available alternative to the Company to the IP Sale was to receive no or substantially less consideration for the Acquired IP. See "Special Factors -- Absence of Fairness Opinion" and "The Sale of Assets -- Appraisal Report of Houlihan Lokey." Houlihan Lokey was not asked to and did not provide a valuation of RIL. The Board of Directors also did not consider the current or historical per share market price of the Company's Common Stock in determining the fairness of the IP Sale or the Sale of RIL, because the Board of Directors did not believe that such prices were relevant in determining the value of the Acquired IP or RIL given that the Board of Directors had determined to proceed with an orderly shutdown of the Company's operations as a result of the continuing and substantial deterioration of the Company's financial condition and did not believe that the Company would have any funds or assets available for distribution to its common or preferred stockholders.

     In view of the variety of factors considered in connection with its evaluation of the IP Sale and the Sale of RIL, respectively, the Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Board of Directors may have given differing weights to differing factors.

     In determining to recommend that the Board of Directors approve and adopt the IP Sale and the Sale of RIL, the Executive Committee (in the case of the IP
Sale) and the Ad Hoc Committee (in the case of the Sale of RIL) considered the same material factors listed above (other than item 7) as did the Board of Directors. In view of the variety of factors considered in connection with its evaluation of the IP Sale and the Sale of RIL, the Executive Committee and the Ad Hoc Committee did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Executive Committee and the Ad Hoc Committee may have given differing weights to differing factors.

     The approval of the Company's stockholders was not required in connection with either the IP Sale or the Sale of RIL and further, such transactions were not structured so that approval of a majority of stockholders unaffiliated with Fujitsu was required. The Company's directors and executive officers have informed the Company that, if such a vote of the stockholders had been required, they would have voted their shares of Common Stock in favor of such transactions and would have recommended that the Company's stockholders vote in favor of such transactions. In addition, although the Company's non-employee directors did not retain an unaffiliated representative to act solely on behalf of stockholders unaffiliated with Fujitsu in negotiating the IP Sale and the Sale of RIL and/or preparing a report concerning the fairness of those transactions, a majority of the directors of the Company who are not employees of the Company, as well as a majority of the directors who are not affiliated with Fujitsu, voted to approve the IP Sale and the Sale of RIL (each of these transactions was approved by unanimous director vote). See " -- The IP Sale" and " -- The Sale of RIL." Accordingly, the Board of Directors believes that the interests of stockholders unaffiliated with Fujitsu were adequately represented in connection with the negotiation of the IP Sale and the Sale of RIL.

     Position of Fujitsu Regarding the Fairness of the IP Sale and the Sale of RIL. Based on the information available to Fujitsu, Fujitsu believes that the IP Sale and the Sale of RIL were fair to the Company and its unaffiliated stockholders. Fujitsu's belief is based upon the following factors, weighted approximately in order:

          1. Fujitsu believes that the Company was unable to obtain a financially or strategically superior offer for the Acquired IP or RIL. Despite repeated efforts to locate prospective purchasers for the Company as a whole or any of its various assets, including a directed marketing campaign in which Fujitsu understands that marketing materials were directly circulated to potential purchasers, Fujitsu understands that the Company was unable to locate a buyer for the Company as a whole or to obtain any other bids for the Acquired IP, and that the only other bidder for RIL terminated its negotiations with the Company before Fujitsu expressed an interest in again considering the purchase of RIL. Fujitsu believes that no better offer would have been made to the Company with respect to the Acquired IP or RIL. See "-- Attempted Sale of the Company or its Various Assets Other Than to Fujitsu or Buyer."

          2. In the case of the IP Sale, Fujitsu calculated the appropriate consideration for the IP Sale based on (a) five-year projected sales for Fujitsu products using the Acquired IP, (b) five-year projected licensing fees to be paid by third parties to Fujitsu for the use of certain patents included in the Acquired IP, (c) in connection with the Acquired IP relating to the Colorado 4 microprocessor core, HyperSPARC(TM) module, photon bus and the 64-bit Intellectual Property, estimated development costs required for Fujitsu to redevelop such intellectual property and (d) in connection with the Acquired IP relating to the DANlite 1, DANlite 2 and DANlite 3 microprocessor cores, five-year projected licensing fees which would otherwise be paid by Fujitsu to the Company. Fujitsu did not place a significant value on the Company's 64-bit Intellectual Property due to the early stage of the development and uncertainties concerning its ultimate market viability.

          3. In the case of the IP Sale, Fujitsu's interest in acquiring the Acquired IP on terms which would permit the Company's continued use of the 32-bit Intellectual Property included in the Acquired IP in its business, including in its negotiations with the Buyer for the Sale of Assets.

          4. In the case of the Sale of RIL, the fact that RIL's operations had been scaled back (including a significant reduction in its engineering staff) and the Company had otherwise determined to cause RIL to shutdown its operations at an estimated cost of approximately $600,000 prior to resumed negotiations with Fujitsu for the Sale of RIL.

          5. In the case of the Sale of RIL, the Valuation (as defined below) which Fujitsu obtained from KPMG Japan setting forth a valuation range for RIL, between, in the case of the Replacement Cost Approach, $1.6 million and $2.0 million, and, in the case of the Market Multiple Approach, $2.2 million and $3.1 million. Although the ultimate purchase price of $2.5 million for the Sale of RIL was agreed upon after material and adverse changes in RIL's circumstances (including the departure of approximately one-half of its employees and two-thirds of its key engineering management), the purchase price fell within the valuation ranges set forth in the Valuation. See "-- Special Matters Relating to the IP Sale and the Sale of RIL -- The KPMG Valuation Analysis."

     The KPMG Japan Valuation Analysis. On January 17, 1998, after receiving the Company's offer to sell all of the issued and outstanding capital stock of RIL to Fujitsu for $7 million, Fujitsu received a draft Preliminary Valuation Analysis (the "Valuation") from KPMG Japan. Fujitsu retained KPMG Japan based on the worldwide experience of KPMG Peat Marwick LLP ("KPMG") in auditing semiconductor companies and because KPMG Japan has provided accounting services to many of Fujitsu's foreign affiliates. Since April 1, 1996, no material relationships have existed between KPMG and its affiliates, on the one hand, and the Company or its affiliates, on the other hand, except that KPMG (through its office in Austin, Texas) has been retained as the Company's independent public accountants and audited the Company's financial statements for Fiscal 1997 and Fiscal 1998. Fujitsu did not obtain a final version of the Valuation from KPMG

Japan because Fujitsu discontinued its negotiations with the Company for the acquisition of RIL in early March 1998. When Fujitsu and the Company recommenced negotiations in July 1998, Fujitsu believed that it would be essential to finalize such negotiations on an expedited basis in order to prevent the continued loss of RIL employees, many of whom had already announced their intention to leave RIL, and to attempt to encourage employees who had left to return to RIL. In light of the urgency of proceeding, Fujitsu felt that the draft Valuation provided a sufficient basis for its price proposals with respect to a purchase of RIL.

     During its preparation of the Valuation, KPMG Japan used a Replacement Cost Approach (whereby the value of the business is determined based upon the replacement costs for the investor, which, in the case of RIL, relate to the amount of cash that would have to be expended in order to re-establish its then in place assembled workforce and to re-acquire its business assets) and a Market Multiple Approach (whereby the value of the business is determined by comparing the business of the subject company to those of comparable publicly traded or quoted companies; in this analysis, KPMG Japan adopted a revenue multiple (derived by comparing the total capitalization to the revenue volume of the comparable companies) which is applied to RIL's potential revenue in order to estimate its value).

     In applying the Market Multiple Approach, KPMG Japan consulted a data base of publicly traded U.S. companies to identify companies with a market capitalization of under $1,000,000,000 that are principally engaged in the design and development of semiconductor products (rather than the manufacture or sale of such products). KPMG Japan identified five companies meeting these criteria: Siliconix, Inc., International Rectifier Corp., Optec Technology, Inc., Semtech Corp. and Quality Semiconductors, Inc., and included all of these companies in its analysis. KPMG Japan calculated RIL's potential revenue based on (1) an assumed profit margin of 20%, which KPMG Japan viewed as typical for a development stage company in RIL's business, and (2) RIL's annualized operating expenses for Fiscal 1998 (based on RIL's actual operating expenses for the first three fiscal quarters of Fiscal 1998).

     The Valuation sets forth a valuation range between, in the case of the Replacement Cost Approach, $1.6 million and $2.0 million, and, in the case of the Market Multiple Approach, $2.2 million and $3.1 million. Such valuations were presented on the basis of a "debt-free", "operating" enterprise value. Accordingly, the foregoing valuations did not include the value of cash and cash equivalent assets (approximately $460,000 as of December 31, 1997) and the amounts payable by RIL to the Company (approximately $2.25 million as of December 31, 1997, all of which was converted into capital on or prior to the consummation of the Sale of RIL). If, in applying the Market Multiple Approach, KPMG Japan had included the value of such cash and cash equivalents, the Valuation would have set forth a valuation range between approximately $2.6 million and $3.6 million. In connection with the preparation of the Valuation, KPMG Japan did not receive instructions from Fujitsu and Fujitsu did not impose any limitations on the scope of the investigation performed by KPMG Japan.

     The foregoing description of the Valuation does not purport to be complete. A copy of the Valuation has been filed as an exhibit to the Schedule 13E-3 filed by the Company, Fujitsu and the Buyer with the SEC. See "Miscellaneous." Copies thereof will be made available for inspection and copying at the principal executive offices of the Company during its regular business hours by any interested stockholder of the Company or his or her representative who has been so designated in writing.

     The $2.5 million purchase price paid by Fujitsu to the Company on August 10, 1998 in connection with the consummation of the Sale of RIL was the result of negotiations between the Company and Fujitsu, and KPMG Japan did not recommend any specific price. The Sale of RIL was consummated more than six months after the completion of the Valuation and after material negative changes in RIL's circumstances, including the departure of approximately one-half of its employees and two-thirds of its key engineering management.

     Purpose of the IP Sale and the Sale of RIL; Reasons for the IP Sale and the Sale of RIL. Fujitsu entered into the Asset Purchase and License Agreement and the RIL Agreement in order to acquire the Acquired IP and RIL. Fujitsu determined to enter into and consummate the IP Sale and the Sale of RIL because the Company was unable to locate any other prospective purchasers and had decided to engage in an orderly shutdown of its operations. In addition, the IP Sale will enable Fujitsu to further develop certain SPARC(TM) products which would otherwise have been discontinued through the shutdown of the Company's operations. The Sale of RIL prevented the disbanding of RIL's engineering staff who have been involved in the development of certain microprocessors on Fujitsu's behalf. Fujitsu believes that the remaining RIL engineers can continue to constitute a productive design and development group, capable of continuing development of the DanLITE series of products previously developed by RIL for Fujitsu under development agreements with the Company. The timing of the IP Sale and the Sale of RIL was determined by the Company.

     The Company determined to enter into and consummate the IP Sale and the Sale of RIL due to the Company's deteriorating financial condition and the decision of the Company to engage in an orderly shutdown of its operations. The Company did not believe that it had any alternatives at the time that were superior to the IP Sale and the Sale of RIL, taken individually or together. See "Special Factors -- General Background;" "-- Transactions with Fujitsu;" and
"-- Approval of the Board of Directors and Reasons for the IP Sale and Sale of RIL; Recommendation of the Executive Committee and the Ad Hoc Committee; Fairness of the IP Sale and the Sale of RIL."

     Plans for the Company After the IP Sale and the Sale of RIL. The Company consummated the IP Sale and the Sale of RIL as part of the Company's orderly shutdown plan and the Company intended to proceed, and is proceeding, with the orderly shutdown of its operations. The Company intends to proceed with liquidation and dissolution after the Sale of Assets is consummated or if the Sale of Assets is not consummated for any reason, in order to further implement the Company's orderly shutdown of its operations. The Company anticipates that it will reduce the size of its Board of Directors after the Dissolution Date (as defined below), although no decisions have been made. The Company's Common Stock currently trades in the over-the-counter bulletin board maintained by The Nasdaq Stock Market. See "Market Price Data." After the Dissolution Date, the Company's stock transfer books will be closed and the Company's Common Stock will cease to trade. The Company intends to terminate the registration of the Common Stock under the Exchange Act and thereafter the Company will no longer be required to file periodic reports with the SEC. See "The Plan of Complete Liquidation and Dissolution."

BACKGROUND OF THE ASSET PURCHASE AGREEMENT

     The Asset Purchase Agreement. In April 1998, the Board of Directors of the Company instructed management to prepare estimates of the time and cost of an orderly shutdown of the Company's manufacturing operations to be presented at the meetings of the Board of Directors and its committees scheduled for May 13 and May 14, 1998. Mr. Jones, on behalf of the Buyer, approached Company management in late April 1998 regarding the possible acquisition of the assets of the Business. Despite efforts by the Company to identify and locate other potential purchasers, the Buyer was the only bidder for the Business. See
"-- Attempted Sale of the Company or its Various Assets Other than to Fujitsu or Buyer." The Buyer described possible acquisition terms to the Company, and was informed that the Company was willing to engage in further discussions. The Buyer thereupon engaged outside advisors and legal counsel, and began to solicit the necessary outside funding.

     On behalf of the Buyer and at the request of the Company, Mr. Jones made a presentation to the Company's Board of Directors and its committees at their May 13 and 14, 1998 meetings regarding the Buyer's proposed acquisition of the Business. Members of the Board of Directors and management asked and received answers to questions regarding the Buyer's proposal. Mr. Jones was thereupon excused from the meetings so that the Board of Directors and management could discuss the proposal. At these meetings, the Company's Chief Financial Officer also discussed with the Board of Directors the financial implications to the Company of the proposed Sale of Assets as compared to a shutdown of the Business which would otherwise be required if a buyer for the Business or the Company as a whole could not be located. The Board of Directors thereupon instructed the Company's management to proceed with negotiations with the Buyer regarding the proposed Sale of Assets, and the Company's management informed the Buyer of the Company's intention to proceed with such negotiations. The Company did not at this time or otherwise make available to the Buyer or Mr. Jones the cost details of the Company's proposed shutdown plan; similarly, neither Buyer's business plan nor fund raising operations were aided by or reviewed by the Company's management.

     On June 10, 1998, the Buyer presented a draft letter of intent and confidentiality agreement to the Company. Over the next two weeks, the Company and the Buyer engaged in extensive negotiations regarding the letter of intent, with the Company insisting that the letter of intent be non-binding. The parties agreed that the purchase price to be paid by the Buyer for the Acquired Assets would be $5.66 million, the price originally proposed by Buyer in its presentation at the May 13 and May 14, 1998 meetings of the Board of Directors and its committees. On June 25, 1998, the Company and the Buyer executed a non-binding letter of intent setting forth the primary terms of the Buyer's proposed acquisition of the Business, including the purchase price and the amount to be paid by the Company to the Buyer for Buyer's assumption of certain of the Company's warranty obligations. The Company and the Buyer also executed a confidentiality agreement at that time.

     On June 26, 1998, the Buyer provided the Company with an initial draft of the Asset Purchase Agreement. For the next several weeks, the Company and the Buyer engaged in extensive negotiations of the terms of the Asset Purchase Agreement and related ancillary agreements. Throughout this process, the members of the Board of Directors were kept informed by management on an informal basis of the status of the talks, as well as the Company's continuing efforts to sell its other assets. In addition, the Executive Committee of the Board of Directors and the full Board discussed the status of the proposed transaction at their respective meetings held on July 2, 1998. On July 2, 1998, the Board of Directors of the Company established the Ad Hoc Committee of the Board of Directors (consisting of Fred T. May, the Company's Chairman of the Board, Jack
W. Simpson, Sr., the Company's Chief Executive Officer and President, and Edward
F. Thompson) to make recommendations to the Board of Directors with respect to asset sales by the Company and related matters in connection with the implementation of the Company's shutdown plan.

     Throughout the negotiations, the Company insisted that it retain the ability, after execution of the Asset Purchase Agreement, to enter into negotiations pursuant to any proposal by a third party for the sale of the Company as an entirety or all or any portion of the Business, to continue any discussions in progress for any acquisition proposal and to terminate the Asset Purchase Agreement if the Company were to enter into a binding agreement for the acquisition, merger or combination of the Company as a whole or the sale of all of the Company's assets as a whole. The Buyer ultimately acceded to this demand.

     The Ad Hoc Committee reviewed the proposed Sale of Assets in detail at a meeting held on July 15, 1998 and met again on July 21, 1998 to, among other things, consider the Sale of Assets and the Asset Purchase Agreement. On July 21, 1998, the Ad Hoc Committee, a majority of whose members are unaffiliated with Fujitsu, voted unanimously to recommend that the Board of Directors approve the Sale of Assets and the Asset Purchase Agreement. The Board of Directors thereupon met on July 22, 1998 to, among other things, consider the Sale of Assets and the Asset Purchase Agreement. Such meeting was attended by all of the directors, as well as Francis S. (Kit) Webster III, the Company's Chief Financial Officer, and representatives of Irell & Manella LLP, legal counsel to the Company, and Richards, Layton & Finger, P.A., special Delaware counsel to the Company. The members of the Board had previously been provided with a copy of the most recent draft of the Asset Purchase Agreement and related documents and at the meeting were apprised of the principal terms of the transaction, the DGCL and applicable case law and received the recommendation of the Ad Hoc Committee that the Sale of Assets and the Asset Purchase Agreement be approved. Following discussion, the Board of Directors thereupon unanimously approved the Sale of Assets, the Asset Purchase Agreement and related documents.

     Agreements between the Buyer and Fujitsu. Fujitsu currently supplies 100% of the Company's requirement for silicon wafers and is the only supplier currently qualified to supply such wafers. See "Transactions with Fujitsu -- Supply of Wafer Products." Accordingly, shortly after the Buyer provided the Company with a draft of the letter of intent and confidentiality agreement, the Buyer contacted Fujitsu to request a commitment from Fujitsu that it would continue to supply the silicon wafers used in the Business to the Buyer on terms substantially similar to those on which Fujitsu currently sells silicon wafers to the Company. Negotiations regarding such commitment have been conducted primarily by the Buyer's and Fujitsu's respective counsels. A wafer supply agreement, with terms substantially similar to the agreement in principle between the Company and Fujitsu, is expected to be executed prior to the consummation of the Sale of Assets. Under the agreed terms, the Buyer has the right, but not the obligation, to purchase its requirements for certain wafer products from Fujitsu. The costs of such silicon wafers is expected to be a substantial portion of Buyer's operating costs for the next two years.

     Although Fujitsu agreed that it would provide its consent to the assignment of the License by the Company to the Buyer, the Buyer determined that it required a more detailed license to the technology covered by the License. Accordingly, beginning in early July, Fujitsu, the Company and the Buyer entered into extensive negotiations regarding such license, which resulted in a Technology Framework Agreement among the Company, Fujitsu and the Buyer, to be effective as of the consummation of the Sale of Assets.

     The Company has been informed that the Buyer and Fujitsu have not entered into any other agreements, whether with regard to future product sales by Buyer to Fujitsu or otherwise.

     Buyer's Funding of the Sale of Assets. The Company has been informed that the Buyer intends to fund the Sale of Assets and continued operation of its business through both equity investments and debt facilities totaling approximately $9.0 million. The equity investments will consist of the sale of Buyer's Series A Preferred Stock, representing approximately 25% of the fully diluted capital stock of Buyer, to a group of investors who are unaffiliated with the Company. The debt facilities will consist of a senior revolving line of credit, a senior term loan, and a senior subordinated term loan with attached warrants to purchase five percent (5%) of Buyer's common stock. The senior revolving line of credit and the senior term loan will be made pursuant to a Loan and Security Agreement, to be dated as of the date of the consummation of the Sale of Assets, between Buyer and the lender. The Loan and Security Agreement is expected to be secured by a lien on substantially all of the assets of Buyer and to contain financial and other covenants typical for loans of this type. The revolving line of credit will mature twelve months from the closing date, with interest payable monthly and accruing at a variable rate of interest, per annum, most recently announced as the lender's "prime rate" (the "Prime Rate") plus 0.5%. The senior term loan will mature 48 months from the closing date, with interest payable monthly and accruing at the Prime Rate plus 1%. The senior subordinated term loan will be made pursuant to a Senior Subordinated Loan and Security Agreement, to be dated as of the date of the consummation of the Sale of Assets, between the Buyer and the lender. The Senior Subordinated Loan and Security Agreement is expected to be secured by a lien on substantially all of the assets of the Buyer, subordinated only to the lien of the Loan and Security Agreement, and to contain financial and other covenants typical for loans of this type. The senior subordinated term loan will mature 36 months from the closing date, with interest payable monthly and accruing at 12% per annum. The senior subordinated term loan will have attached warrants to purchase the Buyer's common stock, at an exercise price of $.01 per share, equaling five percent (5.0%) of the fully diluted capital stock of the Buyer. The Buyer has no present plans or arrangements to finance or repay such borrowings other than repayments through cash generated from operations.

BACKGROUND OF THE PLAN

     On April 2, 1998, the Company announced that it was considering various strategic alternatives for its business, including a sale of the Company as a whole, the sale of various of the Company's assets and, potentially, an orderly liquidation of the Company. On June 1, 1998, the Company announced that the Board of Directors of the Company had approved an orderly shutdown of the Company's operations which would likely lead to the Company's liquidation and dissolution. See "-- General Background." In conjunction with the Sale of Assets and in furtherance of the shutdown of the Company's operations, on July 22, 1998 the Board of Directors adopted the Plan to implement the orderly dissolution and liquidation of the Company.

ABSENCE OF FAIRNESS OPINIONS

     The Company did not receive fairness opinions in connection with the Sale of Assets, the IP Sale or the Sale of RIL, although the Special Committee received on June 4, 1998 an appraisal report from Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey"), a nationally-recognized valuation firm, regarding its 64-bit Intellectual Property, the Viper Design Team and the Business. See "-- Appraisal Report of Houlihan Lokey." Houlihan Lokey was not asked to and did not evaluate any of the Sale of Assets, the IP Sale or the Sale of RIL. No valuation was obtained of the Company's 32-bit Intellectual Property, because the Company did not believe that there would be any buyers for the 32-bit Intellectual Property given the substantial migration of customers from 32-bit products to 64-bit products. Portions of the 64-bit Intellectual Property and a significant portion of the 32-bit Intellectual Property were included in the Acquired IP (i.e., the assets subject to the IP Sale), subject to the License.

     The Company was unable to locate any buyers for the Acquired IP or RIL other than Fujitsu (a potential acquiror of RIL, Motorola, terminated discussions with the Company before a definitive agreement for a sale was reached), and was unable to locate any bidders for the Acquired Assets (i.e., the assets that are the subject of the Sale of Assets) other than the Buyer. See "-- Attempted Sale of the Company or its Various Assets other than to Fujitsu or Buyer" and "-- Transactions with Fujitsu -- The Sale of RIL." The Board of Directors and its committees did not rely upon the appraisal report in determining that the IP Sale, the Sale of RIL and the Sale of Assets were fair to and in the best interests of the Company's stockholders, because the only available alternative to the Company was to receive no or substantially less consideration for these assets (for example, by selling the Acquired Assets in a liquidation transaction following the completion of the EOL program). The Company had determined to cause RIL to shutdown its operations at the time that Fujitsu approached the Company to re-express its interest in acquiring RIL. See "-- Transactions with Fujitsu -- The Sale of RIL." Also, the Company was unable to locate any buyers for the 64-bit Intellectual Property (other than Fujitsu) or the Viper Design Team and on July 31, 1998 terminated the employment of all of the members of that team. See "-- Attempted Sale of the Company or its Various Assets other than to Fujitsu or Buyer."

     The absence of a fairness opinion from an independent financial advisor for any of the IP Sale, the Sale of RIL and the Sale of Assets presents the potential risk that the Company received less than fair consideration for the Acquired IP and RIL and may receive less than fair consideration in connection with the Sale of Assets. The Board of Directors believes that this risk is minimal because, notwithstanding extensive efforts to do so, the Company had been unable to locate other buyers of the assets sold or to be sold in any of those transactions. In addition, as discussed above, at the time of the IP Sale and Sale of RIL and at the time the Company entered into the Asset Purchase Agreement, the Company had determined to commence an orderly shutdown of its operations (including the Business and RIL) and the only available alternatives to these transactions was to receive no or substantially less consideration for these assets.

POTENTIAL CONFLICTS OF INTEREST

     In the past, the Company has utilized a Special Committee consisting of one member, Mr. Fred T. May, to approve or recommend transactions between the Company and Fujitsu. The Special Committee was not utilized in connection with the IP Sale or the Sale of RIL and the Board of Directors believed that it would be beneficial to have a committee with more than one member consider these transactions. The IP Sale and Sale of RIL were recommended for approval at committee meetings at which a majority of the members either present or on the committee were unaffiliated with Fujitsu. On July 2, 1998, the Executive Committee of the Board met to consider the IP Sale in order to make a recommendation to the Board of Directors on whether to approve the IP Sale. The members of the Executive Committee present at that meeting were Messrs. May, Simpson and Thompson (who are also all of the members of the Ad Hoc Committee); not present at the meeting were Mr. Ryusuke Hoshikawa and Mr. Masahiro Saida, each of whom is affiliated with Fujitsu. Messrs. May and Simpson are unaffiliated with Fujitsu (other than through Mr. Simpson's employment by the Company), while Mr. Thompson is an advisor to Fujitsu and acts as an independent board member for or advisor to various other Fujitsu subsidiaries. The members of the Executive Committee present at the July 2, 1998 meeting, a majority of whom are unaffiliated with Fujitsu, voted unanimously to recommend that the Board of Directors approve the IP Sale. On July 30, 1998, the Ad Hoc Committee of the Board met to consider the Sale of RIL in order to make a recommendation to the Board of Directors on whether to approve the Sale of RIL. The members of the Ad Hoc Committee present at that meeting were Messrs. May, Simpson and Thompson, who constitute all of the members of the committee. The members of the Ad Hoc Committee, a majority of whom are unaffiliated with Fujitsu, voted unanimously to recommend that the Board of Directors approve the Sale of RIL. See "-- Transactions with Fujitsu -- The IP Sale; -- The Sale of RIL" and
"-- Special Matters Relating to the IP Sale and the Sale of RIL -- Approval of the Board of

Directors; Recommendation of the Executive Committee and the Ad Hoc Committee; Fairness of the IP Sale and the Sale of RIL."

                               THE SALE OF ASSETS

APPROVAL OF THE BOARD OF DIRECTORS AND REASONS FOR THE SALE OF ASSETS; RECOMMENDATION OF THE AD HOC COMMITTEE; FAIRNESS OF THE SALE OF ASSETS.

     The Board of Directors believes that the Sale of Assets is in the best interests of the Company, its creditors and stockholders and is fair to the Company's unaffiliated stockholders. Accordingly, the Board of Directors has approved the Sale of Assets and the Asset Purchase Agreement. In reaching its determination, the Board of Directors consulted with the Company's management, as well as its legal advisors, and considered the following factors. The following discussion of the factors considered by the Board of Directors is not intended to be exhaustive but summarizes the material factors considered.

          1. The Company's prior decision to shutdown its operations after a careful analysis of the Company's financial condition, assets, liabilities, technology, operations and prospects. See "Special Factors -- General Background." The Company has borrowed the entire $20.0 million available to it under its line of credit with DKB, which line of credit is due on November 30, 1998, and believes it has no other sources for equity or debt financing. In addition, the Company has suffered decreasing revenues and substantial operating losses, is currently unable to generate cash flow from operations and has been unable to successfully market its 32-bit technology in a business environment moving towards an increased utilization of and demand for the 64-bit technology of the Company's competitors. The Company also does not have the resources to complete development of its 64-bit "Viper" product. The Company does not have the alternative of continuing its operations, including the operations of the Business, and cannot at this time generate a positive return for its stockholders.

          2. The results of the Company's consideration of alternatives to the Sale of Assets, including the Board of Directors' judgment that it would not be possible to dispose of the Company as a whole or the Business and its related assets on terms more favorable to the Company and its stockholders. In this regard, the Company has been unable to locate a buyer for the Company as a whole. In addition, the Company has been unable to obtain any other bids for the Business. Accordingly, although the Company does not believe that any funds or assets will be available for distribution to the Company's stockholders after consummation of the Sale of Assets and following dissolution and liquidation under the Plan, the Board of Directors did not believe that there were any alternatives available to the Company that would permit any such distributions.

          3. The belief of the Board of Directors that the industry in which the Company operates is highly competitive and that the Company does not have the products or resources necessary to be competitive or to continue its operations for an extended period of time.

          4. The proposed terms and structure of the Sale of Assets, including the terms of the Asset Purchase Agreement, the Buyer's desire to acquire the Business and its related assets and the fact that the Company's representations and warranties contained in the Asset Purchase Agreement, other than claims at law or equity based on its fraudulent acts or omissions (which survive until expiration of the applicable statute of limitations) survive the closing of the Sale of Assets only for a period of twelve months. In addition, the Asset Purchase Agreement expressly limits the Company's indemnification obligations (other than for sales tax liabilities) to the indemnification holdback amount of $250,000. Moreover, the Buyer also will assume certain contracts and liabilities of the Company, in addition to certain warranty repair liabilities of the Company to be assumed in consideration of the $1.72 million payment by the Company to the Buyer. The Board of Directors believed that the price the Company would pay to the Buyer for the assumption of certain of the Company's warranty repair obligations was fair because the price reflected the costs that the Company believed it would have incurred to establish a warranty repair center to service such obligations in the absence of the Sale of Assets to the Buyer. The Board of Directors also believes that the $5.66 million negotiated purchase price for the Acquired Assets compared favorably with the book value of the Acquired Assets, which was $2.6 million. The Board of Directors also believed that the $5.66 million negotiated purchase price for the Acquired Assets compared favorably with the liquidation value of the Acquired Assets, as the Company had estimated that the Sale of Assets would generate approximately $4 million more in net proceeds for the Company than would a shutdown of the Business and the sale of the Acquired Assets in liquidation. The Board of Directors does not believe that the Business had any value as a going concern, because, due to the substantial and continuing deterioration of the Company's financial condition, the Company had already determined to shutdown its operations (including the Business) at the time that the Company entered into the Asset Purchase Agreement with the Buyer. Also, the Board of Directors believes that the continued manufacture and sale by the Buyer of the Company's 32-bit products reduces the risk of claims by the Company's customers with respect to the shutdown of the Company's operations. See "The Asset Purchase Agreement -- Representations and Warranties" and
     "-- Purchase Price."

          5. The fact that Fujitsu had agreed to provide its consent in writing to the adoption of the Asset Purchase Agreement, the Sale of Assets and the Plan.

          6. The recommendation of the Ad Hoc Committee that the Board of Directors approve and adopt the Sale of Assets and the Asset Purchase Agreement.

     In view of the variety of factors considered in connection with its evaluation of the Sale of Assets, the Asset Purchase Agreement and the Plan, the Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Board of Directors may have given differing weights to differing factors.

     The Board of Directors did not rely on the appraisal report prepared by Houlihan Lokey in determining that the Sale of Assets was fair to the Company and its stockholders unaffiliated with the Buyer because Houlihan Lokey was not asked to review the Sale of Assets and because, at the time the Company entered into the Asset Purchase Agreement, the Board of Directors had determined to proceed with an orderly shutdown of the Company's operations (including the Business) as a result of the continuing and substantial deterioration of the Company's financial condition and the only available alternative to the Company to the Sale of Assets was to receive no or substantially less consideration for the Acquired Assets. See "Special Factors -- Absence of Fairness Opinion" and "The Sale of Assets -- Appraisal Report of Houlihan Lokey." The Board of Directors also did not consider the current or historical per share market price of the Company's Common Stock in determining the fairness of the Sale of Assets, because the Board of Directors did not believe that such prices were relevant in determining the value of the Acquired Assets given that the Board of Directors had determined to proceed with an orderly shutdown of the Company's operations as a result of the continuing and substantial deterioration of the Company's financial condition and did not believe that the Company would have any funds or assets available for distribution to its common or preferred stockholders.

     In determining to recommend that the Board of Directors approve and adopt the Sale of Assets and the Asset Purchase Agreement, the Ad Hoc Committee considered the same material factors listed above (other than item 6) as did the Board of Directors. In view of the variety of factors considered in connection with its evaluation of the Sale of Assets and the Asset Purchase Agreement, the Ad Hoc Committee did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Ad Hoc Committee may have given differing weights to differing factors.

     As the holder of a majority of the outstanding shares of Common Stock and all of the outstanding shares of Preferred Stock, Fujitsu, which is not affiliated with the Buyer, has executed a written consent approving the Sale of Assets and accordingly no vote of any other stockholder is required to approve the Sale of Assets and stockholder votes are not being solicited. See "The Stockholder Consent to the Sale of Assets and the Plan." The Company's directors and executive officers have informed the Company that, if such a vote of the stockholders had been required, they would have voted their shares of Common Stock in favor of such transactions and would have recommended that the Company's stockholders vote in favor of such transactions.

In addition, although the Company's non-employee directors did not retain an unaffiliated representative to act solely on behalf of stockholders unaffiliated with the Buyer in negotiating the Sale of Assets and/or preparing a report concerning the fairness of the Sale of Assets, a majority of the directors of the Company who are not employees of the Company, as well as a majority of the directors who are not affiliated with the Buyer, voted to approve the Sale of Assets (which was approved by unanimous director vote). See "Special
Factors -- Background of the Asset Purchase Agreement -- The Asset Purchase Agreement." Accordingly, the Board of Directors believes that the interests of stockholders unaffiliated with the Buyer were adequately represented in connection with the negotiation of the Sale of Assets.

POSITION OF THE BUYER REGARDING THE FAIRNESS OF THE SALE OF ASSETS

     Based on the information available to the Buyer, the Buyer believes that the Sale of Assets is fair to the Company. The Buyer's belief is based upon the following factors, weighted approximately in order of their appearance.

          1. The Buyer believes that the Company was unable to obtain a financially or strategically superior offer for the sale of the Business or the sale of the Company as a whole. Despite repeated requests by the Buyer during the negotiation of the letter of intent and the Asset Purchase Agreement that the Company agree to refrain from any other negotiations regarding the Sale of Assets, the Company retained the ability to enter into negotiations pursuant to any proposal of a third party for the sale of all or any portion of the Business, to continue any discussions in progress for any acquisition proposal and to terminate the Asset Purchase Agreement if the Company enters into a binding agreement for the acquisition, merger or combination of the Seller as a whole or the sale of all of the Company's assets as a whole. See "The Asset Purchase Agreement -- Negative Covenants" and "-- Termination." The Buyer believes that no better offer has been or will be made to the Company with respect to the sale of the Business or the sale of the Company as a whole.

          2. The terms and structure of the Asset Purchase Agreement. Pursuant to the Asset Purchase Agreement, the Buyer will assume certain warranty repair and other contractual obligations of the Company, the Buyer will hire approximately 40 employees of the Company who would otherwise be paid severance, the representations and warranties of the Company contained in the Asset Purchase Agreement survive the closing of the Sale of Assets for only 12 months, and the indemnification obligations of the Company are limited to an indemnification holdback amount of $250,000.

          3. The Buyer believes that it has made a unique offer for the Business as a going concern that is preferable to the other alternatives for the Company of which the Buyer is aware. Absent a strategic merger or substantial capital infusions, the Buyer does not believe that the Company could generate profits in the foreseeable future, if at all. In addition, the Buyer believes that the Sale of Assets may be a financially better alternative to the Company than liquidation of the assets included in the Business, because the Buyer believes that the Sale of Assets (i) has enabled the Company to retain the staff necessary for its orderly shutdown,
     (ii) will reduce the Company's severance expenses because the Company will not be required in general to pay severance to Company employees who are hired by Buyer, (iii) will enable the Company to satisfy certain of its warranty repair obligations and (iv) may reduce the risk of claims against the Company by customers resulting from the cessation of shipments of products.

     The Buyer believes that the Sale of Assets is fair to the Company's unaffiliated stockholders for the same reasons that it believes that the Sale of Assets is fair to the Company. The Buyer notes, however, that at no time was the Company's proposal for an orderly shutdown of the Business made available to or reviewed by the Buyer. In addition, Buyer has not been involved in any decisions or transactions with respect to the IP Sale or the Sale of RIL. Moreover, Buyer does not have access to, nor has Buyer seen, the financial information of the Company, other than such financial information as is publicly available. Accordingly, Buyer's beliefs as stated herein with respect to the fairness of the Sale of Assets are based solely upon market information generally available to the public and the information known to Mr. Jones as Vice President of Operations of the Company.

     The Buyer calculated the consideration it was willing to pay for the Acquired Assets primarily through Buyer's estimates of the value of the Business as a going concern separate from the Company. The Buyer did not consider the current or historical market price, the price paid in any previous transaction or the price of any firm offers for the Acquired Assets because no such prices exist. The Buyer also did not consider the net book value of such assets or any report, opinion or appraisal of a third party because such criteria were not made available to nor sought by Buyer. Buyer determined that the value of the Business as a going concern was approximately $5.66 million, based upon Buyer's estimates of (i) future revenues from existing sales and from new lines of business which are currently unavailable to the Company (see "Special Factors -- General Background"), (ii) necessary capital expenditures to make the Business profitable and to enter into such new lines of business, (iii) the risks inherent in purchasing an unprofitable line of business, and (iv) the value of the inventory of the Business. Buyer did not independently value any of the individual components, but instead Buyer determined the aggregate value based upon Mr. Jones' previous experience with new business ventures prior to his employment with the Company. This value was significantly higher than Buyer's estimate of the liquidation value of the Acquired Assets, which was estimated by Buyer at approximately $2.2 million.

APPRAISAL REPORT OF HOULIHAN LOKEY

     General. Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey") is a nationally recognized financial advisory firm active in the valuation of businesses and securities and in rendering advisory services in connection with mergers and acquisitions, leveraged buyouts, private placements of debt and equity, corporate reorganizations, employee stock ownership plans and other corporate transactions. Houlihan Lokey was retained, based on its qualifications, expertise and reputation in providing such financial advice to companies, by the Special Committee of the Board of Directors to assist the Company in the valuation of certain assets. Houlihan Lokey was not asked to, and did not, solicit third party indications of interest in acquiring some or all of the assets of the Company. Additionally, Houlihan Lokey has specifically advised the Company that its valuation of the assets is not directly relevant to the Sale of Assets and the other transactions engaged in by the Company. No material relationships have existed between Houlihan Lokey and its affiliates, on the one hand, and the Company, on the other hand, during the past two years. Houlihan Lokey does not beneficially own and has never beneficially owned any interest in the Company or the Business.

     The purchase price paid by Fujitsu in connection with the IP Sale and the Sale of RIL and to be paid by Buyer in connection with the Sale of Assets was the result of negotiations between the Company and Fujitsu (in the case of the IP Sale and the Sale of RIL) and between the Company and the Buyer (in the case of the Sale of Assets) and Houlihan Lokey was not asked to and did not recommend any specific price, or render any financial advice or other services, for any of these transactions.

     Houlihan Lokey relied upon and assumed, without independent verification, that the financial information provided to it was reasonably prepared and reflected the best then available estimates of the future financial results and condition of the Company and the Business, and that there was no material change in the assets, financial condition, business or prospects of the Company or the Business since the date of the most recent financial information made available to Houlihan Lokey. With respect to projected financial results, Houlihan Lokey assumed with the consent of the Special Committee that they were reasonably prepared on bases reflecting the best then available estimates and judgments of the management of the Company as to the future performance of relevant assets. Houlihan Lokey did not independently verify the accuracy and completeness of the information supplied to it by the Company relating to the Company or the Business (including, without limitation, the financial information) and does not assume any responsibility with respect to it. Houlihan Lokey has not made any independent appraisal of any of the properties or assets of the Company (including the Business).

     The assets that Houlihan Lokey analyzed were: (a) the intellectual property relating to the Company's 64-bit Viper development project ("Viper"), (b) the Viper Design Team, which Houlihan Lokey evaluated as part of Viper and as a separate asset, and (c) the Business. Because the Company was unable to find a buyer for the Viper Design Team in connection with the IP Sale, the Sale of Assets or otherwise, the following summary does not include Houlihan Lokey's valuation analysis of the Viper Design Team.

     Valuation Analysis of 64-bit Viper Intellectual Property. In connection with the preparation of its valuation analysis of the 64-bit Viper intellectual property, Houlihan Lokey made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Houlihan Lokey: (i) met with certain members of senior management of the Company and various design personnel to discuss the operations, financial condition, future prospects and operations and performance of the Company and Viper, (ii) visited the corporate offices of the Company, (iii) reviewed certain audited historical financial data as well as projected financial data regarding Viper, (iv) conducted a comparable transaction analysis involving similar intellectual property and (v) considered such other information and conducted such other studies, analyses, inquiries and investigations as Houlihan Lokey deemed appropriate.

     In valuing the 64-bit Viper intellectual property, Houlihan Lokey considered three valuation approaches: (i) an income approach, (ii) a cost to reproduce approach, and (iii) a market or comparable transaction approach. Houlihan Lokey concluded that, given the uncertainty and extreme high level of risk, the income and cost to reproduce approaches were not meaningful when analyzing the value of the intellectual property of the Company's 64-bit Viper development project. Accordingly, Houlihan Lokey relied primarily on the market approach in determining value. Houlihan Lokey analyzed comparable publicly disclosed transactions and completed or recently announced acquisitions of similar intellectual property. This approach involved the analysis of transactions involving intellectual property similar to Viper's primary functions.


     In valuing the 64-bit Viper intellectual property, Houlihan Lokey analyzed 16 such transactions announced between December 1, 1996 and April 30, 1998. The selected transactions that were analyzed and the dates the transactions were announced are as follows: Oak Technology's acquisition of Odeum MicroSystem's personnel (April 1998); Mitel's acquisition of Plessey Semiconductor (February
1998); IBM's acquisition of CommQuest (February 1998); National Semiconductor's acquisition of Future Integrated Systems (November 1997); LSI Logic's acquisition of Mint Technology (August 1997); Information Storage Devices' acquisition of National Semiconductor's digital speech processor business unit (April 1997); Intel's acquisition of Case Technology (January 1997); Advanced Micro Circuits' acquisition of Ten Mountains Design (April 1998); American Microsystems' acquisition of Focus Semiconductor (May 1997); Aspec Technology's acquisition of SIS Microelectronics (April 1998); Brooktree's acquisition of Weitek (December 1996); IKOS' acquisition of certain rights of Interra (January
1998); National Semiconductor's acquisition of ComCore Semiconductor (April
1998); Cadence Design Systems' acquisition of Excellent Design (March 1998); Avant!'s acquisition of VLSI Technology (July 1997); and S3's acquisition of certain patents of Exponential Technology (September 1997). The defining comparable transaction criterion that Houlihan Lokey used to select the transactions listed above was that the sale had to include either intellectual property or patented or pending patent technology. Of the transactions identified and researched, three transactions had data that was usable in Houlihan Lokey's analysis. These three transactions were (i) Oak Technology's $4 million acquisition of Odeum MicroSystem's twelve engineers, two salespersons and certain intellectual property, (ii) S3's $11.25 million acquisition of Exponential Technology's portfolio of twenty five patents and twenty pending patents, and (iii) Brooktree's $3 million acquisition of Weitek's technology (non-exclusive license), design center contents and twenty engineers. The other transactions either did not include intellectual property and/or technology or did not report specific consideration paid.


     Houlihan Lokey used the data from the three above-described transactions as a basis to apply the comparable transaction approach methodology and, based thereon, estimated the fair market value for the 64-bit Intellectual Property to be in the approximate range of $5 to $10 million.

     Independent Valuation Analysis of the Business. In connection with the preparation of its valuation of the Business, Houlihan Lokey made such reviews, analyses and inquiries, as it deemed necessary and appropriate under the circumstances. Among other things, Houlihan Lokey: (i) reviewed the "Business Plan Proposal" provided to it, (ii) reviewed financial information within the Business Plan Proposal regarding the operations and cash flow on a stand-alone pro forma basis for years 1998 through 2003, (iii) met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects, operations, and performance of the Business and
(iv) considered such other information and conducted such other studies, analyses, inquiries and investigations as Houlihan Lokey deemed appropriate. The Company believes that the financial information within the Business Plan Proposal provided to Houlihan Lokey was materially different than the historical performance of the Business in that the financial information (i) was predicated on the fact that the Business could be analyzed on a stand-alone basis,

(ii) assumed the effectiveness of cost reduction activities in making the Business profitable on a stand-alone basis; (iii) included revenues from new lines of business unavailable to the Company; and (iv) included revenues from future capital investments.

     Houlihan Lokey applied the discounted cash flow ("DCF") valuation approach in arriving at an independent valuation of the Business. In employing the DCF approach, the financial information described in the Business Plan Proposal was utilized. This financial information was predicated on the fact that the Business could operate on a stand-alone basis. The Business's cash flows in the financial information were analyzed on a "debt-free" basis (before cash payments to equity and interest-bearing debt investors) in order to develop a value indication for the Business. The present value of the interim cash flows and the terminal value were determined using a risk-adjusted rate of return or "discount rate." The discount rate, in turn, was determined through an analysis of rates of return on alternative investment opportunities with similar risk characteristics as the Business. Houlihan Lokey used a 39% to 41% range as the discount rate in the DCF analysis. This discount rate represents a "venture capital" rate of return on invested capital. The venture capital rate was used primarily due to the similarity in the risk profile of the assets analyzed to that of venture capital transactions. The primary criteria that were used in selecting the discount rate were (i) lack of prior operating history for the Business on a stand-alone basis (the Company does not believe that the Business was a viable business as part of the Company given the Company's financial condition and limited resources), (ii) the risks associated with attaining projections, (iii) the fact that the Business would constitute a single location entity, and (iv) aggressive growth assumptions used in the projections (e.g., earnings before interest and taxes were assumed to have a compound annual growth rate in excess of 38%). Based on the DCF approach, Houlihan Lokey determined that a reasonable estimate of value for the Business ranged from approximately $6 to $7 million. Houlihan Lokey's valuation estimate for the Business did not include any reserve for the Company's warranty repair liabilities for products previously sold. The use of such a reserve would have reduced Houlihan Lokey's valuation estimate for the Business by the amount of such reserve.

     The foregoing summary does not purport to be a complete description of the analyses performed and factors considered by Houlihan Lokey in reaching its valuations, although it includes the material factors considered by Houlihan Lokey. The valuation of an entity is a complex process and is not susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying Houlihan Lokey's valuation. In arriving at its valuation, Houlihan Lokey considered the results of all such reviews, calculations and analyses. Accordingly, an analysis of the results of the foregoing is not solely mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of various assets of the Company and other factors that could affect the public trading or private market values of the assets or companies to which they are being compared.

     Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based on numerous factors or events beyond the control of Houlihan Lokey or the Company, Houlihan Lokey assumes no responsibility if future results are materially different from those forecasted. Houlihan Lokey's value conclusions are necessarily based on business, economic, market and other conditions as they exist and can be evaluated by Houlihan Lokey at the date of the value conclusions. Houlihan Lokey has not been requested by the Company, and does not intend, to update its value conclusions based on information since such date.

     A copy of the Houlihan Lokey Appraisal has been filed as an exhibit to the
Schedule 13E-3 filed by the Company, Fujitsu and the Buyer with the SEC. See "Miscellaneous." Copies thereof will be made available for inspection and copying at the principal executive offices of the Company during its regular business hours by any interested stockholder of the Company or his or her representative who has been so designated in writing.

PURPOSE OF THE ASSET PURCHASE AGREEMENT AND THE SALE OF ASSETS; REASONS FOR THE SALE OF ASSETS

     The Buyer has entered into the Asset Purchase Agreement to obtain the Business and to attempt to make the Business, together with other lines of business complementary to the Business into which the Buyer intends to expand, profitable. The Sale of Assets was structured by the Buyer to acquire the Business separately from the other operations and obligations of the Company, including the debt incurred by the Company. The Sale of Assets will transfer from the Company to the Buyer assets with a net book value to the Company of $2.6 million as of September 29, 1998 and, in effect, all of the Company's net revenues and earnings generated from sales of products after June 29, 1998. The net revenues of the Company for Fiscal 1996, Fiscal 1997 and Fiscal 1998 were $100.8 million, $83.1 million and $42.1 million, respectively, and the net earnings (losses) of the Company for those three fiscal years were $17.3 million, ($86.7 million) and ($38.3 million), respectively. The timing of the Sale of Assets has been dictated by the Company.

     The Sale of Assets will provide the Buyer with the future revenues of the Business and with facilities and personnel that may allow the Buyer to transition the Business into new service and product areas, such as outsource manufacturing and test services, which have proven to be unavailable to the Company. See "-- General Background." The Buyer will also bear the risk of losses generated by the Business and any decrease in the value of the Business after the consummation of the Sale of Assets. Unless the Buyer is able to successfully implement such new services and products, the Buyer anticipates the necessity of liquidating the Business to repay the debt to be incurred by the Buyer in connection with the Sale of Assets.

     The Company determined to enter into the Sale of Assets at this time due to the Company's deteriorating financial condition and the decision of the Company to engage in an orderly shutdown of its operations. The Company does not believe that it has any alternatives at this time that are superior to the Sale of Assets. See "Special Factors -- General Background;" "-- Background of the Asset Purchase Agreement;" and "Approval of the Board of Directors and Reasons for the Sale of Assets; Recommendation of the Ad Hoc Committee; Fairness of the Sale of Assets."

PLANS FOR THE COMPANY AFTER THE SALE OF ASSETS

     The Company intends to proceed with liquidation and dissolution promptly after the Sale of Assets is consummated or if the Sale of Assets is not consummated for any reason, in order to further implement the Company's orderly shutdown of its operations. The Company anticipates that it will reduce the size of its Board of Directors after the Dissolution Date, although no decisions have been made. The Company's Common Stock currently trades in the over-the-counter bulletin board maintained by The Nasdaq Stock Market. See "Market Price Data." After the Dissolution Date, the Company's stock transfer books will be closed and the Company's Common Stock will cease to trade. The Company intends to terminate the registration of the Common Stock under the Exchange Act and thereafter the Company will no longer be required to file periodic reports with the SEC. See "The Plan of Complete Liquidation and Dissolution."


USE OF PROCEEDS; LIQUIDATION AND DISSOLUTION


     Of the approximately $5.66 million in gross proceeds from the Sale of Assets, $250,000 will be deposited by Buyer into an escrow account for an indemnification holdback amount to cover any indemnity claims made by the Buyer pursuant to the Asset Purchase Agreement; if applicable, an amount to be determined at or prior to the closing of the Sale of Assets will be deposited by Buyer into an escrow account for a tax holdback amount to cover any sales tax liabilities to the Texas comptroller of public accounts; $1.72 million will be paid by the Company to the Buyer for the assumption of certain warranty repair liabilities of the Company; and approximately $150,000 will be used to pay expenses related to the Sale of Assets. The remainder of the proceeds will be used to satisfy the Company's obligations to its creditors and to pay expenses incurred in connection with liquidation and dissolution, and if any assets or funds are remaining, they will be distributed to the stockholders of the Company in accordance with the provisions of the Plan. At September 28, 1998, the Company had balance sheet obligations, consisting of trade accounts payable, accrued liabilities (including employee severance) and payables to Fujitsu (primarily for products purchased from Fujitsu) of approximately $10.4 million. This amount excludes the $20.0 million note payable to DKB that is guaranteed by Fujitsu. Expenses of liquidation and dissolution are estimated to be approximately $900,000. The Company will also use (and has already used a portion of) the approximately $10.1 million in gross proceeds it received in connection with the IP Sale and the Sale of RIL to satisfy the Company's obligations to its creditors and to pay expenses incurred in connection with those transactions. While the substantial majority of the Company's obligations are to unrelated third parties, the Company's obligations include an approximately $1.3 million trade payable to Fujitsu and a $20 million note payable to DKB, which obligation is guaranteed by Fujitsu. Although the Company does not believe that it will be able to repay any substantial portion of its debt to DKB, any payment to DKB would reduce Fujitsu's obligations under its guarantee. If Fujitsu makes any payments in connection with its guarantee of the Company's obligations to DKB, Fujitsu will be subrogated to DKB's rights and will have a creditor claim against the Company in the amount of such payments. THE COMPANY DOES NOT BELIEVE IT WILL HAVE ANY FUNDS OR ASSETS AVAILABLE FOR DISTRIBUTION TO ITS PREFERRED OR COMMON STOCKHOLDERS.

     Following the Sale of Assets, the Company's assets will consist principally of (a) cash from the proceeds of the Sale of Assets, the IP Sale and the Sale of RIL and (b) certain other intellectual property rights. Since the Company will no longer have any operating assets, the Company intends to cease business other than winding up its affairs and matters incidental thereto, preserving the value of the Company's remaining assets pending the sale thereof, satisfying its obligations to its creditors and distributing the remaining net proceeds, if any, to its stockholders. At such time after either the consummation of the Sale of Assets or the termination of the Asset Purchase Agreement, as applicable, as the Board may deem appropriate, the Company will be dissolved upon filing a Certificate of Dissolution pursuant to the DGCL (the effectiveness of which may be delayed to the extent permitted by the DGCL). The Board may, in its sole discretion, establish a contingency reserve to satisfy any claims against the Company and expenses of the sale of its assets and the liquidation and dissolution. See "Plan of Complete Liquidation and Dissolution -- Contingent Liabilities; Contingency Reserve; Liquidating Trust."

     THE COMPANY INTENDS TO PROCEED WITH LIQUIDATION AND DISSOLUTION PURSUANT TO THE PLAN REGARDLESS OF WHETHER THE SALE OF ASSETS IS CONSUMMATED.

INTERESTS OF CERTAIN PERSONS IN THE SALE OF ASSETS.

     The Company has entered into the Asset Purchase Agreement with Buyer, a newly formed Texas corporation, in which Joe D. Jones (currently Vice President of Operations of the Company), is Chief Executive Officer, President and currently sole stockholder (it is anticipated that Mr. Jones will own approximately 20% of Buyer's common stock (determined assuming full exercise of all outstanding warrants to purchase common stock and conversion of all securities convertible into common stock), with incentives to ultimately own approximately 23% of Buyer's common stock through options issued under Buyer's stock plan (determined assuming full exercise of all outstanding warrants to purchase common stock, conversion of all securities convertible into common stock and issuance of all shares reserved for issuance pursuant to Buyer's stock plan), and approximately 0.75% of Buyer's Series A Preferred Stock, at such time as the Sale of Assets is consummated). Certain other employees of the Company are expected to become officers and stockholders of Buyer prior to or at the Closing. The Company believes that the sale is an arms length transaction; however, the full value of the assets of the BridgePoint unit may not be realized by the Company because the Sale of Assets will occur in connection with the Company's previously-announced orderly shutdown of its operations and, in the absence of the Sale of Assets, the Company will have to continue its planned shutdown of the Business. To the best of the Company's knowledge, other than Mr. Jones, no officer, director or holder of at least five percent (5%) of the Company's Common Stock or Preferred Stock has a financial interest in the Sale of Assets.

     As part of the Company's orderly shutdown, the Company provided severance packages to all eligible employees as required by its general severance policy. All of the Company's executive officers, other than Frank Baffi, the Company's former Vice President of Sales, were retained pursuant to individual retention agreements. Given the Company's uncertain financial position, retention agreements were provided by the Company to such executive officers to provide incentives so that the key personnel necessary to effect the sale of the Company's assets remained with the Company until such time as their services were no longer required. The retention amounts applicable to the Company's executive officers are as follows: Jack W. Simpson, Sr., President and Chief Executive Officer, $576,854; Francis S. (Kit) Webster III, Chief Financial Officer, $185,000; Mitchell K. Alsup, Chief Architect, $250,000; Trevor S. Smith, Vice President of Engineering,

$250,000; and Joe D. Jones, Vice President of Operations, $140,000. These retention payments are not dependent upon whether the Sale of Assets is consummated. These payments do not include the following severance payments that may also be made pursuant to employment agreements, none of which payments are dependent upon whether the Sale of Assets is consummated: Mr. Simpson, $1,004,787 (including certain benefits of approximately $158,000); Mr. Webster, $185,000; and Mr. Baffi, $170,000 (this amount was paid in connection with Mr. Baffi's termination).

ACCOUNTING TREATMENT.

     The Sale of Assets will be accounted for as a purchase.

                          THE ASSET PURCHASE AGREEMENT

     The following summary describes the material terms and conditions of the Asset Purchase Agreement. Terms which are not otherwise defined in this summary have the meaning set forth in the Asset Purchase Agreement, a copy of which is attached as Annex A to this Information Statement. STOCKHOLDERS ARE URGED TO READ THE ASSET PURCHASE AGREEMENT IN ITS ENTIRETY.

PURCHASE PRICE.

     The Asset Purchase Agreement provides for the sale by the Company to the Buyer of the Acquired Assets and the Business for an aggregate consideration equal to $5.66 million in cash, of which $250,000 will be deposited by Buyer into an escrow account for an Indemnification Holdback Amount to cover possible indemnification claims incurred by the Buyer pursuant to the Asset Purchase Agreement, and, if applicable, an amount to be determined at or prior to the Closing will be deposited by Buyer into an escrow account for a Tax Holdback Amount to cover possible sales tax claims payable to the Texas comptroller of public accounts. If the Closing had occurred as of September 28, 1998, the Company estimates that the Tax Holdback Amount would have been zero. All sales taxes (other than sales taxes arising from the Sale of Assets), ad valorem taxes, utility charges, insurance premiums, rent and lease payments, payroll costs, accrued vacation and sick time for employees, normal operating expenses (including payment of reasonable Trade Payables for Inventory or services received or first ordered with the approval of Joe D. Jones as part of the Business after June 29, 1998 and that are paid in the ordinary course of business, but excluding principal, interest or other payments of Debt and amounts for general and administrative expenses) and other expenses reasonably allocable to the Business if the Business were to be accounted for as a separate operating division of the Company, in each case incurred in the Business, shall be prorated between Buyer and the Company as of June 29, 1998. All of such prorated items shall be settled between Buyer and the Company as a net adjustment to the Purchase Price on the Closing Date.

     The Company shall pay $1.72 million to the Buyer at the Closing in consideration for the assumption of and undertaking to pay, discharge and perform (a) certain warranty repair liabilities of the Company for: (i) manufacturing defects and normal wear and tear (but not for design defects or failure of fitness for a particular purpose) for all Products sold prior to the Closing Date and (ii) design defects for microprocessors (but not for systems or Products) and failure of fitness for a particular purpose (other than for Disagreed Uses), in each case for Products sold after June 29, 1998 and on or prior to the Closing Date; (b) all obligations arising under certain Assumed Contracts and Assumed Purchase Orders for events occurring after June 29, 1998, except for knowing or bad faith violations by the Company that are not attributable to Joe D. Jones or persons under his immediate supervision; and (c) Trade Payables for Inventory or services received or first ordered with the approval of Joe D. Jones or persons under his supervision as part of the Business after June 29, 1998.

ASSETS TO BE SOLD.

     The Asset Purchase Agreement provides for the sale by the Company to the Buyer of certain assets related to the Company's manufacturing, sale, distribution and customer service (but not design) business for the 32-bit hyper-SPARC(TM) families of microprocessors and the hyperSTATION(TM) and SPARC plug(TM) families of 32-bit systems and products and the related assets (the "Products"). The Company believes that this constitutes substantially all of the Company's assets.

     The assets to be sold, assigned, transferred and delivered by the Company to the Buyer pursuant to the Asset Purchase Agreement (the "Acquired Assets") include all of the assets of the Company relating to the Business (other than the Excluded Assets), including: (i) the manufacturing, testing and quality control Equipment and facilities for the production of microprocessors, (ii) the software verification laboratories, facilities, materials and Equipment, and
(iii) the delivery, receipt and storage facilities, Equipment and materials for wafers, gases, chemicals and other raw materials used in the Business. Without limiting the generality of the foregoing, the Acquired Assets include: (a) the Inventory; (b) the Leased Real Property (including certain leasehold interests);
(c) the Equipment (including certain Equipment leasehold interests); (d) the Assumed Contracts; (e) certain Purchase Orders; (f) the revenue, cash, cash equivalents, Accounts Receivable and other proceeds of any kind for Products shipped, or sales of Products made, as part of the Business after June 29, 1998;
(g) the Software; (h) the Intellectual Property (other than Trademarks) necessary to or used in the Business (other than Intellectual Property covered by the Design License or included in the Software); (i) a non-exclusive, royalty free, non-terminable, transferable license to use all Intellectual Property (other than Trademarks) with respect to the Chip Designs throughout the world solely for the purpose of conducting the Business (the "Design License"); (j) a non-exclusive, royalty free, non-terminable, transferable license to use, license, assign and sublicense all Trademarks in respect of the name "ROSS Technology," and all derivative products and works resulting from such marks or created by Buyer with respect to such marks throughout the world for the longer of 12 months or until all Acquired Assets bearing such marks on the Closing Date have been sold or distributed by Buyer (the "Ross License"); (k) all Trademarks used in the Business (other than those covered by the Ross License), including the Company's rights to market, sell, distribute and use the SPARC(TM) family of Trademarks; (l) all Permits relating to the Business and the Acquired Assets (including all international traffic licenses, fire department permits, air and water pollution control permits, environmental permits and all other required licenses); (m) the Personal Property (other than Equipment, Software and Inventory); and (n) the books and records relating to the Business, including all customer lists, marketing and leads lists, product lists and all other sales or marketing, production or supply lists, in each case whether in the form of a list or database, including the right to modify such lists and use and create derivative products of such lists.

EXCLUDED ASSETS.

     The assets being retained by the Company and which will not be purchased by the Buyer (the "Excluded Assets") include: (a) the Company's books and records relating to internal corporate matters and any other books and records not necessary for or used primarily in the Business or the Acquired Assets; (b) the Excluded Contracts; (c) the Chip Designs, except to the extent licensed to Buyer pursuant to the Design License; (d) all assets, whether tangible or intangible, of the Company not necessary for or used primarily in the Business, including all design facilities and related assets not located at the Leased Real Property; (e) certain Personal Property; (f) all cash and cash equivalents on hand as of June 29, 1998; and (g) certain Accounts Receivable.

EXCLUDED CONTRACTS.

     The following Contracts of the Company will not be purchased or assumed by the Buyer: (a) all employment, change of control and severance Contracts; (b) all Employee Benefit Plans and contracts associated with Employee Benefit Plans, including all assets or funds held in trust, or otherwise, associated with or used in connection with the Employee Benefit Plans or contracts associated with Employee Benefit Plans; (c) all Contracts for Debt; (d) any collective bargaining agreement; and (e) all Contracts that have terminated or expired prior to the Closing Date.

ASSUMED LIABILITIES.

     Pursuant to the Asset Purchase Agreement, as of the Closing Date, the Buyer will assume and undertake to pay, discharge and perform (a) the warranty repair liabilities for (i) manufacturing defects and normal wear and tear (but not for design defects or failure of fitness for a particular purpose) for all Products sold prior to the Closing Date, and (ii) design defects for microprocessors (but not systems or Products) and failure of fitness for a particular purpose (other than for Disagreed Uses), in each case for Products sold between June 29, 1998 and on or prior to the Closing Date (the "Assumed Warranty Repairs"); (b) all obligations arising under Assumed Contracts and Assumed Purchase Orders (other than Assumed Contracts or Assumed Purchase Orders for which a Consent, if required, has not been obtained (except to the extent assumed by the Buyer)) for events occurring after June 29, 1998, except for knowing or bad faith violations of the terms or conditions of such Contracts or Purchase Orders by the Company that are not directly attributable to Joe D. Jones or other officers, directors or employees of Buyer at the time of any such violation or persons under their immediate supervision at such time; and (c) Trade Payables for Inventory or services received or first ordered with approval of Joe D. Jones or persons under his supervision or direction as part of the Business after June 29, 1998. All of the Excluded Liabilities, whether reported by the Closing Date or thereafter, shall remain and be the obligation and liability solely of the Company. The Company shall pay to Buyer at the Closing, in consideration for the assumption of the Assumed Warranty Repairs, an amount equal to $1.72 million (the "Assumption Payment").

EXCLUDED LIABILITIES.

     The liabilities of the Company which are not being assumed by the Buyer (the "Excluded Liabilities") are all debts, obligations and liabilities of the Company of any kind or character, whether known or unknown, absolute, accrued, contingent or otherwise, including debts, obligations and liabilities arising under Excluded Contracts and any Assumed Contracts for which a Consent, if required, has not been obtained as of the Closing (except to the extent such liability is assumed by Buyer), other than the Assumed Liabilities.

CLOSING.

     If the conditions to the Sale of Assets are then satisfied or waived, the Closing will take place on August 15, 1998 or at such other place and time following satisfaction or waiver of the conditions to the parties' obligations to the Closing as the Buyer and the Company may agree. See "The Asset Purchase Agreement -- Conditions."

REPRESENTATIONS AND WARRANTIES.

     The Asset Purchase Agreement contains various customary representations and warranties of the Company and the Buyer. These include representations and warranties by the Company as to (i) corporate organization, good standing and the necessary corporate power and authority to execute and enter into the Asset Purchase Agreement; (ii) required consents from any Governmental Entity or third party, absence of conflicts with the Company's charter or bylaws or Applicable Laws, absence of any breach or default under any Contract or Permit to which the Company is a party or the Acquired Assets are subject and any liens arising from the Sale of Assets; (iii) compliance with laws; (iv) absence of any judgment, injunction, order, arbitration or litigation; (v) good and marketable title to the Acquired Assets, absence of any material default under the Assumed Contracts and the absence of any Liens on the Acquired Assets; (vi) no real property included in the Acquired Assets other than Leased Real Property; (vii) adequacy of insurance; (viii) absence of any collective bargaining agreements, unions or other organizational campaigns; (ix) validity of intellectual property and absence of any infringements or unlawful uses; (x) compliance with Environmental Laws, absence of any Hazardous Substance, absence of any pending or threatened claims, disposal of Hazardous Substance and environmental investigations; (xi) tax matters; (xii) accuracy of representations and warranties and (xiii) ERISA and certain other employee matters.

     The Buyer's representations and warranties include those as to (i) corporate organization, good standing and necessary corporate power and authority to execute and enter into the Asset Purchase Agreement, (ii) absence of conflicts with the Buyer's charter or bylaws; (iii) required consents from any Governmental Entity or third party, (iv) absence of any knowledge of the Buyer of untrue representations and warranties of the Company and (v) accuracy of lender commitment letters.

NEGATIVE COVENANTS.

     Pursuant to the Asset Purchase Agreement, the Company and the Buyer have made various customary covenants for transactions of this type. The Company has agreed, among other things, that from the date of the Asset Purchase Agreement through the Closing Date, except as otherwise consented to by the Buyer in writing, the Company will not (i) conduct the Business in any manner except in the ordinary course consistent with its present business plan; (ii) fail to use commercially reasonable efforts to preserve intact the present business organization of the Business and to keep available the services of its present officers, managerial personnel and key employees or independent contractors and preserve its relationships with customers, suppliers and others having business dealings with it; (iii) fail to use commercially reasonable efforts to maintain the Acquired Assets in their current condition, except for scheduled expiration of any Assumed Contracts or ordinary wear and tear and damage by certain casualty or fail to repair, maintain, or replace any of the Acquired Assets consisting of Equipment in the ordinary course of business in accordance with past practice; (iv) modify, terminate or renew any lease for Equipment; (v) agree or offer to sell, license, sublicense, transfer or otherwise limit or dispose of any Intellectual Property necessary for or used in the Business; (vi) discontinue any Product line; (vii) incur any material Trade Payables or make any material capital expenditure related to the Business; (viii) alter the Company's processes, methods or procedures of manufacture, sale or marketing of Products; (ix) except for amendments, terminations, renewals, or failures to renew (without payment of penalty or damages) of employment agreements with employees in the ordinary course of business and consistent with past practices (subject to prior consultation with Buyer reasonably in advance thereof), materially amend, terminate, or fail to use all commercially reasonable efforts to renew any Assumed Contract (other than contracts for Leased Equipment), or default in any material respect (or take or omit to take any action that, with or without the giving of notice or passage of time, would constitute a material default) under any Assumed Contract or enter into any new material Contract; (x) adopt or amend any Employee Benefit Plan, or increase in any manner the compensation or fringe benefits of any officer, director, or employee or other personnel, except as required by law; (xi) terminate any officers, managerial personnel or supervisory employees of the Company used in the Business, without prior consultation of Buyer; (xii) acquire or sell (whether by merger, consolidation, acquisition or the sale of an equity interest or assets), lease, or dispose of any Acquired Assets except for fair value in the ordinary course of business and consistent with past practice; provided, however, in no event, whether in one or more transactions (other than with respect to Inventory) shall the Company dispose of any Acquired Assets having an aggregate fair market value in excess of $25,000; (xiii) mortgage, pledge, or subject to any Lien any of the Acquired Assets; (xiv) change in any material respect its existing practices and procedures with respect to the collection of Accounts Receivable (except with respect to good faith attempts to obtain payment of a past due receivable or a contested receivable) or cancel, settle, waive or otherwise compromise any right or claim relating to the Acquired Assets; (xv) change in any material respect its existing practices and procedures with respect to Accounts Payable or delay or postpone (beyond the Company's ordinary practice) the payment of any Accounts Payable or other liabilities relating to the Business; (xvi) change existing practices and procedures for Inventory tracking, accounting and control; or
(xvii) agree to or make any commitment, orally or in writing, to take any actions prohibited by the Asset Purchase Agreement. The Buyer has acknowledged that certain actions taken by the Company in connection with the shutdown of its operations will not be deemed to violate any of the foregoing covenants.

     The Asset Purchase Agreement provides that neither the Company nor any of its Affiliates, directors, officers, employees, investment bankers, attorneys or other advisors or representatives will solicit, initiate or encourage the submission of any Acquisition Proposal or enter into any agreement with respect to such Acquisition Proposal, except to the extent required by the fiduciary obligations of the Board of Directors.

AFFIRMATIVE COVENANTS.

     Until the Closing, the Company agrees to provide the Buyer and its officers, directors and employees full access to the operation and management of the Business and the right to participate, where commercially practicable, in the operations, management and decision-making processes of the Business; provided that the Company shall have the final decision making authority. Prior to the Closing, the Company agrees to provide reasonable advance notice to Buyer of any proposed sale of microprocessors and if Buyer disagrees with the particular purpose intended for such Product, the Company agrees to either not sell such Product for such use or sell such Product and retain the warranty repair liabilities for failure of fitness for a particular purpose for such Product.

     Until the Closing, the Company shall provide to Buyer and its representatives reasonable access to the properties, books, records, and Tax Returns and all other information with respect to the Business.

     Prior to the Closing, the Company shall use reasonable efforts to cause the Business to be operated in accordance with all Applicable Laws, regulations, rules, and orders. If the Company or its counsel receives an administrative or other order or notification relating to any violation or claimed violation of Applicable Laws or the rules and regulations of any Governmental Entity, the Company agrees to promptly notify Buyer in writing and use reasonable efforts to take such steps as may be necessary to cure such violation or contest such claimed violation in good faith.

     Each of Buyer and the Company agrees to give prompt written notice to the other party of the occurrence, or failure to occur, of any event of which it becomes aware that has caused or that would be likely to cause any representation or warranty contained in the Asset Purchase Agreement to be untrue or inaccurate in any material respect and the failure of such party, or any officer, director, employee or agent of such party to comply with or satisfy in any material respect any covenant, condition, or agreement to be complied with or satisfied under the Asset Purchase Agreement.

     The Company is obligated to use reasonable efforts to obtain the written consent from any party to any Contract, agreement or instrument, including each Assumed Contract, which is required to permit the consummation of the Sale of Assets. Buyer agrees to provide all reasonable assistance to the Company in this matter.

     The Company shall use reasonable efforts to cause Fujitsu to enter into an agreement with Buyer for the purchase of silicon and cell license rights on the same or substantially the same terms as those set forth in the Silicon Wafer Supply Agreement between the Company and Fujitsu.

     To the extent practicable, the Company agrees to provide reasonable assistance to the Buyer through July 31, 1998 to instruct Buyer and its representative with respect to the testing procedures, processes and engineering for the Business, and through the later of July 31, 1998 or the Closing Date, for the orderly transfer of accounting and Inventory tracking processes and procedures for the Business. To the extent practicable, the Company shall provide Buyer the right to use, or a limited sublicense for, the enterprise resource planning software system licensed to the Company by SAP for the period necessary for Buyer to achieve an orderly transition of the Business.

     The risk of any loss, damage, impairment, confiscation, or condemnation of any of the Acquired Assets is to be borne by the Company at all times prior to the Closing.

     Subject to the terms and conditions of the Asset Purchase Agreement, each of Buyer and the Company agrees to use its commercially reasonable efforts to do, or cause to be taken all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws and regulations to consummate and make effective the Sale of Assets.

EXPENSES.

     The Asset Purchase Agreement provides that each party will bear its own costs and expenses incurred in connection with the Sale of Assets. Notwithstanding the foregoing, (a) the fee payable to the Escrow Agent shall be borne as provided in the Indemnification Escrow Agreement, and (b) all sales taxes, if any, arising out of the transactions contemplated by the Asset Purchase Agreement shall be paid by the Company. If the transactions contemplated by the Asset Purchase Agreement are not consummated as a result of the Company entering into any agreement or letter of intent with respect to an Acquisition Proposal or any proposal, agreement or letter of intent for the acquisition, merger or combination of the Company as a whole, then the Company agrees to pay the reasonable and documented costs and expenses incurred by Buyer in connection with the preparation, negotiation and consummation of the transactions contemplated by the Asset Purchase Agreement up to $100,000 within ten days after receipt of Buyer's request for reimbursement. In the event of a dispute between the parties in connection with the Asset Purchase Agreement and the transactions contemplated thereby, the prevailing party shall be entitled to reimbursement by the other party of reasonable legal fees and expenses incurred in connection with any action or proceeding.

EMPLOYMENT AND EMPLOYEE BENEFIT PLANS.

     The Company shall use commercially reasonable efforts, consistent with its present business plan, to retain the employees presently employed in the Business until the Closing. On or prior to the Closing Date, the Buyer shall offer (and the Company shall permit Buyer to offer) employment with Buyer in substantially similar jobs to enumerated employees of the Company currently employed in the Business and who are employed in the Business on the Closing Date. Buyer shall use commercially reasonable efforts to provide an initial benefits package to each such employee who accepts Buyer's offer of employment (the "Transferred Employees") substantially equivalent in the aggregate to the benefits package presently provided to such Transferred Employees by the Company (excluding any stock options or other equity and non-equity incentive or bonus plans or agreements), provided that the Buyer will only be so obligated (i) to the extent the Company has provided the Buyer a true and correct copy of each Employee Benefit Plan and (ii) if the Company uses all commercially reasonable efforts to assist Buyer in obtaining such benefits. Subject to the foregoing, any offers so extended by Buyer shall be on terms and conditions that Buyer shall determine in its sole discretion and shall include an initial bonus package to each Transferred Employee comparable to the "Bridge Point business unit" severance and retention package presently offered by the Company. Buyer will give the Company notice prior to the Closing of the names of all employees to whom Buyer has determined not to extend an offer of employment. Upon the Closing, the Company waives any claims against Buyer and any of the employees who are extended an offer of employment by Buyer arising from such employment by Buyer, including any claims arising under the "BridgePoint business unit" severance and retention package, and any employment agreement or non-competition agreement between such employee and the Company.

     The Company has also agreed, for a one year period following the Closing Date, not to induce, entice, hire or attempt to hire or employ any Transferred Employee on its own behalf or on behalf of any person who is engaged in the same or a similar business as the Business, or induce or attempt to induce any Employee to leave the employ or cease doing business with the Buyer or its Affiliates. In addition, the Company has agreed to cause to be provided to all employees and former employees of the Business sufficient medical, mental health, vision, dental and other group health plan benefits to satisfy the obligations, if any, of the Company, any Commonly Controlled Entity and (solely for employees other than the Transferred Employees) Buyer under the continuation of coverage provisions described in Section 4980B of the Code and Sections 601 through 608 of ERISA and any similar continuation of health coverage provisions under applicable state law.

CONDITIONS.

     The respective obligations of Buyer and the Company to effect the Sale of Assets are subject to the satisfaction on or prior to the Closing Date of the following conditions: (a) all authorizations, consents, orders, or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions shall have been filed, occurred, or been obtained; (b) no temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Sale of Assets shall be in effect; and (c) no action shall have been taken nor any statute, rule, or regulation shall have been enacted by any Governmental Entity that makes the consummation of the Sale of Assets illegal.

     The obligation of Buyer to effect the Sale of Assets is subject to the satisfaction of the following conditions unless waived, in whole or in part, by
Buyer: (a) the representations and warranties of the Company shall be true and correct in all material respects (provided that any representation or warranty of the Company that is qualified by a materiality standard or a Material Adverse Effect qualification shall not be further qualified) as of the date of the Asset Purchase Agreement and the Closing Date as though made on and as of the Closing Date; (b) the Company shall have performed in all material respects (provided that any covenant or agreement of the Company contained on the Asset Purchase Agreement that is qualified by a materiality standard shall not be further qualified) all obligations required to be performed by it prior to the Closing Date; (c) no events or conditions shall have occurred since the date of the Asset Purchase Agreement and neither the Company nor Buyer shall be aware of any event or condition reasonably likely to occur after the Closing Date which, individually or in the aggregate, have or are expected to have a Material Adverse Effect on the Business or the Acquired Assets; (d) Buyer shall have been furnished with evidence reasonably satisfactory to it of the consent or approval of each person that is a party to a Key Assumed Contract (including evidence of the payment of any required payments) whose consent or approval shall be required in order to permit the consummation of the Sale of Assets and such consent or approval shall be in form and substance reasonably satisfactory to Buyer; (e) Buyer shall have entered into an agreement with Fujitsu for the supply of silicon wafers and cell license rights on terms and conditions reasonably acceptable to Buyer; (f) Buyer shall have received from Irell & Manella LLP, counsel to the Company, an opinion with respect to certain matters; (g) all documents, instruments, certificates or other items required to be delivered by the Company shall have been delivered;
(h) the Buyer shall have entered into an intellectual property license agreement with the Company and Fujitsu; and (i) Buyer shall have obtained debt and equity financing in at least the amount of $9.0 million and upon terms and conditions reasonably satisfactory to Buyer.

     The obligation of the Company to effect the Sale of Assets is subject to the satisfaction of the following conditions unless waived, in whole or in part, by the Company: (a) the representations and warranties of Buyer shall be true and correct in all material respects (provided that any representation or warranty of Buyer contained in the Asset Purchase Agreement that is qualified by a materiality standard shall not be further qualified) as of the date of the Asset Purchase Agreement and the Closing Date as though made on and as of the Closing Date; (b) Buyer shall have performed in all material respects (provided that any covenant or agreement of Buyer contained in the Asset Purchase Agreement that is qualified by a materiality standard shall not be further qualified) the obligations required to be performed prior to the Closing Date;
(c) all documents, instruments, certificates or other items required to be delivered by Buyer shall have been delivered; (d) the Company shall have obtained a resolution of its Board of Directors and stockholders to approve the Asset Purchase Agreement; (e) the Company shall have received from Vinson & Elkins LLP, counsel to the Buyer, an opinion with respect to certain matters; and (f) the Company shall have had a reasonable opportunity to review Buyer's capitalization and terms of debt financing and the Company shall be reasonably satisfied with Buyer's ability to perform its obligations under the Asset Purchase Agreement.

INDEMNIFICATION AND ESCROW.

     Pursuant to the terms of the Asset Purchase Agreement, Buyer is entitled to withhold $250,000 of the Purchase Price and deposit such amount with an escrow agent as a reserve to cover any Buyer Indemnified Costs arising from the Asset Purchase Agreement, including from any breach of a representation, warranty, covenant or agreement of the Company, for a period of twelve months after the Closing, except for any claims based on fraudulent acts or omissions, which shall survive until the expiration of the applicable statute of limitations.

     At the Closing, Buyer is entitled to withhold from the Purchase Price and deposit the amount shown on a Tax Certificate delivered by the Company to the Buyer with an escrow agent, which is an estimate of sales taxes incurred prior to the Closing and payable to the Texas comptroller of public accounts. If such Tax Certificate is not delivered, Buyer is entitled to make a good faith estimate (based on the recommendation of the Company's and Buyer's respective independent accountants) of the amount sufficient to cover all Texas sales and use taxes, interest and penalties that are due and unpaid by the Company for all periods up to the Closing. Any excess Tax Holdback Amount shall be paid to the Company if no such taxes are owed.

TERMINATION.

     The Asset Purchase Agreement may be terminated on or prior to the Closing
Date: (i) by the mutual consent of the Company and the Buyer; (ii) by either the Company or the Buyer: (a) in the event of a breach by the other party of any representation, warranty, covenant or other agreement in the Asset Purchase Agreement that would give rise to a failure of a condition to Closing and cannot be or has not been cured within twenty (20) days following receipt by the breaching party of notice of such breach; (b) if a court or other Governmental Entity shall issue an order, decree, or ruling permanently restraining, enjoining or otherwise prohibiting the Sale of Assets and such order, decree, ruling or other action shall become final and nonappealable; or (c) if the Closing shall not have occurred by the later of August 15, 1998 or fifteen (15) days after the receipt of all required Consents of Governmental Entities or fifteen (15) days after the date the Company is first permitted under Applicable Law to act upon the vote of the Company's stockholders necessary to consummate the Sale of Assets; (iii) by the Buyer in the event of material loss or damage to any of the Acquired Assets; or
(iv) if the Company enters into a binding agreement for the acquisition, merger or combination of the Company as a whole or the sale of all of the Company's assets as a whole. Notwithstanding the foregoing, no party that is in material breach of the Asset Purchase Agreement shall be entitled to terminate the Asset Purchase Agreement without the consent of the other party. If the Asset Purchase Agreement is terminated under the circumstance described in clause (iv), the Buyer will be entitled to receive reimbursement of its reasonable and documented costs and expenses up to $100,000.

                THE PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION

GENERAL.

     The Plan was adopted by the Board of Directors on July 22, 1998 and approved by Fujitsu as the holder of a majority of the outstanding shares of Common Stock entitled to vote and all of the outstanding shares of Preferred Stock pursuant to a written consent dated July 28, 1998. The material features of the Plan are summarized below. A copy of the Plan is attached as Annex B to this Information Statement. STOCKHOLDERS ARE URGED TO READ THE PLAN IN ITS ENTIRETY.

APPROVAL OF THE BOARD OF DIRECTORS AND REASONS FOR ADOPTING THE PLAN.

     The Board believes that it is in the best interests of the Company, its creditors and stockholders to implement the Plan and provide for payment of the Company's obligations. Regardless of whether the Sale of Assets is consummated, the Plan represents, in the Board's opinion, the most prudent way for the Company to discharge its known liabilities, to provide for contingent and unknown liabilities and to limit its exposure as a result of future business activities. The Board also believes that an orderly shutdown of its operations and liquidation and dissolution will be more beneficial to the Company's creditors than would any available alternative thereto, including bankruptcy. Following dissolution, the Company will continue its corporate existence under the DGCL solely for the purpose of engaging in activities appropriate to or consistent with the winding up and liquidation of its business and affairs. This will permit the Company to take the steps necessary to discharge its liabilities and to provide for the distribution of its remaining funds or assets, if any, to the preferred and the common stockholders. THE COMPANY DOES NOT BELIEVE IT WILL HAVE ANY FUNDS OR ASSETS AVAILABLE FOR DISTRIBUTION TO PREFERRED OR COMMON STOCKHOLDERS. Therefore, it is highly unlikely that any distributions will be made to any stockholders. Moreover, the Preferred Stock has a $50.0 million liquidation preference over the holders of Common Stock. Following dissolution, the Company will not be authorized to engage in any business activities other than those related to the winding-up of its affairs and preserving the value of its remaining assets pending the sale thereof, thus limiting the Company's exposure for business activities unrelated to the liquidation of the Company's assets and the winding up of its business.

     THE ANTICIPATED TAX TREATMENT OF THE PLAN IS SET FORTH UNDER "CERTAIN FEDERAL INCOME TAX CONSEQUENCES." NO RULING HAS BEEN REQUESTED FROM THE IRS WITH RESPECT TO THE ANTICIPATED TAX TREATMENT OF THE PLAN AND THE COMPANY WILL NOT SEEK AN OPINION OF COUNSEL WITH RESPECT TO THE ANTICIPATED TAX TREATMENT. THE FAILURE TO OBTAIN A RULING FROM THE IRS OR AN OPINION OF COUNSEL RESULTS IN LESS CERTAINTY THAT THE ANTICIPATED TAX TREATMENT SUMMARIZED THEREIN WILL BE OBTAINED. IF ANY OF THE CONCLUSIONS STATED UNDER "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" PROVES TO BE INCORRECT, THE RESULT COULD BE INCREASED TAXATION AT THE CORPORATE

AND/OR STOCKHOLDER LEVEL, THUS REDUCING THE BENEFIT TO THE CREDITORS AND POSSIBLY STOCKHOLDERS AND THE COMPANY FROM THE LIQUIDATION. IF IT WERE TO BE DETERMINED THAT DISTRIBUTIONS, IF ANY, MADE PURSUANT TO THE PLAN WERE NOT LIQUIDATING DISTRIBUTIONS, THE RESULT COULD BE TREATMENT OF DISTRIBUTIONS AS DIVIDENDS TAXABLE AT ORDINARY RATES. IT IS ANTICIPATED THAT THERE WILL NOT BE ANY MATERIAL TAX PAYABLE AT THE CORPORATE LEVEL BECAUSE OF NET OPERATING LOSSES INCURRED BY THE COMPANY.

PLAN EXPENSES AND INDEMNIFICATION.

     The Plan specifically contemplates that the Board of Directors may authorize the payment of a retainer fee to a law firm or law firms selected by the Board of Directors for legal fees and expenses of the Company, including, among other things, to cover any costs payable pursuant to the indemnification of the Company's officers or members of the Board of Directors provided by the Company pursuant to its Restated Certificate of Incorporation and Bylaws or the DGCL or otherwise.

     In addition, in connection with and for the purpose of implementing and assuring completion of the Plan, the Company may, in the absolute discretion of the Board of Directors, pay any brokerage, agency and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's property and assets and the implementation of the Plan.

     The Company shall continue to indemnify its officers, directors, employees and agents in accordance with its Restated Certificate of Incorporation and Bylaws and any contractual arrangements, for actions taken in connection with the Plan and the winding up of the affairs of the Company. The Board of Directors, in its absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover such obligations. See "-- Conduct of the Company following Adoption of the Plan."

PRINCIPAL PROVISIONS OF THE PLAN.

     Once the Plan is effective, the steps below will be completed at such times as the Board of Directors, in its absolute discretion, deems necessary, appropriate or advisable. The Plan permits the Board of Directors to instruct the officers of the Company to delay the taking of any of the following steps until the Company has performed such actions as the Board of Directors or such officers determine to be necessary, appropriate or advisable for the Company to maximize the value of the Company's assets upon liquidation; provided that such steps may not be delayed longer than is permitted by applicable law.

     (a) A Certificate of Dissolution will be filed with the State of Delaware pursuant to Section 275 of the DGCL. The dissolution of the Company will become effective, in accordance with Section 275 of the DGCL, upon proper filing of the Certificate of Dissolution with the Secretary of State or upon such later date as may be specified in the Certificate of Dissolution (the "Dissolution Date"), but in no event later than ninety (90) days after the filing. Pursuant to the DGCL, the Company will continue to exist for three years after the Dissolution Date or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against it, and enabling the Company gradually to settle and close its business, to dispose of and convey its property, to discharge its liabilities and to distribute to its stockholders any remaining assets, but not for the purpose of continuing the business for which the Company was organized.

     (b) From and after the Dissolution Date, the Company will cease all of its business activities and shall withdraw from any jurisdiction in which it is qualified to do business, except and insofar as necessary for the sale of its assets and for the proper winding up of the Company pursuant to Section 278 of the DGCL.

     (c) The officers of the Company will negotiate and consummate the sales of all of the remaining assets and properties of the Company, including the assumption by the purchaser or purchasers of any or all liabilities of the Company, insofar as the Board of Directors deems such sales necessary, appropriate or advisable. It is not anticipated that any further stockholder votes will be solicited with respect to the approval of the specific terms of any particular sales of assets approved by the Board of Directors. If either the Sale of

Assets or the Sale of RIL is not consummated for any reason, approval of the Plan will also constitute approval of the sale of such assets by the Company on such terms and conditions as the Board of Directors in its absolute discretion may determine.

     (d) The Plan provides that the Board of Directors will liquidate the Company's assets in accordance with any applicable provision of the DGCL, including Sections 280 and 281. Without limiting the flexibility of the Board of Directors, the Board of Directors may, at its option, instruct the officers of the Company to follow the procedures set forth in Sections 280 and 281 of the DGCL which instruct such officers to: (i) give notice of the dissolution to all persons having a claim against the Company and provide for the rejection of any such claims in accordance with Section 280 of the DGCL; (ii) offer to any claimant on a contract whose claim is contingent, conditional or unmatured security in an amount sufficient to provide compensation to the claimant if the claim matures, and petition the Delaware Court of Chancery to determine the amount and form of security sufficient to provide compensation to any such claimant who rejects such offer in accordance with Section 280 of the DGCL;
(iii) petition the Delaware Court of Chancery to determine the amount and form of security which would be reasonably likely to be sufficient to provide compensation for (A) claims that are the subject of pending litigation against the Company, and (B) claims that have not been made known to the Company at the time of dissolution, but are likely to arise or become known within five (5) years (or longer in the discretion of the Delaware Court of Chancery), each in accordance with Section 280 of the DGCL; (iv) pay, or make adequate provision for payment, of all claims made against the Company and not rejected, including all expenses of the sale of assets and of the liquidation and dissolution provided for by the Plan in accordance with Section 280 of the DGCL; and (v) post all security offered and not rejected and all security ordered by the Delaware Court of Chancery in accordance with Section 280 of the DGCL.

     (e) The Company may, from time to time, make liquidating distributions of the remaining funds and unsold assets of the Company, if any, in cash or in kind, to the holders of record of Preferred Stock and Common Stock at the close of business on the Dissolution Date. Such liquidating distributions, if any, will be made first to Fujitsu as the sole holder of all of the outstanding shares of Preferred Stock until Fujitsu has received the full $50.0 million liquidation preference for the outstanding shares of Preferred Stock, and then to the holders of Common Stock on a pro rata basis; provided that in the opinion of the Board of Directors adequate provision has been made for the payment, satisfaction and discharge of all known, unascertained or contingent debts, obligations and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the sale of assets and complete liquidation of the Company). All determinations as to the time for and the amount and kind of liquidations will be made by the Board of Directors in its absolute discretion and in accordance with Section 281 of the DGCL. No assurances can be given that available cash and amounts received on the sale of assets will be adequate to provide for the Company's obligations, liabilities, expenses and claims, and to make any cash distributions to stockholders. THE COMPANY DOES NOT BELIEVE THAT THERE WILL BE ANY FUNDS OR ASSETS AVAILABLE FOR DISTRIBUTION TO ITS PREFERRED OR COMMON STOCKHOLDERS.

     (f) If deemed necessary by the Board of Directors for any reason, the Company may, from time to time, transfer any of its unsold assets to one or more trusts established for the benefit of stockholders (subject to the claims of creditors) which property would thereafter be sold or distributed on terms approved by its trustees. If all of the Company's assets are not sold or distributed prior to the third anniversary of the Dissolution Date, or such longer period as the Delaware Court of Chancery may direct, the Company must transfer in final distribution such remaining assets to a trust. The Board of Directors may also elect in its discretion to transfer the Contingency Reserve (as defined below), if any, to such a trust. Any of such trusts are referred to herein as "liquidating trusts." Notwithstanding the foregoing, to the extent that a distribution or transfer of any asset cannot be effected without the consent of a governmental authority, no such distribution or transfer shall be effected without such consent. In the event of a transfer of assets to a liquidating trust, the Company would distribute, first to the holder of its Preferred Stock and then to holders of its Common Stock, beneficial interests in any such liquidating trust or trusts. It is anticipated that the interests in any such trusts will not be transferable; hence, although the recipients of the interests would be treated for tax purposes as having received their pro rata share of property transferred to the liquidating trust or trusts and will thereafter take into account for tax purposes their allocable portion of any income, gain or loss realized by such liquidating trust or trusts, the recipients of the interests will not realize the value thereof unless and until such liquidating trust or trusts distributes cash or other assets to them. The Plan authorizes the Board of Directors to appoint one or more individuals or entities to act as trustee or trustees of the liquidating trust or trusts and to cause the Company to enter into a liquidating trust agreement or agreements with such trustee or trustees on such terms and conditions as may be approved by the Board of Directors. Approval of the Plan also will constitute the approval by the Company's stockholders of any such appointment and any liquidating trust agreement or agreements. For further information relating to liquidating trusts, the appointment of trustees and the liquidating trust agreements, reference is made to "Contingent Liabilities; Contingency Reserve; Liquidating Trusts."

     (g) The Company will close its stock transfer books and discontinue recording transfers of shares of Preferred Stock and Common Stock on the Dissolution Date, at which time the Company's capital stock and stock certificates evidencing the Preferred Stock and the Common Stock will be treated as no longer being outstanding.

SALES OF THE COMPANY'S ASSETS.


     The Plan gives the Board of Directors the authority to sell all or substantially all of the assets of the Company. Assuming that the Sale of Assets is consummated, the only significant remaining assets of the Company to be sold under the Plan or otherwise will be certain remaining intellectual property rights, including certain intellectual property rights relating to the Company's 64-bit "Viper" development product. See "Special Factors -- General Background." No discussions or negotiations are in process for any of the Company's remaining assets and the Company believes that it is unlikely that it will be able to find buyers for any of these assets. In the event that the Sale of Assets is not consummated for any reason, then stockholder approval of the Plan will also constitute, to the extent necessary, approval of the sale of any of such assets by the Company on such terms and conditions as the Board of Directors in its absolute discretion may determine.


     Additional agreements for the sale of assets may be entered into prior to the effectiveness of the Plan and, if entered into, may be contingent upon the effectiveness of stockholder approval of the Plan. Approval of the Plan will constitute approval of any such agreements (to the extent that such approval is required). Sales of the Company's assets will be made on such terms as are approved by the Board of Directors and may be conducted by competitive bidding or privately negotiated sales. Any sales will only be made after the Board of Directors has determined that any such sale is in the best interests of the Company's creditors and stockholders. It is not anticipated that any future stockholder consents will be executed with respect to the approval of the specific terms of any particular sales of assets approved by the Board of Directors. The Company does not anticipate amending or supplementing this Information Statement to reflect any such agreement or sale. The prices at which the Company will be able to sell its remaining various assets (including assets relating to the Business if the Sale of Assets is not consummated) will depend largely on factors beyond the Company's control, including, without limitation, the compatibility of the Company's intellectual property rights with those of other semiconductor manufacturers (who are the most likely purchasers of such rights), the extent to which such intellectual property rights are viewed as valuable by such manufacturers and the condition of financial markets and the availability of financing to prospective purchasers of assets. In addition, the Company may not obtain as high a price for its assets as it might secure if the Company was not in liquidation.

     At this stage, the Company anticipates that some of the Company's remaining assets may be sold to one or more of the Company's affiliates. As noted above, Fujitsu has expressed an interest in acquiring certain of the Company's other intellectual property rights, although the terms of any such acquisition have not been discussed. The Company will engage in a transaction with an affiliate with respect to the sale or other disposition of its remaining asserts only if the Board of Directors determines that such transaction is in the best interests of the Company and its creditors and stockholders.

CONDUCT OF THE COMPANY FOLLOWING ADOPTION OF THE PLAN.

     As previously discussed, on June 1, 1998, the Company commenced steps to undertake an orderly shutdown of its operations and, if the Sale of Assets is not consummated, intends to continue its operations, at a scaled back level, through the end of calendar 1998. As part of the preparation for the shutdown of the Company's business, on June 1, 1998 the Company issued notices to its employees under the Federal Workers Adjustment and Retraining Notification Act. These notices provided advance notice to all employees of the scheduled termination of their employment in connection with the shutdown. Approximately 138 employees, or 70% of the Company's work force (excluding employees at the Company's Design Center in Israel) were laid off on July 31, 1998, including the members of the Company's "Viper" development team. Since the adoption of the Plan by the Board of Directors, management and the Board of Directors have continued to seek buyers for the Company's remaining assets, including the intellectual property related to the Company's 64-bit "Viper" development project. In addition, the Company has continued its operations at a scaled-back level and has begun to orient the Company's administrative structure towards consummation of the Sale of Assets and the implementation of the Plan.

     Following the Dissolution Date, the Company's activities will be limited to winding up its affairs, taking such action as may be necessary to preserve the value of its assets and distributing its assets in accordance with the Plan. The Company will seek to distribute or liquidate all of its assets in such manner and upon such terms as the Board of Directors determines to be in the best interests of the Company's creditors and stockholders.

     Pursuant to the Plan, the Company shall continue to indemnify its officers, directors, employees and agents in accordance with its Restated Certificate of Incorporation and Bylaws and any contractual arrangements, for actions taken in connection with the Plan and the winding up of the affairs of the Company. The Board of Directors, in its absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover the Company's indemnification obligations under the Plan.

CONTINGENT LIABILITIES; CONTINGENCY RESERVE; LIQUIDATING TRUST.

     Under the DGCL, the Company is required, in connection with its dissolution, to pay or provide for payment of all of its liabilities and obligations. Following the Dissolution Date, the Company will pay, to the extent of its funds and assets available, all expenses and fixed and other known liabilities, or set aside as a contingency reserve, assets which it believes to be adequate for payment thereof (the "Contingency Reserve").

     The DGCL sets forth specific procedures that may be used by a dissolved corporation to dispose of known claims. A dissolved corporation may notify in writing its known creditors of the dissolution at any time after the Dissolution Date (as defined below). Such notice must state a deadline, which may not be fewer than 120 days from the effective date of the notice, by which the dissolved corporation must receive the claim. Any claim against the dissolved corporation that is not tendered by the specified date is time barred and, following such date, may not be asserted against the dissolved corporation. This procedure applies only to known claims and specifically excludes a contingent liability or a claim based upon an event occurring after the Dissolution Date. The DGCL also provides that a corporate dissolution extinguishes claims against the corporation, its directors, officers and stockholders for any right or claim existing, or liability incurred, prior to such dissolution if action or other proceeding related thereto is not commenced within three years after the Dissolution Date. The Company may take advantage of these statutory provisions to help minimize the Company's potential exposure for known and contingent claims against the Company, thereby increasing the potential return to known creditors and the potential, however remote, for a distribution to stockholders following the discharge of, or provision for, the Company's liabilities.

     The Company is currently unable to estimate with precision the amount of any Contingency Reserve which may be required, but any such amount (in addition to any cash contributed to a liquidating trust, if one is utilized) will be deducted before the determination of amounts available for distribution to stockholders. BASED ON THE ANTICIPATED VALUE OF THE ASSETS TO BE SOLD BY THE COMPANY, THE COMPANY DOES NOT BELIEVE THAT IT WILL HAVE ANY FUNDS OR ASSETS AVAILABLE FOR DISTRIBUTION TO PREFERRED OR COMMON STOCKHOLDERS.

     The actual amount of any Contingency Reserve will be based upon estimates and opinions of management and the Board of Directors and derived from review of the Company's estimated operating expenses, including, without limitation, anticipated compensation payments, estimated legal and accounting fees, rent, payroll and other taxes payable, miscellaneous office expenses and expenses accrued in the Company's financial statements. There can be no assurance that the Contingency Reserve in fact will be sufficient. After the liabilities, expenses and obligations for which the Contingency Reserve had been established have been satisfied in full, the Company will distribute to its stockholders any remaining portion of the Contingency Reserve. The remaining portion of the Contingency Reserve will first be paid to the holder of the Preferred Stock (to the extent of the $50.0 million aggregate liquidation preference of the Preferred Stock), then, if any funds remain, to the holders of Common Stock on a pro rata basis. THE COMPANY DOES NOT BELIEVE THAT IT WILL HAVE ANY FUNDS OR ASSETS AVAILABLE FOR DISTRIBUTION TO PREFERRED OR COMMON STOCKHOLDERS.

     If deemed necessary, appropriate or desirable by the Board of Directors for any reason, the Company may, from time to time, transfer any of its unsold assets to one or more liquidating trusts established for the benefit of stockholders (subject to the claims of creditors), which property would thereafter be sold or distributed on terms approved by its trustees. The Board of Directors and management may determine to transfer assets to a liquidating trust in circumstances where the nature of an asset is not susceptible to distribution (for example, interests in intangibles) or where it would not be in the best interests of the Company and its creditors and stockholders for such assets to be distributed directly to the creditors or stockholders at such time. If all of the Company's assets (other than the Contingency Reserve) are not sold or distributed prior to the third anniversary of the Dissolution Date, the Company may transfer in final distribution such remaining assets to a liquidating trust. The Board of Directors may also elect in its discretion to transfer the Contingency Reserve, if any, to such a liquidating trust. Notwithstanding the foregoing, to the extent that the distribution or transfer of any asset cannot be effected without the consent of a governmental authority, no such distribution or transfer shall be effected without such consent. The purpose of a liquidating trust would be to distribute such property or to sell such property on terms satisfactory to the liquidating trustees, and distribute the proceeds of such sale after paying those liabilities of the Company, if any, assumed by the trust, to the Company's stockholders. Any liquidating trust acquiring all the unsold assets of the Company will assume all of the liabilities and obligations of the Company and will be obligated to pay any expenses and liabilities of the Company which remain unsatisfied. If the Contingency Reserve transferred to the liquidating trust is exhausted, such expenses and liabilities will be satisfied out of the liquidating trust's other unsold assets.

     The Plan authorizes the Board of Directors to appoint one or more individuals or entities to act as trustee or trustees of the liquidating trust or trusts and to cause the Company to enter into a liquidating trust agreement or agreements with such trustee or trustees on such terms and conditions as may be approved by the Board of Directors. It is anticipated that the Board of Directors will select such trustee or trustees on the basis of the experience of such individual or entity in administering and disposing of assets and discharging liabilities of the kind to be held by the liquidating trust or trusts and the ability of such individual or entity to serve the best interests of the Company's creditors and stockholders. The Company has not determined whether it would require that a majority of the trustees be independent of the Company's management. Approval of the Plan by the stockholders will also constitute the approval by the Company's stockholders of any such appointment and any liquidating trust agreement or agreements.

     The Company has no present plans to use a liquidating trust or trusts, but the Board of Directors believes the flexibility provided by the Plan with respect to the liquidating trusts to be advisable. Any trust would be evidenced by a trust agreement between the Company and the trustees. The purpose of the trust would be to serve as a temporary repository for the trust property prior to its disposition or distribution first to the Company's creditors and to pay the expenses associated with the liquidation and dissolution, then to the holder of the Preferred Stock to the extent of the $50.0 million aggregate liquidation preference of the Preferred Stock and finally to holders of the Common Stock, on a pro rata basis. IT IS HIGHLY UNLIKELY THAT PREFERRED OR COMMON STOCKHOLDERS WILL RECEIVE ANY DISTRIBUTIONS. The transfer to the trust and distribution of interests therein to the Company's stockholders would enable the Company to divest itself of the trust property. Pursuant to the trust agreement, the trust property would be transferred to the trustees immediately prior to the distribution of interests in the trust to the Company's stockholders, to be held in trust for the benefit of the stockholder beneficiaries subject to the terms of the trust agreement and claims of creditors. It is anticipated that the interests would be evidenced only by the records of the trust and there would be no certificates or other tangible evidence of such interests and that no holder of Preferred Stock or Common Stock would be required to pay any cash or other consideration for the interests to be received in the distribution or to surrender or exchange shares of Preferred Stock or Common Stock in order to receive the interests. It is further anticipated, although not required, that pursuant to the trust agreements (i) approval of a majority of the trustees would be required to take any action; and (ii) the trust would be irrevocable and would terminate after the earlier of (x) the trust property having been fully distributed, or (y) a majority of the trustees having approved of such termination, or (z) a specified number of years having elapsed after the creation of the trust.

     ALTHOUGH A THEORETICAL POSSIBILITY, THE COMPANY DOES NOT BELIEVE IT WILL HAVE ANY FUNDS OR ASSETS AVAILABLE TO MAKE DISTRIBUTIONS TO ITS PREFERRED OR COMMON STOCKHOLDERS. ACCORDINGLY, THE COMPANY ALSO BELIEVES THAT IT IS HIGHLY UNLIKELY THAT IT WILL MAKE ANY DISTRIBUTIONS TO A LIQUIDATING TRUST.

ABANDONMENT AND AMENDMENT.

     Under the Plan, the Board of Directors may modify, amend or abandon the Plan, notwithstanding stockholder approval, to the extent permitted by the DGCL. The Company will not amend or modify the Plan under circumstances that would require additional stockholder solicitations under the DGCL or the federal securities laws without complying with the DGCL and the federal securities laws.

     The Executive Committee of the Board of Directors may exercise substantially all of the powers of the Board of Directors in implementing the Plan. Accordingly, references to the Board of Directors herein should be deemed also to refer to such committee.

ONGOING LIABILITIES; TIMING.

     Claims, liabilities and expenses from operations (including operating costs, salaries, income taxes, payroll and local taxes and miscellaneous office expenses), will continue to occur following approval of the Plan, and the Company anticipates that expenses for professional fees and other expenses of liquidation will be significant. These expenses will reduce the amount of assets, if any, available for ultimate distribution to stockholders. THE COMPANY DOES NOT BELIEVE THAT THERE WILL BE ANY FUNDS OR ASSETS AVAILABLE FOR DISTRIBUTION TO PREFERRED OR COMMON STOCKHOLDERS. The liquidation is expected to be commenced after effectiveness of the Certificate of Dissolution and to be concluded prior to the third anniversary thereof by a final liquidating distribution either directly to the Company's creditors or to a liquidating trust.

LISTING AND TRADING OF THE COMMON STOCK AND INTERESTS IN ANY LIQUIDATING TRUST OR TRUSTS.

     The Company currently intends to close its stock transfer books on the Dissolution Date and at such time cease recording stock transfers and issuing stock certificates (other than replacement certificates). Accordingly, it is expected that trading in the Company's shares will cease on and after such date.

     On May 18, 1998, the Company was informed by The Nasdaq Stock Market of the Company's failure to maintain certain listing requirements for the Nasdaq National Market - failure to maintain a closing bid price of greater than or equal to $1.00 per share and failure to maintain a market value of public float greater than or equal to $5 million. On July 15, 1998, the Company received another notice from The Nasdaq Stock Market informing the Company that it no longer met the minimum net tangible assets requirement for continued listing on the Nasdaq National Market. As a result of the Company's noncompliance with these rules, the Company's Common Stock was delisted from the Nasdaq National Market at the close of business on July 31, 1998. The Company's Common Stock continues to trade on the over-the-counter bulletin board market maintained by The Nasdaq Stock Market.

     The interests in any liquidating trust or trusts for the benefit of stockholders are not expected to be transferable.

REGULATORY APPROVALS.

     No United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the liquidation. The Company may have to make certain foreign filings in connection with the closing of the Company's sales office in Belgium.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

     The following unaudited pro forma condensed consolidated balance sheet of the Company is based upon the Company's consolidated historical balance sheet, as adjusted to give effect to the Sale of Assets. The unaudited pro forma condensed consolidated balance sheet as of September 28, 1998 gives effect to these transactions as if they occurred on September 28, 1998. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The pro forma balance sheet does not purport to represent what the Company's financial position would actually have been had such transactions in fact occurred at or on such date, or to project the Company's financial position at any future date. The unaudited pro forma financial information should be read in conjunction with the consolidated financial statements and related notes thereto beginning at page F-1. The pro forma adjustments are described in the footnotes below.

                                   PRO FORMA
                CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                               SEPTEMBER 28, 1998
                                 (IN THOUSANDS)

                                     ASSETS

                                              SEPTEMBER 28,         PRO FORMA
                                                  1998             ADJUSTMENTS          PRO FORMA
                                              -------------        -----------          ---------
Current assets:
  Cash......................................    $  7,048      $ 7,560(1)  $ (11,664)(2) $  2,944
  Trade accounts receivable, net............       1,668           --        (1,668)          --
  Receivable from Fujitsu...................         607           --          (607)          --
  Inventory.................................       1,930           --        (1,930)          --
  Other current assets......................           2           --            (2)          --
                                                --------      -------     ---------     --------
          Total current assets..............      11,255        7,560       (15,871)       2,944
  Property and equipment....................         696           --          (696)          --
                                                --------      -------     ---------     --------
          Total assets......................    $ 11,951      $ 7,560     $ (16,567)    $  2,944
                                                ========      =======     =========     ========

                       LIABILITIES AND STOCKHOLDERS' DEFICIENCY IN ASSETS

Current liabilities:
  Trade accounts payable....................    $    619      $   619     $      --     $     --
  Accrued shutdown costs....................       3,200        3,200            --           --
  Accrued severance costs...................       2,420        2,420            --           --
  Accrued warranty and inventory costs......       1,772        1,772            --           --
  Payable to Fujitsu........................       1,318        1,318            --           --
  Accrued liabilities.......................       1,061        1,061            --           --
  Notes payable.............................      20,000           --            --       20,000
                                                --------      -------     ---------     --------
          Total current liabilities.........      30,390       10,390            --       20,000
                                                --------      -------     ---------     --------
Stockholders' deficiency in assets..........     (18,439)       8,280(3)     (6,897)(4)  (17,056)
                                                --------      -------     ---------     --------
          Total liabilities and
            stockholders' deficit in
            assets..........................    $ 11,951      $18,670     $  (6,897)    $  2,944
                                                ========      =======     =========     ========

---------------
(1) Reflects receipt of $5.66 million from the Sale of Assets and receipt of $1.9 million from the Buyer relating to the Buyer's obligation under the Asset Purchase Agreement to reimburse the Company for all costs incurred by the Company on behalf of the Buyer from June 29, 1998 through the closing of the Sale of Assets (assumed to be September 28, 1998).

(2) Reflects payment of all liabilities [, excluding $720,000 of severance payments to employees who will be hired by Buyer,] and remittance of $1.9 million to the Buyer for accounts receivable collected in the second quarter of Fiscal 1999 for revenues recorded by the Company in the same fiscal quarter as required by the Asset Purchase Agreement.

(3) Reflects the cash inflows documented above at (1) and the reversal of the "Accrued severance costs" associated with employees to be hired by Buyer that the Company would owe in the event that the Sale of Assets is not consummated.

(4) Comprised of the write-off of all assets excluding cash and the payment of $1.9 million for accounts receivable collected in the second quarter of Fiscal 1999 for revenues recorded by the Company in the same quarter.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a general summary of the material Federal income tax consequences of the IP Sale, the Sale of RIL, Sale of Assets and the Plan to the Company and the Company's stockholders, respectively, but does not purport to be a complete analysis of all the potential tax effects. The discussion addresses neither the tax consequences that may be relevant to particular categories of investors subject to special treatment under certain Federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, and foreign individuals and entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction. The discussion is based upon the Code, Treasury Regulations, Internal Revenue Service (the "IRS") rulings, and judicial decisions now in effect, all of which are subject to change at any time; any such changes may be applied retroactively. The following discussion has no binding effect on the IRS or the courts and assumes that the Company will liquidate substantially in accordance with the Plan.

     Distributions pursuant to the Plan, if any, may occur at various times and in more than one tax year. No assurance can be given that the tax treatment described herein will remain unchanged at the time of such distributions. The following discussion presents the opinion of the Company. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Plan and the Company will not seek an opinion of counsel with respect to the anticipated tax treatment. The failure to obtain a ruling from the IRS or an opinion of counsel results in less certainty that the anticipated tax treatment summarized herein will be obtained. If any of the conclusions stated herein proves to be incorrect, the result could be increased taxation at the corporate and/or stockholder level, thus reducing the benefit, if any, to the stockholders and the Company from the liquidation.

     BASED ON THE ANTICIPATED VALUE OF THE COMPANY'S ASSETS AND THE AMOUNTS OWED TO CREDITORS, THE COMPANY DOES NOT BELIEVE THAT IT WILL HAVE ANY FUNDS OR ASSETS AVAILABLE FOR DISTRIBUTION TO PREFERRED OR COMMON STOCKHOLDERS.

CONSEQUENCES TO THE COMPANY.

     The IP Sale and the Sale of RIL were, and the Sale of Assets will be, a taxable transaction to the Company for income tax purposes. It is anticipated that there will not be any material tax at the corporate level because of the net operating losses that have been incurred by the Company.

     After the approval of the Plan and until the liquidation is completed, the Company will continue to be subject to income tax on its taxable income. The Company will recognize gain or loss on sales of its property pursuant to the Plan. Upon distributions, if any, of property to stockholders pursuant to the Plan, the Company will recognize gain or loss as if such property was sold to the stockholders at its fair market value, unless certain exceptions to the recognition of loss apply. As it is anticipated that no such exception will apply, the Company should recognize gain or loss on any distribution of property to stockholders pursuant to the Plan. It is possible that the sale or distribution of all of the Company's holdings may result in the realization of net gain and the generation of tax obligations exceeding the amount of cash currently available. In addition, liabilities of the Company not assumed by the Buyer may be discharged by the Company at less than the face amount of such liabilities. The discharge of liabilities by the Company at less than face amount will result in a realization of income to the Company to the extent of the excess of the face amount of the liabilities over the amount paid in satisfaction thereof. However, it is anticipated that there will not be any material tax payable at the corporate level because of net operating losses previously incurred by the Company.

CONSEQUENCES TO STOCKHOLDERS.

     As a result of the liquidation of the Company, stockholders will recognize gain or loss equal to the difference between (i) the sum of the amount of cash distributed to them and the fair market value (at the time of distribution) of property distributed to them, and (ii) their tax basis for their shares of stock. The Company does not believe that any distributions of cash or property will be made to stockholders. A stockholder's tax basis in his or her shares will depend upon various factors, including the stockholder's cost and the amount and nature of any distributions received with respect thereto.

     A stockholder's gain or loss will be computed on a "per share" basis. If a stockholder receives no distributions pursuant to the Plan, such stockholder should be entitled to claim a worthless stock deduction equal to the tax basis of the shares held by such stockholder, in the taxable year in which the liquidation is completed (or in a prior year if it became clear in such year that the stock was worthless). Such deduction should be treated as a capital loss, as if the stock were sold on the last day of the taxable year of the deduction. If the stockholder's holding period for the stock is more than 12 months on such date, the capital loss will be long-term; otherwise, it will be short-term.

     In the unlikely event that the Company makes any liquidating distributions, each would be allocated proportionately to each share of Preferred Stock or Common Stock owned by a stockholder. The value of each liquidating distribution would be applied against and reduce a stockholder's tax basis in his or her shares of stock. Gain would be recognized by reason of a liquidating distribution only to the extent that the aggregate value of such distributions received by a stockholder with respect to a share exceeds his or her tax basis for that share. Subject to the preceding paragraph, any loss will generally be recognized only when the final distribution from the Company has been received and then only if the aggregate value of the liquidating distributions with respect to a share is less than the stockholder's tax basis for that share. Gain or loss recognized by a stockholder will be capital gain or loss provided the shares are held as capital assets. Gain resulting from distributions of cash or assets from a corporation pursuant to a plan of liquidation is therefore generally capital gain rather than ordinary income; ordinary income would be the result in the event of the receipt of a distribution, not in liquidation, that is characterized as a dividend for tax purposes, subject, in the case of corporate holders, to a dividends-received deduction. If it were to be determined that any distributions made pursuant to the Plan were not liquidating distributions, the result could be treatment of distributions as dividends taxable at ordinary income rates.

     Upon any distribution of property, the stockholder's tax basis in such property immediately after the distribution will be the fair market value of such property at the time of distribution. The gain or loss realized upon the stockholder's future sale of that property will be measured by the difference between the stockholder's tax basis in the property at the time of such sale and the sales proceeds.

     After the close of its taxable year, the Company will provide stockholders and the IRS with a statement of the amount of cash, if any, distributed to the stockholders and its best estimate as to the value of the property, if any, distributed to them during that year. In the case of property which consists of stock or other securities which are traded in a public market, the fair market value will be determined by the Company based on the prices at which such stocks or securities are so traded. In the case of other property, the fair market value will be determined by the Company based upon reports by independent appraisers or such other evidence as the Company shall elect. There is no assurance that the IRS will not challenge such valuation. As a result of such a challenge, the amount of gain or loss recognized by stockholders might be changed. Distributions to stockholders could result in tax liability to any given stockholder exceeding the amount of cash received, requiring the stockholder to meet the tax obligations from other sources or by setting all or a portion of the assets received. Such sales, or the prospect of such sales, could reduce the market price of the securities received.

TAXATION OF NON-UNITED STATES STOCKHOLDERS.

     Foreign corporations or persons who are not citizens or residents of the United States should consult their tax advisors with respect to the U.S. and non-U.S. tax consequences of the Plan.

     Stockholders may also be subject to state or local taxes, and should consult their tax advisors with respect to the state and local tax consequences of the Plan.

     THE FOREGOING SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS INCLUDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY STOCKHOLDER. THE TAX CONSEQUENCES OF THE PLAN MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF THE STOCKHOLDER. THE COMPANY RECOMMENDS THAT EACH STOCKHOLDER CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE PLAN.

                                    BUSINESS

RECENT DEVELOPMENTS

     The description of the Company's business contained below is qualified in its entirety by the information contained above under "Special
Factors -- General Background" and "-- Transactions with Fujitsu -- The IP Sale; -- The Sale of RIL".

GENERAL

     The Company has historically designed, manufactured and marketed high-performance microprocessors and associated semiconductor products and system boards, workstations and servers based upon the SPARC architecture, a reduced instruction set computing ("RISC") architecture that was originally developed by Sun Microsystems, Inc. ("Sun"). The SPARC architecture maintains the largest installed base, and continues to have the largest market share of new systems sales, of all RISC workstations and servers. The Company has historically targeted its semiconductor and system board products to manufacturers of SPARC computer systems, including Sun, Fujitsu and other original equipment manufacturers ("OEMs"), and as upgrades to end-users of SPARC workstations. As discussed above, the Company intends to shutdown its operations by early 1999.

     ROSS was originally incorporated in Texas in August 1988 and was acquired by Cypress Semiconductor Corporation ("Cypress") in February 1990, at which time the Company became a Delaware-incorporated subsidiary of Cypress. The Company was a subsidiary of Cypress until July 1993, at which time the Company was acquired by, and became a wholly-owned subsidiary of, Fujitsu. The Company consummated the initial public offering of its common stock (the "Common Stock") in November 1995, at which time it also sold a minority interest to Sun. As of September 28, 1998, Fujitsu and Sun owned approximately 60.0% and 4.5%, respectively, of the outstanding Common Stock and Fujitsu owned 100% of the Preferred Stock.

     "ROSS" is a registered trademark of the Company in the United States, and the marks "hyperCACHE" and "hyperSTATION" are trademarks for which the Company has applied for registration. The names "hyperSPARC" and "SPARCplug" are trademarks licensed for use exclusively by the Company from SPARC International, Inc. All SPARC trademarks are trademarks or registered trademarks of SPARC International, Inc. All other product or service names mentioned herein are trademarks of their respective owners. Products bearing the SPARC trademarks are based on an architecture developed by Sun.

PRODUCTS

     The Company's principal semiconductor product line is the hyperSPARC(TM) family of microprocessors. Microprocessors, integrated circuits that contain millions of transistors, serve as the central processing unit ("CPU") of computer systems such as workstations and personal computers ("PCs"). Microprocessors are responsible for controlling data flow through the workstation or PC, manipulating such data as specified by software running on the system, and coordinating all hardware functions within the system.

     Since its inception, the Company has developed four generations of advanced RISC microprocessor products. The first of these products was the Company's 40 megahertz ("MHz") microprocessor, which was selected for use by Sun in its SPARCstation(TM) 2, introduced in 1990. Among the Company's design wins have been the inclusion of its 100 MHz hyperSPARC(TM) microprocessor in Sun's SPARCstation(TM) 20 Model HS11 in late 1994, its 125 MHz hyperSPARC(TM) microprocessor in Sun's SPARCstation(TM) 20 Model HS21 in early 1995, and its 150 MHz hyperSPARC microprocessor in Sun's SPARCstation(TM) 20 Models 151 and 152MP in October 1995. Other OEMs have selected the Company's advanced RISC microprocessors for use in their products. Fujitsu, historically the Company's second largest customer (and currently its largest customer) introduced systems based on three new derivatives of the Company's "Colorado 3" hyperSPARC(TM) microprocessor in 1996. The DS90 7500 and 7700 server systems from Fujitsu, and the S4-20H workstations from Fujitsu and PFU Limited, incorporate the Company's single and dual 150 MHz microprocessors with 512 kilobytes of second-level cache as well as 142 MHz microprocessors with a full megabyte of cache.

     The Company's hyperSPARC(TM) products feature high-performance integer, floating-point and memory-management capabilities for multi-tasking operating environments. The hyperSPARC(TM) architecture is well-suited for applications that are floating-point intensive, such as many scientific, computer-aided design ("CAD"), computer-aided engineering ("CAE") and seismic modeling applications. All hyperSPARC(TM) products conform to the SPARC Version 8 (32-bit) Architecture specification and offer complete compatibility (including multiprocessing) with both the SunOS(TM) (Version 4.1.x) and Solaris(TM) operating systems.

     The Company sells its hyperSPARC(TM) products as single- or dual-processor MBus modules (plug-in "daughtercards" containing one or two multi-die packages and other components on a small printed circuit board) and, to a lesser extent, as single-processor multi-die packages (single integrated circuit packages containing multiple bare semiconductor die connected by an advanced substrate).

  Multi-Die Packages

     The Company's hyperSPARC(TM) multi-die packages ("MDPs") integrate multiple, discrete die into a single pin-grid-array package. Interconnection among the die is accomplished through a silicon or other electronic substrate, so that the entire chipset operates as a single integrated circuit. The hyperSPARC(TM) MDPs integrate four to ten die, including a single complete CPU chipset and a tightly-coupled second level cache, into a single package. The hyperSPARC(TM) second-level caches are offered in 256 kilobyte, 512 kilobyte, and one megabyte configurations. All hyperSPARC(TM) MDPs are fully multiprocessing capable. MDPs are purchased by OEMs on a stand-alone basis for incorporation into space- and power-sensitive applications such as small footprint workstations, I/O subsystems, and process control systems.

  MBus Modules

     MDPs are typically sold as part of an integrated solution: the MBus CPU module. ROSS introduced the industry's first MBus module in 1990 to facilitate the open architectural, or "plug-and-play," advantages of the SPARC architecture. The Company's MBus modules mount one or two hyperSPARC(TM) MDPs onto a CPU daughtercard that plugs into one of the MBus "sockets" of the system motherboard via a SPARC-standard MBus connector.

     The Company sells its MBus modules into both the OEM and upgrade markets. The MBus module approach allows the Company's OEM customers to be flexible in the machine configurations they offer to their end-user customers. The same motherboard design, which typically contains two MBus sockets, can accommodate one, two or four processors at a variety of speed/cache combinations to achieve the targeted price/performance point. The installed base of MBus-based machines also provides the foundation for the Company's upgrade business, in which end-users of SPARCstation(TM) 10 and 20 class workstations and SPARCserver(TM) 600 class servers can preserve and enhance their system investment by adding to or replacing the MBus modules in their existing machines with the Company's higher performance hyperSPARC(TM) MBus modules.

     The Company's MBus support ASICs provide a high speed interface between the CPU/cache, memory and input/output subsystems. Currently, the ASICs are capable of 50 MHz operation, and offer performance enhancements, such as support for larger memory subsystems. The ASICs are sold as stand-alone components, as well as part of an integrated motherboard.

     The Colorado 4 hyperSPARC(TM) is based on .35 micron four-layer metal pure CMOS process technology and operates at 180 and 200 MHz. In addition to the improvement in clock frequency over the 150 MHz Colorado 3, the Colorado 4 integrates a 16 kilobyte data cache onto the processor chip and increases the instruction cache from 8 to 16 kilobytes. In June 1997 the Company announced 200 MHz quad upgrades, providing multiprocessing upgrades for users of Sun's SPARCstation(TM) 20 systems.

     SPARCplug(TM) is a SPARCstation(TM) 20-compatible workstation/server that fits into the dual-height drive bay of a standard tower PC. Sharing system resources with the PC, such as the power supply, monitor, keyboard, and mouse, SPARCplug(TM) enables a single machine to combine a complete SPARC/Solaris(TM) system with a standard PC environment, providing full "cut-and-paste" Windows interoperability. In

June 1997, the Company announced a SPARCplug(TM) Station, which fits into a "four-high" drive bay tower, and may be used in both workstation and server configurations. The Company will not continue offering the SPARCplug(TM) product for sale.

     ROSS also previously offered system-level SPARC solutions including complete workstations as well as motherboard upgrades with a range of speed and performance solutions. Its products integrate hyperSPARC(TM) modules with the Company's MBus support ASICs. In connection with the Company's planned shut-down, the Company has discontinued offering all system-level products.

  Dependence on SPARC Architecture

     All of the Company's products are based on the SPARC architecture. The Company does not anticipate continued acceptance of the 32-bit SPARC architecture by Sun, Fujitsu and other major computer system manufacturers, as well as by the end users of these systems. In addition, the Company will not complete development of the Company's 64-bit SPARC development product.

     In 1995, Sun introduced a new line of workstations based upon a new 64-bit bus architecture microprocessor, UltraSPARC(TM), designed by Sun Microelectronics ("SME"), a division of Sun Microsystems. These products are incompatible with the MBus architecture on which all of the Company's products are based. Sun has adopted the 64-bit architecture for its entire product line, and accordingly Sun's purchases of product from the Company have decreased dramatically since 1996. Sun's decision to focus product development efforts on 64-bit systems combined with significant market acceptance of such systems has significantly limited the total available market for the Company's MBus-based products and has contributed to the Company's decision to engage in an orderly shutdown of its operations.

CUSTOMERS

     The Company sells its semiconductor and board products to manufacturers of SPARC computer systems, including Sun, Fujitsu and other OEMs, and to distributors, value added resellers ("VARS"), and end-users desiring to upgrade the power and performance of their existing SPARC workstations and servers.

  End of Life Program

     The Company has announced an end of life ("EOL") program for its hyperSPARC(TM) products. Customers were notified that the Company would accept EOL orders until July 31, 1998, while reserving the right to stop accepting such orders at any time without notice. Also, all such orders must be shipped on or before November 28, 1998 or earlier as may be specified by the Company. All EOL orders will be non-cancelable and non-returnable. The Company has received approximately $6.9 million in orders under its EOL program. Under the terms of the Asset Purchase Agreement, if the Sale of Assets is consummated, all product sales by the Company after June 29, 1998 will be for the benefit of the Buyer, which will also be responsible for all costs associated therewith.

  OEM Customers

     The Company's semiconductor OEM customers include a number of companies in several market segments that use the Company's SPARC products in a variety of end products. The largest of these OEM market segments, processors for workstations and servers, historically has accounted for a major portion of the Company's OEM revenues. Other OEM market segments for the Company's products include high-performance network file servers, massively parallel systems, telecommunications, data communications and embedded systems.

     Historically, the Company's sales have been concentrated among a limited number of large customers. Although sales to Sun increased in dollar terms in fiscal 1997, Sun's percentage share of the Company's total net sales is significantly below its 1992 peak. Sales to Sun decreased during fiscal 1998 in both dollar and percentage terms. Sun accounted for 15%, 28% and 45%, respectively, of the Company's net sales in Fiscal

1998, Fiscal 1997 and Fiscal 1996, followed by Fujitsu, which accounted for 36% of net sales in Fiscal 1998 and 22% and 19%, respectively, of net sales for Fiscal 1997 and Fiscal 1996.

     The Company expects a significant portion of any future sales to remain concentrated within a limited number of customers. Sales to the Company's major customers have also decreased significantly and will not be replaced. In addition, future sales to any particular customer may fluctuate significantly from recent periods. This situation has contributed significantly to the Company's decision to engage in an orderly shutdown of its operations.

  Upgrade Customers

     The Company's upgrade customer base is composed of the end-users of SPARCstation(TM) 5, 10 and 20 class workstations and SPARCserver(TM) 600 class servers who wish to upgrade the performance of their existing machines. This customer base spans a wide range of applications and industries that reflect the variety of SPARC workstation and server users. This customer base has been declining due to customer migration to UltraSPARC(TM) and "Wintel" based systems. Given the Company's EOL program and termination of substantially all of its sales force, the Company does not expect significant future sales to upgrade customers.

SALES, MARKETING AND SUPPORT

  Sales and Marketing

     The Company has historically employed various channels of sales and distribution for its hyperSPARC(TM) product family. OEM and upgrade sales were conducted through a direct sales force and through manufacturer representatives. Upgrade sales were conducted through a domestic and international network of VARs and distributors. As of March 30, 1998, the Company's internal sales force consisted of 24 individuals who shared responsibility for direct sales and the support of manufacturer representatives and VARs, all but two of whom were laid off on July 31, 1998.

     The Company's strategy for upgrade sales had been to focus its resources on the training and support of distributors and VARs, which the Company believed was a cost-effective alternative to establishing a large, internal, direct sales force.

     As is common in the semiconductor industry, the Company may grant price protection to distributors. Under this policy, distributors receive a credit for the difference, at the time of a price reduction, between the price they were originally charged for products in inventory and the reduced price which the Company subsequently charges distributors. The Company also grants some distributors limited rights to return products. The Company reduces recognition of net sales and profit on sales to distributors to the extent of the rights of return and price protection.

     The Company's marketing communications activities included communications through articles and press releases in trade magazines and journals, advertising in technical computer publications and the business press, periodic direct mailings and fax campaigns to customers and prospects, and attendance at trade shows. The Company also published hyperACTIVITY(TM), a periodic newsletter which was mailed to customers, prospective customers and others.

     Following the Company's shut-down announcement on June 1, 1998, marketing activities were terminated.

  Warranties

     The Company offers a warranty on its products consistent with standard industry practice. Under the terms of this warranty, the Company is obligated to replace or refund the purchase price of any unit that fails to operate to the Company's published specifications when the unit is used within specified environmental and other operating parameters. The duration of this warranty for the Company's CPU products and for its workstation and server products is one year for OEM customers, and two years for upgrade customers. Under its warranty obligations, the Company could be required to recall a product that does not conform to published specifications, and such a recall could have a material adverse effect on the Company's business and operating results. Substantially all of the Company's warranty obligations will be assumed by the Buyer if the Sale of Assets is consummated. If the Sale of Assets is not consummated, the Company will seek to outsource those obligations to a third party manufacturer. For EOL orders, the warranty will be honored for 12 months from the date of shipment, or November 30, 1999, whichever is earlier.

  Export Sales

     Export sales, primarily to customers in Japan and Europe, accounted for 48%, 34% and 36% of the Company's sales in Fiscal 1998, 1997, and 1996, respectively. Substantially all of the Company's foreign sales are denominated in U.S. dollars.

  Service and Technical Support

     The Company had two distinct channels of technical support to service its OEM and upgrade customer bases. Technical support for OEMs was provided through the Company's Applications Engineering Department, which provided in-depth technical expertise to assist in the design, debug, and performance analysis of systems under development by the Company's OEM customers. The upgrade technical support department included a 1-800-ROSS-YES line directly into the Company's support personnel that provides phone support from 7:30 AM to 7:30 PM Central Time. This group provided pre- and post-sales assistance to the Company's upgrade prospects and customer base. The Applications Engineering Department was terminated on June 1, 1998.

     The primary channel for technical support to service workstation customers is via service providers such as Computervision.

BACKLOG

     As of September 28, 1998, the Company's total backlog was approximately $5.7 million. The Company's backlog consists of customers' purchase orders that have been received, acknowledged by the Company and scheduled for shipment within the next 12 months.

     Sales of the Company's products generally are made pursuant to standard customer purchase orders that are cancelable without significant penalty subject to certain criteria. In addition, customer purchase orders are subject to price re-negotiations and changes in product quantities and delivery schedules caused by changes in customers' requirements and manufacturing availability. The Company's business, and to a large and growing extent that of the entire semiconductor industry, is characterized by a requirement for short lead times and quick delivery schedules. In addition, the Company's shipments depend on the manufacturing capacity of the Company's suppliers. As a result of the foregoing factors, the Company believes that backlog at any given time may not be a meaningful indicator of future sales.

MANUFACTURING

     The Company's microprocessor manufacturing strategy has been to outsource the physical manufacture of its raw materials, work in process and final products to third-parties that possess state-of-the-art process technologies, while performing test and verification functions internally to ensure product quality and yields. Specifically, the Company outsources wafer fabrication, die packaging and daughtercard assembly. Before qualifying a third-party manufacturer, the Company places its personnel on site, as required, to provide technical assistance and oversight, to ensure development of processes that conform to Company specifications and requirements. This manufacturing strategy was intended to give the Company access to advanced manufacturing processes while minimizing the substantial capital expenditures that would otherwise be required to develop its own manufacturing capabilities. Furthermore, the Company believed that this strategy enabled it to operate more efficiently with fewer personnel, while capitalizing on the latest advances in semiconductor process technology and manufacturing techniques.

     The Company's manufacturing strategy with respect to workstations and servers, which is similar to its microprocessor strategy, was to outsource the manufacturing and integration of its products to third parties that possess state-of-the-art technologies, while performing test and verification functions internally to ensure product quality and yields. Specifically, the Company outsourced the manufacturing and assembling of its motherboards. Before qualifying a third-party manufacturer, the Company's personnel were placed on site, as required, to provide technical assistance and oversight to ensure development of processes that conform to Company specifications and requirements. This strategy was intended to give the Company access to advanced manufacturing processes while minimizing the substantial capital expenditures that would otherwise be required to develop its own manufacturing capabilities.

     The Company expects to cease all of its manufacturing operations by early 1999. See "Special Factors -- General Background."

  Wafer Fabrication

     Wafers for the semiconductor chips utilized by the Company in its products are fabricated by outside manufacturers. Fujitsu manufactures wafers for all of the Company's microprocessor logic chips and SRAMs pursuant to an agreement in principle on a wafer pricing model that reflects current and future industry pricing standards. The Company had also established a relationship with NEC for the potential production of microprocessor logic chips, although the program will not be implemented. During Fiscal 1998, Fiscal 1997 and Fiscal 1996, Fujitsu supplied 100% of the dollar amount of the Company's silicon wafer purchases for production and the Company expects that Fujitsu will supply all of the Company's silicon wafer requirements through completion of the EOL program or the consummation of the Sale of Assets, as applicable.

  Packaging and Assembly

     The Company also relies on third parties for the production of its multi-die packages. The Company obtains a majority of its multi-die package requirements for its current hyperSPARC(TM) products from MMS using MMS' advanced substrate technology. The Company's multi-die packages are also manufactured by nChip and Fujitsu on a purchase order basis. The Company's MBus modules -- which incorporate multi-die packages, connectors, clock chips, heat sinks and other components on a small printed circuit board -- are currently assembled by Marco, Inc. of Austin on a purchase order basis.

  Testing

     At each stage of the production cycle, the Company's work-in-process and final products are tested for defects and functionality at the Company's Austin, Texas, manufacturing facility. The Company believes it employs certain testing procedures that are more sophisticated and rigorous than those generally employed in the semiconductor industry, and believes that its commitment to testing has enabled it to introduce products of superior reliability.

     Although the Company's products undergo extensive testing prior to their introduction, design and manufacturing errors may be discovered after initial product sampling or volume shipment, which may result in delays in volume production or the recall of products sold. The occurrence of such errors could have a material adverse effect on the Company's business and operating results.

COMPETITION

     The market for the Company's products is intensely competitive and characterized by rapidly accelerating advances in processor and system technologies. These advances result in frequent product introductions, regular price reductions, short product life cycles, and increased product capabilities that may result in significant performance improvements.

     Competition in the sale of microprocessor, workstation and server products is based on price, performance, product quality and reliability, software compatibility, marketing and distribution capability, brand recognition, financial strength and ability to deliver in large volumes on a timely basis. Given the Company's reliance on third parties for product manufacturing, the Company's competitive position may also be affected by the reliability and performance of its outside manufacturers and the availability from such manufacturers of adequate state-of-the-art production capacity. The Company faces competition from SME, Digital Equipment Corporation, Hewlett-Packard, IBM and Silicon Graphics. The Company does not have the resources and capabilities at this time to compete effectively, which has contributed to the Company's decision to engage in an orderly shutdown of its operations.

     The Company does not offer a competitive product as evidenced by the lack of a major design win for its latest generation hyperSPARC(TM) microprocessor, the 32-bit Colorado 5 product, and will not complete its 64-bit Viper microprocessor development project.

RESEARCH AND DEVELOPMENT

     Until July 31, 1998, the Company's research and development efforts were focused on the Viper development project, a 64-bit microprocessor. The Company terminated the employment of the members of the Viper development team on July 31, 1998 and will not complete development of this product. In addition, the Company and Fujitsu have terminated the development agreement relating to the Viper project. The Company will not engage in further research and development efforts.

     The Company's net research and development expenditures were $5.8 million, $24.7 million and $15.9 million during Fiscal 1998, 1997 and 1996, respectively. During Fiscal 1998, the Company received $17.0 million in contract payments associated with two separate development contracts with Fujitsu, thereby significantly lowering its R&D expenditures for Fiscal 1998.

PATENTS AND PROPRIETARY RIGHTS

     The Company has endeavored to protect and maintain its competitive position by placing a high priority on the protection of its intellectual property, including its inventions, trademarks, trade secrets and technical know-how. The Company files and prosecutes patent applications for those key patentable designs, innovations and inventions that it believes are most relevant to its product line and most valuable in terms of cost and technological advantages. The Company also takes steps to prevent the loss to competitors of valuable proprietary information such as trade secrets and technical know-how.

     Since its inception, the Company has filed a number of patent applications in the United States Patent and Trademark Office and counterparts to certain of those U.S. applications in the patent offices of other countries. Prior to consummation of the IP Sale, the Company owned several issued United States patents. Of the issued patents, one covers the Company's technology concerning the fast registering of data in a microprocessor, another covers certain techniques for automated circuit design, and a third covers the Company's proprietary RISC superscalar microprocessor architecture.

     An assessment of the Company's patent position, as with that of any technology company, involves complex issues of law and fact that render such an assessment uncertain. There can be no guarantee that any of the Company's patent applications will issue (the Company has ceased patent prosecution in connection with its shutdown decision), nor can assurances be given as to the level of protection that any of its issued patents will provide to the technology and/or products intended to be covered by them. In addition, there can be no assurance that any of the Company's issued or pending patents will create effective barriers to entry into the markets in which the Company and its products compete.

     Pursuant to the Asset Purchase and License Agreement, the Company has sold to Fujitsu certain intellectual property rights, including four patents (with a royalty-free license back to the Company for some of those rights). See "Special Factors -- Transactions with Fujitsu -- The Asset Purchase and License Agreement."

     The Company's competitors have filed applications for and received issued patents related to microprocessors, multiprocessing architectures and related circuits as well as board and system designs and techniques. There is a possibility that these competitors might assert claims against the Company that their patents cover technologies employed by the Company in its current or future products. If such claims are determined to cover technologies employed by the Company and such claims are ultimately held to be valid, no assurance can be given that the Company would be able to acquire the right to use such technologies regardless of the terms, nor can any assurance be given that the Company could acquire or develop alternative technologies that are not covered by the asserted claims. Further, even if the grounds for such claims are without merit or deficient, there is no guarantee that a competitor would not nevertheless bring a suit for patent infringement against the Company, or its customers or its affiliates. Such litigation could have a material adverse effect on the Company's business and results of operations despite its lack of merit or its final disposition because of its cost to, and its diversion of effort and management time from, the Company.

     The Company requires employees, consultants and independent contractors to execute confidentiality and invention/copyright assignment agreements prior to engaging in any service to the Company. The Company further requires, whenever possible, that companies engaged in sensitive discussions with the Company involving its proprietary technologies execute nondisclosure agreements. These agreements are intended to protect the Company's trade secrets, technical know-how and patentable and copyrightable subject matter by restricting disclosure and by requiring those creating intellectual property on behalf of the Company or using the Company's resources to assign ownership of the intellectual property to the Company. No assurance can be made, however, that such contracts will provide the Company with adequate protection in the event that such agreements are breached through the unauthorized disclosure or use of such intellectual property.

ENVIRONMENTAL MATTERS

     To the Company's present knowledge, compliance with federal, state and local provisions enacted or adopted for protection of the environment has had no material adverse effect upon its operations.

EMPLOYEES

     As of March 30, 1998, the Company's domestic work force consisted of 236 full-time employees and 49 employees who worked on a temporary or part-time basis. In addition, the Company had two full-time employees in its European office, which will be closed as part of the Company's shutdown of its operations. The Company's design subsidiary, RIL, had a workforce consisting of 30 full-time and part-time employees (as of July 31, 1998, such workforce consisted of 17 full-time and part-time employees). The Company has sold RIL to Fujitsu for $2.5 million. See "Special Factors -- Transactions with
Fujitsu -- The Sale of RIL."

     As previously discussed, the Company has begun an orderly shutdown of its operations and, as part of the preparation for the shutdown of the Company's business, on June 1, 1998 the Company issued notices to all its U.S.-based employees under the federal Workers Adjustment and Retraining Notification Act to provide advance notice to all employees of the scheduled termination of their employment in connection with the Company's shutdown. Pursuant to the shutdown plan, approximately 138 employees, or 70% of the Company's work force (excluding employees at the Company's Design Center in Israel) were laid off on July 31, 1998, including the members of the Company's "Viper" development team. As part of the shutdown process, the Company established an Employee Retention and Severance Plan for the Viper development team, BridgePoint business unit and an administrative team. The combined cost of the lay-off and the Employee Retention and Severance Plan totals approximately $5.2 million, of which $3.2 million relates to prior contractual obligations of the Company and obligations of the Company under its general severance policy.

PROPERTIES

     The Company's principal administrative, sales, marketing, customer applications support, design, product engineering, production control, quality, manufacturing and testing facilities are currently located in Austin, Texas, in two leased buildings containing an aggregate of 33,600 square feet. One 33,000 square foot building includes a 3,000 square foot clean room wafer processing area, houses all manufacturing, testing and quality control facilities, and has delivery, receipt and storage facilities for unfinished wafers, gases, chemicals and other raw materials used by the Company. This lease will be assigned to the Buyer upon consummation of the Sale of Assets. The second building, in which the Company occupies 600 square feet, provides facilities for all administration personnel. The Company has entered into an agreement with the lessor of its previous headquarters facility pursuant to which the Company's obligations under that lease for 62,200 square feet of office space, including obligations for $2.6 million of future lease payments, was terminated in return for a $1.0 million payment by the Company.

LITIGATION

     Rao Cherukuri et al. v. PeQuR Technology, Inc., et al., Civil No. CV757267 (Santa Clara Superior Court). On April 11, 1996, this action was filed against, among others, the Company in the Superior Court of California (the "Action"). The Action was brought by three former employees of PeQuR Technology, Inc. ("PeQuR"), a Texas corporation which on January 4, 1995, sold substantially all of its assets to a then wholly-owned subsidiary of the Company, ROSS Computer Corp., now Reliance Computer Corp. ("RCC"). Plaintiffs allege, among other causes of action, fraud, deceit, and breach of fiduciary duty in connection with certain alleged agreements by PeQuR to provide compensation to the plaintiffs in the form of vested PeQuR stock which agreements, in turn, allegedly would have entitled plaintiffs to a share of the proceeds of the asset sale to RCC, to employment with the Company or RCC, and/or to receive shares of the Company's Common Stock. The Company transferred its entire equity interest in RCC to Fujitsu on March 26, 1996.


     The Company and the plaintiffs have reached an agreement in principle to settle the Action for $35,000, although the parties have not entered into a definitive settlement agreement. The Company believes that the plaintiffs' claims against it are without merit and, if the parties do not reach agreement on a definitive settlement agreement, intends to defend this case vigorously. The Company successfully demurred in whole or in part to two successive Complaints. The Company filed an answer to the plaintiffs' Third Amended Complaint on June 4, 1997. This case is in the early stages of discovery and no trial date has been set. Given the stage of the proceedings, the fact that, in the absence of a settlement, the ultimate outcome will depend upon the resolution of disputed issues of fact and law, and the inherent uncertainties of complex, multi-party litigation such as this, it is not possible at this time to predict the ultimate outcome of the matter with any degree of certainty, although based on information presently known to management, the Company does not believe that the ultimate resolution of this lawsuit will have a material adverse effect upon the financial condition or results of operations of the Company, although the result of this lawsuit will not affect the Company's decision to proceed with an orderly shutdown of its operations.


     Kris Vorm v. ROSS Technology, Inc., Cause No. 9704693 (District Court of Travis County, Texas). On April 18, 1997, the above-referenced action was filed against the Company in the 353rd Judicial District Court of Travis County, Austin, Texas (the "Vorm Action"). The Vorm Action was brought by Kris Vorm, a former employee of the Company, alleging that in late May 1996 the Company, through false and material representations and promises, prevented him from selling shares of common stock of the Company owned by him. Plaintiff further contended that the Company misrepresented that it would provide him a low interest loan to cover his tax liability in connection with his having purchased his shares. Plaintiff seeks compensation in an unspecified amount which the Company estimates, based upon Plaintiff's allegations, to approximate $500,000. Plaintiff also sought exemplary damages, as well as attorneys' fees, costs, and pre-judgment and post-judgment interest. The Company and the plaintiff have settled the Vorm Action for $190,000. The Company did not admit to any liability in the Vorm Action.

     Hummingbird Communications, Ltd. v. ROSS Technology, Inc., Cause No. 9810439 (District Court of Travis County, Texas). On October 7, 1998, the above-referenced action was filed against the Company in the 261st Judicial District Court of Travis County, Austin, Texas (the "Hummingbird Action"). The Hummingbird Action was brought by Hummingbird Communications, Ltd. ("Hummingbird"), a vendor of computer software to the Company, alleging that the Company had not paid amounts due to Hummingbird pursuant to an agreement between Hummingbird and the Company. Hummingbird seeks damages of $750,000, plus $50,000 per year from the inception of the agreement (August 19, 1996), plus reasonable attorneys' fees.

     The Company has filed an answer to the complaint and has denied liability. The Company believes that it has meritorious defenses to the Hummingbird Action and intends to defend it vigorously. Given the early stage of the proceedings, the fact that the ultimate outcome will depend upon the resolution of disputed issues of fact and law and the inherent uncertainties of litigation such as this, it is not possible at this time to predict the ultimate outcome of the matter with any degree of certainty, although based on information presently known to management, the Company does not believe that the ultimate resolution of this lawsuit will have a material adverse effect upon the financial condition or results of operation of the Company, although the result of this lawsuit will not affect the Company's decision to proceed with an orderly shutdown of its operations.

     The Company is involved in routine litigation arising in the ordinary course of business, and, while the results of such proceedings cannot be predicted with certainty, the Company believes that the final outcome of the proceedings will not be material.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The Selected Consolidated Financial Data for ROSS Technology, Inc. and subsidiary set forth below is derived from, and should be read in conjunction with, the Company's Consolidated Financial Statements, including the Notes thereto, beginning at page F-1, and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                      ROSS TECHNOLOGY, INC. AND SUBSIDIARY
                      SELECTED CONSOLIDATED FINANCIAL DATA

                          PREDECESSOR COMPANY(1)                                    COMPANY(2)
                       -----------------------------   ---------------------------------------------------------------------
                       PERIOD FROM                                                                                 THREE
                       DECEMBER 29,    PERIOD FROM                                                                MONTHS
                         1992 TO      JULY 28, 1993    YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED        ENDED
                         JULY 27,      TO APRIL 4,      APRIL 3,      APRIL 1,      MARCH 31,     MARCH 30,    SEPTEMBER 29,
                           1993            1994           1995          1996          1997          1998           1997
                       ------------   --------------   -----------   -----------   -----------   -----------   -------------
                                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Net sales............    $ 7,023         $ 10,373       $ 39,021      $100,805      $ 83,104      $ 42,057        $11,472
Gross profit
  (loss).............        301            1,605         12,293        46,884       (24,847)       (1,181)         1,409
Income (loss) from
  operations.........     (9,202)         (21,222)        (8,939)       19,317       (84,280)      (36,195)        (1,974)
Income (loss) before
  income taxes.......     (9,223)         (21,515)       (10,581)       17,843       (85,752)      (38,271)        (2,907)
Net income (loss)....    $(7,641)         (21,515)       (10,669)       18,160       (86,705)      (38,271)       $(2,907)
Basic net income
  (loss) per common
  share(3)...........                    $  (2.92)      $  (1.47)     $   1.23      $  (3.71)     $  (1.63)       $ (0.12)
Weighted average
  shares
  outstanding(3) --
  Basic..............                       7,356          7,356        14,067        23,396        23,450         23,547
Diluted net income
  (loss) per common
  share..............                    $  (2.92)      $  (1.47)     $    .82      $  (3.71)     $  (1.63)       $ (0.12)
Weighted average
  common and common
  equivalent shares
  outstanding
  Diluted............                       7,356          7,356        21,033        23,396        23,450         23,547

                                        COMPANY(2)
                       ---------------------------------------------
                           THREE
                          MONTHS        SIX MONTHS      SIX MONTHS
                           ENDED           ENDED           ENDED
                       SEPTEMBER 28,   SEPTEMBER 29,   SEPTEMBER 28,
                           1998            1997            1998
                       -------------   -------------   -------------
                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIO
Net sales............     $ 4,396         $23,285         $12,229
Gross profit
  (loss).............          (6)          2,047          12,347
Income (loss) from
  operations.........       1,274          (6,482)         (8,851)
Income (loss) before
  income taxes.......         978          (8,066)         (9,459)
Net income (loss)....     $   978         $(8,066)        $(9,459)
Basic net income
  (loss) per common
  share(3)...........     $  0.04         $ (0.34)        $ (0.40)
Weighted average
  shares
  outstanding(3) --
  Basic..............      23,477          23,542          23,477
Diluted net income
  (loss) per common
  share..............     $  0.02         $ (0.34)        $ (0.40)
Weighted average
  common and common
  equivalent shares
  outstanding
  Diluted............      43,477          23,542          23,477


                                             PREDECESSOR
                                               COMPANY                                    COMPANY
                                             -----------   ----------------------------------------------------------------------
                                              JULY 27,     APRIL 4,   APRIL 3,   APRIL 1,   MARCH 31,   MARCH 30,   SEPTEMBER 28,
                                                1993         1994       1995       1996       1997        1998          1998
                                             -----------   --------   --------   --------   ---------   ---------   -------------
                                                                                (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents.................     $   457     $  2,458   $  1,936   $ 17,941   $  2,811    $    787      $   7,048
Working capital (deficit).................      (1,791)     (15,581)   (25,932)    44,336    (37,977)    (12,305)       (19,135)
Total assets..............................       9,363       24,069     39,489     97,893     54,819      18,487         11,951
Notes payable.............................       4,000       20,500     36,344         --     43,500      15,000         20,000
Accumulated deficit.......................      (9,119)     (21,515)   (32,184)   (14,856)  (101,561)   (139,832)      (149,291)
Total stockholders' equity (deficit)......     $ 1,638     $ (3,615)  $(14,284)  $ 66,274   $(20,225)   $ (8,980)     $ (18,439)

                                                              MARCH 31,   MARCH 30,   SEPTEMBER 28,
                                                                1997        1998          1998
                                                              ---------   ---------   -------------
BOOK VALUE PER SHARE:
Stockholders' deficit.......................................  $(20,225)    $(8,980)     $(18,439)
Outstanding common stock....................................    23,426      23,477        23,477
Book value per share........................................  $  (0.86)    $ (0.38)     $  (0.79)

---------------

(1) References to the "Predecessor Company" refer to ROSS prior to its acquisition by Fujitsu.

(2) Effective July 28, 1993, the Company's fiscal year was changed to end on the Monday closest to March 31 to coincide with the fiscal year of its parent, Fujitsu. As used in this Annual Report, "Fiscal 1995," "Fiscal 1996," "Fiscal 1997" and "Fiscal 1998" refer to the Company's fiscal years ended April 3, 1995, April 1, 1996, March 31, 1997, and March 30, 1998,
    respectively. The Company's operating results for Fiscal 1998 are included in Fujitsu's consolidated financial statements for Fujitsu's "Fiscal 1997." Under Japanese convention, the fiscal year is denominated by the calendar year in which the fiscal year commences; under United States convention it is denominated by the calendar year in which the fiscal year ends. Thus the Company's "Fiscal 1998" and Fujitsu's "Fiscal 1997" both refer to the year ended on or about March 30, 1998.

(3) See Note 1 of Notes to Consolidated Financial Statements for an explanation of the computation of net income (loss) per common share. The Predecessor Company's net income (loss) per common share for the periods ended prior to Fujitsu's acquisition of the Company is not comparable to subsequent periods due to the different capitalization of the Predecessor Company and, therefore, has not been presented.

(4) For the fiscal years ended March 31, 1997 and March 30, 1998, and for the six month period ended September 28, 1998, the Company incurred fixed charges in excess of earnings totalling $2.0 million, $1.5 million and $.6 million, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

     The following tables set forth, in dollars and as a percentage of net sales, the historical results of operations for the fiscal year ended April 1, 1996 ("Fiscal 1996"), the fiscal year ended March 31, 1997 ("Fiscal 1997"), and the fiscal year ended March 30, 1998 ("Fiscal 1998"), the three months ended September 29, 1997, the three months ended September 28, 1998, the six months ended September 29, 1997 and the six months ended September 28, 1998.

                                                                        THREE           THREE
                                                                       MONTHS          MONTHS        SIX MONTHS      SIX MONTHS
                                                                        ENDED           ENDED           ENDED           ENDED
                                    FISCAL     FISCAL     FISCAL    SEPTEMBER 29,   SEPTEMBER 28,   SEPTEMBER 29,   SEPTEMBER 28,
                                     1996       1997       1998         1997            1998            1997            1998
                                   --------   --------   --------   -------------   -------------   -------------   -------------
                                                                           (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales........................  $100,805   $ 83,104   $ 42,057      $11,472         $4,396          $23,285         $12,229
Cost of sales....................    53,921    107,951     43,238       10,063          4,402           21,238          10,992
                                   --------   --------   --------      -------         ------          -------         -------
Gross profit (loss)..............    46,884    (24,847)    (1,181)       1,409             (6)           2,047           1,237
Operating expenses:
  Research and development,
    net..........................    15,906     24,659      5,842         (152)           765            1,394           3,811
  Selling, general and
    administrative...............    10,495     31,137     16,889        3,535          3,880            7,135           6,954
  Write-down of property and
    equipment....................        --         --     11,203           --             --               --              --
  Write-down of investment in
    subsidiary...................        --         --      1,080           --             --               --              --
  Amortization of goodwill.......     1,166      3,637         --
  Severance cost.................        --         --         --           --             --               --           5,248
  Shutdown costs.................         0          0          0           --          4,125               --           4,125
                                   --------   --------   --------      -------         ------          -------         -------
         Total operating
           expenses..............    27,567     59,433     35,014        3,383          8,770            8,529          20,138
                                   --------   --------   --------      -------         ------          -------         -------
Gain on sale of subsidiary.......        --         --         --           --          2,500               --           2,500
Gain on sale of intellectual
  property.......................        --         --         --           --          7,550               --           7,550
                                   --------   --------   --------      -------         ------          -------         -------
Income (loss) from operations....    19,317    (84,280)   (36,195)      (1,974)         1,274           (6,482)         (8,851)
Interest expense, net............    (1,474)    (1,472)    (2,076)        (933)          (296)          (1,584)           (608)
                                   --------   --------   --------      -------         ------          -------         -------
Income (loss) before income
  taxes..........................    17,843    (85,752)   (38,271)      (2,907)           978           (8,066)         (9,459)
Income tax provision (benefit)...      (317)       953         --           --             --               --              --
                                   --------   --------   --------      -------         ------          -------         -------
Net income (loss)................  $ 18,160   $(86,705)  $(38,271)     $(2,907)        $  978          $(8,066)        $(9,459)
                                   ========   ========   ========      =======         ======          =======         =======
(As a percentage of net sales)
Net sales........................     100.0%     100.0%     100.0%       100.0%         100.0%           100.0%          100.0%
Cost of sales....................      53.5      129.9      102.8         87.7          100.1             91.2            89.9
                                   --------   --------   --------      -------         ------          -------         -------
Gross profit (loss)..............      46.5      (29.9)      (2.8)        12.3           (0.1)             8.8            10.1
                                   --------   --------   --------      -------         ------          -------         -------
Operating expenses:
  Research and development,
    net..........................      15.8       29.7       13.9         (1.3)          17.4              6.0            31.2
  Selling, general and
    administrative...............      10.4       37.5       40.2         30.8           88.3             30.6            56.9
  Write-down of property and
    equipment....................        --         --       26.6          0.0            0.0              0.0             0.0
  Write-down of investment in
    subsidiary...................        --         --        2.6          0.0            0.0              0.0             0.0
  Amortization of goodwill.......       1.2        4.3         --          0.0            0.0              0.0             0.0
  Severance cost.................        --         --         --          0.0            0.0              0.0            42.9
  Shutdown costs.................         0          0          0          0.0           93.8              0.0            33.7
                                   --------   --------   --------      -------         ------          -------         -------
         Total operating
           expenses..............      27.4       71.5       83.3         29.5          199.5             36.6           164.7
                                   --------   --------   --------      -------         ------          -------         -------
Gain on sale of subsidiary.......         0          0          0          0.0           56.9              0.0            20.4
Gain on sale of intellectual
  property.......................         0          0          0          0.0          171.7              0.0            61.7
                                   --------   --------   --------      -------         ------          -------         -------
Income (loss) from operations....      19.1     (101.4)     (86.1)       (17.2)          29.0            (27.8)          (72.4)
Interest expense, net............      (1.5)      (1.8)      (4.9)        (8.1)          (6.7)            (6.8)           (5.0)
                                   --------   --------   --------      -------         ------          -------         -------
Income (loss) before income
  taxes..........................      17.6     (103.2)     (91.0)       (25.3)          22.2            (34.6)          (77.3)
Income tax expense (benefit).....      (0.3)       1.1          0          0.0            0.0              0.0             0.0
                                   --------   --------   --------      -------         ------          -------         -------
Net income (loss)................      17.9%    (104.3)%    (91.0)%      (25.3)%         22.2%           (34.6)%         (77.3)%
                                   ========   ========   ========      =======         ======          =======         =======

GENERAL OVERVIEW -- FISCAL 1998

     In Fiscal 1998, the Company recorded $42.1 million in revenues versus $83.1 million and $100.8 million in Fiscal 1997 and Fiscal 1996, respectively. The reduction in sales primarily reflected the migration of the Company's primary customers away from the Company's 32-bit products to 64-bit products sold by the Company's competitors, primarily Sun. As a result, despite the Company's cost reduction efforts and its successful negotiation of a $34.5 million development agreement with Fujitsu, the Company incurred a net loss of $38.3 million. The continued reduction in the level of sales resulted in a continued percentage increase in the manufacturing overhead associated with parts assembled by the Company, keeping the Company's gross profit below expectations. The aggregate losses incurred by the Company were primarily funded by bank loans guaranteed by Fujitsu. On September 30, 1997, the Company and Fujitsu concluded a recapitalization transaction, whereby the Company issued 500,000 shares of a new Series B Convertible Preferred Stock to Fujitsu and Fujitsu paid $50 million on behalf of the Company to The Dai-Ichi Kangyo Bank ("DKB") in partial payment of the Company's outstanding indebtedness to DKB in satisfaction of Fujitsu's obligation pursuant to certain loan guaranties provided by Fujitsu to DKB.

     As a result of the Company's continuing and substantial deterioration of its financial position, on June 1, 1998, the Company announced that it would commence an orderly shutdown of its operations. As part of the preparation for the shutdown of the Company's business, the Company issued notices to its employees under the Federal Workers Adjustment and Retraining Notification Act. Approximately 70% of the Company's domestic work force was laid off on July 31, 1998, including the members of the Company's Viper design operations. Due to the Company's continued financial deterioration and its inability to provide positive cash flow from operations, the Company recorded an $11.2 million charge for the write-down of certain property and equipment as circumstances indicate that the carrying amount of such assets may not be recoverable.

SECOND QUARTER OF FISCAL 1999 AND THE SIX MONTHS ENDED SEPTEMBER 28, 1998 COMPARED TO THE CORRESPONDING PERIODS OF FISCAL 1998

     Net Sales. Net sales in the three month period ended September 28, 1998 (the "second quarter") of the fiscal year ending March 29, 1999 ("Fiscal 1999") decreased 61.7% to $4.4 million from $11.5 million in the corresponding period of Fiscal 1998. This reduction in sales reflects the continued decline in demand for the Company's 32-bit products and the previously reported migration of the Company's primary customers to 64-bit products sold by the Company's competitors, primarily Sun. A similar decline in sales is also reflected in the 47.5% decrease in net sales during the first six months of Fiscal 1999 as compared to the corresponding period in Fiscal 1998. This reduction was mitigated by a $5.0 million end of life ("EOL") order from Fujitsu. This order was placed and shipped during the first quarter of Fiscal 1999 in connection with Company's previously announced EOL program, which provided the Company's customers the opportunity to place EOL orders until July 31, 1998, with all such orders to be shipped on or before November 28, 1998.

     Gross Profit. Gross profit as a percentage of net sales for the quarter ended September 29, 1998 decreased to (.1)% as compared to 12.3% of net sales for the comparable period in Fiscal 1998. This decrease reflected a sharp decrease in sales without a decrease of equal magnitude in the Company's manufacturing overhead. In contrast, for the six month period ended September 28, 1998, gross profit as a percentage of net sales increased to 10.1% as compared to 8.8% for the corresponding period in Fiscal 1999. This increase was primarily attributable to the Company's ability to ship orders from stock which allowed the Company to reduce its manufacturing overhead during the first quarter of Fiscal 1999. This reduction in manufacturing overhead in the first quarter of Fiscal 1999 coupled with an equal level of such costs in the second quarter of Fiscal 1999 provided the Company with a slight percentage increase in gross profit for the first six months of Fiscal 1999 versus the same period of Fiscal 1998.

     Research and Development Expense. Research and development ("R&D") expense includes costs associated with the definition, design and development of new products. Net R&D expenses were 6.0% of net sales for the quarter ended September 28, 1998, compared with (1.3)% of net sales for the comparable period in Fiscal 1998. Absolute R&D expenses increased $.9 million in the quarter ended September 28, 1998 from the comparable period in the prior fiscal year. This increase was primarily attributable to reimbursement by

Fujitsu of $4.5 million in expenses in the second quarter of Fiscal 1998 relating to the development of the Company's 64-bit Viper project pursuant to the Viper Development Agreement. No such reimbursements occurred during the second quarter of Fiscal 1999. As previously reported, the Company will not complete development of the "Viper" project and the Company and Fujitsu have terminated the Viper Development Agreement. For the same reasons, net R&D expenses were 31.2% of net sales for the six month period ended September 28, 1998 as compared to 6.0% for the corresponding period in Fiscal 1998. During the first six months of Fiscal 1998, the Company received $9.0 from Fujitsu for expense reimbursement. No such payment was received during the first six months of Fiscal 1999.

     For the second quarter of Fiscal 1999, gross R&D expense was significantly lower than the level experienced in the corresponding period of Fiscal 1998 reflecting that on July 31, 1998, the Company laid off approximately 70% of its domestic work force, including all members of the Company's R&D operations.

     Selling, General and Administrative Expense. Selling, general and administrative ("SG&A") expenses were 88.3% of net sales for the quarter ended September 28, 1998, compared with 30.8% of net sales for the comparable period in Fiscal 1998. Absolute SG&A expenses increased $.3 million in the quarter ended September 28, 1998 from the comparable period in the prior fiscal year. The increase in SG&A expense is primarily attributable to an increase in legal and related expenses associated with the Company's planned shutdown of its operations, particularly expenses related to the Company's obligations under the federal Workers Adjustment and Retraining Notification Act (the "WARN Act").

     For similar reasons, SG&A expenses for the six months ended September 28, 1998 increased to 56.9% of net sales as compared to 30.6% for the comparable period in Fiscal 1998.

     Severance Cost. In conjunction with the Company's orderly shutdown of its operations and in order to provide certain employees with an incentive to continue his or her employment with the Company, the Company adopted an Employee Retention and Severance Plan (the "Retention Plan"). The Company provided severance packages to all eligible terminated employees as required by its general severance policy, and substantially all of the executive officers were retained pursuant to individual retention agreements. Given the Company's uncertain financial position, retention agreements were provided by the Company to such executive officers to provide incentives so that the key personnel necessary to effect the sale of the Company's assets remained with the Company until such time that their services were no longer required. The total cost of the Retention Plan and severance packages totals $5.2 million, of which $3.2 million relates to prior contractual obligations of the Company and obligations of the Company under its general severance policy. At June 29, 1998, these severance costs met the criteria as stated in Emerging Issues Task Force issue No. 94-3 and, therefore, these severance costs have been accrued in the first quarter of Fiscal 1999.

     As part of the preparation for the shutdown of the Company's business, on June 1, 1998, the Company issued notices to its employees under the WARN Act. These notices provided advance notice to all employees of the scheduled termination of their employment in connection with the shutdown. Approximately 138 employees, or 70% of the Company's work force (excluding employees at the Company's Design Center in Israel), were laid off on July 31, 1998, including the members of the Company's "Viper" development team.

     Gain on Sale of Subsidiary. On August 10, 1998, the Company sold all of the issued and outstanding shares of capital stock of RIL to Fujitsu for $2.5 million. See "Special Factors -- Transactions with Fujitsu -- Sale of RIL." In Fiscal 1998, the Company recorded a $1.1 million charge to write-down its investment in RIL to $0. Accordingly, the sale of RIL resulted in a gain of $2.5 million.

     Gain on Sale of Intellectual Property. On July 27, 1998, the Company sold the Acquired IP to Fujitsu for $7.6 million. See "Special
Factors -- Transactions with Fujitsu -- The IP Sale." The Acquired IP had a book value of $0. Accordingly, the sale of the Acquired IP resulted in a gain of $7.6 million.

     Net Interest Expense. The Company had net interest expense of $.3 million for the quarter ended September 28, 1998, versus interest expense of $.9 million in the quarter ended September 29, 1997, reflecting a lower level of debt during the first quarter of Fiscal 1999 as compared to the corresponding period in Fiscal

1998. For similar reasons, interest expense decreased to $.6 million for the six months ended September 28, 1998 as compared to $1.6 million for the comparable period in Fiscal 1998.

     Income Tax Expense. The Company has established a 100% reserve against its deferred income tax asset and will not record income tax expense or benefit until such time as the Company achieves profitability. Although it is anticipated that the Company will not generate any future tax obligations as a result of any future transactions, it is possible that such tax obligations may occur.

FISCAL YEAR COMPARISONS

     Net Sales. Net sales decreased to $42.1 million in Fiscal 1998 from $83.1 million in Fiscal 1997, which decreased from $100.8 million in Fiscal 1996. The successive decrease in net sales in Fiscal 1998 and Fiscal 1997 from the level of sales achieved in Fiscal 1996 is primarily attributable to a continued decrease in sales to OEM microprocessor chip customers reflecting the lack of a major design win for the Company's Colorado 4 microprocessor products and to a lack of new products to match Sun's introduction of 64-bit products. Sales levels were also negatively impacted in Fiscal 1997 by turnover in sales and executive management. In 1997 the Company entered the systems market for workstations and servers in addition to its traditional business of providing microprocessor components. Sales of such systems were below the Company's expectations for 1997. The Company has ceased to offer system products for sale.

     During Fiscal 1998, 69% of the Company's net sales were derived from OEM customers (with Sun, Fujitsu and other OEMs accounting for 15%, 36%, and 18%, respectively, of total net sales). During Fiscal 1997, 66% of the Company's net sales were derived from OEM customers (with Sun, Fujitsu and other OEMs accounting for 28%, 22%, and 16%, respectively, of total net sales). During Fiscal 1996, 81% of the Company's net sales were derived from OEM customers (with Sun, Fujitsu and other OEMs accounting for 45%, 19% and 17%, respectively, of total net sales). The change in OEM sales mix for both Fiscal 1998 and 1997 reflect the continued reduced demand from Sun first experienced in Fiscal 1997 and the Company's diversification into other markets, including the systems market which the Company recently exited. Sales to Fujitsu decreased by 75% during the fourth quarter of Fiscal 1998 versus the quarterly average for the first three quarters of Fiscal 1998, primarily as a result of Fujitsu's migration to 64-bit products away from the Company's 32-bit products. As Sun and Fujitsu have historically accounted for a significant percentage of the Company's sales, the loss of such sales had a material adverse effect on the Company's business, financial condition and operating results.

     Gross Profit (Loss). The Company's gross profit as percentage of sales increased to a loss of 2.8% in Fiscal 1998 from a loss of 29.9% in Fiscal 1997. This increase primarily reflects the absence of a large charge for the write-down of inventory like that which was recorded in Fiscal 1997 and efforts to improve yields. During Fiscal 1998, the Company continued to incur, on a percentage basis, a high level of manufacturing overhead associated with parts assembly by the Company as a result of the continued reduction in the level of sales. Also, as a result of the Company's deteriorating financial position, in Fiscal 1998, the Company recorded a $7.3 million charge to write-off excess levels of inventory. The Company's gross profit as a percentage of net sales decreased to a loss of 29.9% in Fiscal 1997 from a profit of 46.5% in Fiscal 1996. This decrease is primarily the result of a $38.9 million charge for the write-down of inventory associated with lower speed microprocessor chips and associated semiconductors and MBus modules, including routine price degradation on older products; and to reductions in the valuation of inventory associated with workstation and server products which were ordered in anticipation of customer acceptance, which did not materialize to the degree anticipated by the Company, as well as a $5.2 million charge for the costs to cancel excess inventory purchase orders. In addition, gross profit was materially adversely affected by the Company's lack of new, higher-margin microprocessor and upgrade subsystem products, and also by an increase in manufacturing overhead associated with the assembly of fewer units in the later quarters of Fiscal 1997 in a larger manufacturing space occupied during the fourth quarter of Fiscal 1996.

     Research and Development. Research and development ("R&D") expense includes costs associated with the definition, design and development of new products. Net R&D expenses decreased to $5.8 million (13.9% of sales) in Fiscal 1998 from $24.7 million (29.7% of sales) in Fiscal 1997. This decrease was primarily attributable to a net reimbursement of $15.3 million in expenses relating to the Company's 64-bit Viper microprocessor development project, pursuant to the Viper Development Agreement, as well as application of $2.0 million of payments from Fujitsu against R&D expenses pursuant to an additional development agreement between the Company and Fujitsu to produce a 32-bit processor "core." The Company actually received $17.0 million from Fujitsu during Fiscal 1998 for its design efforts, but due to delays in its design schedule may be subject to a $1.2 million penalty and such penalty is reflected in the Company's financial statements (see discussion of Viper Development Agreement under "Future Operating Results"). To a lesser degree, this decrease also reflects the decrease in expenses in Fiscal 1998 related to the Company's 1997 entrance into the systems business. This decrease was partially offset by increases due to the addition of new personnel and related overhead and outside contractor expenses in the areas of new product design and new product development related to the Company's 32-bit "Colorado 4" and "Colorado 5" hyperSPARC(TM) and 64-bit "Viper" microprocessor designs. R&D expenses increased to $24.7 million (29.7% of sales) in Fiscal 1997 from $15.9 million (15.8% of sales) in Fiscal 1996. The increase in R&D expenses was primarily attributable to the addition of new personnel and related overhead in the areas of new product design, new product development and increased pre-production cost associated with qualifying new generation microprocessor products for production, and for new personnel and related overhead and outside contractor expenses for new product design and development related to the Company's Colorado 5 hyperSPARC(TM) and next generation Viper microprocessor designs. In Fiscal 1997, $2 million of payments from Fujitsu pursuant to a development agreement were applied against R&D expenses.

     Selling, General and Administrative. SG&A expenses decreased to $16.9 million (40.2% of sales) in Fiscal 1998 from $31.1 million (37.5% of sales) in Fiscal 1997, which was an increase from $10.5 million (10.4% of sales) in Fiscal 1996. The increase in SG&A expenses during Fiscal 1997 and the subsequent decrease in Fiscal 1998 was primarily attributable to approximately $16.5 million in write-offs and increase in reserves associated with uncollectable accounts recorded in Fiscal 1997. In both Fiscal 1998 and 1997, the Company also experienced increases in legal and consulting expenses related to the negotiation of significant contracts and the hiring of new executive management.

     Write-down of Property and Equipment. As a result of the Company's continued financial deterioration, in accordance with Generally Accepted Accounting Principles, the Company recorded an $11.2 million write-down for long-lived assets since events and circumstances indicated that the assets were impaired. The impairment charge was the difference between the Company's carrying value and the estimated fair value of the assets. The Company estimated fair value through the use of a third party appraisal of the assets.

     Write-down of Investment in Subsidiary. As a result of the Company's continued financial deterioration and the Company's intention to close its Israeli operations, the Company recorded a $1.1 million charge for the write-down of its investment in its Israeli subsidiary.

     Amortization of Goodwill. Goodwill of $6.5 million arose in connection with the Company's acquisition by Fujitsu in 1993 and $0.6 million arose from the acquisition of the assets of PeQuR by RCC. These amounts are amortizable over six years resulting in $1.2 million of amortization in Fiscal 1996. During the fourth quarter of Fiscal 1996, the Company transferred its entire interest in RCC to Fujitsu resulting in the removal of $0.5 million of goodwill related to the acquisition of the assets of PeQuR. In Fiscal 1997, the Company amortized the remainder of the goodwill ($2.5 million) after reviewing its value in light of the losses incurred by the Company in Fiscal 1997 and cash flow projections.

     Net Interest Expense. Net interest expense of $2.1 million in Fiscal 1998 was higher than that which was incurred in both Fiscal 1997 and 1996, $1.5 million and $1.5 million, respectively, reflecting the higher debt levels incurred by the Company during the first six months of Fiscal 1998. See "Liquidity and Capital Resources."

     Income Tax Expense. Consistent with Fiscal 1997, in Fiscal 1998 the Company has established a 100% reserve against its deferred income tax asset in the amount of $41.2 million and will not record income tax expense or benefit until such time as the Company achieves sustained profitability (which is not expected). In Fiscal 1997 the Company incurred a significant loss. Based on the Company's losses in Fiscal 1997, the Company determined that it was more likely than not that it would not be able to use its entire income tax benefit in subsequent years. The Company also determined that it could not reasonably forecast the amount of such benefit it could use due to the significant changes being made with respect to its management and products. Accordingly, the Company applied a reserve of approximately $27.9 million against its deferred income tax asset. As of April 1, 1996, the Company had completely utilized its net operating loss carryforwards to that point for federal income tax purposes and, as a result, began accruing and paying regular federal income taxes. Current income tax expense for Fiscal 1996 was $1.9 million. Due to timing differences between book income and tax income, the Company recognized a deferred tax benefit of $2.2 million for book purposes during Fiscal 1996.

     Future Operating Results. As a result of the continuing and substantial deterioration of the Company's financial position, on June 1, 1998, the Company announced that it would commence an orderly shutdown of its operations. The decision was precipitated by a continuing decrease in revenues from the Company's sales of its 32-bit products. The Company intends to cease all of its operations by early 1999. See "Special Factors -- General Background."

     Historically, the Company has depended solely upon its majority stockholder, Fujitsu, for its capital requirements. On September 30, 1997, the Company concluded a recapitalization transaction with Fujitsu whereby the Company issued 500,000 shares of a new Series B Convertible Preferred Stock to Fujitsu and Fujitsu paid $50 million to the Company to pay to DKB in partial payment of the Company's outstanding indebtedness to DKB and in satisfaction of Fujitsu's obligation pursuant to certain loan guaranties provided by Fujitsu to DKB. In connection with the recapitalization transaction, Fujitsu provided a guaranty for a $20 million line of credit from DKB, which expired on March 31, 1998. The credit facility and the guaranty have been extended to November 30, 1998 and December 31, 1998, respectively. All of such line of credit had been borrowed by the Company as of June 15, 1998. There is no assurance that Fujitsu will agree to extend or renew the guaranty on its existing terms or otherwise. In the absence of a renewal or extension of the guaranty, the Company will default on the repayment of the line of credit as the Company does not have the capability to pay off the line of credit in the foreseeable future, if at all. See "Liquidity and Capital Resources."

     On June 25, 1997, the Company and Fujitsu entered into the Viper Development Agreement, pursuant to which, among other things, Fujitsu would pay the Company an aggregate of $34.5 million in partial funding for the Company's Viper 64-bit microprocessor chip development project and for a license of associated intellectual property. The resulting technology would be co-owned by the Company and Fujitsu, and each company would have the right to exploit the technology into its own derivative products and to grant sublicenses on a limited basis. Payments were to be made periodically through March 31, 1999, upon the attainment of certain milestones, and were subject to reduction, and the contract is subject to cancellation under certain conditions, if milestones are not met. The Company failed to timely meet certain of the milestones set forth in the Viper Development Agreement in each of the fiscal quarters ended September 29, 1997, December 29, 1997 and March 30, 1998. The Company was unable to meet the specified milestones primarily because of the overall risks inherent in the completion of complex developments such as that undertaken by the Company pursuant to the Viper Development Agreement. Fujitsu and the Company amended the Viper Development Agreement to provide for a redefinition of the deliverables associated with such milestones. The Company and Fujitsu have entered into an agreement pursuant to which the Viper Development Agreement has been terminated and Fujitsu has waived any penalty payments otherwise due from the Company to Fujitsu for failing to meet the development schedule. See "Special Factors -- Transactions with Fujitsu -- The Termination Agreement."

LIQUIDITY AND CAPITAL RESOURCES

     The Company experienced significant negative cash flows during Fiscal 1998. Historically, the Company has been dependent on Fujitsu for its capital requirements. In November 1996 the Company established a "New Credit Facility" with DKB for a maximum principal amount of $25 million; in February 1997 such New Credit Facility was increased to a maximum of $50 million. The New Credit Facility was scheduled to expire on March 31, 1998, and was guaranteed by Fujitsu until that date. In September 1997, a separate $10 million "Additional Credit Facility" was established with DKB. This Additional Credit Facility expired on September 30, 1997. On September 29, 1997, the principal amount outstanding under both credit facilities was $56.0 million, with $50 million due on December 31, 1997, and $6 million due on September 30, 1997. On September 30, 1997, the Company concluded a recapitalization transaction with Fujitsu, whereby the Company issued 500,000 shares of a new Series B Convertible Preferred Stock to Fujitsu and Fujitsu paid $50 million to the Company to pay to DKB in partial payment of the Company's outstanding indebtedness to DKB in satisfaction of Fujitsu's obligation pursuant to certain loan guarantees provided by Fujitsu to DKB. In connection with the recapitalization, Fujitsu provided a guarantee for a replacement credit facility with DKB for a maximum principal amount of $20 million (which replaces the previous "New Credit Facility"). The recapitalization was intended to and did permit the Company to maintain the listing of its Common Stock on The Nasdaq Stock Market's National Market. As noted above under "Future Operating Results", the line of credit and guaranty were scheduled to expire on March 31, 1998, but have been extended to November 30, 1998 and December 31, 1998, respectively. As of September 28, 1998, the Company has borrowed the maximum $20 million of available credit provided by the existing credit facility. There is no assurance that DKB will renew the line of credit or that Fujitsu will agree to extend or renew the guaranty, on their existing terms or otherwise. In addition, there can be no assurance that the Company will not experience negative cash flow from operations and the Company may in the future be required to seek additional external sources of financing to fund the shutdown of its operations, which it does not believe it will be able to obtain from Fujitsu or any other third party. Although the Company hopes it will have sufficient funds from sales of its inventory and assets to fund an orderly shutdown of its operations, the Company may be forced to seek protection under Federal bankruptcy laws.

     On May 18, 1998, the Company was informed by The Nasdaq Stock Market of the Company's failure to maintain certain listing requirements for the Nasdaq National Market -- failure to maintain a closing bid price of greater than or equal to $1.00 per share and failure to maintain a market value of public float greater than or equal to $5 million. On July 15, 1998, the Company received another notice from The Nasdaq Stock Market informing the Company that it no longer met the minimum net tangible assets requirement for continued listing on the Nasdaq National Market. As a result of the Company's noncompliance with these rules, the Company's Common Stock was delisted from the Nasdaq National Market at the close of business on July 31, 1998. The Company's Common Stock continues to trade on the over-the-counter bulletin board market maintained by The Nasdaq Stock Market.

     The Company's principal source of liquidity as of September 28, 1998 consisted of $7.0 million of cash. The Company has no availability under any credit facility. As of September 28, 1998, the Company had negative working capital of $19.1 million, an accumulated deficit of $149.3 million and stockholders' deficit of $18.4 million.

     During both Fiscal 1998 and Fiscal 1997, the Company extended payment terms with many suppliers in order to increase the availability of on-hand cash. As a result, the Company experienced difficulty in procuring inventory and subcontract manufacturing services from some suppliers. Although relations with some suppliers have improved given the more standard payment terms adhered to by the Company during the last six months of Fiscal 1998, there can be no assurance that the Company's various suppliers will continue to ship supplies to the Company or that if they will ship supplies to the Company, that the associated purchase terms will be favorable to the Company

     During Fiscal 1998, operating activities used cash of $16.9 million, compared with $52.5 million of cash in Fiscal 1997, due primarily to a net loss of $86.7 million in Fiscal 1997 compared with a net loss of $38.3 million in Fiscal 1998. In Fiscal 1998, net inventory decreased $8.5 million primarily as a result of a write-down for excess inventory. Accounts payable decreased $13.1 million due to the Company's substantial borrowing during Fiscal 1998. Similarly, the Company's payable to Fujitsu decreased by $2.8 million.

     The Company's investing activities in Fiscal 1998 used $6.2 million of cash, a decrease from approximately $6.3 million for Fiscal 1997.

     Cash generated by financing activities decreased by $22.7 million in Fiscal 1998 from $43.7 million in Fiscal 1997. In Fiscal 1997 the Company borrowed $43.5 million under the New Credit Facility from DKB.

     The Company's payment terms with Fujitsu for purchases of silicon wafers and MDPs are longer than those generally available from other suppliers. Although the Company believes that such payment terms will not change in the near future, there can be no assurance that Fujitsu will continue to extend such favorable terms to the Company. Shorter payment terms would increase the Company's cash requirements.

     The Company projects that total payments under all operating leases currently in place will be approximately $0.6 million and $0.9 million for each of Fiscal 1999 and 2000, respectively. These leases primarily cover the Company's existing administrative and test facilities. The Company anticipates canceling or subleasing all of its leases by early 1999.

     The Company does not intend to incur any significant additional capital expenditures during the next 12 months.

     The Company's audited consolidated financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has experienced recurring losses from operations and is experiencing difficulty in generating sufficient cash flow to meet its obligations and sustain its operations, which raises substantial doubt about the Company's ability to continue as a going concern. The audited consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties; however, the Company's unaudited financial statements have been prepared on a liquidation basis.

     As previously stated, the Company has begun an orderly shutdown of its operations. As part of the shutdown process, the Company intends to generate cash from EOL sales of inventory and assets and does not believe that it will be able to obtain any other type of financing for the shutdown of its operations. The Company's failure to obtain sufficient additional cash could make it impossible to conduct an orderly shutdown of its operations, forcing the Company to seek protection under the Federal bankruptcy laws.

IMPACT OF YEAR 2000 ISSUE

     The Year 2000 issue results from the fact that many computer programs were previously written using two digits rather than four to define the applicable year. Programs written in this manner may recognize a date ending in "00" as the year 1900 rather than the year 2000. As the Company intends to complete an orderly shutdown of its operations by the end of calendar 1998, this issue is not expected to impact upon its internal operations. As a manufacturer of microprocessors, the Company does not sell any software and accordingly, does not provide any warranty for the Year 2000. The Company formerly sold system products and as part of such sales acted as a reseller of certain third party software. The Company provided no warranties regarding Year 2000 compliance on any products it resold.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     Not applicable.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of September 28, 1998 information as to the beneficial ownership of the Company's Common Stock, by each person who is known by the Company to own beneficially more than five percent of its outstanding shares of Common Stock (for whom addresses are also provided), each director, and each named officer and by all directors and executive officers of the Company as a group. In each instance, information as to the number of shares beneficially owned and the nature of ownership has been provided by the individual or entity identified or described and is not within the direct knowledge of the Company.

                    NAME AND ADDRESS OF                       AMOUNT AND NATURE OF   PERCENT OF
                    BENEFICIAL OWNER(1)                       BENEFICIAL OWNERSHIP    CLASS(2)
                    -------------------                       --------------------   ----------
Fujitsu Limited(3)..........................................       14,078,571            60.0%
  1-1, Kamikodanaka 4-Chome
  Nakahara-ku
  Kawasaki 211-88, Japan
Roger D. Ross(3)(4).........................................        1,209,260             5.2%
  One Highland Center
  Marble Falls, Texas 78645
Mitchell K. Alsup...........................................          320,001             1.4%
Trevor S. Smith.............................................          400,001             1.7%
Fred T. May(5)..............................................          113,126           *
Jack W. Simpson, Sr.(6).....................................          237,250             1.0%
Francis S. (Kit) Webster III................................               --           *
Edward F. Thompson(7).......................................           40,000           *
Ryusuke Hoshikawa(8)(9).....................................            8,125           *
Masahiro Saida(9)(10).......................................            8,125           *
Yasushi Tajiri(9)...........................................               --           *
Seiichi Yoshikawa(9)(11)....................................            7,083           *
All Directors and Executive Officers as a group (12
  persons)..................................................        1,228,713             5.2%

---------------

  *  Represents beneficial ownership of less than 1% of the Common Stock.

 (1) Addresses provided for beneficial owners of more than 5% of the Common
     Stock.

 (2) Applicable percentages of beneficial ownership are based on 23,476,965 shares of Common Stock outstanding as of September 28, 1998. Additionally, where applicable, shares of Common Stock underlying options exercisable by any listed stockholder within 60 days of June 30, 1998 have been deemed to be outstanding and beneficially owned by such stockholder, but only for purposes of determining such stockholder's (and not any other stockholder's) percentage holdings.

 (3) The Company, Fujitsu, Sun and Mr. Ross have entered into a Stockholders Agreement pursuant to which Sun has agreed to vote its shares of Common Stock in favor of the slate of nominees to the Company's Board of Directors approved by the Board, which slate will include, under certain circumstances, an individual designated by Sun. Pursuant to this agreement, Fujitsu and Mr. Ross (so long as he owns at least 5% of the outstanding shares of the Company's Common Stock) have agreed to vote under certain circumstances for a designee of Sun. Sun currently does not have a designee on the Company's Board of Directors. Fujitsu also owns all of the Company's outstanding Preferred Stock. Assuming conversion of all of the Preferred Stock into Common Stock, Fujitsu has beneficial ownership of 64,078,571 shares of Common Stock, or approximately 87.2% of the Company's outstanding shares of Common Stock (including, for this purpose, the shares of Common Stock into which the Preferred Stock may be converted).

 (4) Includes options exercisable for 59,259 shares of Common Stock which have vested or will vest within 60 days of September 28, 1998. Also includes 10,000 shares beneficially held by Mr. Ross' spouse, although Mr. Ross disclaims beneficial ownership of such shares.

 (5) Includes options exercisable for 113,125 shares of Common Stock which have vested or will vest within 60 days of September 28, 1998.

 (6) Includes options exercisable for 206,250 shares of Common Stock which have vested or will vest within 60 days of September 28, 1998.

 (7) Includes options exercisable for 40,000 shares of Common Stock which have vested or will vest within 60 days of September 28, 1998.

 (8) Includes options exercisable for 8,125 shares of Common Stock which have vested or will vest within 60 days of September 28, 1998.

 (9) Beneficial ownership of shares held by Fujitsu is not attributed to Directors who are employees of Fujitsu.

(10) Includes options exercisable for 8,125 shares of Common Stock which have vested or will vest within 60 days of September 28, 1998.

(11) Includes options exercisable for 7,083 shares of Common Stock which have vested or will vest within 60 days of September 28, 1998.

             CERTAIN ADDITIONAL INFORMATION CONCERNING THE COMPANY

     The name, address, principal occupation or employment, five-year employment history and citizenship of each director and executive officer of the Company as of the date hereof is set forth in Schedule I to this Information Statement.


     Except as described in this Information Statement, (i) none of the Company, nor to the best of the Company's knowledge, any of the persons listed in
Schedule I to this Information Statement, or any associate or majority-owned subsidiary of the Company or any of the persons so listed, beneficially owns or has any right to acquire directly or indirectly any shares of Common Stock or Preferred Stock or has any contract, arrangement, understanding or relationship with any other person with respect to any shares of Common Stock or Preferred Stock, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any shares, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss, or the giving or withholding of proxies, and (ii) none of the Company nor to the best of the Company's knowledge, any of the other persons referred to above, or any of the respective directors, executive officers or subsidiaries of any of the foregoing, has effected any transactions in the Common Stock or Preferred Stock during the past 60 days.


     Except as set forth in this Information Statement, since April 1, 1996, neither the Company nor, to the best knowledge of the Company, any of the persons listed on Schedule I hereto, has had any transaction with the Company, Fujitsu or the Buyer or any of their respective executive officers, directors or affiliates that is required to be reported under the rules and regulations of the SEC applicable to the IP Sale, the Sale of RIL or the Sale of Assets (collectively, the "Transactions"). Except as set forth in this Information Statement, since April 1, 1996, there have been no contacts, negotiations or transactions between the Company, or any of its subsidiaries or, to the best knowledge of the Company, any of the persons listed in Schedule I to this Information Statement, on the one hand, and Fujitsu, the Buyer or their respective affiliates, on the other hand, concerning a merger, consolidation or acquisition; a tender offer for or other acquisition of securities of any class of the Company; an election of directors of the Company; or a sale or other transfer of a material amount of assets of the Company or any of its subsidiaries (provided that the contacts and negotiations described herein constitute a summary of the material contacts and negotiations between such persons with respect to such matters).

                     CERTAIN INFORMATION CONCERNING FUJITSU

     Fujitsu is a corporation organized under the laws of Japan and is engaged in operations throughout the world. Its information technology business includes the development and manufacture of global servers, high performance computers (supercomputers), workstations, personal computers, peripherals and software, including networking, multimedia and internet software. Fujitsu's telecommunication business develops networking infrastructures, high-speed lines employing optical transmission, base station switching equipment for cellular phones, corporate information network systems, digital microwave products, and cellular phones. Fujitsu's electronic devices business develops and manufactures memory chips, including DRAMs and flash memory, custom logic integrated circuits, including CMOS and GaAs products, and flat panel displays. Fujitsu and its subsidiaries currently comprise the second largest computer maker and solution provider in the world. Fujitsu's world headquarters is located at:
Marunouchi Center Building, 6-1, Marunouchi 1-Chome, Chiyoda-ku, Tokyo 100,
Japan.

     The name, address, principal occupation or employment, five-year employment history and citizenship of each director and executive officer of Fujitsu and each person carrying out functions in Fujitsu similar to that of a director and/or executive officer in a United States corporation as of the date hereof is set forth in Schedule II to this Information Statement.

     Except as described in this Information Statement, (i) none of Fujitsu, nor to the best of Fujitsu's knowledge, any of the persons listed in Schedule II to this Information Statement, or any associate or majority-owned subsidiary of Fujitsu or any of the persons so listed, beneficially owns or has any right to acquire directly or indirectly any shares of Common Stock or Preferred Stock or has any contract, arrangement, understanding or relationship with any other person with respect to any shares of Common

Stock or Preferred Stock, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any shares, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss, or the giving or withholding of proxies, and (ii) none of Fujitsu nor to the best of Fujitsu's knowledge, any of the other persons referred to above, or any of the respective directors, executive officers or subsidiaries of any of the foregoing, has effected any transactions in the Common Stock or Preferred Stock during the past 60 days.

     Except as set forth in this Information Statement, since April 1, 1996, neither Fujitsu nor, to the best knowledge of Fujitsu, any of the persons listed on Schedule II hereto, has had any transaction with the Company or any of its executive officers, directors or affiliates that is required to be reported under the rules and regulations of the SEC applicable to the IP Sale or the Sale of RIL. Except as set forth in this Information Statement, since April 1, 1996, there have been no contacts, negotiations or transactions between Fujitsu, or any of its subsidiaries or, to the best knowledge of Fujitsu, any of the persons listed in Schedule II to this Information Statement, on the one hand, and the Company or its affiliates, on the other hand, concerning a merger, consolidation or acquisition; a tender offer for or other acquisition of securities of any class of the Company; an election of directors of the Company; or a sale or other transfer of a material amount of assets of the Company or any of its subsidiaries (provided that the contacts and negotiations described herein constitute a summary of the material contacts and negotiations between such persons with respect to such matters).

                      CERTAIN INFORMATION CONCERNING BUYER

     The Buyer is a newly-formed Texas corporation formed for the purpose of acquiring the Acquired Assets. After the consummation of the Sale of Assets, Buyer will be an outsource provider of test and other microprocessor manufacturing services and a manufacturer of 32-bit SPARC(TM) microprocessors and systems, with its principal executive offices located at 4007 Commercial Center Drive, Austin, Texas 78744.

     The name, address, principal occupation or employment, five-year employment history and citizenship of each person expected to be an executive officer and director of Buyer as of the closing of the Sale of Assets is set forth in
Schedule III to this Information Statement. Mr. Jones, who is currently the Vice President of Operations of the Company, is currently the only executive officer and director of Buyer, although certain other employees of the Company are expected to become officers and stockholders of the Buyer prior to or at the Closing.

     Except as described in this Information Statement, (i) none of Buyer, nor to the best of Buyer's knowledge, any of the persons listed in Schedule III to this Information Statement, or any associate or majority-owned subsidiary of Buyer or any of the persons so listed, beneficially owns or has any right to acquire directly or indirectly any shares of Common Stock or Preferred Stock or has any contract, arrangement, understanding or relationship with any other person with respect to any shares of Common Stock or Preferred Stock, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any shares, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss, or the giving or withholding of proxies, and (ii) none of Buyer nor to the best of Buyer's knowledge, any of the other persons referred to above, or any of the respective directors, executive officers or subsidiaries of any of the foregoing, has effected any transactions in the Common Stock or Preferred Stock during the past 60 days.

     Except as set forth in this Information Statement, since April 1, 1996, neither Buyer nor, to the best knowledge of Buyer, any of the persons listed on
Schedule III hereto, has had any transaction with the Company or any of its executive officers, directors or affiliates that is required to be reported under the rules and regulations of the SEC applicable to the Sale of Assets. Except as set forth in this Information Statement, since April 1, 1996, there have been no contacts, negotiations or transactions between Buyer, or any of its subsidiaries or, to the best knowledge of Buyer, any of the persons listed in
Schedule III to this Information Statement, on the one hand, and the Company or its affiliates, on the other hand, concerning a merger, consolidation or acquisition; a tender offer for or other acquisition of securities of any class of the Company; an election of directors of the Company; or a sale or other transfer of a material amount of assets of the Company or any of its subsidiaries (provided that the contacts and negotiations described herein constitute a summary of the material contacts and negotiations between such persons with respect to such matters).

                               MARKET PRICE DATA

     Until July 31, 1998, the Common Stock was listed and traded on the Nasdaq National Market under the symbol "RTEC." The following information sets forth for the periods indicated the high and low sale prices for the Common Stock as reported by the National Market (or, in the case of the quarter ended September 30, 1998, the high and low bid prices on the over-the-counter bulletin board maintained by The Nasdaq Stock Market).

                       QUARTER ENDED                            HIGH          LOW
                       -------------                            ----          ---
September 30, 1996..........................................     12 1/8         5 1/2
December 31, 1996...........................................      6 7/8         2 3/16
March 31, 1997..............................................      5 5/8         2 3/16
June 30, 1997...............................................      3 1/8         1 9/16
September 29, 1997..........................................      2 5/8         1 7/16
December 29, 1997...........................................      2 5/8         1
March 30, 1998..............................................      1 1/2         1
June 30, 1998...............................................      1 1/16        0 1/16
September 30, 1998..........................................      0 3/16        0 1/64


     On July 23, 1998, the last trading day preceding the public announcement of the execution and delivery of the Asset Purchase Agreement and adoption of the Plan, the high and low sales price per share of the Common Stock were $0 1/8 and $0 1/16, respectively. Since its delisting from the Nasdaq National Market, the Company's Common Stock continues to trade on the over-the-counter bulletin board market maintained by The Nasdaq Stock Market. On November 19, 1998, the most recent practicable date prior to the printing of this Information Statement, the range of bid and asked prices per share of the Common Stock on the over-the-counter bulletin board were $0.01 and $0.02, respectively.


     As of July 28, 1998, there were 212 holders of record of the Company's 23,456,965 shares of Common Stock. The Company has never paid dividends on its Common Stock and does not anticipate ever paying any dividends. The Company currently intends to retain its earnings, if any, to finance the orderly shutdown of its operations and to pay its creditors.

                          ABSENCE OF APPRAISAL RIGHTS

     Under the applicable provisions of the DGCL, the Company's Restated Certificate of Incorporation and the Certificate of Designation relating to the Preferred Stock, the Company's stockholders are not entitled to dissenter's appraisal rights with respect to the Asset Purchase Agreement, the Sale of Assets or the Plan. Under the DGCL, the Company's Board of Directors, Fujitsu and Mr. Jones have fiduciary obligations to the Company and its stockholders, and the Company's stockholders, either directly or in a derivative action, may bring claims against any or all of the foregoing for breaches of such fiduciary obligations, like any other transaction approved by a board of directors, in connection therewith.

                               FEES AND EXPENSES

     The following is an estimate of the expenses incurred or to be incurred in connection with the Transactions:


EXPENSES TO BE PAID BY FUJITSU(1):
  Legal Fees................................................  $135,000
  Accounting Fees...........................................  $ 16,500
                                                              --------
          Total.............................................  $151,500
                                                              --------
EXPENSES TO BE PAID BY THE BUYER(2):
  Accounting Fees...........................................  $ 10,000
  Legal Fees................................................   100,000
  Referral Fees.............................................    50,000
  Advisory Fees.............................................   250,000
  Debt Fees and Expenses....................................    85,000
                                                              --------
          Total.............................................  $495,000
                                                              --------
EXPENSES TO BE PAID BY THE COMPANY(3):
  Accounting Fees...........................................  $ 65,000
  Legal Fees(4).............................................   200,000
  Filing Fees...............................................     3,150
  Ad Hoc Committee Fees(5)..................................    50,000
  Printing and Mailing Costs................................   180,000
                                                              --------
          Total.............................................  $498,150
                                                              ========


---------------

(1) In connection with the IP Sale and the Sale of RIL.

(2) In connection with the Sale of Assets.

(3) In connection with the Transactions. Does not include expenses anticipated to be incurred in connection with dissolution and liquidation pursuant to the Plan. See "The Sale of Assets -- Use of Proceeds; Liquidation and Dissolution."

(4) Includes the estimated fees and expenses of counsel to the Company and special Delaware counsel to the Company. Does not include fees and expenses in connection with ongoing services performed by counsel to the Company as its general outside counsel.

(5) Includes the fee of $25,000 paid to each member of the Ad Hoc Committee (other than Mr. Simpson) for his services as such (See "Special
    Factors -- General Background").

                                 MISCELLANEOUS

     The Company, Fujitsu and Buyer have filed with the SEC a Rule 13e-3 Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3"), together with exhibits, pursuant to Rule 13e-3 under the Exchange Act, furnishing certain additional information with respect to the Transactions. Such Schedule and any amendments thereto, including exhibits, may be inspected and copies may be obtained from the SEC in the manner set forth above under "Additional Information" (except that they will not be available at the regional offices of the Commission).


     The Schedule 13E-3 is being filed by the Company, Fujitsu and the Buyer because the staff of the SEC has taken the position that Mr. Jones is an affiliate of the Company (as that term is defined in Rule 13e-3(a)(1) promulgated under the Exchange Act) and that the Transactions constitute a series of transactions requiring the filing of a Schedule 13E-3. The filing of the Schedule 13E-3 should not be construed as an admission by the Company, Fujitsu or Buyer that Mr. Jones is an affiliate for the purposes of Rule 13e-3, that the Transactions are part of a series of transactions, or that the Transactions are subject to Rule 13e-3.


                                          By Order of the Board of Directors


                                          /s/ FRED T. MAY

                                          Fred T. May
                                          Chairman of the Board


November 23, 1998

                      ROSS TECHNOLOGY, INC. AND SUBSIDIARY

                   INDEX TO FINANCIAL STATEMENTS AND SCHEDULE

                                                                PAGE
                                                               NUMBER
                                                               ------
Independent Auditors' Report................................     F-2
Audited Financial Statements
  Consolidated Balance Sheets as of March 30, 1998 and March
     31, 1997...............................................     F-3
  Consolidated Statements of Operations for the years ended
     March 30, 1998, March 31, 1997 and April 1, 1996.......     F-4
  Consolidated Statements of Stockholders' Equity (Deficit)
     for the years ended March 30, 1998, March 31, 1997 and
     April 1, 1996..........................................     F-5
  Consolidated Statements of Cash Flows for the years ended
     March 30, 1998, March 31, 1997 and April 1, 1996.......     F-6
  Notes to Consolidated Financial Statements................     F-7

Unaudited Condensed Financial Statements
  Condensed Consolidated Balance Sheets as of September 28,
     1998 and March 30, 1998................................    F-20
  Condensed Consolidated Statements of Operations for the
     three and six months ended September 28, 1998 and
     September 29, 1997.....................................    F-21
  Condensed Consolidated Statements of Cash Flows for the
     three and six months ended September 28, 1998 and
     September 29, 1997.....................................    F-22
  Notes to Condensed Consolidated Financial Statements......    F-23

Financial Statement Schedules
  Schedule II - Valuation and Qualifying Accounts...........    F-26

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
ROSS Technology, Inc.:

     We have audited the accompanying consolidated balance sheets of ROSS Technology, Inc. and subsidiary as of March 30, 1998 and March 31, 1997, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended March 30, 1998. In connection with our audits of the consolidated financial statements, we also have audited financial statement Schedule II. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ROSS Technology, Inc. and subsidiary as of March 30, 1998 and March 31, 1997 and the results of their operations and their cash flows for each of the years in the three-year period ended March 30, 1998, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

     The accompanying consolidated financial statements and financial statement schedule have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the consolidated financial statements, the Company has experienced recurring losses from operations, is experiencing difficulty in generating sufficient cash flow to meet its obligations and sustain its operations, and has announced its intention to begin an orderly shutdown of its operations, which raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in notes 1 and 15. The consolidated financial statements and financial statement schedule do not include any adjustments that might result from the outcome of this uncertainty.

                                            KPMG Peat Marwick LLP

Austin, Texas
July 7, 1998

                      ROSS TECHNOLOGY, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                     ASSETS

                                                              MARCH 30,    MARCH 31,
                                                                1998         1997
                                                              ---------    ---------
Current assets:
  Cash and cash equivalents.................................  $     787    $   2,811
  Trade accounts receivable, net (note 2)...................      2,712       11,297
  Receivable from Fujitsu (note 10).........................      3,343        3,320
  Inventory (note 3)........................................      7,808       16,308
  Other current assets......................................        512        3,331
                                                              ---------    ---------
          Total current assets..............................     15,162       37,067
  Property and equipment, net (note 4)......................      3,325       17,752
                                                              ---------    ---------
          Total assets......................................  $  18,487    $  54,819
                                                              =========    =========

                       LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Trade accounts payable....................................  $   6,091    $  19,194
  Accrued liabilities.......................................      5,083        8,307
  Payable to Fujitsu (note 10)..............................      1,293        4,043
  Notes payable (note 6)....................................     15,000       43,500
                                                              ---------    ---------
          Total current liabilities.........................     27,467       75,044
                                                              ---------    ---------
Commitments and contingencies (notes 1, 9 and 15)
Stockholders' deficit:
  Series B preferred stock, $.001 par value (aggregate
     liquidation preference $50,000), 75,000 shares
     authorized, 500 issued and outstanding at March
     30,1998................................................          1           --
  Common stock, $.001 par value, 100,000 shares authorized,
     23,798 shares issued and 23,477 outstanding at March
     30, 1998, and 23,747 shares issued and 23,426
     outstanding at March 31, 1997..........................         23           23
  Additional paid-in capital................................    132,079       82,564
  Accumulated deficit.......................................   (139,832)    (101,561)
                                                              ---------    ---------
                                                                 (7,729)     (18,974)
Less treasury stock, 321 shares, at cost....................     (1,251)      (1,251)
                                                              ---------    ---------
          Total stockholders' deficit.......................     (8,980)     (20,225)
                                                              ---------    ---------
          Total liabilities and stockholders' deficit.......  $  18,487    $  54,819
                                                              =========    =========

          See accompanying notes to consolidated financial statements.

                      ROSS TECHNOLOGY, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                             YEAR ENDED   YEAR ENDED   YEAR ENDED
                                                             MARCH 30,    MARCH 31,     APRIL 1,
                                                                1998         1997         1996
                                                             ----------   ----------   ----------
Net sales (note 10)........................................   $ 42,057     $ 83,104     $100,805
Cost of sales (note 10)....................................     43,238      107,951       53,921
                                                              --------     --------     --------
          Gross profit (loss)..............................     (1,181)     (24,847)      46,884
                                                              --------     --------     --------
Operating expenses:
  Research and development, net (note 10)..................      5,842       24,659       15,906
  Selling, general and administrative......................     16,889       31,137       10,495
  Write-down of property and equipment (note 14)...........     11,203           --           --
  Write-down of investment in subsidiary (note 14).........      1,080           --           --
  Amortization of intangibles (note 5).....................         --        3,637        1,166
                                                              --------     --------     --------
          Total operating expenses.........................     35,014       59,433       27,567
                                                              --------     --------     --------
          Income (loss) from operations....................    (36,195)     (84,280)      19,317
Other income (expense):
  Interest income..........................................         --           --          527
  Interest expense.........................................     (2,076)      (1,472)      (2,001)
                                                              --------     --------     --------
          Income (loss) before income taxes................    (38,271)     (85,752)      17,843
Income tax expense (benefit)...............................         --          953         (317)
                                                              --------     --------     --------
          Net income (loss)................................   $(38,271)    $(86,705)    $ 18,160
                                                              ========     ========     ========
Net income (loss)..........................................   $(38,271)    $(86,705)    $ 18,160
Dividends related to preferred stock.......................         --           --         (832)
                                                              --------     --------     --------
Net income (loss) applicable to common stockholders........   $(38,271)    $(86,705)    $ 17,328
                                                              ========     ========     ========
Net income (loss) per share:
  Basic....................................................   $  (1.63)    $  (3.71)    $   1.23
                                                              ========     ========     ========
  Diluted..................................................   $  (1.63)    $  (3.71)    $    .82
                                                              ========     ========     ========
Weighted average common shares outstanding:
  Basic....................................................     23,450       23,396       14,067
                                                              ========     ========     ========
  Diluted..................................................     23,450       23,396       21,033
                                                              ========     ========     ========

          See accompanying notes to consolidated financial statements.

                      ROSS TECHNOLOGY, INC. AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                 (IN THOUSANDS)

                                   SERIES A    SERIES B                                                                 TOTAL
                                   PREFERRED   PREFERRED     COMMON STOCK     ADDITIONAL                            STOCKHOLDERS'
                                     STOCK       STOCK     ----------------    PAID-IN     ACCUMULATED   TREASURY      EQUITY
                                    AMOUNT      AMOUNT     SHARES    AMOUNT    CAPITAL       DEFICIT      STOCK       (DEFICIT)
                                   ---------   ---------   -------   ------   ----------   -----------   --------   -------------
Balances at April 3, 1995........    $ 18         $--        7,200    $ 7      $ 17,875     $ (32,184)   $    --      $(14,284)
  Conversion of preferred
    stock........................     (18)         --        7,200      7            11            --         --            --
  Issuance of common stock in
    initial public offering, net
    of offering expenses of
    $1,844.......................      --          --        5,082      5        64,341            --         --        64,346
  Payment of preferred stock
    dividends....................      --          --           --     --            --          (832)        --          (832)
  Treasury stock received through
    sale of subsidiary...........      --          --           --     --            --            --     (1,251)       (1,251)
  Exercise of stock options......      --          --        3,843      4           131            --         --           135
  Net income.....................      --          --           --     --            --        18,160         --        18,160
                                     ----         ---      -------    ---      --------     ---------    -------      --------
Balances at April 1, 1996........      --          --       23,325     23        82,358       (14,856)    (1,251)       66,274
  Stock issuances under employee
    plans........................      --          --          422     --           206            --         --           206
  Net loss.......................      --          --           --     --            --       (86,705)        --       (86,705)
                                     ----         ---      -------    ---      --------     ---------    -------      --------
Balances at March 31, 1997.......      --          --       23,747     23        82,564      (101,561)    (1,251)      (20,225)
                                     ====         ===      =======    ===      ========     =========    =======      ========
  Issuance of Series B Preferred
    stock, net of offering
    expenses of $492.............      --           1                  --        49,507                                 49,508
  Stock issuances under employee
    plans........................      --          --           51     --             8            --         --             8
  Net loss.......................      --          --           --     --            --       (38,271)        --       (38,271)
                                     ----         ---      -------    ---      --------     ---------    -------      --------
Balances at March 30, 1998.......    $ --         $ 1       23,798    $23      $132,079     $(139,832)   $(1,251)     $ (8,980)
                                     ====         ===      =======    ===      ========     =========    =======      ========

          See accompanying notes to consolidated financial statements.

                      ROSS TECHNOLOGY, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                             YEAR ENDED   YEAR ENDED   YEAR ENDED
                                                             MARCH 30,    MARCH 31,     APRIL 1,
                                                                1998         1997         1996
                                                             ----------   ----------   ----------
Cash flows from operating activities:
  Net income (loss)........................................   $(38,271)    $(86,705)    $ 18,160
  Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
     Deferred income taxes.................................         --        2,182       (2,182)
     Depreciation and amortization.........................      8,327        5,077        3,525
     Amortization of goodwill..............................         --        3,637        1,166
     Write-down of investment in subsidiary................      1,080           --           --
     Write-down of property and equipment..................     11,203           --           --
     Gain on disposal of assets............................         --         (392)          --
     Change in assets and liabilities:
       Trade accounts receivable...........................      8,585        4,910       (6,587)
       Receivable from Fujitsu.............................        (23)       3,460       (4,658)
       Inventory...........................................      8,500       16,013      (18,559)
       Other current assets................................      2,819         (625)      (2,305)
       Trade accounts payable..............................    (13,103)       9,607        2,358
       Payable to Fujitsu..................................     (2,750)     (14,886)      10,919
       Accrued liabilities.................................     (3,224)       5,204          809
                                                              --------     --------     --------
Net cash provided by (used in) operating activities........    (16,857)     (52,518)       2,646
                                                              --------     --------     --------
Cash flows from investing activities:
  Capital expenditures.....................................     (6,183)      (6,968)     (13,267)
  Proceeds from disposal of assets.........................         --          650           --
                                                              --------     --------     --------
          Net cash used in investing activities............     (6,183)      (6,318)     (13,267)
                                                              --------     --------     --------
Cash flows from financing activities:
  Stock issuances under employee plans.....................          8          206          135
  Payments on notes payable................................    (50,000)          --      (37,023)
  Proceeds from borrowings on notes payable................     21,500       43,500           --
  Proceeds from issuance of common stock...................         --           --       64,346
  Proceeds from issuance of preferred stock................     49,508           --           --
  Payment of preferred stock dividends.....................         --           --         (832)
                                                              --------     --------     --------
          Net cash provided by financing activities........     21,016       43,706       26,626
                                                              --------     --------     --------
Net increase (decrease) in cash and cash equivalents.......     (2,024)     (15,130)      16,005
Cash and cash equivalents at beginning of year.............      2,811       17,941        1,936
                                                              --------     --------     --------
Cash and cash equivalents at end of year...................   $    787     $  2,811     $ 17,941
                                                              ========     ========     ========
Supplemental Disclosure of Cash Flow Information:
  Taxes paid...............................................   $    245     $  1,225     $    997
  Interest paid............................................   $  2,393     $    458     $  2,001

          See accompanying notes to consolidated financial statements.

                      ROSS TECHNOLOGY, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  DESCRIPTION OF BUSINESS

     ROSS Technology, Inc. and subsidiary (the "Company") is an affiliate of Fujitsu Limited ("Fujitsu"), a Japanese corporation. The Company designs, manufactures and markets high performance microprocessor and system products utilizing the SPARC architecture, the dominant RISC architecture. The principal market for the Company's products is the OEM market for computer workstations, primarily in the U.S. and Japan.

     Fujitsu owned approximately 60% of the outstanding shares of the common stock of the Company as of March 30, 1998.

     In fiscal 1998, the Company incurred a net loss of approximately $38.3 million and used approximately $16.9 million of cash in operating activities. As of March 30, 1998, the Company had negative working capital of approximately $12.3 million and a stockholders' deficit of approximately $9.0 million. In June 1998, the Company announced its intentions to begin an orderly shut-down of its operations. The Company currently plans to maintain operations to the end of calendar year 1998. The Company has provided end-of-life notices to all of its current customers providing them the opportunity to place orders for their forecasted needs. The Company is also seeking various strategic alternatives for its business, including an acquisition of the entire company by a third party, although the Company believes that such an acquisition is unlikely.

     The matters discussed above raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation -- The consolidated financial statements of the Company include the accounts of ROSS Technology, Inc. and its wholly-owned subsidiary ROSS Semiconductors (Israel), Ltd. All significant intercompany balances and transactions have been eliminated.

     Accounting Period -- The Company's fiscal year ends on the Monday closest to March 31.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Significant Accounting Estimates -- Inventory, Inventory Purchase Orders and Property and Equipment -- The Company's estimate for lower of cost or market for inventory is based on the Company's best estimates of product sales prices and customer demand patterns and/or its plans to transition its product mix. However, the Company participates in a highly competitive industry that is characterized by aggressive pricing practices, downward pressures on gross margins, rapid technological advances, continual improvement in product price-performance characteristics, and price sensitivity and changing demand patterns on the part of customers. As a result of the industry's ever-changing and dynamic nature, it is at least reasonably possible that the estimates used by the Company to determine lower of cost or market for inventory amounts and the accrual for excess inventory purchase orders will be materially different from the actual amounts recorded. These differences could result in materially higher or lower than expected inventory costs, which could have a material effect on the Company's results of operations and financial condition in the near term. The Company has also relied upon a qualified third party appraisal to estimate the fair value of its property and equipment.

                      ROSS TECHNOLOGY, INC. AND SUBSIDIARY

     Cash Equivalents -- The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

     Inventory -- Inventory is stated at the lower of cost (principally standard cost which approximates actual cost on a first-in, first-out basis) or market. Provisions are made currently for the difference between the cost and the estimated market value of inventory.

     Income Taxes -- Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets which are not considered more likely than not to be realized.

     The Company files a separate income tax return from Fujitsu, and accordingly it accounts for income taxes as if it were a stand-alone company.

     Revenue Recognition -- The Company recognizes revenue when product is shipped customers. The company reduces recognition of net sales to the extent of estimated rights of return and price protection.

     Warranty Expense -- The Company generally offers a one-year warranty on the majority of its products sold. Warranty costs are accrued and expensed when the related product is sold.

     Stock Option Plan -- Prior to April 2, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations." As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On April 2, 1996, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in fiscal year 1996 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

     Property and Equipment -- Property and equipment are stated at cost, which approximated fair market value at the date of acquisition. Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets which range from three to six years. The Company recorded an adjustment in Fiscal 1998 to record property and equipment at estimated fair value (see Note 4).

     Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed
Of -- The Company adopted the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," on April 2, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

     Earnings (Loss) Per Share -- In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings Per Share." FASB Statement No. 128 supersedes APB Opinion No. 15,

                      ROSS TECHNOLOGY, INC. AND SUBSIDIARY

"Earnings Per Share," and specifies the computation, presentation, and disclosure requirements for earnings per share ("EPS"). It replaces Primary EPS and Fully Diluted EPS with Basic EPS and Diluted EPS, respectively. Basic EPS, unlike Primary EPS, excludes all dilution while Diluted EPS, like Fully Diluted EPS, reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

     The Company adopted SFAS No. 128, "Earnings Per Share," in the quarterly period ended December 29, 1997. Basic earnings per share is based on the weighted average of all common shares issued and outstanding, and is calculated by dividing net income available to common stockholders by the weighted average shares outstanding during the period. Diluted earnings per share is calculated by dividing net income available to common stockholders by the weighted average number of common shares used in the basic earnings per share calculation plus the number of common shares that would be issued assuming conversion of all potentially dilutive common shares outstanding. All historical earnings per share data have been restated to conform to this presentation. Below is the calculation of basic and diluted earnings per share for each of the past three fiscal years:

                                                               FISCAL YEAR ENDED
                                                        --------------------------------
                                                        MARCH 30,   MARCH 31,   APRIL 1,
                                                          1998        1997        1996
                                                        ---------   ---------   --------
                                                                 (IN THOUSANDS,
                                                             EXCEPT PER SHARE DATA)
Net income (loss).....................................  $(38,271)   $(86,705)   $18,160
Net income (loss) applicable to common stockholders...  $(38,271)   $(86,705)   $17,328
                                                        ========    ========    =======
Weighted average shares outstanding -- Basic..........    23,450      23,396     14,067
Dilutive effect of preferred shares...................        --          --      4,312
Employee stock options and other......................        --          --      2,654
                                                        --------    --------    -------
Weighted average shares outstanding -- Diluted........    23,450      23,396     21,033
                                                        ========    ========    =======
Earnings per common share:
Basic.................................................  $  (1.63)   $  (3.71)   $  1.23
                                                        ========    ========    =======
Diluted*..............................................  $  (1.63)   $  (3.71)   $  0.82
                                                        ========    ========    =======

---------------

* For the fiscal year ended March 30, 1998, options totaling 405,982 and the conversion of Series B Preferred Stock to 20,000,000 shares of common stock were excluded from the computation of diluted earnings per share because they would have been antidilutive for this period. For Fiscal years ended March 31, 1997 and April 1, 1996, options totaling 967,179 and 288,676, respectively, were excluded from the computation of diluted earnings per common share because they would have been antidilutive for those periods.

     Reclassification -- Certain reclassifications have been made to conform prior years data to the current presentation. In accordance with SFAS No. 128, the Company restated earnings (loss) per share for all prior periods presented.

                      ROSS TECHNOLOGY, INC. AND SUBSIDIARY

(2) TRADE ACCOUNTS RECEIVABLE

     Trade accounts receivable consists of the following:

                                                              MARCH 30,   MARCH 31,
                                                                1998        1997
                                                              ---------   ---------
                                                                 (IN THOUSANDS)
Trade accounts receivable...................................   $3,170      $12,852
Less allowance for doubtful accounts........................     (458)      (1,555)
                                                               ------      -------
                                                               $2,712      $11,297
                                                               ======      =======

     The Company recorded a $16.5 million charge to write-off accounts receivable in Fiscal 1997. This amount is recorded in selling, general and administrative expenses in Fiscal 1997 in the accompanying financial statements. The amount charged to bad debt expense in Fiscal 1998 was approximately $1.8 million.

(3) INVENTORY

     Inventory consists of the following:

                                                              MARCH 30,    MARCH 31,
                                                                1998         1997
                                                              ---------    ---------
                                                                  (IN THOUSANDS)
Die bank....................................................   $  694       $ 4,496
Work in progress............................................    5,297         6,236
Finished goods..............................................    1,817         5,576
                                                               ------       -------
                                                               $7,808       $16,308
                                                               ======       =======

     Die bank inventory, consisting of silicon wafers and cut and tested die, is comparable to raw material inventory in other manufacturing industries. Work in progress inventory includes work in process as well as the Company's inventories of multi-die packages (MDPs) and components and sub-systems to be incorporated into module, board, and system products. Finished goods inventory includes finished module, board and system products as well as MDPs and ASICs offered for sale to OEM customers.

     The Company recorded a $7.3 million charge in Fiscal 1998 and a $38.9 million charge in Fiscal 1997 for its write-down of inventory. This amount is recorded in cost of sales in the accompanying financial statements. In addition, the Company recorded a $5.2 million accrual for the costs to cancel excess inventory purchase orders in Fiscal 1997. This amount is recorded in accrued liabilities and cost of sales in Fiscal 1997 in the accompanying financial statements.

                      ROSS TECHNOLOGY, INC. AND SUBSIDIARY

(4) PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                              MARCH 30,    MARCH 31,
                                                                1998         1997
                                                              ---------    ---------
                                                                  (IN THOUSANDS)
Buildings and leasehold improvements........................   $   --      $  2,699
Equipment and tooling.......................................    2,561        19,706
Software....................................................       --         5,634
Furniture and fixtures......................................      764           685
                                                               ------      --------
                                                                3,325        28,724
Less accumulated depreciation...............................       --       (10,972)
                                                               ------      --------
                                                               $3,325      $ 17,752
                                                               ======      ========

     As required by SFAS No. 121, the Company recorded an $11.2 million write-down for long-lived assets since events and circumstances indicated that the assets were impaired. The impairment charge was the difference between the Company's carrying value and the estimated fair value of the assets. The Company estimated fair value through the use of a third party appraisal of the assets.

(5) INTANGIBLE ASSETS

     Intangible assets consists of the following:

                                                              MARCH 30,   MARCH 31,
                                                                1998        1997
                                                              ---------   ---------
                                                                 (IN THOUSANDS)
Goodwill....................................................     $--       $ 6,530
Less accumulated amortization...............................     --         (6,530)
                                                                 --             --
                                                                 --        -------
                                                                 $--       $    --
                                                                 ==        =======

     During 1997, the Company determined that projected future cash flows did not support the goodwill amount and amortized the remainder of the goodwill in 1997.

(6) NOTES PAYABLE

     Notes payable consists of the following:

                                                              MARCH 30,   MARCH 31,
                                                                1998        1997
                                                              ---------   ---------
                                                                 (IN THOUSANDS)
Notes payable to bank.......................................   $15,000     $43,500
                                                               =======     =======

     The notes payable to a bank at March 30, 1998, were outstanding under a $20,000,000 revolving credit facility with a bank, due December 31, 1998. Interest accrues at the bank's quoted rate (6.3% at March 30, 1998). The notes payable are guaranteed by Fujitsu.

                      ROSS TECHNOLOGY, INC. AND SUBSIDIARY

(7) FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following method and assumptions were used to estimate the fair value of each class of financial instrument for which it is practicable to estimate value:

     Receivables, Trade Accounts Payable, Accrued Liabilities, Payable to Fujitsu and Notes Payable -- The carrying amount approximates fair value because of the short maturity of these instruments.

(8) INCOME TAXES

     No income tax provision was recorded for the year ended March 30, 1998, as a result of the Company's net operating loss.

     A net income tax provision of $953,000 was recorded for the fiscal year ended March 31, 1997. The tax provision consisted of a current income tax benefit of $1,229,000 and deferred tax expense of $2,182,000. The current income tax benefit was the net of $1,300,000 attributable to a carryback of a net operating loss to the year ended April 1, 1996, and $71,000 of state taxes due for Fiscal 1997. The deferred tax expense resulted from the re-establishment of the April 1, 1996, valuation allowance of $2,182,000 for the deferred tax asset. The net operating loss carryback to the year ended April 1, 1996, resulted in an alternative minimum tax credit. For the year ended April 1, 1996, a $317,000 income tax benefit was recorded, which consisted of current and deferred Federal income tax expense (benefit) of $1,865,000 and ($2,182,000), respectively.

     The components of the net deferred tax asset as of March 30, 1998 and March 31, 1997, were as follows:

                                                                1998        1997
                                                              --------    --------
                                                                 (IN THOUSANDS)
Deferred tax asset:
  Net operating loss carryforwards..........................  $ 30,315    $  5,710
  Property and equipment, principally due to difference in
     depreciation and write-offs for book purposes..........     2,872         280
  Inventory write-downs.....................................     2,473      14,791
  Other accruals............................................     2,950       3,033
  Accounts receivable, principally due to allowance for
     doubtful accounts......................................       527       3,651
  Tax credit carryforwards..................................     2,086         500
                                                              --------    --------
          Subtotal..........................................    41,223      27,965
  Valuation allowance.......................................   (41,223)    (27,965)
                                                              --------    --------
          Net deferred tax asset............................  $     --    $     --
                                                              ========    ========

     The net change in the total valuation allowance for the years ended March 30, 1998, and March 31, 1997, was an increase of $13,258,000 and $27,965,000, respectively. The Company has a Federal income tax net operating loss carryforward of approximately $89,161,000 at March 30, 1998, expiring in 2013. Additionally, the Company has an alternative minimum tax credit carryforward of approximately $500,000. At March 30, 1998, the Company has provided a 100% valuation allowance of $41,223,000 against the deferred tax asset due to the Company's recent losses and the lack of objective evidence indicating that it is more likely than not that the asset will be recovered.

     For the years ended March 30, 1998, March 31, 1997, and April 1, 1996, the tax provision varies from the amounts computed by applying the statutory Federal income tax rate to income (loss) before income taxes, primarily due to the change in the beginning of the year valuation allowance for deferred tax assets, and the inability to recognize the net operating loss carryforward.

                      ROSS TECHNOLOGY, INC. AND SUBSIDIARY

(9) COMMITMENTS AND CONTINGENCIES

     The Company leases its operating facility and certain equipment under noncancelable operating leases with terms expiring in 1999 through 2002. Future minimum lease payments under these leases at March 30, 1998, are:

YEAR ENDING                                              (IN THOUSANDS)
-----------                                              --------------
   1999................................................      $1,908
   2000................................................       1,100
   2001................................................       1,027
   2002................................................         783
   2003................................................          --
                                                             ------
                                                             $4,818
                                                             ======

     Rent expense for the Company was as follows (in thousands):

Year ended March 30, 1998...................................  $3,387
Year ended March 31, 1997...................................   1,191
Year ended April 1, 1996....................................     719

     The Company is subject to lawsuits and other claims arising in the ordinary course of business. In the opinion of management, the effect of such matters will not have a material adverse effect on the Company's financial position or results of operations.

(10) TRANSACTIONS WITH AFFILIATES

     The Company has transactions with Fujitsu arising in the normal course of business. Included in the revenue and purchases for the year ended March 30, 1998, is approximately $15.3 million and $ 9.4 million, respectively, relating to sales to and purchases from Fujitsu for the year ended March 30, 1998. Also for the year ended March 30, 1998, the Company received $17.0 million from payments pursuant to two separate Development Agreements between the Company and Fujitsu. In Fiscal 1998, the Company also paid to Fujitsu a guaranty fee relating to Fujitsu's guaranty of the Company's bank debt equal to .5% of the guaranty amount and interest on the intercompany payable at a rate of LIBOR+3%. Included in revenue and purchases for the year ended March 31, 1997, is approximately $17.9 million and $27.6 million relating, respectively, to sales to and purchases from Fujitsu. Included in revenue and purchases for the year ended April 1, 1996, is approximately $18.9 million and $34.0 million, relating, respectively, to sales to and purchases from Fujitsu.

     In Fiscal 1998, the Company entered into a Development Agreement with Fujitsu whereby Fujitsu would partially fund the development of the Company's 64-bit Viper development project. During Fiscal 1998, the Company received $16.5 million pursuant to this agreement, which was recorded as a reduction to research and development expense and accrued a penalty for schedule delays in the amount of $1.2 million, which was recorded as an increase to research and development expense. The Development Agreement provides for future payments to the Company upon completion of certain milestones and acceptance by Fujitsu. During Fiscal 1998, the Company failed to timely meet the milestones set forth in the Viper Development Agreement. Fujitsu and the Company amended such agreement to provide for a redefinition of the deliverables associated with such milestones. The Company does not anticipate attaining future milestones and is in potential default of the Agreement. The Company and Fujitsu are in negotiations to terminate the Viper Development Agreement and the Company believes that it is likely that such termination will include a waiver of the penalties accrued by the Company under the Agreement.

                      ROSS TECHNOLOGY, INC. AND SUBSIDIARY

     In Fiscal 1997 the Company entered into a Development Agreement with Fujitsu whereby Fujitsu would partially fund the development of a derivative of the Company's Colorado 4 microprocessor. During Fiscal 1997, the Company received $3.5 million pursuant to this agreement, $2 million of which was applied against research and development expenses and $1.5 million of which was recorded in accrued liabilities. This development project was completed in April 1998.

     In November 1996 the Company established a "New Credit Facility" with DKB for a maximum principal amount of $25 million; in February 1997 such New Credit Facility was increased to a maximum of $50 million. The New Credit Facility was scheduled to expire on March 31, 1998, and was guaranteed by Fujitsu until that date. In September 1997, a separate $10 million "Additional Credit Facility" was established with DKB. This Additional Credit Facility expired on September 30, 1997. On September 29, 1997, the principal amount outstanding under both credit facilities was $56.0 million, with $50 million due on December 31, 1997, and $6 million due on September 30, 1997. On September 30, 1997, the Company concluded a recapitalization transaction with Fujitsu, whereby the Company issued 500,000 shares of a new Series B Convertible Preferred Stock to Fujitsu and Fujitsu paid $50 million to the Company to pay to DKB in partial payment of the Company's outstanding indebtedness to DKB in satisfaction of Fujitsu's obligation pursuant to certain loan guarantees provided by Fujitsu to DKB. In connection with the recapitalization, Fujitsu provided a guarantee for a replacement credit facility with DKB for a maximum principal amount of $20 million (which replaces the previous "New Credit Facility"). The line of credit and guaranty was scheduled to expire on March 31, 1998, but have been extended to December 31, 1998. As of June 15, 1998, the Company has borrowed the maximum $20 million of available credit provided by the existing credit facility.

     During the Company's initial public offering, Sun Microsystems, Inc. purchased approximately five percent of the outstanding common stock of the Company. In addition, Sun Microsystems, Inc. is a significant customer of the Company.

(11) 401(k) PLAN

     The Company has an employee benefit plan (the Plan) qualifying under
Section 401(k) of the Internal Revenue Code for all eligible employees. Eligible employees may defer a portion of their annual compensation under the Plan subject to maximum limitations. The requirements for eligibility include a minimum age of 21. Contributions to the Plan are made at the discretion of the Company and amounted to $0, $0 and $215,000 for the years ended March 30, 1998, March 31, 1997, and April 1, 1996, respectively.

(12) STOCKHOLDERS' EQUITY

SERIES A PREFERRED STOCK

     On September 29, 1997, the Company amended its Certificate of Incorporation to delete its previously authorized Series A Convertible Preferred Stock. As such this series is no longer authorized and none are outstanding.

SERIES B PREFERRED STOCK

     Series B preferred shares are subject to the rights, preferences, restrictions and other matters set forth in its certificate of designation. The holder of these preferred shares is entitled to, among other things, cumulative dividends, liquidation preferences, conversion rights, and certain voting rights.

     The holders of Series B Convertible Preferred Stock are entitled to receive dividends, when declared by the Board of Directors. The holders have the right to convert each share of the Series B Convertible preferred stock into such number of fully-paid and nonassessable shares of Common Stock as is determined by dividing the Liquidation Preference per share of Series B Preferred Stock by the Conversion Price. "Conversion Price"

                      ROSS TECHNOLOGY, INC. AND SUBSIDIARY
means the Market Price of the Common Stock; except that (i) during the two year period following the initial issuance of shares of Series B Convertible Preferred Stock, the Conversion Price shall be equal to $2.50; and (ii) on the occurrence of a Special Conversion Event, the Conversion Price shall be equal to the lower of Market Price and $2.00; provided that the Conversion Price shall in no event be less than $1.00. "Special Conversion Event" means and is deemed to occur in the event the Company commences any case, proceeding or other action under any law relating to bankruptcy, insolvency, reorganization or relief of debtors.

     In the event of any involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series B Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders at an amount equal to $100 per share.

     Holders of Series B Convertible Preferred Stock are not entitled to vote in elections of directors. Holders of Series B Convertible Preferred Stock are entitled to vote on such other matters as to which such stock is, as a matter of law, entitled to vote. With respect to any matter as to which Series B Convertible Preferred Stock is entitled to vote, each issued and outstanding share of Series B Convertible Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which each such share of Series Convertible B Preferred Stock is convertible. In general, holders of Series B Convertible Preferred Stock, when entitled to vote, shall vote together with the holders of any other Preferred Stock and Common Stock as a single class.

STOCK OPTION PLANS

     On January 30, 1998, Fujitsu, in its capacity as majority stockholder, executed a written consent to approve an amendment to the Company's Stock Option and Restricted Stock Purchase Plan 3.0 ("the Plan") to (i) increase the number of shares subject to the Stock Option Plan from 7,200,000 to 9,695,000 and (ii) increase the maximum number of options or shares of restricted stock that an individual could receive under the Stock Option Plan in any fiscal year from 600,000 to 1,000,000. An information statement regarding the action taken was circulated to the Company's stockholders. Consents from other stockholders, other than Fujitsu, were not solicited.

     The Plan provides for grants to employees, members of the Board of Directors, consultants and advisors of incentive stock options, nonstatutory stock options and restricted common stock. Under the Plan the option price for incentive stock options may not be less than the fair market value of the stock at the time the options are granted.

     Under the terms of the Plan options can be granted for no more than ten years and expire on the earlier of the expiration date or six months after termination of employment, unless termination of employment is due to death or disability, whereby the options expire eighteen months after the termination of employment. Vesting is determined by the Stock Option Committee of the Board of Directors. The majority of stock options granted under the Plan vest 25% one year from December 10, 1997 with the remaining 75% vesting ratably over the following three years

     The Company applies APB Opinion No. 25 and related interpretations in accounting for its stock option and stock purchase plans. Had compensation cost been recognized consistent with SFAS No. 123 the

                      ROSS TECHNOLOGY, INC. AND SUBSIDIARY

Company's net loss and loss per share would have been increased to pro forma amounts indicated below for the fiscal years ended March 30, 1998 and March 31, 1997 (in thousands, except net loss per share amounts):

                                                                1998       1997
                                                              --------   --------
Net loss
  As reported...............................................  $(38,271)  $(86,705)
  Pro forma.................................................  $(38,619)  $(88,276)
Net loss per share
  As reported...............................................  $  (1.63)  $  (3.71)
  Pro forma.................................................  $  (1.65)  $  (3.77)

     During Fiscal 1998, 380,000 stock options were granted at an exercise price below fair market value. These options had a per share weighted average fair value of $0.92 and a weighted average exercise price of $0.53. All other options granted during Fiscal 1998 had an exercise price equal to the market value and had a per share weighted average fair value of $0.74. The per share weighted average fair value of stock options issued by the Company during Fiscal 1997 and 1996 were $1.61 and $5.77, respectively.

     The weighted average fair value was determined based on the Black-Scholes option-pricing model, utilizing the following assumptions:

                                                             1998      1997      1996
                                                            -------   -------   -------
Dividend yield............................................       --        --        --
Expected volatility.......................................     50.0%     50.0%     50.0%
Risk-free rate of return..................................      6.5%      6.4%      6.2%
Average expected option life..............................  5 years   5 years   5 years

     A summary of option activity under the Plan for the fiscal years ended March 30, 1998, March 31, 1997 and April 1, 1996, is as follows:

                                                                1998                1997                1996
                                                          -----------------   -----------------   -----------------
                                                                   WEIGHTED            WEIGHTED            WEIGHTED
                                                                   AVERAGE             AVERAGE             AVERAGE
                                                                   EXERCISE            EXERCISE            EXERCISE
                                                          SHARES    PRICE     SHARES    PRICE     SHARES    PRICE
                                                          ------   --------   ------   --------   ------   --------
                                                           (IN THOUSANDS)      (IN THOUSANDS)      (IN THOUSANDS)
Outstanding at beginning of year........................     902    $4.69     1,249     $ 6.33    4,466    $ 0.035
Granted.................................................   4,826     1.15       665       4.09      753      10.88
Exercised...............................................     (51)    .075      (422)     0.035    (3,939)    0.035
Cancelled...............................................  (1,768)    2.00      (590)     10.25      (31)      9.68
                                                          ------    -----     -----     ------    ------   -------
Outstanding at year-end.................................   3,909    $1.22       902     $ 4.69    1,249    $  6.33
                                                          ======              =====               ======
Options exercisable at year end.........................     426    $2.05       289     $ 2.40      497    $ 0.035
Shares available for future Grant.......................   1,513                345                 387

                      ROSS TECHNOLOGY, INC. AND SUBSIDIARY

     The following summarizes information regarding the Company's stock options outstanding at March 30, 1998:


                                       WEIGHTED       WEIGHTED                    WEIGHTED
                                       AVERAGE        AVERAGE        NUMBER       AVERAGE
RANGE OF              NUMBER          REMAINING       EXERCISE   EXERCISABLE AT   EXERCISE
EXERCISE PRICES    OUTSTANDING     CONTRACTUAL LIFE    PRICE     MARCH 30, 1998    PRICE
---------------   --------------   ----------------   --------   --------------   --------
                  (IN THOUSANDS)                                 (IN THOUSANDS)
$  .035-$ 1.0625        399              9.6           $  .51         134          $ 0.54
$ 1.063-$ 2.0000      3,263              9.7             1.08         129            1.07
$ 2.125-$ 4.8000        204              8.4             3.17         139            3.11
$ 6.250-$10.7500         30              7.5             7.75          16            7.73
$12.000-$13.1250         13              7.4            12.88           8           12.92
----------------      -----              ---           ------         ---          ------
$  .035-$13.1250      3,909              9.6           $ 1.22         426          $ 2.05
                      =====                                           ===


     On December 10, 1997, the Company's Board of Directors resolved that all employees of the Company as of that date who were granted options between January 1, 1997 and December 10, 1997, at an exercise price greater than $1.063 per share were eligible to receive an equivalent number of options at an exercise price of $1.063 per share in replacement of their current options.

EMPLOYEE QUALIFIED STOCK PURCHASE PLAN

     In 1995 the Company approved an Employee Qualified Stock Purchase Plan ("ESPP"), which was amended in 1996, and which as amended allows eligible employees of the Company and its subsidiary to purchase shares of common stock through payroll deductions. The ESPP consists of consecutive 24-month offering periods composed of four 6-month exercise periods. The shares can be purchased at the lower of 85% of the fair market value of the common stock at the date of commencement of this one year offering period or at the last day of each 6-month exercise period. Purchases are limited to 10% of an employee's eligible compensation, subject to a maximum annual employee contribution limited to $25,000 market value of common stock (calculated as employee's enrollment price multiplied by purchased shares). During Fiscal 1998 and Fiscal 1996, no such shares were issued. In Fiscal 1997, 33,175 such shares were issued.

(13) BUSINESS CONCENTRATION

     The Company's sales are concentrated in the computer industry, however its customers operate in different markets and geographic areas. Fujitsu, Sun Microsystems, and users of Sun Microsystems products are the principal consumers of the Company's products. The following table summarizes the percentage of gross revenues generated by sales to customers which account for more than 10% of net sales for the fiscal years ended March 30, 1998, March 31, 1997 and April 1, 1996:

                          CUSTOMER                            1998   1997   1996
                          --------                            ----   ----   ----
A...........................................................   15%    28%    45%
B...........................................................   36     22     19

     During the years ended March 30, 1998, March 31, 1997 and April 1, 1996 export sales were approximately $20,318,000, $27,840,000 and $36,230,000, respectively.

                      ROSS TECHNOLOGY, INC. AND SUBSIDIARY

(14) FOURTH QUARTER ADJUSTMENTS

     In the fourth quarter of Fiscal 1998, the Company revised several of its estimates related to its investment in its subsidiary, inventory and property and equipment as follows:

                                                               (IN THOUSANDS)
                                                               --------------
Inventory, lower of cost or market..........................      $ 7,271
Write-down of property and equipment........................       11,203
Write-down of investment in subsidiary......................        1,080
                                                                  -------
          Total.............................................      $19,554
                                                                  =======

     These adjustments increased the net loss by approximately $19.5 million ($.83 per share) for the year ended March 30, 1998.

(15) SUBSEQUENT EVENTS

     As a result of the continuing and substantial deterioration of the Company's financial position, on June 1, 1998, the Company announced that it would commence an orderly shutdown of its operations. The decision was precipitated by a continuing decrease in revenues from the Company's sales of 32-bit products. The Company is exploring certain strategic alternatives, including an acquisition of the entire Company by a third party and the sale of various assets, including the Viper development and associated intellectual property, Austin manufacturing operation and the Company's Design Center in Israel. To date, the Company has been unable to locate a buyer for the entire Company and believe it is highly unlikely that it will be able to do so. A letter of intent with respect to the sale of the manufacturing operations was entered into on June 25, 1998. In addition, the Company and Fujitsu are negotiating an asset purchase agreement pursuant to which Fujitsu will purchase certain intellectual property rights from the Company (with a royalty-free license back to the Company for some of those rights). The Company is also actively involved in discussions with potentially interested parties, including Fujitsu, with regard to other of its assets. There is no assurance that any further agreements will be reached or that agreements reached will close in accordance with their terms. In the absence of a sale of the entire Company, the Company intends to cease all of its operations by the end of calendar 1998.

     Under the plan approved by the Company's Board of Directors, it is anticipated that the Company will continue its operations, at a scaled back level, through the end of calendar year 1998. Under this plan, the Company hopes to avoid undue disruption to its customers, which will have an opportunity to place orders for their forecasted needs, which the Company will strive to meet. The Company believes that by endeavoring to keep its design and product engineers in place as well as a scaled-back test site, it would have a better chance of finding a buyer for the Company of all or part of its assets, including its intellectual property. The Company has formed a business unit, named BridgePoint, that contains its significantly scaled back sales, service and manufacturing operations employees, as well as the inventory related to its 32-bit products. It is currently anticipated that BridgePoint will serve the ROSS customers until year end and may be sold separately or as a part of the entire Company (a letter of intent with respect to the sale of the BridgePoint operations was entered into on June 25, 1998). The Company at this time will seek to maximize its asset value for its creditors. While the Company hopes to pay all of its creditors in full, its ability to do so is dependent upon its ability to generate sufficient cash from the sale of products and assets. The Company believes that it is highly unlikely that there will be any funds or assets available for distribution to any stockholders.

     As part of the preparation for the shutdown of the Company's business, the Company has issued notices to its employees under the Federal Workers Adjustment and Retraining Notification Act. These notices provided advance notice to all employees of the scheduled termination of their employment in connection with the shutdown. Approximately 93 employees, or 46% of the Company's work force will be laid off as of July 31,

                      ROSS TECHNOLOGY, INC. AND SUBSIDIARY

1998, excluding the approximately 30 full and part time employees at the ROSS Design Center in Israel. The Company's 64-bit "Viper" Development Team (including the Vice President of Engineering and the Chief Architect), the BridgePoint operations, sales and service personnel (including the Vice President of Manufacturing) and an administrative team (including the Chief Executive Officer, Chief Financial Officer and Corporate Controller), will continue to operate the smaller ROSS Company and pursue alternatives, although the Company intends to lay-off the Viper development team on July 31, 1998 if an agreement to sell those operations has not been reached by that time.

     In conjunction with the Company's orderly shutdown of its operations and in order to provide certain employees with an incentive to continue his or her employment with the Company, the Company adopted an Employee Retention and Severance Plan (the "Retention Plan"). Also as part of the orderly shutdown, the Company provided severance packages to all eligible terminated employees as required by its general severance policy, substantially all of the executive officers, have been retained pursuant to individual retention agreements. Given the Company's uncertain financial position, retention agreements were provided by the Company to such executive officers to provide incentive so that the key personnel necessary to effect the sale of the Company's assets remained with the Company until such time that their services are no longer required. The total cost of the Retention Plan and severance packages totals $5.2 million, of which $3.2 million relates to prior contractual obligations of the Company and obligations of the Company under its general severance policy. At March 30, 1998, these severance costs did not meet the criteria as stated in Emerging Issues Task Force issue No. 94-3 and, therefore; these severance costs will not be accrued until the first quarter of fiscal 1999.

     In general, the individual retention letters issued to the Company's executive officers and other eligible employees (namely, the members of the Company's "Viper" development design team, the BridgePoint manufacturing, operations and customer service personnel and certain administrative personnel) entitle such officer or employee to receive certain retention and severance payments so long as, among other things, such officer or employee maintains his or her employment with the Company through a specified date. Certain of the individual retention letters also require the affected officer or employee to continue his or her employment with the Company or a successor to certain of its operations in order to be eligible to receive a retention and/or severance payment. Fujitsu has provided assurances to the Company regarding payment of such individual retention amounts predicated upon each employee's entitlement to such retention amount.

     On May 18, 1998, the Company was informed by the Nasdaq National Market of the Company's failure to maintain certain listing requirements -- failure to maintain a closing bid price of greater than or equal to $1.00 per share and failure to maintain a market value of public float greater than or equal to $5 million. If the Company is unable to demonstrate compliance with these two rules before August 13, 1998, the Company's securities will be delisted at the opening of business on August 17, 1998. The Company does not believe that it will be able to demonstrate compliance with such rules by the August 13, 1998 deadline. The Company's Common stock would continue to trade on the over-the-counter bulletin board market maintained by the Nasdaq National Market.

                             ROSS TECHNOLOGY, INC.
                                 AND SUBSIDIARY

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                              SEPTEMBER 28,   MARCH 30,
                                                                  1998          1998
                                                              -------------   ---------
ASSETS

Current assets:
  Cash and cash equivalents.................................    $  7,048       $   787
  Trade accounts receivable.................................       1,668         2,712
  Receivable from Fujitsu...................................         607         3,343
  Inventory.................................................       1,930         7,808
  Prepaid expenses and other assets.........................           2           512
                                                                --------       -------
          Total current assets..............................      11,255        15,162
Property and equipment, net.................................         696         3,325
                                                                --------       -------
Total assets................................................    $ 11,951       $18,487
                                                                ========       =======

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Trade accounts payable....................................    $    619       $ 6,091
  Accrued shutdown costs....................................       3,200            --
  Accrued severance costs...................................       2,420            --
  Accrued warranty and production costs.....................       1,772            --
  Accrued liabilities.......................................       1,061         5,083
  Payable to Fujitsu........................................       1,318         1,293
  Notes payable.............................................      20,000        15,000
                                                                --------       -------
          Total current liabilities.........................      30,390        27,467
                                                                --------       -------
          Total stockholders' deficit.......................     (18,439)       (8,980)
                                                                --------       -------
Total liabilities and stockholders' deficit.................    $ 11,951       $18,487
                                                                ========       =======

     See accompanying notes to condensed consolidated financial statements.

                             ROSS TECHNOLOGY, INC.
                                 AND SUBSIDIARY

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                            THREE MONTHS    THREE MONTHS     SIX MONTHS      SIX MONTHS
                                                ENDED           ENDED           ENDED           ENDED
                                            SEPTEMBER 29,   SEPTEMBER 28,   SEPTEMBER 29,   SEPTEMBER 28,
                                                1997            1998            1997            1998
                                            -------------   -------------   -------------   -------------
Net sales.................................     $11,472         $ 4,396         $23,285         $12,229
Cost of sales.............................      10,063           4,402          21,238          10,992
                                               -------         -------         -------         -------
  Gross profit............................       1,409              (6)          2,047           1,237
                                               -------         -------         -------         -------
Operating expenses:
  Research and development, net...........        (152)            765           1,394           3,811
  Selling, general and administrative.....       3,535           3,880           7,135           6,954
  Severance costs.........................          --              --              --           5,248
  Shutdown costs..........................          --           4,125              --           4,125
                                               -------         -------         -------         -------
          Total operating expenses........       3,383           8,770           8,529          20,138
                                               -------         -------         -------         -------
  Gain on sale of subsidiary..............          --           2,500              --           2,500
  Gain on sale of intellectual property...          --           7,550              --           7,550
                                               -------         -------         -------         -------
          Income (loss) from operations...      (1,974)          1,274          (6,482)         (8,851)
Interest expense, net.....................        (933)           (296)         (1,584)           (608)
                                               -------         -------         -------         -------
          Income (loss) before income
            taxes.........................      (2,907)            978          (8,066)         (9,459)
Income tax provision (benefit)............          --              --              --              --
                                               -------         -------         -------         -------
          Net income (loss)...............     $(2,907)        $   978         $(8,066)        $(9,459)
                                               =======         =======         =======         =======
Net income (loss) applicable to common
  shareholders............................     $(2,907)        $   978         $(8,066)        $(9,459)
                                               =======         =======         =======         =======
Basic net income (loss) per share.........     $ (0.12)        $   .04         $ (0.34)        $ (0.40)
                                               =======         =======         =======         =======
Weighted average common shares
  outstanding -- Basic....................      23,547          23,477          23,542          23,477
                                               =======         =======         =======         =======
Diluted net income (loss) per share.......     $ (0.12)        $  0.02         $ (0.34)        $ (0.40)
                                               =======         =======         =======         =======
Weighted average common shares
  outstanding -- Diluted..................      23,547          43,477          23,542          23,477
                                               =======         =======         =======         =======

     See accompanying notes to condensed consolidated financial statements.

                             ROSS TECHNOLOGY, INC.
                                 AND SUBSIDIARY

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                               SIX MONTHS      SIX MONTHS
                                                                  ENDED           ENDED
                                                              SEPTEMBER 28,   SEPTEMBER 29,
                                                                  1998            1997
                                                              -------------   -------------
                                                               (UNAUDITED)     (UNAUDITED)
Cash flows from operating activities:
  Net loss..................................................     $(9,459)        $(8,066)
  Adjustments to reconcile net income (loss) to cash used in operating activities:
     Depreciation and amortization..........................       1,642           2,822
     Write-down of property and equipment...................       1,089              --
     Change in assets and liabilities:
       Trade accounts receivable............................       1,044           5,041
       Receivable from Fujitsu..............................       2,736          (4,758)
       Inventory............................................       5,878           1,850
       Prepaid expenses.....................................         510             539
       Trade accounts payable...............................      (5,472)         (7,224)
       Accrued shutdown costs...............................       3,200              --
       Accrued severance costs..............................       2,420              --
       Accrued warranty and production costs................       1,772              --
       Payable to Fujitsu...................................          25           4,946
       Accrued liabilities..................................      (4,022)         (5,117)
                                                                 -------         -------
          Net cash provided by (used in) operating
            activities......................................       1,363          (9,967)
                                                                 -------         -------
Cash flows from investing activities:
  Capital expenditures......................................        (102)         (1,419)
                                                                 -------         -------
Cash flows from financing activities:
  Proceeds from issuance of common stock....................          --              11
  Proceeds from borrowings on notes payable.................       5,000          12,500
                                                                 -------         -------
       Net cash provided by financing activities............       5,000          12,511
                                                                 -------         -------
       Net increase in cash and cash equivalents............       6,261           1,125
Cash and cash equivalents at beginning of period............         787           2,811
                                                                 -------         -------
Cash and cash equivalents at end of period..................     $ 7,048         $ 3,936
                                                                 =======         =======

     See accompanying notes to condensed consolidated financial statements.

                             ROSS TECHNOLOGY, INC.
                                 AND SUBSIDIARY

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1) FINANCIAL STATEMENT PRESENTATION

     The preceding financial statements of ROSS Technology, Inc. and subsidiary (the "Company") have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC") and, in the opinion of management, reflect all adjustments necessary, such adjustments being of a normal recurring nature, to present fairly the financial condition and the results of operations for such interim periods. As a result of the Company's continued financial deterioration, in July 1998, the Company's Board of Directors adopted and Fujitsu Limited ("Fujitsu"), as the holder of a majority of the outstanding shares of Common Stock entitled to vote and all outstanding shares of Preferred Stock, approved the Plan of Complete Liquidation and Dissolution. As a result of this action, the Company changed its basis of accounting from a going concern basis to a liquidation basis. Accordingly, the carrying values of assets as of September 28, 1998 are presented at estimated net realizable values and liabilities are presented at estimated amounts required to liquidate and dissolve the Company. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these financial statements be read in conjunction with the audited financial statements and notes thereto for the fiscal year ended March 30, 1998. The results for interim periods are not necessarily indicative of the results for the respective fiscal years.

(2) INVENTORIES

                                                              SEPTEMBER 28,   MARCH 30,
                                                                  1998          1998
                                                              -------------   ---------
Die bank....................................................     $  475        $  694
Work-in-process.............................................        724         5,297
Finished goods..............................................        731         1,817
                                                                 ------        ------
                                                                 $1,930        $7,808
                                                                 ======        ======

     Die bank inventory, consisting of silicon wafers and cut and tested die, is comparable to raw material inventory in other manufacturing industries. Work-in-process inventory includes work in process as well as the Company's inventories of multi-die packages (MDPs) and components and sub-systems to be incorporated into module, board and system products. Finished goods inventory includes finished module, board and system products as well as MDPs and ASICs offered for sale to OEM customers.

(3) NOTES PAYABLE

     The notes payable to a bank at September 28, 1998, were outstanding under a $20,000,000 revolving credit facility with a bank, due November 30, 1998. Interest accrues at the bank's quoted rate (6.3% at September 28, 1998). The notes payable are guaranteed by Fujitsu. The credit facility and Fujitsu's guaranty expire on November 30 and December 31, 1998, respectively.

(4) NET INCOME (LOSS) PER COMMON SHARE

     Basic earnings (loss) per share is based on the weighted average of all common shares issued and outstanding, and is calculated by dividing net income
(loss) available to common stockholders by the weighted average shares outstanding during the period. Diluted earnings per share is calculated by dividing net income (loss) available to common stockholders by the weighted average number of common shares used in

                             ROSS TECHNOLOGY, INC.
                                 AND SUBSIDIARY

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

the basic calculation plus the number of common shares that would be issued assuming conversion of all potentially dilutive common shares outstanding.

                                         THREE MONTHS ENDED               SIX MONTHS ENDED
                                    -----------------------------   -----------------------------
                                    SEPTEMBER 29,   SEPTEMBER 28,   SEPTEMBER 29,   SEPTEMBER 28,
                                        1997            1998            1997            1998
                                    -------------   -------------   -------------   -------------
Net income (loss) applicable to
  common stockholders.............     $(2,907)        $   978         $(8,066)        $(9,459)
                                       =======         =======         =======         =======
Weighted average shares
  outstanding -- Basic............      23,547          23,477          23,542          23,477
                                       =======         =======         =======         =======
Basic income (loss) per share.....     $  (.12)        $   .04         $  (.34)        $ (0.40)
                                       =======         =======         =======         =======
Weighted average shares
  outstanding -- Diluted..........      23,547          43,477          23,542          23,477
                                       =======         =======         =======         =======
Diluted income (loss) per share...     $  (.12)        $   .02         $  (.34)        $ (0.40)
                                       =======         =======         =======         =======

     For the quarter ended September 28, 1998 options totaling 2,361,483 shares of common stock were excluded from the computation of diluted earnings per share because they would have been antidilutive for this period. For the quarter ended September 29, 1997, options totaling 739,468 were excluded from the computation of diluted earnings per share because they would have been antidilutive for that period. For the six month period ended September 28, 1998, options totaling 3,033,684 and the conversion of Series B Convertible Preferred Stock to 20,000,000 shares of common stock were excluded from the computation of dilutive earnings per share because they would have been antidilutive for this period. For the six month period ended September 29, 1997, options totaling 717,130 were excluded from the computation of diluted earnings per share because they would have been antidilutive for that period.

(5) SEVERANCE COST

     As previously reported, the Company has commenced an orderly shutdown of its operations. In conjunction with the Company's orderly shutdown of its operations and in order to provide certain employees with an incentive to continue his or her employment with the Company, the Company adopted an Employee Retention and Severance Plan (the "Retention Plan"). The Company provided severance packages to all eligible terminated employees as required by its general severance policy, and substantially all of the executive officers were retained pursuant to individual retention agreements. Given the Company's uncertain financial position, retention agreements were provided by the Company to such executive officers to provide incentives so that the key personnel necessary to effect the sale of the Company's assets remained with the Company until such time that their services were no longer required. The total cost of the Retention Plan and severance packages totals $5.2 million, of which $3.2 million relates to prior contractual obligations of the Company and obligations of the Company under its general severance policy. At June 29, 1998, these severance costs met the criteria as stated in Emerging Issues Task Force issue No. 94-3 and, therefore, these severance costs have been accrued in the first quarter of Fiscal 1999. These severance costs are not of a normal recurring nature.

     As part of the preparation for the shutdown of the Company's business, on June 1, 1998, the Company issued notices to its employees under the Federal Workers Adjustment and Retraining Notification Act (the "WARN Act"). These notices provided advance notice to all employees of the scheduled termination of their employment in connection with the shutdown. Approximately 138 employees, or 70% of the Company's work force (excluding employees at the Company's Design Center in Israel), were laid off on July 31, 1998, including the members of the Company's "Viper" development team.

                             ROSS TECHNOLOGY, INC.
                                 AND SUBSIDIARY

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(6) GAIN ON SALE OF SUBSIDIARY

     On August 10, 1998, the Company sold all of the issued and outstanding shares of capital stock of ROSS Semiconductors (Israel) Ltd. ("RIL") to Fujitsu for $2.5 million. In Fiscal 1998, the Company recorded a $1.1 million charge to write-down its investment in RIL to $0. Accordingly, the sale of RIL resulted in a gain of $2.5 million.

(7) GAIN ON SALE OF INTELLECTUAL PROPERTY

     On July 27, 1998, the Company sold certain intellectual property rights (the "Acquired IP") to Fujitsu (subject to a license back of certain of those rights) for $7.6 million. The Acquired IP had a book value of $0. Accordingly, the sale of the Acquired IP resulted in a gain of $7.6 million.

(8) OTHER

     The Company has entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") to sell its manufacturing, sales and service operations and certain assets related to the Company's 32-bit hyper-SPARC(TM) business (the "BridgePoint Sale") to a newly-formed Texas corporation ("Buyer"), of which Joe
D. Jones (currently Vice President of Operations of the Company) is president and sole stockholder. The Asset Purchase Agreement provides for an aggregate consideration of $5.66 million, of which $250,000 will be deposited by Buyer into an escrow account for a holdback amount to cover possible indemnification claims. Also, the Company will pay $1.72 million to the Buyer at the closing in consideration for the Buyer's assumption of and undertaking to pay, discharge and perform certain warranty repair liabilities of the Company.

     In furtherance of the Company's previously announced plans to commence an orderly shutdown of its operations, on July 22, 1998 the Company adopted a Plan of Complete Liquidation and Dissolution (the "Plan of Liquidation") pursuant to which the Company will be liquidated by the sale of all or substantially all of its remaining assets and payment of claims, obligations and expenses owing to the Company's creditors. The Company does not believe that it will have any funds or assets available for distribution to either preferred or common stockholders.

     The BridgePoint Sale and the Plan of Liquidation have been approved by Fujitsu, as holder of a majority of the outstanding shares of the Company's common stock and all of the outstanding shares of the Company's Series B Convertible Preferred Stock. The Company has filed a preliminary information statement with respect to the BridgePoint Sale and the Plan of Liquidation with the SEC and will mail the information statement to its stockholders following the SEC's review and clearance of the preliminary information statement. The BridgePoint Sale will not be effective until at least twenty days after the mailing of the information statement and following satisfaction or waiver of the other conditions to that sale. The Plan of Liquidation will not be effective until at least twenty days after the mailing of the information statement. The Company intends to proceed with liquidation and dissolution regardless of whether the BridgePoint Sale is consummated.

     The Company estimates total future obligations and commitments associated with the Company's planned shutdown of its operations, including employee related costs, at approximately $10.4 million (excluding the Company's obligations under its revolving credit facility guaranteed by Fujitsu). The Company has received gross proceeds of $10.1 million from the IP Sale and the sale of RIL, and will receive approximately $3.9 million of proceeds (net of payment for warranty liability assumption) and will receive approximately $1.9 million for cost reimbursements if the BridgePoint Sale is consummated.

                                  SCHEDULE II
                      ROSS TECHNOLOGY, INC. AND SUBSIDIARY

                       VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                                     BALANCE AT   ADDITIONS    DEDUCTIONS   BALANCE AT
                                                     BEGINNING    CHARGED TO      FROM        END OF
                    DESCRIPTION                      OF PERIOD     EXPENSE      ACCOUNTS      PERIOD
                    -----------                      ----------   ----------   ----------   ----------
ALLOWANCE FOR DOUBTFUL ACCOUNTS:
  Year ended April 1, 1996.........................    $  495      $ 1,576      $    14       $2,057
  Year ended March 31, 1997........................     2,057       10,613       11,115        1,555
  Year ended March 30, 1998........................     1,555        1,819        2,916          458

                                                                         ANNEX A

                            ASSET PURCHASE AGREEMENT

                                    BETWEEN

                             ROSS TECHNOLOGY, INC.

                                      AND

                BRIDGEPOINT TECHNICAL MANUFACTURING CORPORATION

                           DATED AS OF JULY 23, 1998

                               TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----
ARTICLE 1  DEFINED TERMS............................................      1
  1.1   Defined Terms...............................................      1
  1.2   Additional Defined Terms....................................      6
  1.3   References and Titles.......................................      6
ARTICLE 2  SALE AND PURCHASE OF ASSETS..............................      7
  2.1   Agreement to Sell and Buy...................................      7
  2.2   Excluded Assets.............................................      8
  2.3   Purchase Price..............................................      8
  2.4   Indemnification Holdback Amount; Tax Holdback...............      8
  2.5   Payments at Closing.........................................      8
  2.6   Proration...................................................      8
  2.7   Assumption of Liabilities and Obligations; Assumption
        Payment.....................................................      9
  2.8   Allocation..................................................      9
ARTICLE 3  REPRESENTATIONS AND WARRANTIES...........................     10
  3.1   Representations and Warranties of Seller....................     10
  3.2   Representations and Warranties of Buyer.....................     12
  3.3   Employee Matters............................................     12
ARTICLE 4  COVENANTS................................................     14
  4.1   Conduct of Business.........................................     14
  4.2   No Solicitation of Transactions.............................     15
  4.3   Access and Information......................................     16
  4.4   Compliance With Laws........................................     16
  4.5   Notification of Certain Matters.............................     16
  4.6   Third Party Consents........................................     16
  4.7   Supply Agreement............................................     17
  4.8   Interim Assistance..........................................     17
  4.9   Risk of Loss................................................     17
  4.10  Additional Agreements.......................................     18
ARTICLE 5  CONDITIONS PRECEDENT.....................................     18
  5.1   Conditions to Each Party's Obligation.......................     18
  5.2   Conditions to Obligation of Buyer...........................     18
  5.3   Conditions to Obligations of the Seller.....................     19
ARTICLE 6  CLOSING..................................................     20
  6.1   Closing.....................................................     20
  6.2   Actions to Occur at Closing.................................     20
ARTICLE 7  TERMINATION, AMENDMENT AND WAIVER........................     21
  7.1   Termination.................................................     21
  7.2   Effect of Termination.......................................     21
ARTICLE 8  INDEMNIFICATION..........................................     22
  8.1   Indemnification of Buyer....................................     22
  8.2   Indemnification of Seller...................................     22
  8.3   Defense of Third-Party Claims...............................     22
  8.4   Direct Claims...............................................     23
  8.5   Limitation as to Time.......................................     23
  8.6   Dispute Resolution..........................................     23
  8.7   Instructions to Escrow Agent................................     23

                                                                        PAGE
                                                                        ----
ARTICLE 9  GENERAL PROVISIONS.......................................     23
  9.1   Survival of Representations, Warranties, and Covenants;
        Limitation of Liability.....................................     23
  9.2   Further Actions.............................................     24
  9.3   Amendment and Modification..................................     24
  9.4   Waiver of Compliance........................................     24
  9.5   Specific Performance........................................     24
  9.6   Severability................................................     24
  9.7   Expenses and Obligations....................................     24
  9.8   Parties in Interest.........................................     25
  9.9   Notices.....................................................     25
  9.10  Counterparts................................................     26
  9.11  Entire Agreement............................................     26
  9.12  Governing Law...............................................     26
  9.13  Public Announcements........................................     26
  9.14  Assignment..................................................     26

Exhibits:
Exhibit A  Assumption Agreement
Exhibit B  Bill of Sale and Assignment
Exhibit C  Indemnification Escrow Agreement
Exhibit D  Seller's Legal Opinions
Exhibit E  Buyer's Legal Opinions
Exhibit 1  Assumed Contracts
Exhibit 2  Equipment
Exhibit 3  Inventory
Exhibit 4  Software
Exhibit 5  Leased Real Property
Exhibit 6  Leased Equipment
Exhibit 7  Assumed Purchase Orders
Exhibit 8  Employees Offered Employment with Buyer
Exhibit 9  Key Assumed Contracts

Schedules:
Schedule 2.2(e)  Personal Property
Schedule 3.1(b)  Required Filings and Consents
Schedule 3.1(d)  Litigation
Schedule 3.1(e)  Interests of Third Parties in the Acquired Assets
Schedule 3.1(i)  Intellectual Property
Schedule 3.1(j)  Environmental
Schedule 3.1(k)  Taxes

                            ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of July 23, 1998, by and among Ross Technology, Inc., a Delaware corporation ("SELLER"), and BridgePoint Technical Manufacturing Corporation, a Texas corporation ("BUYER").

                                    RECITALS

     A. Seller owns and operates a manufacturing (including failure analysis and reliability testing), sale, distribution and customer service business for the 32-bit hyperSPARC(TM) families of microprocessors and the hyperSTATION(TM) and SPARCplug(TM) families of 32-bit systems and products (the "BUSINESS"); provided, that the term "Business" does not include Seller's design facilities or design business.

     B. Seller desires to sell and Buyer desires to buy the assets used or held for use in the operation of the Business, both tangible and intangible, excluding the Excluded Assets (as hereinafter defined), upon the terms and conditions hereinafter set forth.

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the respective representations, warranties, agreements, and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                 DEFINED TERMS

     1.1 Defined Terms. The following terms shall have the following meanings in this Agreement:

     "ACCOUNTS RECEIVABLE" means the rights of Seller to cash payment for the sale of microprocessors, systems, products and other Inventory and Products and all other amounts that would be classified as an account receivable in accordance with GAAP.

     "AFFILIATE" means, with respect to any person, any other person controlling, controlled by or under common control with such person. For purposes of this definition and this Agreement, the term "control" (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a person.

     "APPLICABLE LAWS" means all laws, statutes, rules, regulations, ordinances, judgments, orders, decrees, injunctions, and writs of any Governmental Entity having jurisdiction over the Acquired Assets or the Business, as may be in effect on or prior to the Closing.

     "ASSUMED CONTRACTS" means all Contracts for hardware or technical support, the Contract for the Leased Real Property, the Software licenses, those Contracts set forth on Exhibit 1 and any other contracts of Seller entered into in the ordinary course of the Business with the approval of Joe David Jones during the period after June 29, 1998 through the Closing Date, in each case that relate to the Acquired Assets or the Business or any part thereof, but specifically excluding the Excluded Contracts.

     "ASSUMPTION AGREEMENT" means the Assumption Agreement between Buyer and Seller substantially in the form of Exhibit A.

     "BILL OF SALE AND ASSIGNMENT" means the Bill of Sale and Assignment by Seller to Buyer substantially in the form of Exhibit B.

     "BUSINESS DAY" means any other day than (i) a Saturday or Sunday or (ii) a day on which commercial banks in Austin, Texas, are authorized or required to be closed.

     "BUYER" has the meaning set forth in the first paragraph of this Agreement and includes its permitted successors and assigns.

     "BUYER INDEMNIFIED COSTS" means all damages, losses, claims, liabilities, demands, charges, suits, settlements, penalties, costs, and expenses (including court costs, reasonable attorneys' fees and other expenses incurred in investigating and preparing for, or otherwise in connection with, any litigation or proceeding) that any of the Buyer Indemnified Parties incurs (a) resulting from Seller's operation or control of any of the Acquired Assets or the Business prior to the Closing Date (other than Assumed Liabilities), including violation of any Environmental Laws or offsite disposal, transportation or arrangement for disposal or transportation of any Hazardous Substances; (b) relating to or arising out of any breach or default by Seller of any of the representations, warranties, covenants or agreements under this Agreement or any other agreement or document executed in connection herewith; (c) under any Excluded Contract, any Assumed Contract for which a Consent, if required, has not been obtained, or any other contract or agreement not expressly assumed by Buyer pursuant to the terms hereof; (d) with respect to warranty repair liabilities or obligations for Products sold prior to the Closing Date, other than the Assumed Warranty Repairs; and (e) relating to or arising out of any law or contract with respect to each (i) Employee Benefit Plan and all associated contracts and documents,
(ii) employee benefit plan (as such term is described in Section 3(3) of ERISA), which is or was sponsored, maintained, or contributed to by any member of Seller's ERISA Group either presently or at any time since 1974 and all associated contracts and documents, and (iii) employee and former employee of Seller or any ERISA Group, in connection with any event commencing, occurring, or failing to occur on or prior to the Closing Date.

     "BUYER INDEMNIFIED PARTIES" means Buyer, each affiliate of Buyer, each member of an ERISA Group in which Buyer is a member and each of their officers, directors, employees, consultants, and stockholders.

     "CERCLA" has the meaning set forth in the definition of Environmental Laws contained in this Section 1.1.

     "CHIP DESIGNS" means the designs for Products and the related materials and documentation of any kind relating to the designs for Products, and the Intellectual Property rights therein, including all architectural designs and diagrams, logic designs and diagrams, chip layouts and mask works, flow diagrams, patents, inventions, copyrights and know-how relating to the designs for Products.

     "CLOSING" means the consummation of the transactions contemplated by this Agreement in accordance with the provisions of Article 6.

     "CODE" shall mean the United States Internal Revenue Code of 1986, as amended. All references to the Code, U.S. Treasury regulations or other governmental pronouncements shall be deemed to include references to any applicable successor regulations or amending pronouncement.

     "CONSENTS" means all governmental consents and approvals, and all consents and approvals of third parties, in each case that are necessary in order to transfer record and beneficial ownership in the Acquired Assets to Buyer and otherwise to consummate the transactions contemplated hereby.

     "CONTRACTS" means all agreements, contracts, or other binding commitments or arrangements, written or oral (including any amendments and other modifications thereto), to which Seller is a party or is otherwise bound and which affect or relate to the Acquired Assets or the Business.

     "DEBT," without duplication, means (a) all indebtedness (including the principal amount thereof or, if applicable, the accreted amount thereof and the amount of accrued and unpaid interest thereon) of Seller, whether or not represented by bonds, debentures, notes or other securities, for the repayment of money borrowed, (b) all deferred indebtedness of Seller for the payment of the purchase price of property or assets purchased, other than Trade Payables not more than 90 days past due, (c) all obligations of Seller to pay rent or other payment amounts under a lease of real or personal property which is required to be classified as a capital lease or a liability on the face of a balance sheet prepared in accordance with GAAP, (d) any outstanding reimbursement obligation of Seller with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of Seller, (e) any payment obligation of Seller under any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement or other financial agreement or arrangement entered into for the purpose of limiting or managing interest rate risks, (f) all indebtedness for borrowed money secured by any Lien existing on property owned by Seller, whether or not indebtedness secured thereby shall have been assumed, (g) all guaranties, endorsements, assumptions and other contingent obligations of Seller in respect of, or to purchase or to otherwise acquire, indebtedness for borrowed money of others, and (h) all premiums, penalties and change of control payments required to be paid or offered in respect of any of the foregoing as a result of the consummation of the transactions contemplated by this Agreement regardless if any of such are actually paid.

     "EMPLOYEE BENEFIT PLAN" means each (i) "employee benefit plan" within the meaning of Section 3(3) of ERISA, (ii) employment agreement, and (iii) personnel policy, stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy, or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, workers' compensation and other employee benefit plan, agreement, arrangement, program, practice, or understanding, which is sponsored, maintained, or contributed to by the Seller or any member of Seller's ERISA Group for the benefit of the employees, former employees, independent contractors, or agents of the Seller, or has been so sponsored, maintained, or contributed to at any time since 1974.

     "ENVIRONMENTAL LAWS" means all Applicable Laws and rules of common law pertaining to the protection, conservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety, or the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as in effect on or prior to the Closing. The term Environmental Law includes, without limitation, the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), the Emergency Planning and Community Right to Know Act and the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Hazardous and Solid Waste Amendments Act of 1984, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act of 1970, the Oil Pollution Act of 1990, the Hazardous Materials Transportation Act, and any similar or analogous statutes, regulations and decisional law of any Governmental Entity, as each of the foregoing may be amended and in effect on or prior to the Closing.

     "EQUIPMENT" means Seller's right, title and interests in the material items of equipment, equipment structures, machinery, tools, motor vehicles, fixtures, leasehold improvements, computer hardware, systems, infrastructure and communications systems or devices necessary for or used primarily in the Business, including those listed on Exhibit 2, and all non-material items of equipment, equipment structures, fixtures, computer hardware, systems, infrastructure and communications systems or devices necessary for or used primarily in the Business, including all such items located at the Leased Real Property.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA GROUP" means any corporation, trade, business, or entity under common control within the meaning of Section 414(b), (c), (m), or (o) of the Code.

     "ESCROW AGENT" means Silicon Valley Bank, or any other nationally recognized banking institution agreed to by Buyer and Seller, and includes its successors and assigns.

     "EXCLUDED CONTRACTS" means (a) all employment, change of control and severance Contracts; (b) all Employee Benefit Plans and contracts associated with Employee Benefit Plans, including all assets or funds held in trust, or otherwise, associated with or used in connection with the Employee Benefit Plans or contracts associated with Employee Benefit Plans; (c) all Contracts for Debt;
(d) any collective bargaining agreement; and (e) all Contracts that have terminated or expired prior to the Closing Date; in each case other than Contracts specifically enumerated on Exhibit 1.

     "EXCLUDED LIABILITIES" means all debts, obligations and liabilities of Seller of any kind or character, whether known or unknown, absolute, accrued, contingent or otherwise, including debts, obligations and liabilities arising under the Excluded Contracts and any Assumed Contracts for which a Consent, if required, has not been obtained as of the Closing (except to the extent such liability is assumed by Buyer pursuant to Section 4.6), other than the Assumed Liabilities.

     "GAAP" means generally accepted accounting principles in the United States.

     "GOVERNMENTAL ENTITY" means any governmental department, commission, board, bureau, agency, court or other instrumentality of the United States or any state, county, parish or municipality, jurisdiction, or other political subdivision thereof.

     "HAZARDOUS SUBSTANCE" means any substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated under any Environmental Law or by any Governmental Entity including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

     "INDEMNIFICATION ESCROW AGREEMENT" means the Indemnification Escrow Agreement among Seller, Buyer, and Escrow Agent substantially in the form attached hereto as Exhibit C.

     "INDEMNIFIED COSTS" means the Buyer Indemnified Costs or the Seller Indemnified Costs, as the case may be.

     "INDEMNIFIED PARTIES" means the Buyer Indemnified Parties or the Seller Indemnified Parties, as the case may be.

     "INTELLECTUAL PROPERTY" means all Trademarks, Know-how, mask work, copyrights, copyright registrations and applications for registration, Patents and all other intellectual property rights (including internet domain names), whether registered or not, licensed to or owned by Seller, including all tradenames and the goodwill related to the foregoing.

     "INTELLECTUAL PROPERTY LICENSE AGREEMENT" means the agreement by and among Buyer, Seller and Fujitsu Limited in such form as is mutually acceptable to Buyer and Seller (provided, that such agreement shall be completed prior to August 6, 1998).

     "INVENTORY" means all work-in-progress, raw materials and finished goods of Seller purchased for or used in the Business as of the Closing Date, including all finished, unfinished, consigned and contracted inventory, as more specifically described on Exhibit 3.

     "KNOW-HOW" means all trade secrets, plans, ideas, concepts and data, research records, all promotional literature, customer and supplier lists and similar data and information and all other confidential or proprietary technical and business information.

     "KNOWLEDGE" means, with respect to a specified party hereto, the actual knowledge of such party, including the actual knowledge of such party's officers, directors and executive officers (after due inquiry of their direct subordinates), but excluding, in the case of Seller, Joe David Jones and the persons under his direct supervision or direction.

     "LEASED REAL PROPERTY" means Seller's leasehold interests, easements, licenses, rights to access and rights-of-way for the property located at 4007 Commercial Center Drive, Austin, Texas, 78744.

     "LIENS" means all liens, pledges, claims, security interests, restrictions, mortgages, deeds of trust, tenancies, possessory interests, conditional sale or other title retention agreements, assessments, easements, covenants, restrictions, rights of first refusal, burdens, options or encumbrances of any kind, other than the Assumed Liabilities.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, operations, properties, condition (financial or otherwise), results of operations, Acquired Assets (taken as a whole), liabilities, or prospects (taking into account the declining nature of the Business for the 12 month period ended June 29, 1998) of the Business.

     "PATENTS" means all foreign and domestic patents and patent applications (including all reissues, divisions, continuations, continuations-in-part, renewals, and extensions of the foregoing) owned by Seller.

     "PERMITS" means all permits, registrations, licenses, authorizations and the like issued or required to be issued by any Governmental Entity to Seller relating to the Acquired Assets or used or held for use in the Business.

     "PERSON" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, or other entity.

     "PERSONAL PROPERTY" means all of the Equipment, Software, Products, furniture, furnishings, office equipment, supplies, plants, spare parts, and other tangible personal property (including the URL site maintained by Seller and the 1-800 telephone number used therein) which are owned or leased by Seller and which are necessary for, used primarily or held for use primarily in the Business, including all such personal property located at the Leased Real Property. The term Personal Property shall not include any of the Excluded Assets.

     "PRODUCTS" means all Inventory, microprocessors, systems and other products sold, held for sale, provided to customers or held for provision to customers in the ordinary course of the Business.

     "PURCHASE ORDERS" means orders or requests for sales of Products, Inventory or services of Seller in the ordinary course of the Business, whether or not evidenced by a Contract.

     "SELLER INDEMNIFIED COSTS" means any and all damages, losses, claims, liabilities, demands, charges, suits, settlements, penalties, costs, and expenses (including court costs, reasonable attorneys' fees and other expenses incurred in investigating and preparing for, or otherwise in connection with, any litigation or proceeding) that any of the Seller Indemnified Parties incurs
(a) resulting from Buyer's operation or control of the Acquired Assets on and after the Closing Date (including the Assumed Liabilities and liabilities arising from Buyer's employment or termination of the Transferred Employees, other than liabilities waived or assumed by Seller pursuant to Section 3.3), and
(b) that relate to or arise out of any breach or default by Buyer of any representation, warranty, covenant or agreement under this Agreement or any agreement or document executed in connection herewith.

     "SELLER INDEMNIFIED PARTIES" means Seller and each officer, director, employee, consultant, stockholder, and Affiliate of Seller.

     "SOFTWARE" means all computer programs, software, electronic data files, source codes, documentation, user manuals, technical manuals and other similar documents, each in any media or format, and all revisions, modifications, enhancements or additions thereto, owned by or licensed to Seller and used primarily in or necessary for the Business, including all test programs, software verification programs and Inventory tracking programs and those listed on Exhibit 4, in each case including all related Intellectual Property.

     "TAXES" means taxes, charges, fees, imposts, levies, interest, penalties, additions to tax or other assessments or fees of any kind, including, but not limited to, income, corporate, capital, employment, excise, property, sales, use, turnover, value added and franchise taxes, deductions, withholdings and customs duties, imposed by any Governmental Entity and any payments with respect thereto required under any tax-sharing agreement.

     "TAX RETURNS" means any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any Governmental Entity in connection with the determination, assessment, collection or administration of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes.

     "TRADE PAYABLES" means accounts payable of Seller arising in the ordinary course of the Business for Inventory and services purchased for or used in the Business, but excluding any principal, interest, service or fees for Debt.

     "TRADEMARKS" means (a) trademarks, service marks, trade names, trade dress, labels, logos, and all other names and slogans associated with any products or embodying the goodwill of the Business, whether or not registered, and any applications or registrations therefor and (b) any associated goodwill incident thereto owned by Seller.

     1.2  Additional Defined Terms. The following terms are defined in the section indicated:

                            TERM                              SECTION
                            ----                              -------
Acquired Assets.............................................  2.1
Acquisition Proposal........................................  4.2
Assumed Liabilities.........................................  2.7
Assumed Purchase Orders.....................................  2.1(c)
Assumed Warranty Repairs....................................  2.7(a)
Assumption Payment..........................................  2.7
Buyer's Agreements..........................................  3.2(a)
Closing Date................................................  6.1
Design License..............................................  2.1(i)
Employees...................................................  3.3(b)
Excluded Assets.............................................  2.2
Indemnification Holdback Amount.............................  2.4
Indemnifying Party..........................................  8.3
Purchase Price..............................................  2.3
Ross License................................................  2.1(j)
Seller's Agreements.........................................  3.1(a)
Tax Certificate.............................................  6.2(b)
Tax Holdback Amount.........................................  2.4(b)
Transferred Employees.......................................  3.3(b)

     1.3 References and Titles. All references in this Agreement to Exhibits, Schedules, Articles, Sections, subsections, and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections, and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections, or other subdivisions of this Agreement are for convenience only, do not constitute any part of such Articles, Sections, subsections or other subdivisions, and shall be disregarded in construing the language contained therein. The words "this Agreement," "herein," "hereby," "hereunder," and "hereof," and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words "this Section," "this subsection," and words of similar import, refer only to the Sections or subsections hereof in which such words occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation." Pronouns in masculine, feminine, or neuter genders shall be construed to state and include any other gender and words, terms, and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms.

                                   ARTICLE 2

                          SALE AND PURCHASE OF ASSETS

     2.1 Agreement to Sell and Buy. Subject to the terms and conditions set forth in this Agreement and except for the Excluded Assets, Seller shall sell, assign, transfer and deliver to Buyer on the Closing Date, and Buyer shall purchase on the Closing Date, all of the Acquired Assets, free and clear of any Liens or liabilities (except for liabilities assumed by Buyer in accordance with Section 2.7). The assets (the "Acquired Assets") to be assigned, transferred and delivered by Seller hereunder shall include (i) the manufacturing, testing and quality control Equipment and facilities for the production of microprocessors,
(ii) the software verification laboratories, facilities, materials and Equipment, and (iii) the delivery, receipt and storage facilities, Equipment and materials for wafers, gases, chemicals and other raw materials used in the Business, including:

          (a) the Inventory;

          (b) the Leased Real Property (including the leasehold interests described on Exhibit 5 hereto);

          (c) the Equipment (including the Equipment leasehold interests described on Exhibit 6 hereto);

          (d) the Assumed Contracts;

          (e) the Purchase Orders set forth on Exhibit 7 and any Purchase Orders entered into by Seller after June 29, 1998 and prior to the Closing Date that are executed or consented to in writing by Joe David Jones or persons under Joe David Jones' supervision or direction (the "ASSUMED PURCHASE ORDERS");

          (f) the revenue, cash, cash equivalents, Accounts Receivable and other proceeds of any kind for Products shipped, or sales of Products made, as part of the Business after June 29, 1998;

          (g) the Software;

          (h) the Intellectual Property (other than Trademarks) necessary to or used primarily in the Business (other than Intellectual Property covered by the Design License or included in the Software);

          (i) a non-exclusive, royalty free, non-terminable, transferable license to use all Intellectual Property (other than Trademarks) with respect to the Chip Designs (including designs, diagrams, layouts and mask works and related materials and documentation) throughout the world solely for the purpose of conducting the Business, including testing and quality control and software verification (the "DESIGN LICENSE"), as more fully described in the Intellectual Property License Agreement;

          (j) a non-exclusive, royalty free, non-terminable, transferable license to use, license, assign and sublicense all Trademarks in respect of the name "ROSS Technology," and all derivative products and works resulting from such marks or created by Buyer with respect to such marks throughout the world for the longer of 12 months or until all Acquired Assets bearing such marks on the Closing Date have been sold or distributed by Buyer (the "ROSS LICENSE");

          (k) all Trademarks used in the Business (other than those covered by the Ross License), including Seller's rights to market, sell, distribute and use the SPARC(TM) family of Trademarks;

          (l) all Permits relating to the Business and the Assets (including all international traffic licenses, fire department permits, air and water pollution control permits, environmental permits and all other required licenses);

          (m) the Personal Property (other than Equipment, Software and Inventory); and

          (n) the books and records relating to the Business, including all customer lists, marketing and leads lists, product lists and all other sales or marketing, production or supply lists, in each case whether in the form of a list or database, including the right to modify such lists and use and create derivative products of such lists.

     2.2  Excluded Assets. The Excluded Assets shall consist of the following:

          (a) Seller's books and records relating to internal corporate matters and any other books and records not necessary for or used primarily in the Business or the Acquired Assets;

          (b) the Excluded Contracts;

          (c) the Chip Designs, except to the extent licensed to Buyer pursuant to the Design License;

          (d) all assets, whether tangible or intangible, of Seller not necessary for or used primarily in the Business, including all design facilities and related assets not located at the Leased Real Property;

          (e) the Personal Property, if any, identified on Schedule 2.2(e);

          (f) all cash and cash equivalents on hand as of June 29, 1998; and

          (g) all Accounts Receivable not described in Section 2.1(f).

     2.3 Purchase Price. The aggregate purchase price payable by Buyer to Seller in consideration for the sale of the Acquired Assets and the Business shall be an amount equal to $5,660,000 (the "PURCHASE PRICE") (subject to the Indemnification Holdback Amount, the Tax Holdback Amount, and any prorations pursuant to Section 2.8).

     2.4  Indemnification Holdback Amount; Tax Holdback.

          (a) At the Closing, Buyer shall withhold $250,000 of the Purchase Price and shall deposit such amount (the "INDEMNIFICATION HOLDBACK AMOUNT") with the Escrow Agent.

          (b) At the Closing, Buyer shall withhold from the Purchase Price the amount shown on the Tax Certificate as owed by Seller to the Texas comptroller of public accounts (the "TAX HOLDBACK AMOUNT") and shall deposit such amount with the Escrow Agent pursuant to the Escrow Agreement. If a Tax Certificate is not delivered to Buyer at Closing, or if the Tax Certificate delivered at Closing does not cover all periods up to and including the Closing Date, Buyer shall make a good faith estimate (based on the recommendations of Seller's and Buyer's respective independent accountants) of an amount sufficient to cover all Texas Taxes that are due and unpaid by Seller for all periods up to and including the Closing Date, and this amount shall be deemed to be the Tax Holdback Amount. Buyer shall, and shall instruct the Escrow Agent to, release the Tax Holdback Amount to Seller if and when Seller delivers to Buyer a Tax Certificate stating that no Texas Taxes are due for any period up to and including the Closing Date; provided that Buyer shall be entitled, and Seller shall instruct the Escrow Agent, to release and deduct from the Tax Holdback Amount any Texas Taxes of Seller paid or required to be paid by Buyer. Buyer shall consult with Seller prior to paying any such Taxes and shall not pay any such Taxes so long as Seller is reasonably contesting such Taxes.

     2.5 Payments at Closing. At the Closing, subject to the satisfaction of the other terms and conditions of this Agreement, Buyer shall:

          (a) pay or cause to be paid to Seller cash, via wire transfer of immediately available funds to an account designated by Seller, in an amount equal to the Purchase Price minus the Indemnification Holdback Amount and the Tax Holdback Amount; and

          (b) deposit or cause to be deposited the Indemnification Holdback Amount with the Escrow Agent.

     At the Closing, subject to the satisfaction of other terms and conditions of this Agreement, Seller shall pay or cause to be paid to Buyer cash, via wire transfer of immediately available funds to an account designated by Buyer, in an amount equal to the Assumption Payment.

     2.6 Proration. All sales taxes (other than any sales taxes arising as a result of the transactions contemplated by this Agreement), ad valorem taxes, utility charges, insurance premiums, rent and lease payments, payroll costs, accrued vacation and sick time for Employees, and normal operating expenses (including the payment of reasonable Trade Payables for Inventory or services received or first ordered with the approval of Joe David Jones or persons under Joe David Jones' direction or supervision as part of the Business after June 29, 1998 and that are paid in the ordinary course of business, but excluding principal and interest payments on Debt, Debt service or fees and amounts that have been or should be set forth as general and administrative expenses of Seller in accordance with GAAP) and other expenses reasonably allocable to the Business if the Business were to be accounted for as a separate operating division of Seller, in each case incurred in the Business shall be prorated between Buyer and Seller as of 11:59 p.m. on June 29, 1998. All of such prorated items shall be settled between Buyer and Seller as a net adjustment to the Purchase Price on the Closing Date. To the extent that the parties are not able to determine the actual amounts of such prorations as of the Closing Date, such amounts shall be determined based upon the parties' reasonable estimates thereof. The parties shall adjust the proration based on actual taxes and charges within a reasonable time after such actual numbers become first available (but in no event later than three months after the Closing Date) and shall settle such amounts in cash.

     2.7 Assumption of Liabilities and Obligations; Assumption Payment. As of the Closing Date, Buyer shall assume and undertake to pay, discharge and perform the following (the "ASSUMED LIABILITIES"):

          (a) the warranty repair liabilities for (i) manufacturing defects and normal wear and tear (but not for design defects or failure of fitness for a particular purpose) for all Products sold prior to the Closing Date, and
     (ii) design defects for microprocessors (but not systems or products) and failure of fitness for a particular purpose (other than for Disagreed
     Uses), in each case for Products sold after June 29, 1998 and on or prior to the Closing Date (the "ASSUMED WARRANTY REPAIRS");

          (b) all obligations arising under Assumed Contracts and Assumed Purchase Orders (other than Assumed Contracts or Assumed Purchase Orders for which a Consent, if required, has not been obtained (except to the extent assumed by Buyer pursuant to Section 4.6)) for events occurring after June 29, 1998, except for knowing or bad faith violations of the terms or conditions of such Contracts or Purchase Orders by Seller that are not directly attributable to Joe David Jones or other officers, directors or employees of Buyer at the time of any such violation or to persons under their immediate supervision at such time;

          (c) Trade Payables for Inventory or services received or first ordered with the approval of Joe David Jones or persons under Joe David Jones' supervision or direction as part of the Business after June 29, 1998.

All of the Excluded Liabilities, whether reported by the Closing Date or thereafter, shall remain and be the obligation and liability solely of Seller. Seller shall pay to Buyer at the Closing, in consideration for the assumption of the Assumed Warranty Repairs, an amount equal to $1,720,000 (the "ASSUMPTION PAYMENT").

     2.8 Allocation. On or before the Closing Date, Seller and Buyer shall negotiate in good faith an allocation of the Purchase Price among the Acquired Assets (as well as the Assumed Liabilities) that complies with Section 1060 of the Code with respect to the allocation of the Purchase Price. If the allocation is not agreed upon on or before the Closing Date, then Buyer and Seller agree that the allocation shall be made and consistently reported by Buyer and Seller in compliance with Section 1060 based upon an asset valuation supplied by Ernst & Young L.L.P. The cost of such appraisal shall be shared equally by Buyer and Seller. Buyer will order such appraisal as soon as practicable after such date as Buyer and Seller fail to agree on such allocation. The appraisal, if required, shall be provided to Seller within 45 days after the date of such order. Seller and Buyer shall not take any position on their respective Tax Returns that is inconsistent with the allocation of the Purchase Price among the Acquired Assets and Assumed Liabilities as determined in accordance with this
Section 2.8. Buyer and Seller shall duly prepare and timely file such reports and information returns as may be required under section 1060 of the Code and any Treasury regulations thereunder and any corresponding provisions of applicable state income tax laws to report such allocation of the Purchase Price.

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of Seller. Seller represents and warrants to Buyer as follows (with the understanding that Buyer is relying on such representations and warranties in entering into and performing this Agreement).

          (a) Organization, Authority. Seller is a Delaware corporation, duly organized, validly existing and in good standing in the state of its incorporation and has all necessary corporate power and authority to execute this Agreement and the other documents to be executed by it in connection herewith (collectively with this Agreement, "SELLER'S AGREEMENTS") and to consummate the transactions contemplated hereby and thereby. Seller's execution, delivery and (subject to Seller obtaining the approval of its stockholders, which shall have been duly obtained by all necessary action prior to the Closing Date) performance of Seller's Agreements and the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on its part and, assuming the due execution and delivery of Buyer's Agreements by Buyer, will constitute the valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as limited by bankruptcy, insolvency, fraudulent conveyance or other laws affecting creditors' rights or equitable principles generally.

          (b) No Conflict; Required Filings and Consents. Except as set forth on
     Schedule 3.1(b) or as would not, either singly or in aggregate, have a Material Adverse Effect, the execution, delivery and performance of Seller's Agreements by Seller does not require the consent of any Governmental Entity or third party (other than Consents required to assign the Acquired Assets to Buyer, each of which is listed on Schedule 3.1(b)), will not conflict with or violate the provisions of Seller's certificate of incorporation or bylaws or any Applicable Law or any judgment, order or ruling of any government authority having jurisdiction over Seller, will not, directly or indirectly, conflict with or constitute a breach or default under any Contract or Permit to which Seller is a party or to which Seller or the Acquired Assets are subject, and will not result in the creation of any Lien on the Acquired Assets.

          (c) Compliance with Applicable Law. To Seller's Knowledge, (i) Seller is in compliance with all Applicable Laws applicable to the Business and the Acquired Assets and has not violated such Applicable Laws in the ownership, use or operation of the Business, and (ii) no such violations have occurred which would affect Seller's ability to perform its obligations hereunder.

          (d) Absence of Litigation. Except as set forth on Schedule 3.1(d), Seller is not subject to any judgment, settlement, injunction, order or arbitration decision relating to the Acquired Assets or ownership, use or operations of the Business, and there is no litigation or administrative proceeding pending or, to Seller's Knowledge, threatened against Seller relating to the Acquired Assets or the Business or which would affect Seller's ability to perform its obligations hereunder.

          (e) Liens; Assumed Contracts. Seller owns and has, and following the Closing Buyer will have, good and marketable title to the Acquired Assets, which Acquired Assets include all real and personal property necessary to conduct the Business as currently conducted. Except as would not, either singly or in the aggregate, have a Material Adverse Effect, (i) each of the Assumed Contracts (including each lease or sublease) is a valid and binding obligation of Seller and is in full force and effect, and Seller is not, and (ii) to the Knowledge of Seller, no other party is, in default in any material respect under such Assumed Contracts (including each lease or sublease). Except as set forth on Schedule 3.1(e), no person other than Seller has any interest in any of the Acquired Assets, other than Seller's landlord with respect to Leased Real Property. The Acquired Assets shall be free and clear of all Liens as of the Closing Date.

          (f) Real Property. The Acquired Assets do not include any real property other than Leased Real Property. Seller has a valid leasehold interest in the Leased Real Property.

          (g) Insurance. Seller has held insurance issued by sound and reputable insurers against such risks as companies engaged in the Business, in accordance with reasonable business practice, would customarily be insured.

          (h) Labor. Seller is not a party to any collective bargaining agreement and has not agreed to recognize any union or other collective bargaining representative, nor has any union or collective bargaining representative been certified as the exclusive bargaining representative of any of its employees. To Seller's Knowledge, no union organizational campaign or representation petition is currently pending with respect to any employees of Seller.

          (i) Intellectual Property. All Intellectual Property used in the Business is listed on Schedule 3.1(i). The Intellectual Property used by Seller in the Business is licensed to or owned by Seller, and Seller's rights to Intellectual Property included in the Acquired Assets will be assignable to Buyer on the Closing Date, subject to the receipt of any Consents required to assign such Intellectual Property to Buyer, each of which is listed on Schedule 3.1(b). Except as set forth on Schedule 3.1(i), all licenses of Intellectual Property are, to Seller's Knowledge, valid and uncontested, and Seller has received no notice of infringements or unlawful use of such property in connection with the operations of the Business.

          (j) Environmental Matters. Except as set forth in Schedule 3.1(j) attached hereto and as would not, either singly or in the aggregate, have a Material Adverse Effect, (i) Seller has conducted the Business in compliance with all applicable Environmental Laws, including, without limitation, having all environmental permits, registrations, licenses and other approvals and authorizations necessary for the operation of the Business as presently conducted; (ii) none of the Leased Real Property and other real property owned, operated or used in the Business by Seller contain any Hazardous Substance as a result of any activity of Seller in amounts exceeding the levels permitted by applicable Environmental Laws;
     (iii) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or, to the Knowledge of Seller, threatened, against Seller relating to any violation, or alleged violation, of any Environmental Law; (iv) no Hazardous Substance has been disposed of, released or transported or arranged for transport or disposal in violation of any applicable Environmental Law from any Leased Real Property or other real property used in the Business by Seller as a result of any activity prior to Closing; and (v) there have been no environmental investigations, studies, audits, tests, reviews or other analysis regarding compliance or non-compliance with any applicable Environmental Law conducted by or which are in the possession of Seller relating to the activities of Seller which are not listed on Schedule 3.1(j) attached hereto prior to the date hereof.

          (k) Taxes. Seller has timely filed or caused to be timely filed all Tax Returns affecting the Business or the Acquired Assets which are required to be filed by Seller, all such Tax Returns which have been filed are accurate and complete in all material respects, and Seller has timely paid all Taxes shown on such Tax Returns or on any Tax assessment received by Seller to the extent that such Taxes have become due. Seller is not currently the beneficiary of any extension of time within which to file any Tax Return. There are no Liens for Taxes upon the Business or the Acquired Assets. Seller has not received notice of any Tax deficiency or delinquency. Except as set forth on Schedule 3.1(k), (i) no Internal Revenue Service audit of Seller is pending or, to the Knowledge of Seller, threatened, and the results of any completed audits are properly reflected in the Financial Statements and (ii) Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency. All monies required to be withheld by Seller from employees or collected from customers for Taxes and the portion of any Taxes to be paid by Seller to any Governmental Entity or set aside in accounts for such purposes have been so paid or set aside. There are no legal, administrative, or tax proceedings pursuant to which Seller is or, to Seller's Knowledge, could be made liable for any Taxes, penalties, interest, or other charges, the liability for which could extend to Buyer as transferee of the Business or the Acquired Assets. None of the Acquired Assets directly or indirectly secures any debt the interest on which is exempt from tax under sec. 103(a) of the Code, and none of the Acquired Assets is "tax-exempt use property" within the meaning of sec. 168(h) of the Code. Seller is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes.

          (l) Texas Sales Tax. Seller represents and warrants that the Acquired Assets constitute the entire operating assets of a separate branch, division, or identifiable segment of a business as such phrase is used in sec. 151.304(b)(2) of the Texas Tax Code and sec. 3.316(d) of Title 34 of the Texas Administrative Code.

          (m) Disclosure. No representation or warranty made by Seller and contained in this Agreement contains any untrue statement of a material fact or omits any material fact required to make any statement contained herein not misleading. Seller is not aware of any impending or contemplated event or occurrence that would cause any of the foregoing representations not to be true and complete on the date of such event or occurrence as if made on that date.

     3.2 Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows (with the understanding that Seller is relying on such representations and warranties in entering into and performing this Agreement):

          (a) Organization; Authority. Buyer is a Texas corporation, duly organized, validly existing and in good standing in the state of its incorporation and has all necessary corporate power and authority to execute this Agreement and the other documents to be executed by it in connection herewith (collectively with this Agreement, "BUYER'S AGREEMENTS") and to consummate the transactions contemplated hereby and thereby. Buyer's execution, delivery and performance of Buyer's Agreements and the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on its part and, assuming the due execution and delivery of Seller's Agreements (as hereinafter defined) by Seller, will constitute the valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, except as limited by bankruptcy, insolvency, fraudulent conveyance or other laws affecting creditors' rights or equitable principles generally.

          (b) No Conflict. The execution and delivery of the Buyer's Agreements by Buyer do not, and the performance by Buyer of the transactions contemplated hereby or thereby will not, violate, conflict with, or result in any breach of any provision of Buyer's Articles of Incorporation or Bylaws, violate, conflict with, or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or result in the acceleration of, or entitle any party to accelerate any obligation under any of the terms, conditions, or provisions of any Contract to which Buyer is a party, or violate any order, writ, judgment, injunction, decree, statute, law, rule, or regulation, of any Governmental Entity applicable to Buyer. No Consent of any Governmental Entity is required by or with respect to Buyer in connection with the execution and delivery of any Buyer's Agreements by Buyer or the consummation of the transactions contemplated hereby or thereby.

          (c) Required Filings and Consents. The execution, delivery and performance of Buyer's Agreements by Buyer does not require the consent of a Governmental Entity or a third party not affiliated with Buyer.

          (d) Sellers' Representations and Warranties. No facts have come to the attention of Buyer or its officers, directors or employees that cause such persons to believe that any representation or warranty made by Seller, as of the dates such representations and warranties are made, contains any untrue statement.

          (e) Financing. Buyer has delivered to Seller true and correct copies of the non-binding summaries of terms and conditions from its prospective lenders in connection with Buyer's financing of the transactions contemplated hereby, and such documents have not been materially modified, superseded, rescinded or revoked as of the date hereof.

     3.3  Employee Matters.

          (a) Representations and Warranties.

             (i) Neither the Seller nor any corporation, trade, business, or entity under common control with the Seller, within the meaning of
        Section 414(b), (c), (m), or (o) of the Internal Revenue Code of 1986, as amended ("CODE"), or Section 4001 of ERISA, ("COMMONLY CONTROLLED ENTITY") contributes to or has an obligation to contribute to, nor has the Seller or any Commonly Controlled Entity at any time contributed to or had an obligation to contribute to, either (A) a multiemployer plan within the meaning of Section 3(37) of ERISA or (B) a plan subject to Title IV of ERISA.

             (ii) All obligations of Seller arising under the continuation of health coverage provisions of Section 4980B of the Code and Sections 601 through 608 of ERISA or similar state law have been performed.

             (iii) Seller shall retain or assume each Employee Benefit Plan, and Buyer shall not assume or be liable for any obligations under any Employee Benefit Plan or portion of any Employee Benefit Plan or under any employee benefit plan maintained by a Commonly Controlled Entity.

          (b) Offers of Employment. Seller shall use commercially reasonable efforts, consistent with its present business plan, to retain the employees presently employed in the Business (the "EMPLOYEES") until the Closing Date. On or prior to the Closing Date, Buyer shall offer (and Seller shall permit Buyer to offer) employment with Buyer in substantially similar jobs (as defined in the retention and severance package for the "BridgePoint business unit," a true and correct copy of which has been provided to Buyer and Buyer's counsel), effective as of the Closing Date, to the Employees listed on Exhibit 8 hereto and who are employed in the Business on the Closing Date. Subject to the foregoing, such offer shall otherwise be on terms and conditions determined by Buyer and shall include an initial bonus package to each such Employee who accepts Buyer's offer of employment effective as of the Closing Date (the "TRANSFERRED EMPLOYEES") comparable to the "BridgePoint business unit" severance and retention package presently offered by Seller.

          Upon the Closing, Seller waives any claims against Buyer and any of Seller's employees who are extended an offer of employment by Buyer to the extent such claims arise from such employment or offer of Employment by Buyer, including any claims arising under the "BridgePoint business unit" severance and retention package, and any employment agreement or non-competition agreement between such person and Seller.

          (c) Benefits. Buyer shall use commercially reasonable efforts to provide the Transferred Employees with a benefits package substantially equivalent in the aggregate to the benefits package presently provided to such Transferred Employees by Seller (excluding any stock option or other equity and non-equity incentive or bonus plans or agreements); provided, that Buyer shall be so obligated only (i) to the extent Seller has provided Buyer and Buyer's counsel, at least 30 days prior to the Closing Date, a true and correct copy of each Employee Benefit Plan in effect on such date and (ii) if Seller uses all commercially reasonable efforts to assist Buyer in obtaining such benefits for the Transferred Employees.

          (d) Non-Solicitation. Seller shall not, for a one year period following the Closing Date, induce, entice, hire or attempt to hire or employ any Transferred Employee on its own behalf or on behalf of any person who is engaged in the same or a similar business as the Business, or induce or attempt to induce any Employee to leave the employ or cease doing business with Buyer or its Affiliates.

          (e) COBRA. With respect to each "qualifying event" (within the meaning of Section 603 of ERISA and Section 4980B(f)(3) of the Code) that occurred on or prior to the Closing Date, Seller shall cause to be provided to all employees and former employees of the Business sufficient medical, mental health, vision, dental, and other group health plan benefits to satisfy the obligations, if any, of Seller, any Commonly Controlled Entity (as defined in Section 3.1(l)), and (solely for employees other than the Transferred Employees) Buyer under the continuation of coverage provisions described in
     Section 4980B of the Code and Sections 601 through 608 of ERISA and any similar continuation of health coverage provisions under applicable state law to the extent not preempted by applicable federal law. Nothing in this
     Section 3.1(e)shall be construed to impose on Seller any obligation to maintain medical, mental health, vision, dental or other group health benefits not mandated by applicable law.

                                   ARTICLE 4

                                   COVENANTS

     4.1  Conduct of Business.

          (a) Except as contemplated by this Agreement or to the extent that Buyer shall otherwise consent in writing, from the date of this Agreement until the Closing, Seller covenants and agrees that Seller shall not:

             (i) conduct the Business in any manner except in the ordinary course consistent with its present business plan; or

             (ii) fail to use commercially reasonable efforts to preserve intact the present business organization of the Business and to keep available the services of its present officers, managerial personnel and key employees or independent contractors (provided, that Seller shall not be required to pay any such persons more than their present compensation and existing benefits and severance packages) and preserve its relationships with customers, suppliers and others having Business dealings with it; or

             (iii) fail to use commercially reasonable efforts to maintain the Acquired Assets in their current condition, except for scheduled expiration of any Assumed Contracts or ordinary wear and tear and damage by casualty governed by Section 4.9 or fail to repair, maintain, or replace any of the Acquired Assets consisting of equipment in the ordinary course of business in accordance with past practice; or

             (iv) modify, terminate or renew any lease for Equipment; or

             (v) agree or offer to sell, license, sublicense, transfer or otherwise limit or dispose of any Intellectual Property necessary for or used in the Business; or

             (vi) discontinue any Product line; or

             (vii) incur any material Trade Payables or make any material capital expenditure related to the Business; or

             (viii) alter Seller's processes, methods or procedures of manufacture, sale or marketing of Products; or

             (ix) except for amendments, terminations (without payment of penalty or damages), renewals, or failures to renew (without payment of penalty or damages) of employment agreements with employees in the ordinary course of business and consistent with past practice (subject to prior consultation with Buyer reasonably in advance thereof), materially amend, terminate, or fail to use all commercially reasonable efforts to renew any Assumed Contract (other than Contracts for leased Equipment), or default in any material respect (or take or omit to take any action that, with or without the giving of notice or passage of time, would constitute a material default) under any Assumed Contract or enter into any new material Contract; or

             (x) adopt any new employee benefit plan or amend any Employee Benefit Plan, or increase in any manner the compensation or fringe benefits of any officer, director, or employee or other personnel (whether employees or independent contractors), except as required by law; or

             (xi) terminate any officers, managerial personnel or supervisory employees of Seller used in the Business without prior consultation with Buyer regarding the basis for such termination; or

             (xii) acquire (including, without limitation, by merger, consolidation, or the acquisition of any equity interest or assets) or sell (whether by merger, consolidation, or the sale of an equity interest or assets), lease, or dispose of any Acquired Assets except for fair value in the ordinary course of business and consistent with past practice or, even if in the ordinary course of business and consistent with past practices (other than with respect to Inventory), whether in one or more transactions, in no event involving an Acquired Asset or Acquired Assets having an aggregate fair market value in excess of $25,000; or

             (xiii) mortgage, pledge, or subject to any Lien any of the Acquired Assets; or

             (xiv) change in any material respect its existing practices and procedures with respect to the collection of Accounts Receivable (except with respect to good faith attempts to obtain payment of a past due receivable or a contested receivable) or cancel, settle, waive or otherwise compromise any right or claim relating to the Acquired Assets; or

             (xv) change in any material respect its existing practices and procedures with respect to Accounts Payable or delay or postpone (beyond Seller's ordinary practice) the payment of any Accounts Payable or other liabilities relating to the Business; or

             (xvi) change existing practices and procedures for Inventory tracking, accounting and control; or

             (xvii) agree to or make any commitment, orally or in writing, to take any actions prohibited by this Agreement.

          (b) Buyer understands and acknowledges that Seller is currently in the process of disposing of its saleable assets (other than the Acquired Assets, except as sold to Buyer under this Agreement), shutting down its operations (other than the Business, except as sold to Buyer under this Agreement) and preparing for a subsequent dissolution and liquidation. Accordingly, no action or inaction of Seller relating to the foregoing shall be considered a breach of this Agreement solely to the extent that such actions or inactions do not relate to the Business or affect the Acquired Assets. Without limiting the foregoing, neither (i) the mailing of "End of Life" letters in form and substance substantially as sent prior to the date hereof to its customers and suppliers notifying them of the foregoing or (ii) the sale of certain assets of Seller to Fujitsu Limited pursuant to the Asset Purchase Agreement, dated as of July 7, 1998, between Seller and Fujitsu Limited, in the form provided to Buyer and Buyer's counsel shall be considered a breach of this Agreement. In addition, no action of Seller shall be deemed a breach of this Agreement if it is taken at the direction of Joe David Jones or by any person under Joe David Jones' supervision or direction.

          (c) During the period after June 29, 1998 through the Closing Date, Seller shall provide Buyer and Buyer's officers, directors and employees full access to the operation and management of the Business and the right to participate, where commercially practicable, in the operations, management and decision-making processes of the Business; provided, that Seller shall have the final decision making authority. In addition, during such period Seller shall provide reasonable advance notice to Buyer of any proposed sales of microprocessors (including the proposed use for such microprocessors) and Buyer shall, as soon as is reasonably practicable (but in any event within two (2) business days of receipt by Buyer), notify Seller as to whether Buyer agrees or disagrees with the fitness of such Product for the intended purpose. If Buyer fails to respond to such notice within two (2) business days of receipt thereof, Buyer shall be deemed to have agreed to the intended purpose set forth in such notice. If Buyer timely disagrees with the fitness for the particular purpose intended for such Product (each, a "DISAGREED USE"), then Seller shall either (i) not sell such Product for such use, or (ii) sell such Product and retain the warranty repair liabilities for failure of fitness for a particular purpose for such Products.

     4.2 No Solicitation of Transactions. Seller shall not, nor shall it permit any of its Affiliates to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney or other advisor or representative of Seller or any of its Affiliates to, (i) solicit, initiate or encourage the submission of any Acquisition Proposal, or (ii) enter into any agreement (other than confidentiality and standstill agreements in accordance with the immediately following proviso) with respect to any such proposal; provided, however, that to the extent required by the fiduciary obligations of the Board of Directors of Seller, determined in good faith by a majority of the disinterested members thereof based on the advice of Seller's counsel, Seller may, in response to an unsolicited request therefor, participate in discussions or negotiations with, or furnish information to, any person or "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) pursuant to a confidentiality and standstill agreement with respect to an Acquisition Proposal. Buyer acknowledges that Seller's Board of Directors may in good faith determine that its fiduciary obligations may require Seller to so respond to an Acquisition Proposal which the Board of Directors deems to be superior in light of all of the relevant terms. For purposes hereof an "ACQUISITION PROPOSAL" means any proposal, other than a proposal by Buyer, for the sale of all or any portion of the Business (other than Products in the normal course of business), and does not include a proposal for the acquisition, merger or combination of Seller as a whole or the sale of any assets of Seller other than the Acquired Assets. Notwithstanding the above, Seller may continue discussions currently in progress regarding an acquisition proposal.

     4.3 Access and Information. Until the Closing, Seller shall afford to Buyer and its representatives (including accountants and counsel) reasonable access, during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of the business of Seller, to all properties, books, records, and Tax Returns of Seller and all other information with respect to the Business, together with the opportunity to make copies of such books, records, and other documents and to discuss the Business of Seller with such officers, directors, managerial personnel, accountants, consultants, and counsel for Seller as Buyer deems reasonably necessary or appropriate for the purposes of familiarizing itself with Seller and the Business, including the right to visit Seller's facilities; provided, that Seller shall not be obligated to provide any documents which Seller determines in good faith would result in a loss of a legal privilege for the disclosure of such documents, including the attorney-client privilege. Buyer shall maintain the confidentiality of all materials reviewed by Buyer or its representatives, and shall return any copies of such materials to Seller after the termination of this Agreement, all in accordance with the confidentiality letter, dated as of June 24, 1998, between Buyer and Seller.

     4.4 Compliance With Laws. Prior to the Closing, Seller shall use reasonable efforts to cause the Business to be operated in accordance with all Applicable Laws, regulations, rules, and orders. If Seller (or its counsel) receives an administrative or other order or notification relating to any violation or claimed violation of the Applicable Laws or the rules and regulations of any Governmental Entity, Seller shall promptly notify Buyer in writing and use reasonable efforts to take such steps as may be necessary to cure such violation or contest such claimed violation in good faith.

     4.5 Notification of Certain Matters. Each party hereto shall give prompt written notice to the other party of (a) the occurrence, or failure to occur, of any event of which it becomes aware that has caused or that would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date, and (b) the failure of such party, or any officer, director, employee, or agent of such party, to comply with or satisfy in any material respect any covenant, condition, or agreement to be complied with or satisfied by it hereunder. No such notification shall affect the representations or warranties of the parties or the conditions to their respective obligations hereunder.

     4.6 Third Party Consents. After the date hereof and prior to the Closing, Seller shall use all commercially reasonable efforts to obtain the written consent from any party to any Contract, agreement or instrument, including each Assumed Contract, Permit, Software license, Intellectual Property license or Lease which is required to permit the consummation of the transactions contemplated hereby. Buyer shall provide all reasonable assistance to Seller to obtain such consents, including by providing financial information about Buyer to Seller and such other parties to a Contract, to the extent that such assistance does not conflict with or violate any confidentiality or non-disclosure restrictions applicable to Buyer. No Consent required for the assignment of the Acquired Assets set forth on Schedule 3.1(b), except as specifically set forth in Section 5.2(d), shall be a condition to Buyer's obligation to consummate the transactions contemplated by this Agreement. Except for any breach of the covenants set forth in Article 4, Seller shall have no liability to Buyer for the failure to obtain any such Consents. Notwithstanding anything to the contrary contained in this Agreement, Seller will not assign to Buyer at the Closing any Acquired Assets which require, prior to its assignment, the Consent of any third party unless such Consent has been obtained prior to or on the Closing Date. With respect to each such Acquired Asset not assigned at the Closing, Seller shall maintain its interest in such Acquired Asset and Buyer and Seller shall use all commercially reasonable efforts to obtain such

Consents. Such Acquired Assets shall be promptly assigned and transferred to Buyer immediately upon receipt of such Consent. Notwithstanding the absence of any Consent to the assignment of an Acquired Asset, Seller shall maintain its interests in such Acquired Asset for the benefit of Buyer and, to the extent that Seller may provide Buyer with such benefits without violating the terms of any Contract affecting such Acquired Asset, Buyer shall be entitled to all benefits in and under such Acquired Asset from and after the Closing Date. To the extent the benefits (net of any related expenses, which shall be prorated in accordance with Section 2.6), under an Assumed Contract are provided to Buyer, Buyer shall perform at its sole expense the obligations of Seller to be performed under the Assumed Contracts and shall indemnify Seller for all obligations arising under such Assumed Contracts for events occurring after June 29, 1998 (except for knowing or bad faith violations of the terms or conditions of such Assumed Contracts by Seller that are not directly attributable to Joe David Jones or other officers, directors or employees of Buyer at the time of any such violation or persons under their immediate supervision at such time).

     4.7 Supply Agreement. Seller will use all reasonable efforts to cause Fujitsu Limited to enter into an agreement with Buyer for the purchase of silicon and cell license rights upon the same or substantially similar terms and conditions as those set forth in the unsigned Silicon Wafer Supply Agreement between Seller and Fujitsu Limited.

     4.8 Interim Assistance. To the extent practicable, Seller will provide reasonable assistance to Buyer (i) through July 31, 1998 to instruct Buyer and its representatives with respect to the testing procedures, processes and engineering for the Business, including making reasonably available to Buyer a team of up to three (3) of Seller's employees (specifically including Phil Rostron), and (ii) through the later of July 31, 1998 or the Closing Date for the orderly transfer of accounting and Inventory tracking processes and procedures for the Business, including making reasonably available a team of up to four (4) of Seller's employees (specifically including Carter Godwin). To the extent practicable, Seller shall provide Buyer the right to use, or a limited sublicense for, the enterprise resource planning software system licensed to Seller by SAP for the period necessary for Buyer to achieve an orderly transition of the Business.

     4.9  Risk of Loss.

          (a) The risk of any loss, damage, impairment, confiscation, or condemnation of any of the Acquired Assets from any cause whatsoever shall be borne by Seller at all times prior to the Closing. In the event of any such loss, damage, impairment, confiscation, or condemnation, whether or not covered by insurance, Seller shall promptly notify Buyer of such loss, damage, impairment, confiscation, or condemnation, which notice shall provide an estimate of the costs to repair, restore or replace such Acquired Assets and shall state whether Seller intends to repair, restore or replace such assets.

          (b) If Seller, at its expense, repairs, replaces, or restores such Acquired Assets to their prior condition to the satisfaction of Buyer before the Closing, Seller shall be entitled to all insurance proceeds and condemnation awards, if any, by reason of such award or loss.

          (c) If Seller does not or cannot restore or replace lost, damaged, impaired, confiscated or condemned Acquired Assets, Buyer may at its option:

             (i) terminate this Agreement by notice forthwith without any further obligation hereunder if the replacement cost of such Acquired Assets exceeds $500,000 in the aggregate; or

             (ii) proceed to the Closing of this Agreement without Seller completing the restoration and replacement of such Acquired Assets, provided that Seller shall assign all rights under applicable insurance policies and condemnation awards, if any, to Buyer and that the Purchase Price shall be reduced by the repair or replacement costs of any Acquired Asset to the extent not covered by such insurance proceeds or condemnation award, and in such event, Seller shall have no further liability with respect to the condition of the Acquired Assets directly attributable to the loss, damage, impairment, confiscation, or condemnation; provided, that the Purchase Price may not be reduced by more than $1,000,000 without Seller's consent.

          (d) Buyer will notify Seller of a decision under the options described in Section 4.9(c) above within ten business days after Seller's notice to Buyer of the damage or destruction of Acquired Assets; provided, however, that if Seller states that it intends to restore the damaged Acquired Assets and if Seller has not restored such damaged Acquired Assets immediately prior to the Closing Date, notwithstanding Buyer's prior delivery of a notice to proceed pursuant to this Section 4.9(d), Buyer shall have the right to either postpone the Closing or terminate this Agreement by notice forthwith.

     4.10 Additional Agreements. Subject to the terms and conditions of this Agreement, each of the parties hereto will use all commercially reasonable efforts to do, or cause to be taken all action and to do, or cause to be done, all things necessary, proper, or advisable under Applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement, the parties to this Agreement and their duly authorized representatives shall take all such action. Without limiting the generality of the foregoing, if, after the Closing Date, Buyer seeks indemnification or recovery from one or more other parties to an Assumed Contract or otherwise seeks to enforce such Assumed Contract and, in order to obtain such indemnification, recovery or enforcement, it is necessary for Seller to initiate a suit, participate in any enforcement proceeding or otherwise provide assistance to Buyer, then, at the request and the sole expense of Buyer, and at no cost, expense or liability to Seller, Seller shall take such action as Buyer may reasonably request in connection with Buyer's efforts to obtain such indemnification, recovery or enforcement. Seller agrees to assist Buyer in establishing any facts regarding the Acquired Assets or Seller that would provide an exemption from sales and/or use taxes for the Acquired Assets.

                                   ARTICLE 5

                              CONDITIONS PRECEDENT

     5.1 Conditions to Each Party's Obligation. The respective obligations of Buyer and Seller to effect the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of the following conditions:

          (a) Consents and Approvals. All authorizations, consents, orders, or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred, or been obtained.

          (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect.

          (c) No Action. No action shall have been taken nor any statute, rule, or regulation shall have been enacted by any Governmental Entity that makes the consummation of the transactions contemplated hereby illegal.

     5.2 Conditions to Obligation of Buyer. The obligation of Buyer to effect the transactions contemplated hereby is subject to the satisfaction of the following conditions unless waived, in whole or in part, by Buyer:

          (a) Representations and Warranties. The representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects (provided that any representation or warranty of Seller contained herein that is qualified by a materiality standard or a Material Adverse Effect qualification shall not be further qualified hereby) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

          (b) Performance of Obligations. Seller shall have performed in all material respects (provided that any covenant or agreement of Seller contained herein that is qualified by a materiality standard shall not be further qualified hereby) all obligations required to be performed by it under this Agreement prior to the Closing Date.

          (c) Material Adverse Effect. No events or conditions shall have occurred since the date hereof and neither Seller nor Buyer shall be aware of any event or condition reasonably likely to occur after the Closing Date which, individually or in the aggregate, have or are expected to have a Material Adverse Effect on the Business or the Acquired Assets.

          (d) Consents Under Agreements. Buyer shall have been furnished with evidence reasonably satisfactory to it of the consent or approval of each person that is a party to each Assumed Contract listed on Exhibit 9 (the "KEY ASSUMED CONTRACTS") (including evidence of the payment of any required payments) whose consent or approval shall be required in order to permit the consummation of the transactions contemplated hereby and such consent or approval shall be in form and substance reasonably satisfactory to Buyer.

          (e) Wafer Supply Agreement. Buyer shall have entered into an agreement with Fujitsu Limited for the supply of silicon wafers and cell license rights on terms and conditions reasonably acceptable to Buyer.

          (f) Legal Opinions. Buyer shall have received from Irell & Manella LLP, counsel to Seller, an opinion dated the Closing Date, in substantially the form attached as Exhibit D hereto, which opinion, if requested by Buyer, shall expressly provide that it may be relied upon by Buyer's lenders or other sources of financing with respect to the transactions contemplated hereby.

          (g) Closing Deliveries. All documents, instruments, certificates or other items required to be delivered by Seller pursuant to Section 6.2(b) shall have been delivered.

          (h) Financing. Buyer shall have obtained debt and equity financing in at least the amount of $9,000,000 and upon terms and conditions reasonably satisfactory to Buyer in light of the collateral provided, the interest, fees and other costs charged, and the resulting leverage of Buyer.

     5.3 Conditions to Obligations of the Seller. The obligation of Seller to effect the transactions contemplated hereby is subject to the satisfaction of the following conditions unless waived, in whole or in part, by Seller.

          (a) Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects (provided that any representation or warranty of Buyer contained herein that is qualified by a materiality standard shall not be further qualified hereby) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

          (b) Performance of Obligations of Buyer. Buyer shall have performed in all material respects (provided that any covenant or agreement of Buyer contained herein that is qualified by a materiality standard shall not be further qualified hereby) the obligations required to be performed by it under this Agreement prior to the Closing Date.

          (c) Closing, Deliveries. All documents and instruments required to be delivered by Buyer pursuant to Section 6.2(a) shall have been delivered.

          (d) Approval. Seller shall have obtained a resolution of Seller's board of directors and, if required by Applicable Law, of Seller's shareholders approving this Agreement.

          (e) Legal Opinion. Seller shall have received from Vinson & Elkins L.L.P., counsel to Buyer, an opinion dated as of the Closing Date, in substantially the form attached hereto as Exhibit E.

          (f) Buyer's Capitalization. Seller shall have had a reasonable opportunity to review Buyer's capitalization and the terms of its debt financing, and Seller shall be reasonably satisfied with Buyer's ability to perform its obligations hereunder (including the assumption by Buyer of the Assumed Liabilities).

                                   ARTICLE 6

                                    CLOSING

     6.1 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article 5, the Closing will take place at the offices of Vinson & Elkins L.L.P., Austin, Texas, at 10:00 a.m., local time, on August 15, 1998, or as soon thereafter as the satisfaction or waiver of all conditions to the obligations of the parties hereto to consummate the transactions contemplated hereby shall have occurred (other than with respect to actions to be taken at the Closing) or at such other place and time as Buyer and Seller may agree (the "CLOSING DATE").

     6.2  Actions to Occur at Closing.

          (a) At the Closing, Buyer shall deliver to Seller (or to the Escrow Agent, as indicated), unless delivery thereof has been waived by Buyer, the following:

             (i) Purchase Price. The Purchase Price (less the Indemnification Holdback Amount, the Tax Holdback Amount and subject to any proration pursuant to Section 2.6) by wire transfer of immediately available funds;

             (ii) Holdback Amount. The Indemnification Holdback Amount to the Escrow Agent by wire transfer of immediately available funds;

             (iii) Assumption Agreement. A counterpart of the Assumption Agreement executed by Buyer;

             (iv) Indemnification Escrow Agreement. A counterpart of the Indemnification Escrow Agreement executed by Buyer; and

             (v) Legal Opinions. The opinions of counsel referred to in Section 5.3.

             (vi) Intellectual Property License Agreement. A counterpart of the Intellectual Property License Agreement executed by Buyer.

          (b) At the Closing, Seller shall deliver to Buyer the following:

             (i) Assumption Payment. The Assumption Payment by wire transfer of immediately available funds.

             (ii) Assumption Agreement. A counterpart of the Assumption Agreement executed by Seller;

             (iii) Bill of Sale and Assignment. A counterpart of the Bill of Sale and Assignment executed by Seller, together with any other assignments and other transfer documents as requested by Buyer;

             (iv) Indemnification Escrow Agreement. A counterpart of the Indemnification Escrow Agreement executed by Seller;

             (v) Legal Opinions. The opinions of counsel referred to in Section 5.2;

             (vi) Tax Certificate. A properly executed receipt or certificate from the Texas comptroller of public accounts (as described in "sec.sec. 31.08 and 111.020 of the Texas Tax Code) stating the amount, if any, of Texas Taxes that Seller owes for any period up to and including the Closing Date (the "TAX CERTIFICATE");

             (vii) Intellectual Property License Agreement. A counterpart of the Intellectual Property License Agreement executed by Seller and Fujitsu Limited;

             (viii) Consents; Acknowledgments. The original or, if no original is reasonably available, a copy of each Consent described in Section 5.2; and

             (ix) Estoppel Certificates. Estoppel certificates from the lessor(s) of the Leased Real Property in a form and substance reasonably satisfactory to Buyer and its lenders or other financing sources.

          (c) At the Closing, Buyer shall receive from the chief executive officer or chief financial officer of Seller a non-foreign affidavit within the meaning of section 1445(b)(2) of the Code.

                                   ARTICLE 7

                       TERMINATION, AMENDMENT AND WAIVER

     7.1  Termination. This Agreement may be terminated prior to the Closing:

          (a) by mutual consent of Buyer and Seller;

          (b) by either Seller or Buyer:

             (i) in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Article 5, as applicable, and (B) cannot be or has not been cured within 20 days (the "CURE PERIOD") following receipt by the breaching party of written notice of such breach;

             (ii) if a court of competent jurisdiction or other Governmental Entity shall have issued an order, decree, or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining, or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling, or other action shall have become final and nonappealable; or

             (iii) if the Closing shall not have occurred by the later of (x) August 15, 1998, (y) fifteen days after the receipt of all required Consents of Governmental Entities, or (z) fifteen days after the date Seller is first permitted under Applicable Law to act upon the vote of Seller's shareholders necessary to consummate the transactions hereunder; provided, however, that the right to terminate this Agreement under this clause (iii) shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

          (c) by Buyer pursuant to the provisions of Section 4.9; or

          (d) subject to Section 9.7, by Seller, if Seller enters into a binding agreement for the acquisition, merger or combination of Seller as a whole or the sale of all of Seller's assets as a whole.

     The right of any party hereto to terminate this Agreement pursuant to this
Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers, directors, employees, accountants, consultants, legal counsel, agents, or other representatives whether prior to or after the execution of this Agreement. Notwithstanding anything in the foregoing to the contrary, no party that is in material breach of this Agreement shall be entitled to terminate this Agreement except with the consent of the other party.

     7.2 Effect of Termination. In the event of a termination of this Agreement by either Seller or Buyer as provided above, there shall be no liability on the part of either Buyer or Seller, except as set forth in Section 9.7 and for liability arising out of a breach of this Agreement. Article 1, Section 4.9 and this Article 7 shall survive the termination of this Agreement. Except as set forth in Section 9.7, each of the parties hereto shall be responsible for its own expenses and those of its advisors, and no party hereto, nor any of their Affiliates, shall be responsible to the other parties, or any of their Affiliates, for any expenses relating to the transactions contemplated by this Agreement.

                                   ARTICLE 8

                                INDEMNIFICATION

     8.1 Indemnification of Buyer. Subject to the provisions of this Article 8 and Section 9.6, Seller agrees to indemnify and hold harmless the Buyer Indemnified Parties from and against any and all Buyer Indemnified Costs.

     8.2 Indemnification of Seller. Subject to the provisions of this Article 8 and Section 9.6, Buyer agrees to indemnify and hold harmless the Seller Indemnified Parties from and against any and all Seller Indemnified Costs.

     8.3 Defense of Third-Party Claims. An Indemnified Party shall give prompt written notice to any person who is obligated to provide indemnification hereunder (an "INDEMNIFYING PARTY") of the commencement or assertion of any action, proceeding, demand, or claim by a third party (collectively, a "THIRD-PARTY ACTION") in respect of which such Indemnified Party shall seek indemnification hereunder. Any failure so to notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it, he, or she may have to such Indemnified Party under this Article 8 unless the failure to give such notice materially and adversely prejudices such Indemnifying Party. The Indemnifying Party shall have the right to assume control of the defense of, settle, or otherwise dispose of such third-party action on such terms as it deems appropriate; provided, however, that:

          (a) The Indemnified Party shall be entitled, at its own expense, to participate in the defense of such third-party action (provided, however, that the Indemnifying Party shall pay the attorneys' fees of the Indemnified Party if (i) the employment of separate counsel shall have been authorized in writing by such Indemnifying Party in connection with the defense of such third-party action, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to have charge of such third-party action, or (iii) the Indemnified Party's counsel shall have advised the Indemnified Party in writing, with a copy delivered to the Indemnifying Party, that there is a conflict of interest that could make it inappropriate under applicable standards of professional conduct to have common counsel);

          (b) The Indemnifying Party shall obtain the prior written approval of the Indemnified Party before entering into or making any settlement, compromise, admission, or acknowledgment of the validity of such third-party action or any liability in respect thereof if, pursuant to or as a result of such settlement, compromise, admission, or acknowledgment, injunctive or other equitable relief would be imposed against the Indemnified Party or if, in the opinion of the Indemnified Party, such settlement, compromise, admission, or acknowledgment could have an adverse effect on its business;

          (c) No Indemnifying Party shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such third-party action; and

          (d) The Indemnifying Party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgment of any third-party action (i) as to which the Indemnifying Party fails to assume the defense within a reasonable length of time or (ii) to the extent the third-party action seeks an order, injunction, or other equitable relief against the Indemnified Party which, if successful, would materially adversely affect the business, operations, assets, or financial condition of the Indemnified Party; provided, however, that the Indemnified Party shall make no settlement, compromise, admission, or acknowledgment that would give rise to liability on the part of any Indemnifying Party without the prior written consent of such Indemnifying Party.

The parties hereto shall extend reasonable cooperation in connection with the defense of any third-party action pursuant to this Article 8 and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested.

     8.4 Direct Claims. In any case in which an Indemnified Party seeks indemnification hereunder which is not subject to Section 8.3 because no third-party action is involved, the Indemnified Party shall notify the Indemnifying Party in writing of any Indemnified Costs which such Indemnified Party claims are subject to indemnification under the terms hereof. Subject to the limitations set forth in Section 8.5(a), the failure of the Indemnified Party to exercise promptness in such notification shall not amount to a waiver of such claim except to the extent the resulting delay materially prejudices the position of the Indemnifying Party with respect to such claim.

     8.5 Limitation as to Time. No Indemnifying Party shall be liable for any Indemnified Costs pursuant to this Article 8 unless a written claim for indemnification in accordance with Section 8.3 or 8.4 is given by the Indemnified Party to the Indemnifying Party with respect thereto on or before the date which is 12 months after the Closing Date, except that this time limitation shall not apply to any claims at law or equity based on a party's fraudulent acts or omissions, which shall survive until the expiration of the applicable statute of limitations.

     8.6 Dispute Resolution. Any controversy, dispute or claim for indemnification arising pursuant to this Article 8 (a "DISPUTE") shall be resolved by binding arbitration administered by the American Arbitration Association (the "AAA") in accordance with the terms of this Section 8.6, the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the United States Arbitration Act. Judgment on any matter rendered by arbitrators may be entered in any court having jurisdiction. Any arbitration shall be conducted before three arbitrators. The arbitrators shall be individuals knowledgeable in the subject matter of the Dispute. Each of Buyer and Seller shall select one arbitrator by written notice to the other party within fifteen (15) days after a request by one party for arbitration and the two arbitrators so selected shall select the third arbitrator. If the third arbitrator is not selected within thirty (30) days after the request for an arbitration, then any party may request the AAA to select the third arbitrator. The arbitrators may engage engineers, accountants or other consultants they deem necessary to render a conclusion in the arbitration proceeding. To the maximum extent practicable, an arbitration proceeding hereunder shall be concluded within 90 days of the filing of the Dispute with the AAA. Arbitration proceedings shall be conducted in Austin, Texas. Arbitrators shall be empowered to impose sanctions and to take such other actions as the arbitrators deem necessary to the same extent a judge could impose sanctions or take such other actions pursuant to the Federal Rules of Civil Procedure and applicable law. At the conclusion of any arbitration proceeding, the arbitrators shall make specific written findings of fact and conclusions of law. Subject to the limitations set forth in this Agreement, the arbitrators shall have the power to award recovery of all costs and fees to the prevailing party. All fees of the arbitrators and any engineer, accountant or other consultant engaged by the arbitrators, shall be shared equally between the parties unless otherwise awarded by the arbitrators.

     8.7 Instructions to Escrow Agent. Seller hereby covenants and agrees that at any time prior to the expiration of the Indemnification Escrow Agreement Seller is or becomes obligated to indemnify a Buyer Indemnified Party for Buyer Indemnified Costs under this Article 8, at Buyer's request, Seller will execute and deliver to the Escrow Agent written instructions to release to the Buyer Indemnified Party such portion of the Indemnification Holdback Amount as is necessary to indemnify the Buyer Indemnified Party for such Buyer Indemnified Costs.

                                   ARTICLE 9

                               GENERAL PROVISIONS

     9.1 Survival of Representations, Warranties, and Covenants; Limitation of Liability. Except as otherwise provided in the next two sentences, the representations and warranties set forth in this Agreement shall terminate on the date which is 12 months after the Closing Date, except that this time limitation shall not apply to any claims at law or in equity based on a party's fraudulent acts or omissions, which shall survive until the expiration of the applicable statute of limitations. Following the date of termination of a representation or warranty, no claim can be brought with respect to a breach of such representation or warranty, but such termination shall not affect any claim for a breach of a representation or warranty that was asserted before the date of termination. To the extent that such are performable after the Closing, each of the covenants and agreements contained in this Agreement shall survive the Closing indefinitely. Notwithstanding any other provision hereof or any applicable law, (i) no claim based on the breach of any representation of Seller herein may be asserted by Buyer under this Agreement if Buyer had Knowledge of the facts and circumstances giving rise to such breach prior to the date hereof and (ii) no claim based on the breach of any representation or warranty of Buyer in Section 3.2(d) may be asserted by Seller. Any specific disclosure on the Schedules hereto made with reference to one or more subsections of Section 3.1 shall be deemed disclosed with respect to each other subsection of such Section as to which such disclosure is relevant; provided, that such relevance is reasonably apparent. Notwithstanding any other provision of this Agreement, in the event that the Closing occurs, Buyer's sole and exclusive remedy for any breach by Seller of any representation, warranty or covenant in this Agreement shall be indemnification pursuant to Section 8.1, and in no event shall Seller's aggregate liability for all such breaches exceed the amounts held pursuant to the Indemnification Escrow Agreement. In the event the Closing does not occur, Seller's sole liability for breach of any representation or warranty hereunder shall be limited to payment of the reasonable and documented costs and expenses incurred by Buyer in connection with the preparation, negotiation and attempted consummation of the transactions contemplated by this Agreement up to $100,000 and, if the failure of the Closing to occur is a result of Seller's breach of this Agreement, Seller shall pay such costs and expenses up to such amount.

     9.2 Further Actions. After the Closing Date, Seller shall execute and deliver such other certificates, agreements, conveyances, and other documents, and take such other action, as may be reasonably requested by Buyer in order to transfer and assign to, and vest in, Buyer the Acquired Assets pursuant to the terms of this Agreement.

     9.3 Amendment and Modification. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     9.4 Waiver of Compliance. Any failure of Buyer on the one hand, or Seller, on the other hand, to comply with any obligation, covenant, agreement, or condition contained herein may be waived only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure.

     9.5 Specific Performance. The parties recognize that in the event Seller should refuse to perform under the provisions of this Agreement (excluding Sections 4.2 and 9.7), monetary damages alone will not be adequate. Buyer shall therefore be entitled, in addition to any other remedies which may be available, including money damages, to obtain specific performance of the terms of this Agreement. In the event of any action to enforce this Agreement specifically, Seller hereby waives the defense that there is an adequate remedy at law.

     9.6 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of Applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

     9.7 Expenses and Obligations. Except as otherwise expressly provided in this Section 9.7, all costs and expenses incurred by the parties hereto in connection with the consummation of the transactions contemplated hereby shall be borne solely and entirely by the party which has incurred such expenses. Notwithstanding the foregoing, (a) the fee payable to the Escrow Agent shall be borne as provided in the Indemnification Escrow Agreement, and (b) all sales taxes, if any, arising out of the transactions contemplated by this Agreement shall be paid by Seller. If the transactions contemplated by this Agreement are not consummated as a result of (x) a termination by Buyer pursuant to Section 7.1(b)(i) or (y) Seller entering into any agreement or letter of intent with respect to an Acquisition Proposal or any proposal, agreement or letter of intent for the acquisition, merger or combination of Seller as a whole, then Seller agrees to pay the reasonable and documented costs and expenses incurred by Buyer in connection with the preparation, negotiation and consummation of such transactions up to $100,000 within ten (10) days after receipt of Buyer's request for reimbursement. In the event of a dispute between the parties in connection with this Agreement and the transactions contemplated hereby, each of the parties hereto hereby agrees that the prevailing party shall be entitled to reimbursement by the other party of reasonable legal fees and expenses incurred in connection with any action or proceeding.

     9.8 Parties in Interest. This Agreement shall be binding upon and, except as provided below, inure solely to the benefit of each party hereto and their permitted successors and assigns, and nothing in this Agreement, except as set forth below, express or implied, is intended to confer upon any other person (other than the Indemnified Parties as provided in Article 8) any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     9.9 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) If to Buyer, to

          BridgePoint Technical Manufacturing Corporation
          4007 Commercial Center Drive
          Austin, Texas 78744
          Attn: Joe David Jones
          Telephone: (512) 436-2501
          Facsimile: (512) 434-4750

          with copies to

          Vinson & Elkins L.L.P.
          One American Center
          600 Congress Avenue
          Suite 2700
          Austin, Texas 78701-3200
          Attn: Kyle K. Fox, Esq.
          Telephone: (512) 495-8539
          Facsimile: (512) 236-3340

          (b) If to Seller, to

           Ross Technology, Inc.
           5316 Highway 290 West
           Austin, Texas 78735
           Attn: Francis S. ("Kit") Webster III
           Telephone: (512) 436-2578
           Facsimile: (512) 892-3402

           with a copy to

           Irell & Manella LLP
           1800 Avenue of the Stars
           Suite 900
           Los Angeles, California 90067-4276
           Attn: Andrew W. Gross, Esq.
           Telephone: (310) 203-7032
           Facsimile: (310) 203-7199

All notices, requests or instructions given in accordance herewith shall be deemed given (i) on the date of delivery, if hand delivered, (ii) on the date of receipt, if telecopied, (iii) three business days after the date of

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

mailing, if mailed by registered or certified mail, return receipt requested, and (iv) one business day after the date of sending, if sent by Federal Express or other recognized overnight courier.

     9.10 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     9.11 Entire Agreement. This Agreement (which term shall be deemed to include the exhibits and schedules hereto and the other certificates, documents and instruments delivered hereunder) constitutes the entire agreement of the parties hereto and supersedes all prior agreements, letters of intent and understandings, both written and oral, among the parties with respect to the subject matter hereof. There are no representations or warranties, agreements, or covenants other than those expressly set forth in this Agreement.

     9.12 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

     9.13 Public Announcements. Except for statements made or press releases issued (i) pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, (ii) pursuant to any listing agreement with any national securities exchange or the National Association of Securities Dealers, Inc., or (iii) as otherwise required by law, Seller and Buyer shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby. Prior to the Closing, Seller will not issue any other press release or otherwise make any public statements regarding its business, except as may be required by Applicable Law or in a letter to be mutually agreed upon and jointly sent by Buyer and Seller to Seller's employees, landlords, suppliers or customers.

     9.14 Assignment. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto, whether by operation of law or otherwise; provided, however, that nothing in this Agreement shall limit Buyer's ability to make a collateral assignment of its rights under this Agreement to any institutional lender that provides funds to Buyer without the consent of Seller. Seller shall execute an acknowledgment of such assignment(s) and collateral assignments in such forms as Buyer or its institutional lenders may from time to time reasonably request; provided, further, however, that unless written notice is given to Seller that any such collateral assignment has been foreclosed upon, Seller shall be entitled to deal exclusively with Buyer as to any matters arising under this Agreement or any of the other agreements delivered pursuant hereto. In the event of such an assignment, the provisions of this Agreement shall inure to the benefit of and be binding on Buyer's assigns.

     IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be signed as of the date first written above.

                                            SELLER:

                                            ROSS TECHNOLOGY, INC.

                                            By:  /s/ FRANCIS S. (KIT) WEBSTER
                                                             III
                                              ----------------------------------
                                                 Francis S. (Kit) Webster III
                                                   Chief Financial Officer

                                            BUYER:

                                            BRIDGEPOINT TECHNICAL
                                              MANUFACTURING CORPORATION

                                            By:     /s/ JOE DAVID JONES
                                              ----------------------------------
                                                         Joe David Jones
                                                  President and Chief Executive
                                                            Officer

                                   EXHIBIT A

                                    FORM OF
                              ASSUMPTION AGREEMENT

     THIS ASSUMPTION AGREEMENT (the "AGREEMENT") is made and entered into as of
this                day of July, 1998, by and between BridgePoint Technical
Manufacturing Corporation, a Texas corporation ("BUYER"), and Ross Technology, Inc., a Delaware corporation ("SELLER").

                                   WITNESSETH

     WHEREAS, concurrently with the execution and delivery hereof, Seller has sold to Buyer substantially all of the assets and properties of Seller that are used in the operation of Seller's manufacturing, failure analysis and reliability testing, sale, distribution and customer service business pursuant to that certain Asset Purchase Agreement, dated as of July 23, 1998 (the "PURCHASE AGREEMENT"), by and between Buyer and Seller; and

     WHEREAS, pursuant to the Purchase Agreement, Buyer has agreed to assume certain liabilities and obligations of Seller.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Buyer hereby covenants and agrees with Seller as follows:

          1. Effective as of the date hereof, Buyer hereby agrees to assume and be solely responsible for the payment, performance and discharge of all of the Assumed Contracts (as defined in the Purchase Agreement), other than the Assumed Contracts for which a Consent is required but has not been obtained except to the extent assumed by Buyer pursuant to Section 4.6 of the Purchase Agreement, and the Assumed Liabilities (as defined in the Purchase Agreement), subject, however, to the terms and conditions of the Purchase Agreement.

          2. Except as specifically provided in this Agreement and the Purchase Agreement, Buyer shall not be liable for and shall not assume any other obligations or liabilities of Seller (whether known or unknown, matured or unmatured, or fixed or contingent).

          3. The Buyer and Seller hereby agree to execute and deliver any and all additional documents that the other may reasonably request in order to more fully effect the agreements set forth in this Agreement.

          4. The undertakings, covenants, and agreements set forth herein shall be binding upon and inure to the benefit of Buyer and Seller and their respective successors and assigns.

          5. This Agreement, being further documentation of the assumptions provided for in and by the Purchase Agreement, neither expands upon nor limits the rights, obligations or warranties of the parties under the Purchase Agreement. In the event of a conflict or ambiguity between the provisions of this Agreement and the Purchase Agreement, the provisions of the Purchase Agreement shall be controlling. The terms and conditions of this Agreement shall be governed and construed in accordance with the laws of the State of Texas.

     IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the date first written above.

                                            BRIDGEPOINT TECHNICAL
                                              MANUFACTURING CORPORATION

                                            By:
                                            ------------------------------------
                                                        Joe David Jones
                                                 President and Chief Executive
                                                          Officer

                                            ROSS TECHNOLOGY, INC.

                                            By:
                                            ------------------------------------

                                            Name:
                                            ------------------------------------

                                            Title:
                                            ------------------------------------

                                   EXHIBIT B

                                    FORM OF
                          BILL OF SALE AND ASSIGNMENT

STATE OF [                    ]

COUNTY OF [                    ]
                                   KNOW ALL MEN BY THESE PRESENTS:

     THAT Ross Technology, Inc., a Delaware corporation ("GRANTOR"), in consideration of the payment by BridgePoint Technical Manufacturing Corporation, a Texas corporation ("GRANTEE"), of the consideration specified in the Purchase Agreement (as hereinafter defined), the receipt and sufficiency of which are hereby acknowledged, does hereby sell, convey, transfer, assign and deliver unto Grantee, pursuant to that certain Asset Purchase Agreement, dated as of July 23, 1998 (the "PURCHASE AGREEMENT"), by and between Grantor and Grantee, all of Grantor's rights, titles, and interests in and to all of the assets, properties, contracts, leases (including, but not limited to, all of Grantor's interests as "tenant" or "lessee" under all real property leases), and agreements which are part of the Acquired Assets, but excluding the Excluded Assets and the items set forth on Schedule I hereto, which require a Consent to assignment and which shall be treated as set forth in Section 4.6 of the Purchase Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Purchase Agreement.

     TO HAVE AND TO HOLD the Acquired Assets unto Grantee and its successors and assigns forever.

     Grantor covenants and agrees, for the benefit of Grantee and its successors and assigns, without further consideration, and whenever and as often as required so to do by Grantee and its successors and assigns, to execute and deliver to Grantee such other instruments of conveyance, transfer, and assignment and take such other action as Grantee may reasonably require to more fully and effectively to transfer, assign and convey to and vest in Grantee and its successors and assigns, the Acquired Assets.

     Grantor hereby constitutes and appoints Grantee and its successors and assigns Grantor's true and lawful attorneys, with full power of substitution, in Grantor's name and stead but on behalf and for the benefit of Grantee and its successors and assigns, to demand and receive any and all of the Acquired Assets and to give receipts and releases for and in respect of the same, and any part thereof, and from time to time to institute and prosecute, at the expense and for the benefit of Grantee and its successors and assigns, any and all proceedings at law, in equity or otherwise which Grantee or its successors or assigns may deem proper for the collection or reduction to possession of any of the Acquired Assets or for the collection and enforcement of any claim or right of any kind hereby sold, conveyed, transferred and assigned, or intended so to be, and to do all acts and things in relation to the Acquired Assets which Grantee or its successors or assigns shall deem desirable. The foregoing powers are coupled with an interest and are and shall be irrevocable by Grantor or by its dissolution or in any manner or for any reason whatsoever.

     Grantor further authorizes Grantee and its successors and assigns to receive and open all mail, telegrams and other communications, and all express or other packages, addressed to Grantor and sent to the Lease Real Property (as defined in the Purchase Agreement) or to any of its officers, to retain the same insofar as they relate to the Business or the Acquired Assets, and to return and deliver the remainder of same to Grantor. To the extent such communications retained by Grantee relate to matters other than the Business or the Acquired Assets, Grantee agrees to deliver copies of such communications to Grantor in a reasonably prompt manner.

     Nothing in this Bill of Sale and Assignment, express or implied, is intended or shall be construed to confer upon, or to give to, any person, firm, corporation or other entity other than the Grantor, the Grantee, and their respective successors and assigns, any right or remedy under or by reason of this Bill of Sale and Assignment or any term, covenant or condition hereof, and all the terms, covenants, conditions, promises and agreements contained in this Bill of Sale and Assignment shall be for the sole and exclusive benefit of the Grantor, the Grantee and their respective successors and assigns.

     This Bill of Sale and Assignment, being further documentation of the conveyances, transfers and assignments provided for in and by the Purchase Agreement, neither expands upon nor limits the rights, obligations or warranties of the parties under the Purchase Agreement. In the event of a conflict or ambiguity between the provisions of this Bill of Sale and Assignment and the Purchase Agreement, the provisions of the Purchase Agreement shall be controlling. The terms and conditions of this Bill of Sale and Assignment shall be governed and construed in accordance with the laws of the State of Texas.

     IN WITNESS WHEREOF, the undersigned has executed this Bill of Sale of
Assignment as of this   day of July, 1998.

                                            ROSS TECHNOLOGY, INC.

                                            By:
                                            ------------------------------------

                                            Name:
                                            ------------------------------------

                                            Title:
                                            ------------------------------------

                                   EXHIBIT C

                                    FORM OF
                        INDEMNIFICATION ESCROW AGREEMENT

     THIS INDEMNIFICATION ESCROW AGREEMENT (this "AGREEMENT") is made and
entered into as of July   , 1998, by and among BridgePoint Technical
Manufacturing Corporation, a Texas corporation ("BUYER"), Ross Technology, Inc., a Delaware corporation ("SELLER"), and [Bank], a national banking association
with its headquarters in                (the "ESCROW AGENT").

                                    RECITALS

     A. Pursuant to the Asset Purchase Agreement, dated as of July 23, 1998 (the "PURCHASE AGREEMENT"), between Buyer and Seller, Buyer has agreed to purchase from Seller substantially all of the assets of Seller used in Seller's manufacturing, failure analysis and reliability testing, sale, distribution and customer service business (the "ACQUISITION"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Purchase Agreement.

     B. It is a condition precedent to the consummation of the Acquisition that Buyer, Seller and the Escrow Agent execute and deliver this Agreement.

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the recitals and of the respective agreements and covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

     SECTION 1. Establishment of Escrow Account. Concurrently with the execution hereof and pursuant to the Purchase Agreement, Buyer will deliver to the Escrow Agent $250,000 in cash (the "ESCROWED PROPERTY") by wire transfer of immediately available funds to an account designated by the Escrow Agent as the "Ross Technology Escrow Account" (the "ESCROW ACCOUNT"). The Escrowed Property and any interest, dividends, income, or other proceeds earned thereon from and after the Closing Date (the "INTEREST") shall be held, administered and disposed of by the Escrow Agent in accordance with the terms and conditions hereinafter set forth.

     SECTION 2. Investment of Proceeds of Escrowed Property.

          (a) The Escrow Agent shall from time to time invest and reinvest the Escrowed Property, if any, in such of the following investments as Buyer and Seller may from time to time elect by joint notice in writing ("PERMITTED INVESTMENTS"):

             (i) Any U.S. Government or U.S. Government Agency security;

             (ii) Any commercial paper rated A1/P1 or better;

             (iii) Any certificate of deposit or time deposit in any bank with a long-term debt rating of A or better from Moody's Investors Services, Inc. or Standard & Poor's Corporation;

             (iv) The [                    ] Treasury Fund; or

             (v) The following institutional money market funds:

                (1) Dreyfus Treasury Cash Management Fund

                (2) Provident T-Fund Dollar Account

                (3) Federated Treasury Obligations Fund

                (4) AIM Treasury Portfolio

     In the absence of written instructions to the contrary from Buyer and Seller, the Escrow Agent shall invest the Escrowed Property in Permitted Investments set forth in clause (iv) of this Section 2(a).

          (b) Any Interest shall be set aside and distributed as provided in
     Section 2(d).

          (c) The Escrow Agent will act upon investment instructions the business day after such instructions are received, provided the requests are communicated within a sufficient amount of time to allow the Escrow Agent to make the specified investment. Instructions received after an applicable investment cutoff deadline will be treated as being received by the Escrow Agent on the next business day, and the Escrow Agent shall not be liable for any loss arising directly or indirectly, in whole or in part, from the inability to invest Escrowed Property on the day the instructions are received. The Escrow Agent shall not be liable for any loss incurred by the actions of third parties or by any loss arising by error, failure or delay in the making of an investment or reinvestment, unless such error, failure or delay results from the Escrow Agent's gross negligence or willful misconduct, and the Escrow Agent shall not be liable for any loss of principal or income in connection therewith. As and when the Escrowed Property or any Interest or any portion thereof is to be released under this Agreement, the Escrow Agent shall cause the Permitted Investments to be converted into cash, and the Escrow Agent shall not be liable for any loss of principal or income in connection therewith. None of the parties hereto shall be liable for any loss of principal or income due to the choice of Permitted Investments in which the Escrowed Property is invested or the choice of Permitted Investments that are converted into cash pursuant to this Section 2(c).

          (d) Except as otherwise provided herein, all Interest shall be distributed to Seller upon the termination of this Agreement pursuant to
     Section 15. Subject to Section 2(e) and the last sentence of Section 5(b), the Escrow Agent shall distribute to Seller, solely out of Interest, on a quarterly basis as of the last day of March, June, September and December, upon written demand of Seller, an amount equal to the product of the Effective Tax Rate (as defined below) times the taxable Interest for the quarter. For purposes of determining taxable interest, dividends and other income, the Escrow Agent shall provide an itemized report of all Interest for the quarter to Buyer and Seller at the close of business of the last day of the end of each such quarter, and Seller shall provide a summary to the Escrow Agent of all such income that is taxable. For this purpose, the "EFFECTIVE TAX RATE" shall mean the highest marginal effective combined federal, state and local income tax rate applicable to a corporate taxpayer as reasonably computed and provided to the Escrow Agent by Seller.

          (e) For tax purposes, the Escrowed Property shall be deemed property of Seller and all Interest shall be the income of Seller. Buyer and Seller shall file Tax Returns and the Escrow Agent shall file a Form 1099 consistent with such treatment. In the event that the Internal Revenue Service or any other governmental authority successfully claims that the Interest is taxable to Buyer for a taxable period, Seller shall promptly pay to Buyer all amounts paid by the Escrow Agent to Seller pursuant to
     Section 2(d) for such taxable period plus interest on such amounts at the rate specified by section 6621(a)(1) of the Code and corresponding provisions of applicable state and local laws to the extent such interest has been received by or credited to Seller, and Seller shall thereafter no longer have any right to receive payments under Section 2(d).

     SECTION 3. Release of the Escrowed Property to Indemnitees. The Escrow Agent shall disburse to Buyer (for its own account or for the account of any Indemnitee, as defined in Section 8) such portion of the Escrowed Property as instructed pursuant to this Section 3 to pay Buyer Indemnified Costs for which the Indemnitee is entitled to reimbursement pursuant to Article 8 of the Purchase Agreement. Payment shall be made not more than three business days after: (a) the delivery to the Escrow Agent of joint written instructions signed by Buyer and Seller specifying an amount to be paid to an Indemnitee or (b) the delivery to the Escrow Agent and Seller of a copy of a Final Determination (as defined below) establishing the Indemnitee's right to reimbursement under this Agreement and Article 8 of the Purchase Agreement with respect to such Buyer Indemnified Costs. A "FINAL DETERMINATION" shall mean a final, written findings of fact and conclusions of law by an arbitration panel pursuant to Section 8.6 of the Purchase Agreement.

     SECTION 4. No Distribution of Expenses. Except as provided in Section 8 of this Agreement with respect to Buyer, neither Seller nor Buyer shall be entitled to reimbursement out of the Escrowed Property for any costs and expenses incurred by them in connection with exercising their rights or performing their duties under this Agreement.

     SECTION 5. Segregation of the Fund. (a) The Escrow Agent shall segregate from the Escrow Account and transfer into a separate account (the "PENDING CLAIMS ACCOUNT") maintained by the Escrow Agent for the benefit of Buyer and Seller the portion of the Escrowed Property (together with the Interest) that may be necessary to satisfy in full all Pending Claims (as defined below), and shall hold such portion in accordance with this Section 5. "PENDING CLAIMS" shall mean unresolved Claims (as defined in Section 8) that are the subject of Claims Notices delivered under Section 8(b). Such segregated Escrowed Property (together with the Interest) will be invested pursuant to Section 2.

     (a) Any portion of the Escrowed Property segregated under Section 5(a) shall continue to be segregated (together with the interest, dividends, and other income earned thereon) by the Escrow Agent until the Escrow Agent is directed to release such Escrowed Property by (i) written instructions signed by Buyer and Seller instructing the Escrow Agent how to pay all or any portion of such segregated Escrowed Property (together with the Interest) or (ii) a copy of a Final Determination establishing or denying the Indemnitee's right to reimbursement under Section 8. Notwithstanding the provisions of Section 2, if there is no Escrowed Property remaining except the Escrowed Property (together with the Interest) held in the Pending Claims Account, the Escrow Agent shall not release from the Pending Claims Account any amount in order to make a payment otherwise required under Section 2.

     SECTION 6. Distribution of Escrowed Property to Seller. Not later than the second business day after the date which is 12 months from the execution of this Agreement (the "RELEASE DATE"), the Escrow Agent shall distribute to Seller the remainder of the Escrowed Property (plus accrued and undistributed earnings on the Escrowed Property) minus the sum of the total amount of Escrowed Property that is then being segregated with respect to Pending Claims under Section 5. Any amounts segregated with respect to Pending Claims shall be released as provided in Section 5(b). Notwithstanding anything to the contrary contained herein, any provision hereof requiring the disbursement of Interest by the Escrow Agent shall be construed to refer only to Interest which has accrued and been paid to the Escrow Agent. Any Interest which has accrued and, except for the fact that it has not been paid to the Escrow Agent, would be required to be disbursed, shall be disbursed within two business days of being paid.

     SECTION 7. Taxpayer Identification Numbers. The parties acknowledge that payment of any Interest earned on the Escrowed Property invested in this escrow, or the distribution of any other amounts under this escrow, will be subject to backup withholding penalties unless a properly completed Internal Revenue Service Form W-8 or W-9 certification is submitted to the Escrow Agent by the party entitled to receive such payment. Any Form W-8 or W-9 certification shall be submitted to the Escrow Agent on or before the date hereof.

     SECTION 8. Claims Against the Escrowed Property. From and after the Closing, but subject to the conditions and limitations set forth in this Agreement and the Purchase Agreement, the Buyer Indemnified Parties and their respective successors and assigns (collectively, the "INDEMNITEES") shall be entitled to reimbursement out of the Escrowed Property for any and all Buyer Indemnified Costs pursuant to and as provided in Article 8 of the Purchase Agreement (the "CLAIMS"). Notwithstanding any of the provisions of the Purchase Agreement, the Escrow Agent shall be entitled to conclusively rely upon the provisions of Sections 8(a)-(d) hereof in determining whether a Claim for indemnification shall be paid out of the Escrowed Property.

          (a) Claims against the Escrowed Property may be made by Buyer, on its own behalf or on behalf of any other Buyer Indemnified Party, for indemnification of any Buyer Indemnified Cost. No person other than Buyer shall be permitted to make a claim on behalf of the Buyer Indemnified Parties against the Escrowed Property for Buyer Indemnified Costs under this Section 8 unless Buyer provides written notice to Escrow Agent and Seller that Buyer has authorized another Buyer Indemnified Party to make such claims.

          (b) Buyer shall promptly notify Seller and the Escrow Agent in writing of any sums which Buyer claims are subject to indemnification ("CLAIMS NOTICE"). Failure of Buyer to exercise promptness in such notification shall not amount to a waiver of such claim unless the resulting delay materially and adversely prejudices Seller. Such notice shall consist of a description of the claim and specify each Buyer Indemnified Party and the amount (which may be estimated) of the claim in United States dollars.

          (c) Seller may contest the claims specified in Section 8(b) (or any portion thereof) by giving the Escrow Agent and Buyer written notice of such contest within ten days after receipt by Seller and Escrow Agent of a notice from Buyer under Section 8(b), which notice of contest shall include a statement of the grounds of such contest and shall state the amount of any such claim by Buyer that Seller does not dispute.

          (d) Payment of any claim for indemnification (or portion thereof) shall become due and payable as follows:

             (i) If, notwithstanding Section 3 of this Agreement, at 5:00 p.m. (New York City time) on the 30th business day after receipt by Seller and the Escrow Agent of a notice of claim for indemnification pursuant to Section 8(b) above, the Escrow Agent has not received written notice from Seller that Seller contests the claim (or portion thereof) pursuant to Section 8(c) above, the claim (or the uncontested portion thereof) shall be promptly paid by the Escrow Agent to Buyer;

             (ii) If Seller contests the claim (or portion thereof) pursuant to
        Section 8(c) and the claim (or portion thereof) is settled by written agreement of Seller and Buyer, the amount provided in such written agreement shall, upon receipt by the Escrow Agent of a copy of such written agreement, be promptly paid by the Escrow Agent pursuant to the terms of such written agreement; and

             (iii) If Seller contests the claim (or portion thereof) pursuant to
        Section 8(c) hereof and a Final Determination has been obtained, the amount set forth in such Final Determination shall be promptly paid by the Escrow Agent pursuant to the terms of such Final Determination.

     SECTION 9. Expiration of Indemnification Claims. Any claim for reimbursement from the Escrow Account must be asserted in writing by Buyer or any Buyer Indemnified Party designated pursuant to Section 8(a) in accordance with Section 8 by a writing received by Seller and the Escrow Agent prior to 5:00 p.m. (New York City time) on the Release Date.

     SECTION 10. The Escrow Agent. To induce the Escrow Agent to act hereunder, it is further agreed by Buyer and Seller that:

          (a) The Escrow Agent shall not be under any duty to give the Escrowed Property held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any Escrowed Property held hereunder except as directed in this Agreement. Uninvested Escrowed Property held hereunder shall not earn or accrue interest.

          (b) This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

          (c) The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, Buyer and Seller shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor escrow agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrowed Property or any loss of interest incident to any such delays. This Section 10(c) shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.

          (d) The Escrow Agent shall be entitled to rely in good faith upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it in good faith to be genuine and may assume that any person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

          (e) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in good faith in accordance with such advice.

          (f) The Escrow Agent does not have any interest in the Escrowed Property deposited hereunder but is serving as escrow holder only and having only possession thereof. Seller shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrowed Property incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from the Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of the Escrowed Property and is not responsible for any other reporting. This Section 10(f) shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.

          (g) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

          (h) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

          (i) The Escrow Agent (and any successor escrow agent) may at any time resign as such by delivering the Escrowed Property to any successor escrow agent jointly designated by the other parties hereto in writing or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of the Escrow Agent will take effect on the earlier of (the "RESIGNATION DATE"): (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the date which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. Upon the appointment of a successor escrow agent, such successor escrow agent shall deliver written notice to Buyer and Seller on the appointment of such successor escrow agent. If at the Resignation Date the Escrow Agent has not received a designation of a successor escrow agent, the Escrow Agent's sole responsibility after the Resignation Date shall be to safekeep the Escrowed Property until receipt of a designation of successor escrow agent or a joint written disposition instruction by the other parties hereto or a Final Determination.

          (j) The Escrow Agent shall have no responsibility for the contents of any writing of any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof.

          (k) In the event of any disagreement between Buyer and Seller resulting in adverse claims or demands being made in connection with the Escrowed Property, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrowed Property until the Escrow Agent shall have received (i) a Final Determination (accompanied by the opinion of counsel referred to in Section 3) directing delivery of the Escrowed

     Property or (ii) a written agreement executed by Buyer and Seller directing delivery of the Escrowed Property, in which event the Escrow Agent shall disburse the Escrowed Property in accordance with such Final Determination or agreement. The Escrow Agent shall act on such Final Determination or agreement without further question.

          (l) The compensation of the Escrow Agent (as payment in full) for the services to be rendered by the Escrow Agent hereunder shall be the amount of $250 paid by Seller at the time of execution of this Agreement and
     $          annually thereafter, together with reimbursement for all
     reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel) not to exceed $1,000 absent any litigation or other dispute arising under this Agreement. All fees and expenses of the Escrow Agent hereunder shall be paid by Seller. Any fees or expenses of the Escrow Agent or its counsel which are not paid as provided for herein may be taken from any property held by the Escrow Agent hereunder. The Escrow Agent's fee may be adjusted from time to time to conform to its then current guidelines.

          (m) No prospectuses, press releases, reports and promotional material, or other similar materials which mention in any language the Escrow Agent's name or the rights, powers, or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless the Escrow Agent shall first have given its specific written consent thereto.

          (n) The other parties hereto authorize the Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it deems appropriate, including, but not limited to, the Depositary Trust Company and the Federal Reserve Book Entry System.

     SECTION 11. Notices. All notices, requests, consents, waivers, and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (a) if transmitted by facsimile, upon acknowledgment of receipt thereof in writing by facsimile or otherwise; (b) if personally delivered, upon delivery or refusal of delivery; (c) if mailed by registered or certified United States mail, return receipt requested, postage prepaid, upon delivery or refusal of delivery; or (d) if sent by a nationally recognized overnight delivery service, upon delivery or refusal of delivery. All notices, consents, waivers, or other communications required or permitted to be given hereunder shall be addressed to the respective party to whom such notice, consent, waiver, or other communication relates at the following addresses:

           (i) if to Buyer or to any Buyer Indemnified Party:

           BridgePoint Technical Manufacturing
           4007 Commercial Center Drive
           Austin, Texas 78744
           Attn: Joe David Jones
           Facsimile: (512) 436-2501
           Telephone: (512) 892-3317

               with a copy to:

           Vinson & Elkins L.L.P.
           One American Center
           600 Congress Avenue, Suite 2700
           Austin, Texas 78701-3200
           Attn: Kyle K. Fox
           Facsimile: (512) 236-3340
           Telephone: (512) 495-8539

           (ii) if to Seller, to:

           Ross Technology, Inc.
           5316 Highway 290 West
           Austin, Texas 78735
           Attn: Francis S. ("Kit") Webster III
           Telephone: (512) 436-2578
           Facsimile: (512) 892-3402

           with a copy to

           Irell & Manella LLP
           1800 Avenue of the Stars
           Suite 900
           Los Angeles, California 90067-4276
           Attn: Andrew W. Gross, Esq.
           Telephone: (310) 203-7032
           Facsimile: (310) 203-7199

          (iii) if to the Escrow Agent, to:

           -----------------------------------------------------------------

           -----------------------------------------------------------------

           -----------------------------------------------------------------

           Attn:
           ----------------------------------------------------------

           Facsimile:
           -----------------------------------------------------

Any party by written notice to the other parties pursuant to this Section 11 may change the address or the persons to whom notices or copies thereof shall be directed.

     SECTION 12. Waivers; Amendments. Any waiver by any party hereto of any breach of or failure to comply with any provision of this Agreement by any other party hereto shall be in writing and shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement. This Agreement may only be modified by a writing signed by all of the parties hereto.

     SECTION 13. Construction. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement. Unless otherwise stated, references to Sections are references to Sections of this Agreement.

     SECTION 14. Assignment; Third Parties. Seller may not assign this Agreement without the consent of the other parties; provided, that Seller may assign its right to receive payment of the Escrow Funds without the consent of the other parties hereto upon written notice to Escrow Agent. In connection with an assignment by Buyer of the Purchase Agreement, Buyer may assign this Agreement and its rights and obligations hereunder to an Affiliate upon 10 days' prior written notice to the Escrow Agent and may assign its rights and obligations hereunder to a person who is not an Affiliate upon 30 days' prior written notice to the Escrow Agent. Subject to the preceding sentence, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, heirs, administrators and representatives and shall not be enforceable by or inure to the benefit of any third party, except as provided in Section 10(i) with respect to a resignation by the Escrow Agent and except that this Agreement is also for the benefit of Buyer Indemnified Parties, who shall have the rights specified herein.

     SECTION 15. Termination. This Agreement shall terminate at the time of the final distribution by the Escrow Agent of all Escrowed Property in accordance with the provisions of this Agreement.

     SECTION 16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute a single instrument.

     SECTION 17. Governing Law; Severability. This Agreement shall be construed in accordance with and governed by the internal law of the State of Texas. The invalidity, legality or enforceability of any provisions of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

     SECTION 18. Waiver of Offset Rights. The Escrow Agent hereby waives any and all rights to offset that it may have against the Escrowed Property including, without limitation, claims arising as a result of any claims, amounts, liabilities, costs, expenses, Buyer Indemnified Costs, or other losses (collectively "ESCROW AGENT CLAIMS") that the Escrow Agent may be otherwise entitled to collect from any party to this Agreement or any Indemnitee, other than Escrow Agent Claims arising under this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

                                            BRIDGEPOINT TECHNICAL
                                              MANUFACTURING CORPORATION

                                            By:

                                              ----------------------------------
                                                       Joe David Jones
                                                President and Chief Executive
                                                            Officer

                                            ROSS TECHNOLOGY, INC.

                                            By:

                                              ----------------------------------

                                            Name:
                                            ------------------------------------

                                            Title:
                                            ------------------------------------

                                            [BANK]

                                            By:

                                              ----------------------------------

                                            Name:
                                            ------------------------------------

                                            Title:
                                            ------------------------------------

                                   EXHIBIT D

                               FORM OF OPINION OF
                                SELLER'S COUNSEL

     The opinion shall be substantially to the following effect:

          1. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

          2. Seller has full corporate power and authority to execute and deliver the Seller's Agreements and to perform the obligations contemplated thereby. The execution and delivery by Seller of each of the Seller's Agreements has been duly authorized by all necessary corporate action on the part of Seller. Each of the Seller's Agreements has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller and is enforceable in accordance with its terms.

          3. Neither the execution and delivery by Seller of the Seller's Agreements, nor the performance by Seller of its obligations thereunder, violates or conflicts with, results in a breach of, or constitutes a default under its Articles or Certificate of Incorporation or Bylaws or any provision of statutory law or regulations.

          4. The Seller Agreements are sufficient in form collectively to convey to Buyer all of Seller's right, title and interest in and to the Acquired Assets, subject to the filing of necessary documents with appropriate governmental entities, where required.

                                   EXHIBIT E

                               FORM OF OPINION OF
                                BUYER'S COUNSEL

     The opinion shall be substantially to the following effect:

          1. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas.

          2. Buyer has full corporate power and authority to execute and deliver the Buyer's Agreements and to perform the obligations contemplated thereby. The execution and delivery by Buyer of each of the Buyer's Agreements has been duly authorized by all necessary corporate action on the part of Buyer. Each of the Buyer's Agreements has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer and is enforceable in accordance with its terms.

          3. Neither the execution and delivery by Buyer of the Buyer's Agreements, nor the performance by Buyer of its obligations thereunder, violates or conflicts with, results in a breach of, or constitutes a default under its Articles or Certificate of Incorporation or Bylaws or any provision of statutory law or regulations.

                                                                         ANNEX B

                PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION OF
                             ROSS TECHNOLOGY, INC.

     This Plan of Complete Liquidation and Dissolution (the "PLAN") is intended to accomplish the complete liquidation and dissolution of ROSS Technology, Inc., a Delaware corporation (the "COMPANY"), in accordance with Section 275 and other applicable provisions of the General Corporation Law of Delaware ("DGCL") and Sections 331 and 336 (or Sections 332 and 337, as appropriate) of the Internal Revenue Code of 1986, as amended (the "CODE").

     1.  Approval and Adoption of Plan

          This Plan shall be effective when all of the following steps have been completed:

             (a) Resolutions of the Company's Board of Directors. The Company's Board of Directors shall have adopted a resolution or resolutions with respect to the following:

                (i) Complete Liquidation and Dissolution: The Board of Directors shall determine that it is deemed advisable for the Company to be liquidated completely and dissolved.

                (ii) Adoption of the Plan: The Board of Directors shall approve this Plan as the appropriate means for carrying out the complete liquidation and dissolution of the Company.

                (iii) Sale of Assets: The Board of Directors shall determine that, as part of the Plan, it is deemed expedient and in the best interests of the Company to sell all or substantially all of the Company's assets in order to facilitate liquidation and distribution to the Company's creditors and stockholders, as appropriate.

             (b) Adoption of This Plan by the Company's Preferred and Common Stockholders. The holders of a majority of the outstanding shares of the Company's Series B Convertible Preferred Stock, par value $.001 per share (the "PREFERRED STOCK") and the holders of a majority of the outstanding shares of common stock of the Company, par value $0.001 per share (the "COMMON STOCK"), entitled to vote shall have adopted this Plan, including the dissolution of the Company and those provisions authorizing the Board of Directors to sell all or substantially all of the Company's assets, by written consent or at a special meeting of the stockholders of the Company called for such purpose by the Board of Directors.

     2.  Dissolution and Liquidation Period

          Once the Plan is effective, the steps set forth below shall be completed at such times as the Board of Directors, in its absolute discretion, deems necessary, appropriate or advisable. Without limiting the generality of the foregoing, the Board of Directors may instruct the officers of the Company to delay the taking of any of the following steps until the Company has performed such actions as the Board or such officers determine to be necessary, appropriate or advisable for the Company to maximize the value of the Company's assets upon liquidation; provided that such steps may not be delayed longer than is permitted by applicable law.

             (a) The filing of a Certificate of Dissolution of the Company (the "CERTIFICATE OF DISSOLUTION") pursuant to Section 275 of the DGCL specifying the date (no later than ninety (90) days after the filing) upon which the Certificate of Dissolution will become effective (the "EFFECTIVE DATE"), and the completion of all actions that may be necessary, appropriate or desirable to dissolve and terminate the corporate existence of the Company;

             (b) The cessation of all of the Company's business activities and the withdrawal of the Company from any jurisdiction in which it is qualified to do business, except and insofar as necessary for the sale of its assets and for the proper winding up of the Company pursuant to
        Section 278 of the DGCL;

             (c) The negotiation and consummation of sales of all of the assets and properties of the Company, including the assumption by the purchaser or purchasers of any or all liabilities of the Company, insofar as the Board of Directors of the Company deems such sales to be necessary, appropriate or advisable;

             (d) The giving of notice of the dissolution to all persons having a claim against the Company and the rejection of any such claims in accordance with Section 280 of the DGCL;

             (e) The offering of security to any claimant on a contract whose claim is contingent, conditional or unmatured in an amount the Company determines is sufficient to provide compensation to the claimant if the claim matures, and the petitioning of the Delaware Court of Chancery to determine the amount and form of security sufficient to provide compensation to any such claimant who has rejected such offer in accordance with Section 280 of the DGCL;

             (f) The petitioning of the Delaware Court of Chancery to determine the amount and form of security which would be reasonably likely to be sufficient to provide compensation for (i) claims that are the subject of pending litigation against the Company, and (ii) claims that have not been made known to the Company or that have not arisen, but are likely to arise or become known within five (5) years after the date of dissolution (or longer in the discretion of the Delaware Court of Chancery), each in accordance with Section 280 of the DGCL;

             (g) The payment, or the making of adequate provision for payment, of all claims made against the Company and not rejected, including all expenses of the sale of assets and of the liquidation and dissolution provided for by the Plan in accordance with Section 280 of the DGCL;

             (h) The posting of all security offered and not rejected and all security ordered by the Court of Chancery in accordance with Section 280 of the DGCL; and

             (i) The distribution of the remaining funds of the Company and the distribution of remaining unsold assets of the Company, if any, to its stockholders pursuant to Sections 4, 7 and 8 below.

          Notwithstanding the foregoing, the Company shall not be required to follow the procedures described in Section 280 of the DGCL, and the adoption of the Plan by the Company's preferred and common stockholders shall constitute full and complete authority for the Board of Directors and the officers of the Company, without further stockholder action, to proceed with the dissolution and liquidation of the Company in accordance with any applicable provision of the DGCL, including, without limitation, Section 281(b) thereof.

     3.  Authority of Officers and Directors

          After the Effective Date, the Board of Directors and the officers of the Company shall continue in their positions for the purpose of winding up the affairs of the Company as contemplated by Delaware law. The Board of Directors may appoint officers, hire employees and retain independent contractors in connection with the winding up process, and is authorized to pay to the Company's officers, directors and employees, or any of them, compensation or additional compensation above their regular compensation, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the successful implementation of this Plan. Adoption of this Plan by holders of a majority of the outstanding shares of Preferred Stock and Common Stock shall constitute the approval of the Company's stockholders of the Board of Directors' authorization of the payment of any such compensation.

          The adoption of the Plan by the Company's preferred and common stockholders shall constitute full and complete authority for the Board of Directors and the officers of the Company, without further stockholder action, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character which the Board or such officers deem necessary, appropriate or advisable: (i) to sell, dispose, convey, transfer and deliver the assets of the Company, (ii) to satisfy or provide for the satisfaction of the

     Company's obligations in accordance with Sections 280 and 281 of the DGCL,
     (iii) to distribute all of the remaining funds of the Company and any unsold assets of the Company to the Company's preferred stockholders (up to the $50 million liquidation preference of the Preferred Stock), with the remaining amounts, if any, distributable to the common stockholders, and
     (iv) to dissolve the Company in accordance with the laws of the State of Delaware and cause its withdrawal from all jurisdictions in which it is authorized to do business.

     4.  Conversion of Assets Into Cash or Other Distributable Form

          Subject to approval by the Board of Directors, the officers, employees and agents of the Company, shall, as promptly as feasible, proceed to collect all sums due or owing to the Company, to sell and convert into cash any and all corporate assets and, out of the assets of the Company, to pay, satisfy and discharge or make adequate provision for the payment, satisfaction and discharge of all debts and liabilities of the Company pursuant to Section 2 above, including all expenses of the sale of assets and of the liquidation and dissolution provided for by the Plan.

     5.  Professional Fees and Expenses

          It is specifically contemplated that the Board of Directors may authorize the payment of a retainer fee to a law firm or law firms selected by the Board for legal fees and expenses of the Company, including, among other things, to cover any costs payable pursuant to the indemnification of the Company's officers or members of the Board provided by the Company pursuant to its Certificate of Incorporation and Bylaws or the DGCL or otherwise.

          In addition, in connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board of Directors, pay any brokerage, agency and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's property and assets and the implementation of this Plan.

     6.  Indemnification

          The Company shall continue to indemnify its officers, directors, employees and agents in accordance with its Certificate of Incorporation and Bylaws and any contractual arrangements, for actions taken in connection with this Plan and the winding up of the affairs of the Company. The Board of Directors, in its absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover the Company's obligations hereunder.

     7.  Liquidating Trust

          The Board of Directors may establish a Liquidating Trust (the "LIQUIDATING TRUST") and distribute assets of the Company to the Liquidating Trust. The Liquidating Trust may be established by agreement with one or more Trustees selected by the Board. If the Liquidating Trust is established by agreement with one or more Trustees, the trust agreement establishing and governing the Liquidating Trust shall be in form and substance determined by the Board of Directors. In the alternative, the Board may petition the Delaware Court of Chancery for the appointment of one or more Trustees to conduct the liquidation of the Company subject to the supervision of the Court. Whether appointed by an agreement or by the Court, the Trustees shall in general be authorized to take charge of the Company's property, and to collect the debts and property due and belonging to the Company, with power to prosecute and defend, in the name of the Company, or otherwise, all such suits as may be necessary or proper for the foregoing purposes, and to appoint an agent under it and to do all other acts which might be done by the Company that may be necessary, appropriate or advisable for the final settlement of the unfinished business of the Company.

     8.  Liquidating Distributions

          Liquidating distributions, in cash or in kind, shall be made from time to time after the adoption of the Plan to the holders of record, at the close of business on the date of the filing of a Certificate of

     Dissolution of the Company as provided in Section 2 above, of outstanding shares of stock of the Company, according to the priorities of the various classes of the Company's stock and pro rata in accordance with the respective number of shares then held of record; provided that in the opinion of the Board of Directors adequate provision has been made for the payment, satisfaction and discharge of all known, unascertained or contingent debts, obligations and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the sale of assets and complete liquidation of the Company). All determinations as to the time for and the amount and kind of liquidations shall be made in the exercise of the absolute discretion of the Board of Directors and in accordance with Section 281 of the DGCL.

          Any assets distributable to any creditor or stockholder of the Company who is unknown or cannot be found, or who is under a disability and for whom there is no legal representative, shall escheat to the state or be treated as abandoned property pursuant to applicable state law.

     9.  Amendment, Modification or Abandonment of Plan

          If for any reason the Company's Board of Directors determines that such action would be in the best interests of the Company, it may amend, modify or abandon the Plan and all action contemplated thereunder, notwithstanding stockholder approval, to the extent permitted by the DGCL; provided, however, that the Company will not amend or modify the Plan under circumstances that would require additional stockholder approval under the DGCL and the federal securities laws without complying with the DGCL and the federal securities laws. Upon the abandonment of the Plan, the Plan shall be void.

     10.  Cancellation of Stock and Stock Certificates

          Following the dissolution of the Company, the Company's stock transfer books shall be closed and the Company's capital stock and stock certificates evidencing the Company's Preferred Stock and Common Stock will be treated as no longer being outstanding.

     11. Liquidation under Section 331 and 336 (or Sections 332 and 337, as appropriate)

          It is intended that this Plan shall be a plan of complete liquidation within the terms of Sections 331 and 336 (or Sections 332 and 337, as appropriate) of the Code. The Plan shall be deemed to authorize such action as, in the opinion of counsel for the Company, may be necessary to conform with the provisions of said Sections 331 and 336 (or Sections 332 and 337, as appropriate).

     12.  Filing of Tax Forms

          The appropriate officer of the Company is authorized and directed, within thirty (30) days after the effective date of the Plan, to execute and file a United States Treasury Form 966 pursuant to Section 6043 of the Code and such additional forms and reports with the Internal Revenue Service as may be appropriate in connection with this Plan and the carrying out thereof.

                                   SCHEDULE I

                DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth the name, business or residence address, principal occupation or employment at the present time and during the last five years, the name of any corporation or other organization in which such employment is conducted or was conducted of each director and executive officer of the Company. Except as otherwise indicated, all of the persons listed below are citizens of the United States. The business address of each executive officer of the Company is Two Cielo Center, Third Floor, 1250 Capital of Texas Highway, South, Austin, Texas 78746. Each occupation set forth below, unless otherwise indicated, refers to employment with the Company. Directors of the Company are indicated with an asterisk.

NAME, CITIZENSHIP AND                                                       MATERIAL POSITIONS HELD
CURRENT BUSINESS ADDRESS            PRESENT OCCUPATION OR EMPLOYMENT      DURING THE PAST FIVE YEARS
------------------------            --------------------------------  -----------------------------------
Fred T. May*......................  Management Consultant             Acting President and Chief
4553 Golf Vista Drive               (self-employed); Chairman of the  Executive Officer from March 1997
Austin, Texas 78730                 Board since 1997; Director since  until May 1997; Secretary from
                                    1993 (except for the period from  February 1994 until October 1995;
                                    July 1993, when Fujitsu acquired  retired from IBM in 1987 after
                                    the Company, to December 1993)    serving 26 years in various
                                                                      positions, including Vice President
                                                                      of Engineering and Vice President
                                                                      of Product Development for the
                                                                      Office Products Division,
                                                                      Development Laboratory Director in
                                                                      Austin, Texas, and Development
                                                                      Engineering Manager for Advanced
                                                                      IBM Workstations
Ryusuke Hoshikawa*................  Member of the Board, Fujitsu;     1998, Member of the Board, Group
Fujitsu Limited                     Group Executive Vice President    Executive Vice President, LSI
1-1, Kamikodanaka 4-Chome,          of Fujitsu's LSI Products Group;  Group; 1996-1998, Member of the
Nakahara-ku                         Director since 1993               Board, Group President, Logic LSI
Kawasaki 211-88 Japan                                                 Group; 1994-1995, Group Senior Vice
(Citizen of Japan)                                                    President, Logic LSI Group;
                                                                      1993-1994, General Manager, System
                                                                      LSI & ASIC Design Division
Masahiro Saida*...................  Senior Vice President of          Various engineering and management
Fujitsu Limited                     Fujitsu's Computer Systems Group  positions with Fujitsu, including
1-1, Kamikodanaka 4-Chome,          and General Manager of Fujitsu's  Deputy Group Manager of the
Nakahara-ku                         File Systems Division; Director   Computer Systems Group; Manager of
Kawasaki 211-88 Japan               since 1993                        Workstation Development and General
(Citizen of Japan)                                                    Manager of Open Systems Division
Jack W. Simpson, Sr.*.............  President and Chief Executive     President of the Network Systems
                                    Officer since May 1997; Director  Group of Scientific-Atlanta, Inc.
                                    since May 1997                    from October 1993 until May 1997;
                                                                      President of Infobyte, Inc. from
                                                                      December 1992 until October 1993;
                                                                      President, Mead data Central (now
                                                                      Lexis-Nexis, Inc.), a wholly-owned
                                                                      subsidiary of the Mead Corporation,
                                                                      from 1982 to 1992

NAME, CITIZENSHIP AND                                                       MATERIAL POSITIONS HELD
CURRENT BUSINESS ADDRESS            PRESENT OCCUPATION OR EMPLOYMENT      DURING THE PAST FIVE YEARS
------------------------            --------------------------------  -----------------------------------
Yasushi Tajiri*...................  Senior Vice President of Amdahl   Various management positions with
Amdahl Corporation                  Corporation, a wholly-owned       Fujitsu, including General Manager
1250 Argues Avenue                  subsidiary of Fujitsu; Director   of Fujitsu's Strategy and Planning
Sunnyvale, CA 94088                 since 1993                        Division Marketing Group, General
(Citizen of Japan)                                                    Manager of its Business Development
                                                                      Division, International Computer
                                                                      Business Group, Manager of its
                                                                      Information Systems Division,
                                                                      International Operations Group and
                                                                      Manager of its Business Development
                                                                      II, International Operations Group
Edward F. Thompson*...............  Senior Advisor to Fujitsu;        Various positions with Amdahl
Fujitsu Limited                     Independent Board Member for or   Corporation from 1976 to 1994,
3055 Orchard Drive                  Advisor to various Fujitsu        including Chief Financial Officer
San Jose, CA 91534                  subsidiaries; Director since      and Corporate Secretary and
                                    1995                              Chairman of the Board of its
                                                                      subsidiary, Amdahl Capital
                                                                      Corporation; Director, HaL Computer
                                                                      Systems, Inc. and Fujitsu Computer
                                                                      Products of America, Inc.; Chairman
                                                                      of the Board of Systems Integrators
                                                                      Incorporated (not affiliated with
                                                                      Fujitsu)
Seiichi Yoshikawa*................  Group Senior Vice President of    Group Senior Vice President of
6-1, Marunouchi 1-Chome             Fujitsu's External Affairs        Fujitsu's Legal and Industry
Chiyoda-ku Tokyo 100 Japan          Group; Director since 1996        Relations Group
(Citizen of Japan)
Francis S. (Kit) Webster III......  Chief Financial Officer and       President, Nirvana Systems, Inc., a
                                    Secretary since April 1997        PC-based securities analysis
                                                                      software developer, from 1995 to
                                                                      1997; President and Chief Operating
                                                                      Officer of U.S. Medical Products,
                                                                      Inc. from 1992 to 1994; and Senior
                                                                      Vice President and Chief Financial
                                                                      Officer of Continuum
Joe D. Jones......................  Vice President of Operations      Vice President of hyperSPARC(TM)
                                    since 1995                        Operations from 1993 to 1995;
                                                                      Director of Quality Assurance from
                                                                      1991 to 1993
Carter L. Godwin..................  Chief Accounting Officer and      Accounting Manager from 1993 to
                                    Corporate Comptroller since       August 1995; Financial Analyst from
                                    August 1995                       1992 until December 1992

                                  SCHEDULE II

                  DIRECTORS AND EXECUTIVE OFFICERS OF FUJITSU

     The following table sets forth the name, business or residence address, principal occupation or employment at the present time and during the last five years, and the name of any corporation or other organization in which such employment is conducted or was conducted, of each executive officer of Fujitsu and each person carrying out functions in Fujitsu similar to that of a director in a United States corporation. Other than Mr. Hoshikawa, who holds (i) a single share of the Company's common stock that was issued to him at the time of the Company's initial public offering and (ii) an unexercised option to acquire up to 14,000 shares of the Company's common stock, none of the persons listed below owns any securities of the Company or right to acquire any such securities. Each of the persons listed below is a citizen of Japan and in each case, unless otherwise indicated, occupation refers to employment with Fujitsu. The business address of each of the persons listed below is Fujitsu Limited, Marunouchi Center Building, 6-1, Marunouchi 1-chome, Chiyoda-ku, Tokyo 100, Japan, unless otherwise set forth below.

                                       PRESENT OCCUPATION                 MATERIAL POSITIONS HELD
             NAME                         OR EMPLOYMENT                  DURING THE PAST FIVE YEARS
             ----                      ------------------                --------------------------
Tadashi Sekizawa                 Chairman                         1998, Chairman; 1993-1998, President and
                                                                  Representative Director
Michio Naruto                    Vice Chairman                    1998, Vice Chairman; June 1997,
                                                                  Executive Vice President, in charge of
                                                                  Legal & Industry Relations, Strategic
                                                                  Products Export Control, External
                                                                  Affairs Group; March 1997, Executive
                                                                  Vice President, in charge of Legal &
                                                                  Industry Relations, Strategic Products
                                                                  Export Control, and ICL Business Group,
                                                                  Group President of China Project
                                                                  Promotion Group, Group President of
                                                                  External Affairs Group; 1994-1997,
                                                                  Executive Vice President, in charge of
                                                                  Legal & Industry Relations, ICL Business
                                                                  Group and China Project Promotion Group;
                                                                  1993-1994, Senior Vice President, Group
                                                                  President Legal & Industry Relations and
                                                                  ICL Business Group.
Naoyuki Akikusa                  President and Representative     1998, President; 1997-1998, Executive
                                 Director                         Vice President, Group President, China
                                                                  Project Promotion Group, Group
                                                                  President, Software & Service Business
                                                                  Promotion Group, Group President, ITS
                                                                  Business Promotion Group and in charge
                                                                  of ICL Business Group; 1996-1997,
                                                                  Executive Vice President, Group
                                                                  President, Software & Service Business
                                                                  Promotion Group, Group President, ITS
                                                                  Business Group, in charge of Large Scale
                                                                  Projects Promotion Headquarters;
                                                                  1994-1996, Executive Vice President,
                                                                  Group President, Kansai Regional Sales
                                                                  Group; 1993-1994, Executive Vice
                                                                  President, Group President, System
                                                                  Business Group.
Takesi Maruyama                  Senior Executive Vice President  June 1998, Senior Executive Vice
                                 and Representative Director      President, in charge of all information
                                                                  technology businesses within the Fujitsu
                                                                  Group, Network Business Group; November
                                                                  1997, Executive Vice President, in
                                                                  charge of all information

                                       PRESENT OCCUPATION                 MATERIAL POSITIONS HELD
             NAME                         OR EMPLOYMENT                  DURING THE PAST FIVE YEARS
             ----                      ------------------                --------------------------
                                                                  technology businesses within the Fujitsu
                                                                  Group, Network Business Group and of
                                                                  Corporate Manufacturing Systems
                                                                  Engineering Group; June 1997, Executive
                                                                  Vice President, in charge of all
                                                                  information technology businesses within
                                                                  the Fujitsu Group, Group President,
                                                                  Network Business Group and in charge of
                                                                  Corporate Manufacturing Systems
                                                                  Engineering Group; December 1996,
                                                                  Executive Vice President, in charge of
                                                                  all information technology businesses
                                                                  within the Fujitsu Group; June 1996,
                                                                  Executive Vice President, Information
                                                                  Processing, Corporate Manufacturing
                                                                  Systems Engineering, Group President,
                                                                  Client Server Business Group; October
                                                                  1995, Executive Vice President, Group
                                                                  President, Client Server Systems Group;
                                                                  June 1995, Executive Vice President,
                                                                  Group President, Client Server Business
                                                                  Group; 1994-1995, Senior Vice President,
                                                                  Group President, Client Server Business
                                                                  Group; 1993-1994, Member of the Board,
                                                                  Group Executive Vice President, System
                                                                  Business Promotion Group.
Masuo Tanaka                     Senior Executive Vice President  1998, Senior Executive Vice President,
                                 and Representative Director      in charge of all sales activities
                                                                  related groups within Fujitsu Limited;
                                                                  1996-1998, Executive Vice President,
                                                                  Group President, Customer Satisfaction
                                                                  Group, Group President, Sales Group,
                                                                  Banking, Insurance & Securities;
                                                                  1994-1996, Senior Vice President, Group
                                                                  President, Electronic Devices Group;
                                                                  1993-1994, Senior Vice President, Group
                                                                  President, International Marketing
                                                                  Group.
Keizo Fukagawa                   Senior Executive Vice            1998, Senior Executive Vice President,
                                 President, Representative        in charge of all administrative
                                 Director and Chief Financial     departments within Fujitsu Limited;
                                 Officer                          1993-1998 Chief Financial Officer;
                                                                  1996-1998, Executive Vice President;
                                                                  1993-1996, Senior Vice President.
Michio Fujisaki                  Executive Vice President         1997-1998, Executive Vice President, in
                                                                  charge of all telecommunication business
                                                                  within Fujitsu Limited, in charge of
                                                                  Space Technology Development Group,
                                                                  Kawasaki Research and Manufacturing
                                                                  Facilities, Defense Systems Group,
                                                                  Integrated Information Network Systems
                                                                  Group, Network Business Group;
                                                                  1996-1997, Executive Vice President,
                                                                  Group President, Communication Systems
                                                                  Group & Group President,
                                                                  Telecommunication Network Systems Group;
                                                                  1995-1996, Senior Vice President, Group
                                                                  President,

                                       PRESENT OCCUPATION                 MATERIAL POSITIONS HELD
             NAME                         OR EMPLOYMENT                  DURING THE PAST FIVE YEARS
             ----                      ------------------                --------------------------
                                                                  Telecommunication Network Systems Group;
                                                                  1994-1995, Senior Vice President, Group
                                                                  President, Telecommunication Network
                                                                  Systems Group, Group Executive Vice
                                                                  President, Communication Systems Group;
                                                                  1993-1994, Member of the Board, Group
                                                                  President, Telecommunication Network
                                                                  Systems Group, Group Executive
                                                                  VicePresident, Communication Systems
                                                                  Group.
Takamitsu Tsuchimoto             Executive Vice President         1997-1998, Executive Vice President,
                                                                  Group President, CAD Group, Group
                                                                  President, Administration & Business
                                                                  Promotion Group, Electronic Devices, in
                                                                  charge of LCD Group; 1996-1997, Senior
                                                                  Vice President, Group President, CAD
                                                                  Group, Group President, Administration &
                                                                  Business Promotion Group, Electronic
                                                                  Devices; 1994-1996, Member of the Board,
                                                                  Group President, Logic LSI Group & CAD
                                                                  Group; 1993-1994, Member of the Board,
                                                                  Group President, Technology Group.
Ryuzo Kawakami                   Senior Vice President            1996-1998, Senior Vice President, Group
                                                                  President, Kansai Regional (Western
                                                                  Japan) Sales Group; 1995-1996, Member of
                                                                  the Board, Group President, Industrial
                                                                  Services Group & Group President,
                                                                  Customer Satisfaction Group; 1994-1995,
                                                                  Member of the Board, Group President,
                                                                  Sales Group; 1993-1994, Member of the
                                                                  Board, Group Executive Vice President,
                                                                  Sales Group.
Hiroaki Sakai                    Senior Vice President            July 1998, Senior Vice President, in
                                                                  charge of all software and service
                                                                  business within Fujitsu; Leader of
                                                                  Unified Information Center, Group
                                                                  President, Software & Service Business
                                                                  Promotion Group, Group President, ICL
                                                                  Business Group; June 1998, Senior Vice
                                                                  President, in charge of all software and
                                                                  service business within Fujitsu, Group
                                                                  President, Software & Service Business
                                                                  Promotion Group, Group President, ICL
                                                                  Business Group; 1997-1998, Senior Vice
                                                                  President, Group President, Network
                                                                  Service Group, Group President, ICL
                                                                  Business Group, Group Executive Vice
                                                                  President, Software & Service Business
                                                                  Promotion Group; 1996-1997, Senior Vice
                                                                  President, Group President, Network
                                                                  Service Business Group, Group Executive
                                                                  Vice President, Systems Business Group,
                                                                  Group Executive Vice President,
                                                                  Large-Scale Projects Promotion
                                                                  Headquarters; 1994-1996, Member

                                       PRESENT OCCUPATION                 MATERIAL POSITIONS HELD
             NAME                         OR EMPLOYMENT                  DURING THE PAST FIVE YEARS
             ----                      ------------------                --------------------------
                                                                  of the Board, Group Executive Vice
                                                                  President, Systems Integration Group;
                                                                  1993-1994, Member of the Board, Group
                                                                  Executive Vice President, Systems
                                                                  Engineering Group & Group Executive Vice
                                                                  President, International Computer
                                                                  Business Group.
Toru Katsurada                   Senior Vice President            1996-1998, Senior Vice President;
                                                                  1995-1998, Group President,
                                                                  Eastern-Japan Regional Sales Group;
                                                                  1993-1995, Member of the Board; 1994,
                                                                  (in charge of Personnel, Employee
                                                                  Relations, Personnel Development,
                                                                  General Affairs, Public Relations);
                                                                  1993, (in charge of Public Relations,
                                                                  General Affairs, Personnel, Employee
                                                                  Relations), General Manager, Corporate
                                                                  Planning Division.
Akira Takashima                  Senior Vice President            1998, Senior Vice President, in charge
                                                                  of Legal & Industry Relations, Group
                                                                  President, External Affairs Group; 1997,
                                                                  Senior Vice President, Group President,
                                                                  External Affairs Group; 1996, Corporate
                                                                  Adviser, Nihon Research Institute, and
                                                                  Corporate Adviser, The Sumitomo Marine &
                                                                  Fire Insurance Co., Ltd.; 1995,
                                                                  Corporate Adviser, The Mechanical Social
                                                                  Systems Foundation; 1994, Director
                                                                  General, Patent Office, Ministry of
                                                                  International Trade and Industry; 1993,
                                                                  Director, Environmental Protection and
                                                                  Industrial Location Bureau, Ministry of
                                                                  International Trade and Industry.
Yoshiro Yoshioka                 Senior Vice President            1998, Senior Vice President (since 1997)
                                                                  Group President, Strategy and Planning
                                                                  Group; 1996-1998, Group President,
                                                                  Computer Systems Group; 1994-1997, HAL
                                                                  Computer Systems, Inc., President & CEO,
                                                                  Acting Chairman (US resident);
                                                                  1993-1996, Member of the Board;
                                                                  1993-1995, Group President, Open Systems
                                                                  Group.
Kazunari Shirai                  Senior Vice President            1998, Senior Vice President, Group
                                                                  President, LSI Group; 1997-1998, Senior
                                                                  Vice President, Group President, LSI
                                                                  Manufacturing Group; 1996-1997, Member
                                                                  of the Board, Group President, Memory
                                                                  Devices Group, Group Executive Vice
                                                                  President, Logic LSI Group; 1994-1996,
                                                                  Member of the Board, Group President,
                                                                  2nd Semiconductor Development Group &
                                                                  Group Executive Vice President, 1st
                                                                  Semiconductor Development Group;
                                                                  1993-1994, Member of the Board, Group
                                                                  President, Administration & Business
                                                                  Promotion Group, Electronic Devices.
Tatsuhiko Otaki                  Senior Vice President            1998, Senior Vice President, Group
                                                                  President, Corporate Operations
                                                                  Management Group,

                                       PRESENT OCCUPATION                 MATERIAL POSITIONS HELD
             NAME                         OR EMPLOYMENT                  DURING THE PAST FIVE YEARS
             ----                      ------------------                --------------------------
                                                                  Group President, Information Processing
                                                                  Administration Group, Division Leader,
                                                                  CALS Project Promotion Division, Group
                                                                  Leader, Corporate Manufacturing Systems
                                                                  Engineering Group, in charge of Kawasaki
                                                                  factory; 1997-1998, Senior Vice
                                                                  President, Group President, Information
                                                                  Processing Administration Group;
                                                                  1996-1997, Member of the Board, Group
                                                                  President, Information Processing
                                                                  Administration Group; 1994-1996, Member
                                                                  of the Board, Group Executive Vice
                                                                  President, Information Processing
                                                                  Administration Group; 1993-1994, Group
                                                                  Senior Vice President, Information
                                                                  Processing Administration Group (in
                                                                  charge of Management &
                                                                  Administration),General Manager,
                                                                  Administration Division, Personal
                                                                  Systems Group.
Kazuto Kojima                    Senior Vice President            1998, Senior Vice President, Group
                                                                  President, Marketing Group, Group
                                                                  President, International Computer
                                                                  Business Group; 1996-1998, Member of the
                                                                  Board, Group President, International
                                                                  Computer Business Group; 1994-1996,
                                                                  Member of the Board, Group President,
                                                                  Corporate Marketing & Strategy & Group
                                                                  President, Digital Media Group;
                                                                  1993-1994, General Manager, Corporate
                                                                  Marketing & Strategy.
Akio Moridera                    Senior Vice President            October 1998, Senior Vice President,
                                                                  Group President, Mobile Phones Group,
                                                                  Group Executive Vice President,
                                                                  Telecommunication Network Systems Group;
                                                                  June 1998, Senior Vice President, Group
                                                                  President, Mobile Communication &
                                                                  Wireless Systems Group; 1996-1998,
                                                                  Member of the Board, Group President,
                                                                  Mobile Communication & Wireless Systems
                                                                  Group, Group Executive Vice President,
                                                                  China Project Promotion Group;
                                                                  1995-1996, Member of the Board, Group
                                                                  President, Mobile Communication & Access
                                                                  Systems Group; Group Executive Vice
                                                                  President, China Project Promotion
                                                                  Group; 1994-1995, Group Senior Vice
                                                                  President, Telecommunications Network
                                                                  Systems Group (in charge of Switching
                                                                  Systems); 1993-1994, Group Senior Vice
                                                                  President, Integrated Communication
                                                                  Systems Group.
Tadayasu Sugita                  Senior Vice President            1998, Senior Vice President, Group
                                                                  President, Personal Systems Business
                                                                  Group; 1995-1998, Member of the Board,
                                                                  Group President, Personal Systems
                                                                  Business Group; 1994-1995, Group Senior
                                                                  Vice President, Personal

                                       PRESENT OCCUPATION                 MATERIAL POSITIONS HELD
             NAME                         OR EMPLOYMENT                  DURING THE PAST FIVE YEARS
             ----                      ------------------                --------------------------
                                                                  Systems Business Group; 1993-1994,
                                                                  President, Fujitsu Personal Systems,
                                                                  Inc.
Isao Suzuki                      Senior Vice President            1998, Senior Vice President, Group
                                                                  President, Tokyo Regional Sales Group,
                                                                  Group Executive Vice President,
                                                                  Marketing Group, General Manager, Dealer
                                                                  Support Department; 1997-1998, Member of
                                                                  the Board, Group President, Tokyo
                                                                  Regional Sales Group, Group Executive
                                                                  Vice President, Marketing Group General
                                                                  Manager, Dealer Support Department;
                                                                  1994-1997, Group President, Tokyo
                                                                  Branch, Capital Regional Sales Group;
                                                                  1993-1994, General Manager, Sales
                                                                  Division, Distribution & Service, Sales
                                                                  Group.
Kunihiko Sawa                    Member of the Board              1998, Member of the Board of Fujitsu
                                                                  Ltd., President and Representative
                                                                  Director of Fuji Electric Co., Ltd.;
                                                                  1993-1997, Various engineering and
                                                                  management positions with Fuji Electric
                                                                  Co., Ltd., including Vice President and
                                                                  Representative Director.
Hiroshi Oshima                   Member of the Board              October 1997-1998, Member of the Board,
                                                                  Group President, Sales Group, Banking,
                                                                  Insurance & Securities, Group President,
                                                                  Sales Group, Customer Satisfaction
                                                                  Group, Group President, Sales Group,
                                                                  Credit & Leasing Industry; June 1997,
                                                                  Member of the Board, Group President,
                                                                  Sales Group, Banking, Insurance &
                                                                  Securities, Group President, Sales
                                                                  Group, Customer Satisfaction Group;
                                                                  1994-1997, Member of the Board, Group
                                                                  President, Western-Japan Regional Sales
                                                                  Group; 1993-1994, General Manager,
                                                                  Kyushu Branch, Western-Japan Regional
                                                                  Sales Group.
Yuji Hirose                      Member of the Board              1998, Member of the Board, Group
                                                                  Executive President, Software & Service
                                                                  Business Promotion Group, Group
                                                                  President, ITS Business Group, in charge
                                                                  of Consumer Transaction Systems Group;
                                                                  1996-1998, Member of the Board, Group
                                                                  President, Systems Engineering Group;
                                                                  1994-1996, Member of the Board, Group
                                                                  President, Branch & Sales Office
                                                                  Business Group; 1993-1994, General
                                                                  Manager, Eastern Region System
                                                                  Engineering Division, System Engineering
                                                                  Group.
Tatsuzumi Furukawa               Member of the Board              1998, Member of the Board, Group
                                                                  President, Package System Group, Group
                                                                  President, Network & Contents Business
                                                                  Group, Group Executive Vice President,
                                                                  Software Group; 1996-1998, Member of the

                                       PRESENT OCCUPATION                 MATERIAL POSITIONS HELD
             NAME                         OR EMPLOYMENT                  DURING THE PAST FIVE YEARS
             ----                      ------------------                --------------------------
                                                                  Board, Group President, Package Systems
                                                                  Group, Group President, Multimedia &
                                                                  Digital Media Business Group, Group
                                                                  Executive Vice President, Software
                                                                  Group; 1994-1996, Member of the Board,
                                                                  Group President, Middleware Group &
                                                                  Group President, Multi-Media Project
                                                                  Promotion Group; 1993-1994, Group
                                                                  President, Middleware Group.
Takashi Takaya                   Member of the Board              1998, Member of the Board, in charge of
                                                                  Finance, Accounting Divisions, and
                                                                  Corporate Planning & Business
                                                                  Development; 1996-1998, Member of the
                                                                  Board, General Manager, Finance
                                                                  Division, General Manager, Corporate
                                                                  Marketing & Strategy; 1995-1996, Member
                                                                  of the Board, General Manager, Finance
                                                                  Division & General Manager, Accounting
                                                                  Division; 1993-1995, Group President,
                                                                  Administration & Business Operation
                                                                  Group, Electronic Devices.
Ryusuke Hoshikawa                Member of the Board              1998, Member of the Board, Group
                                                                  Executive Vice President, LSI Group;
                                                                  1996-1998, Member of the Board, Group
                                                                  President, Logic LSI Group; 1994-1995,
                                                                  Group Senior Vice President, Logic LSI
                                                                  Group; 1993-1994, General Manager,
                                                                  System LSI & ASIC Design Division
                                                                  Production Group, Electronic Devices.
Junji Maeyama                    Member of the Board              1996-1998, Member of the Board, Group
                                                                  President, Software Group; 1994-1996,
                                                                  Group Senior Vice President, Global
                                                                  Server Group; 1993-1994, General
                                                                  Manager, Software Department,
                                                                  Information Systems Group.
Hiroya Madarame                  Member of the Board              1998, Member of the Board, Group
                                                                  President, Outsourcing Group; 1996-1997,
                                                                  Member of the Board, Group Executive
                                                                  Vice President, Systems Engineering
                                                                  Group; 1995, General Manager, Systems
                                                                  Engineering Division I, Systems
                                                                  Integration Group; 1993-1994, General
                                                                  Manager, Systems Engineering Division I,
                                                                  Systems Engineering Group.
Masaru Takei                     Member of the Board              1997-1998, Member of the Board, Group
                                                                  President, Sales Group -- Industries,
                                                                  Group President, Sales
                                                                  Group -- Distribution & Information
                                                                  Systems; 1996-1997, Member of the Board,
                                                                  Group President, Sales Group --
                                                                  Industries; 1994-1996, General Manager,
                                                                  System Engineering Division II, System
                                                                  Integration Group; 1993-1994, General
                                                                  Manager, System Engineering Division II,
                                                                  System Engineering Group.

                                       PRESENT OCCUPATION                 MATERIAL POSITIONS HELD
             NAME                         OR EMPLOYMENT                  DURING THE PAST FIVE YEARS
             ----                      ------------------                --------------------------
Tatsushi Miyazawa                Member of the Board              1998, Member of the Board, Group
                                                                  President, Computer Systems Group; 1996-
                                                                  1998, Member of the Board, Group
                                                                  Executive Vice President, Computer
                                                                  Systems Group; 1994-1996, Group Senior
                                                                  Vice President, Global Server Systems
                                                                  Group; 1993-1994, General Manager,
                                                                  Mainframe Division, Computer Systems
                                                                  Group.
Kazuo Murano                     Member of the Board              1996-1998, Member of the Board;
                                                                  1996-1998, Group Executive Vice
                                                                  President, Telecommunication Network
                                                                  Systems Group; 1996, General Manager,
                                                                  Optical Access Systems Division,
                                                                  Telecommunication Network Systems Group;
                                                                  1995, General Manager, Access Network
                                                                  Systems Division, Mobile Communication &
                                                                  Access Systems Group; 1993-1995, Member
                                                                  of the Multimedia Business Development
                                                                  Group; 1993-1994, General Manager,
                                                                  Technology Division, Fujitsu
                                                                  Laboratories, Inc.; 1993, Member of
                                                                  Multimedia Business Development
                                                                  Division, Middleware Group; 1993,
                                                                  General Manager, Technology Division,
                                                                  Multimedia Systems Laboratories, Fujitsu
                                                                  Laboratories, Inc., Program Products
                                                                  Group, Vice General Manager,
                                                                  Communication and Space Division,
                                                                  Fujitsu Laboratories, Kawasaki, Fujitsu
                                                                  Laboratories, Ltd.
Noboru Ogi                       Member of the Board              1997-1998, Member of the Board;
                                                                  1994-1998, Group President, Technology
                                                                  Group; 1993, General Manager, Technology
                                                                  Development Department, Technology
                                                                  Group.
Hidetoshi Shibagaki              Member of the Board              1998, Member of the Board, Group
                                                                  President, Consumer Transaction Systems
                                                                  Group; 1996-1998, Group President,
                                                                  Branch & Office Business Group;
                                                                  1994-1996, Group Executive Vice
                                                                  President, Branch & Office Business
                                                                  Group; 1993-1994, General Manager,
                                                                  Retail Terminal Systems Division,
                                                                  Computer Systems Group.

                                  SCHEDULE III

                 DIRECTORS AND EXECUTIVE OFFICERS OF THE BUYER

     The following table sets forth the name, business or residence address, principal occupation or employment at the present time and during the last five years, the name of any corporation or other organization in which such employment is conducted or was conducted of, and the aggregate amount and percentage of the Company's Common Stock beneficially owned by, each person who is expected be a director or executive officer of the Buyer as of the closing of the Sale of Assets. No director or executive officer of Buyer beneficially owns 1% or more of the Company's Common Stock. All of the persons listed below are citizens of the United States. The business address of each executive officer of the Buyer is 4007 Commercial Center Drive, Austin, Texas 78744. Each occupation set forth below, unless otherwise indicated, refers to employment with the Buyer. Directors of the Buyer are indicated with an asterisk.

                                                                                  NUMBER OF SHARES
   NAME AND CURRENT     PRESENT OCCUPATION OR      MATERIAL POSITIONS HELD      --------------------
   BUSINESS ADDRESS           EMPLOYMENT          DURING THE PAST FIVE YEARS    OPTIONS(A)    TOTAL
   ----------------     ----------------------    --------------------------    ----------    ------
Joe D. Jones*.........  President and Chief       Vice President of                   0       80,001
                        Executive Officer         Operations of the Company
                                                  from 1995 to 1998 and
                                                  Director of Quality
                                                  Assurance of the Company
                                                  from 1991 to 1995.
Ray Pixley............  Vice President of         Director of Strategic               0       10,000
                        Engineering and           Purchasing of the Company
                        Secretary                 from 1996;
                                                  Division/Manufacturing
                                                  Engineering Manager for 3M
                                                  from 1993 to 1996.
Tim Vlach.............  Vice President of         Director of Production          4,545          500
                        Manufacturing             Control and Manufacturing
                                                  of the Company from 1991
                                                  to 1998.
Everett Hoskins.......  Vice President of         Director of Sales and               0            0
                        Sales and Marketing       Marketing of DS4, Inc.
                                                  from 1997 to 1998;
                                                  Business Team Manager of
                                                  Texas Instruments from
                                                  1995 to 1996, and
                                                  Consultant, Hill Audio
                                                  Ltd./Web
                                                  Instruments -- start up
                                                  freelance consultant from
                                                  1992 to 1995.
Barbara Lee...........  Chief Financial           Acting Controller,                  0            0
                        Officer                   Cypress/Cirrus Logic from
                                                  1990 to August 1998.

                                      III-1

                                                                                  NUMBER OF SHARES
   NAME AND CURRENT     PRESENT OCCUPATION OR      MATERIAL POSITIONS HELD      --------------------
   BUSINESS ADDRESS           EMPLOYMENT          DURING THE PAST FIVE YEARS    OPTIONS(A)    TOTAL
   ----------------     ----------------------    --------------------------    ----------    ------
Clive Barton*.........  President of FED          President of Cypress                0            0
FED Corporation         Corporation since 1994    Semiconductor, Inc. (Round
1580 Route 52                                     Rock, Texas) from 1989 to
Hopswell Junction, NY                             1994.
12533
Dave Sargent*.........  President and Chief       Regional Vice President of          0            0
Growth Capital          Operating Officer of      new business at
Partners                Growth Capital            Prudential-Bache
363 N. Sam Houston      Partners of Houston,      Securities from 1984 to
Parkway E.              Texas since 1992          1992.
Suite 455
Houston, TX 77060
Jack Baum*............  President of Engles       President and Founder of            0            0
EUFCC Capital           Urso Follmer Capital      Dallas-based Canyon Cafe
3811 Turtle Creek       Corporation since May     from 1989 to 1998.
Blvd.                   1998
Suite 1300
Dallas, TX 75219

---------------

(a) Includes shares of the Company's Common Stock which the executive officers and directors have the right to acquire within 60 days of October 15, 1998.

                                      III-2